Exhibit 10.1

AMENDED AND RESTATED

SECURED MASTER LOAN AGREEMENT

DATED AS OF DECEMBER 11, 2009

among

RAMCO-GERSHENSON PROPERTIES, L.P.,

as Borrower,

RAMCO-GERSHENSON PROPERTIES TRUST,

as a Guarantor,

KEYBANK NATIONAL ASSOCIATION,

as a Bank,

THE OTHER BANKS WHICH ARE A PARTY TO THIS AGREEMENT,

THE OTHER BANKS WHICH MAY BECOME PARTIES TO THIS AGREEMENT,

KEYBANK NATIONAL ASSOCIATION,

as Agent,

KEYBANC CAPITAL MARKETS,

as Sole Lead Manager and Arranger,

JPMORGAN CHASE BANK, N.A.

and

BANK OF AMERICA, N.A.

as Co-Syndication Agents,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Documentation Agent

i

-ii-

-iii-

-iv-

-v-

-vi-

TABLE OF CONTENTS

		Page

§28.	SEVERABILITY	117
§29.	TIME OF THE ESSENCE	117
§30.	NO UNWRITTEN AGREEMENTS	117
§31.	REPLACEMENT OF NOTES	117
§32.	TRUST EXCULPATION	117
§33.	PATRIOT ACT	118
-vii-

EXHIBITS AND SCHEDULES

EXHIBIT A	FORM OF REVOLVING CREDIT NOTE
EXHIBIT B	FORM OF TERM LOAN NOTE
EXHIBIT C	FORM OF SWING LINE NOTE
EXHIBIT D	FORM OF JOINDER AGREEMENT
EXHIBIT E	FORM OF LOAN REQUEST
EXHIBIT F	FORM OF SWING LINE LOAN NOTICE
EXHIBIT G	LETTER OF CREDIT APPLICATION
EXHIBIT H	[RESERVED]
EXHIBIT I	FORM OF COMPLIANCE CERTIFICATE
EXHIBIT J	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
SCHEDULE 1.1	BANKS AND COMMITMENTS
SCHEDULE 1.2	EXISTING HEDGE AGREEMENTS
SCHEDULE 2.9	EXISTING LETTERS OF CREDIT
SCHEDULE 5.3	ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS
SCHEDULE 6.5	MARKETED PROPERTIES
SCHEDULE 6.7	LITIGATION
SCHEDULE 6.10	TAX MATTERS
SCHEDULE 6.15	AFFILIATE TRANSACTIONS
SCHEDULE 6.18	ENVIRONMENTAL MATTERS
SCHEDULE 6.19	SUBSIDIARIES OF THE BORROWER AND GUARANTOR
SCHEDULE 6.21	MANAGEMENT AGREEMENTS; OPTIONS
SCHEDULE 6.29	PROPERTY OF GUARANTOR
SCHEDULE 6.31	INITIAL MORTGAGED PROPERTIES
SCHEDULE 7.23	REMEDIATION
SCHEDULE 8.10	EXISTING DEVELOPMENT PROJECTS

AMENDED AND RESTATED
SECURED MASTER LOAN AGREEMENT

This AMENDED AND RESTATED SECURED MASTER LOAN AGREEMENT is made as of the 11th day of December, 2009 by and among RAMCO-GERSHENSON PROPERTIES, L.P. (the “Borrower”), a Delaware limited partnership, RAMCO-GERSHENSON PROPERTIES TRUST (the “Trust”), a Maryland real estate investment trust, KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), and the other lending institutions that are a party hereto, and the other lending institutions which may become parties hereto pursuant to §18 (the “Banks”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Banks (the “Agent”).

RECITALS

WHEREAS, the Borrower, the Trust, Agent and the Banks are parties to that certain Unsecured Master Credit Agreement dated as of December 13, 2005, as amended by a First Amendment to Unsecured Master Credit Agreement dated as of December 27, 2006, a Second Amendment to Unsecured Master Credit Agreement dated as of April 30, 2007, and a Third Amendment to Unsecured Master Credit Agreement dated as of November 13, 2007 (the “Prior Credit Agreement”); and

WHEREAS, the Borrower has requested that the Banks extend the maturity date under the Prior Credit Agreement and make certain other modifications; and

WHEREAS, the Borrower, the Guarantor, the Agent and the Banks desire to amend and restate the Prior Credit Agreement in its entirety;

NOW, THEREFORE, in consideration of the terms and conditions herein, and of any loans, advances, or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by the Banks, the parties hereto amend and restate the Prior Credit Agreement in its entirety and covenant and agree as follows:

§1.      DEFINITIONS AND RULES OF INTERPRETATION.

§1.1.                  Definitions.  The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Agreement referred to below:

Affiliate.  An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

Agent.  KeyBank National Association, acting as Administrative Agent for the Banks, its successors and assigns.

Agent’s Head Office.  The Agent’s head office located at 127 Public Square, Cleveland, Ohio  44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

Agent’s Special Counsel.  McKenna Long & Aldridge LLP or such other counsel as may be approved by the Agent.

Agreement.  This Amended and Restated Secured Master Loan Agreement, including the Schedules and Exhibits hereto.

Appraisal.  An as is MAI appraisal of the value of a parcel of Real Estate, determined on an as is fair value basis, performed by an independent appraiser selected by the Agent who is not an employee of the Borrower, the Guarantors or any of their Subsidiaries, the Agent or a Bank, the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto and all other regulatory laws applicable to the Banks and otherwise acceptable to the Agent.

Appraised Value.  The as-is value of a Mortgaged Property determined by the Appraisal of such property obtained pursuant to §5.2, §5.3, §7.19 or §10.15, subject, however, to such changes or adjustments to the value determined thereby as may be required by the appraisal department of the Agent.

Aquia Loan Agreement.  That certain First Amended and Restated Revolving Credit Agreement dated of even date herewith among KeyBank, Borrower, Trust, Ramco Virginia Properties, L.L.C. and the other parties thereto, as the same may be modified and amended.

Arranger.  KeyBanc Capital Markets.

Assignment and Acceptance Agreement.  See §18.1.

Assignment of Leases and Rents.  Each of the collateral assignments of leases and rents from the Borrower or any Subsidiary Guarantor to the Agent, as the same may be modified or amended, pursuant to which there shall be assigned to the Agent for the benefit of the Banks, among other things, the interest of the Borrower or such Subsidiary Guarantor as lessor with respect to all Leases of all or any part of a Mortgaged Property and any and all rents thereunder, each such collateral assignment to be in form and substance satisfactory to the Agent.

Balance Sheet Date.  September 30, 2009.

Banks.  KeyBank, the other Banks a party hereto, and any other Person who becomes an assignee of any rights of a Bank pursuant to §18; and collectively, the Revolving Credit Banks, the Term Loan Banks and the Swing Line Lender.  The Issuing Bank shall be a Bank, as applicable.

Base Rate.  The greater of (a) the variable annual rate of interest announced from time to time by Agent at Agent’s Head Office as its “prime rate”, (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate, or (c) the LIBOR Rate determined as of any date of determination for an Interest Period of one month plus one percent (1%) (rounded upwards, if necessary, to the next one-eighth of one percent).  The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.  Any change in the rate oSchf interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

Base Rate Loans.  Collectively, the Revolving Credit Base Rate Loans and the Term Base Rate Loans.

Board.  See the definition of Change of Control.

Borrower.  As defined in the preamble hereto.

Borrowing Base Availability.  At any date of determination, the Borrowing Base Availability shall be the Borrowing Base Availability for Eligible Real Estate included in the Mortgaged Property owned by the Borrower or any Subsidiary Guarantor.  The Borrowing Base Availability for Eligible Real Estate included in the Mortgaged Property shall be the amount which is the lesser of (a) sixty-five percent (65%) of the Collateral Pool Value through March 31, 2010, sixty percent (60%) of the Collateral Pool Value thereafter through and including March 31, 2011, and fifty-five percent (55%) of the Collateral Pool Value thereafter; and (b) the Debt Service Coverage Amount for the Mortgaged Properties, and the amount which is the lesser of (a) and (b) shall be the Borrowing Base Availability for Eligible Real Estate included in the Mortgaged Property.  Notwithstanding the foregoing, the Borrowing Base Availability attributable to a Mortgaged Property shall not exceed the principal amount to which recovery under the applicable Security Deed is limited, unless such Security Deed is amended to increase any such limit.  Furthermore, the Borrowing Base Availability shall be adjusted and reduced as described in clause (c) of the definition of “Insurance Availability Condition”.

Borrowing Base Property Certificate.  See §7.4(e).

Building.  With respect to each parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

Business Day.  Any day on which banking institutions located in the same city and state as the Agent’s Head Office and in New York are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

Capital Expenditure Reserve Amount.  With respect to any Person or property, a reserve for replacements and capital expenditures equal to $.10 per square foot of building space located on all Real Estate owned by such Person, other than Real Estate subject to leases which provide that the tenant is responsible for all building maintenance.

Capital Improvement Project.  With respect to any Real Estate now or hereafter owned by the Borrower or any of its Subsidiaries which is utilized principally for shopping centers, capital improvements consisting of rehabilitation, refurbishment, replacement, expansions and improvements (including related amenities) to the existing Buildings on such Real Estate and capital additions, repairs, resurfacing and replacements in the common areas of such Real Estate all of which may be properly capitalized under GAAP.

Capitalized Lease.  A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

Cash Equivalents.  As of any date, (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from such date, (ii) time deposits and certificates of deposits having maturities of not more than one year from such date and issued by any domestic commercial bank having, (A) senior long term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody’s and (B) capital and surplus in excess of $100,000,000.00; (iii) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within one hundred twenty (120) days from such date, and (iv) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s.

CERCLA.  See §6.18.

Change of Control.  The occurrence of any one of the following events:

(a)                          during any twelve month period on or after the date of this Agreement, individuals who at the beginning of such period constituted the Board of Directors or Trustees of the Trust (the “Board”) (together with any new directors whose election by the Board or whose nomination for election by the shareholders of the Trust was approved by a vote of at least a majority of the members of the Board then in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office;

(b)                          any Person or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of the Trust equal to at least thirty percent (30%);

(c)                          the Borrower or Trust consolidates with, is acquired by, or merges into or with any Person (other than a merger permitted by Section 8.4); or

(d)                          the Borrower fails to own, free of any lien, encumbrance or other adverse claim, at least one hundred percent (100%) of the economic interest in the Voting Interest of each Subsidiary Guarantor.

Closing Date.  The first date on which all of the conditions set forth in §10 and §11 have been satisfied.

Code.  The Internal Revenue Code of 1986, as amended.

Collateral.  All of the property, rights and interests of the Borrower, the Guarantors or any of their Subsidiaries which are or are intended to be subject to the security interests, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Property.

Collateral Pool Value.  The Collateral Pool Value shall be determined as follows:

(a)                          For the period through and including September 30, 2010, the Collateral Pool Value shall be the sum of the Appraised Values of each Eligible Real Estate included in the Mortgaged Property owned by the Borrower or any Subsidiary Guarantor; and

(b)                          Thereafter, the Collateral Pool Value shall be an amount equal to the sum of:

(i)                                    with respect to any Eligible Real Estate included in the Mortgaged Property as to which an Appraisal is obtained pursuant to §5.2(a) on or after September 30, 2010 or pursuant to §5.4(b)(ix), the sum of the Appraised Values of such Mortgaged Properties as most recently determined; provided, however, that with respect to each such Mortgaged Property, from and after the date that is twelve (12) months after the date of the written determination by Agent to Borrower and the Banks of the Appraised Value of such Mortgaged Property, then unless and until another Appraisal is obtained pursuant to §5.2(a) with respect to such Mortgaged Property, the Collateral Pool Value with respect to such Mortgaged Property shall be determined pursuant to the terms of clause (b)(ii) of this definition; and

(ii)                                   with respect to each other Mortgaged Property, the aggregate Operating Cash Flow from Eligible Real Estate included in the Mortgaged Property (excluding the Operating Cash Flow of any Mortgaged Property valued pursuant to clause (b)(i) above) divided by 0.0850 (the “Capitalization Rate”).

Notwithstanding the foregoing, the Collateral Pool Value for a Mortgaged Property that is a Redevelopment Property shall be the cost incurred for such Mortgaged Property as determined in accordance with GAAP for a period of up to eighteen (18) months, which period shall commence upon the date which Agent approves such Mortgaged Property as a Redevelopment Property.

Commitment.  With respect to each Bank, the aggregate of (a) the Revolving Credit Commitment of such Bank and (b) the Term Loan Commitment of such Bank.

Commitment Percentage.  With respect to each Bank, the percentage set forth on Schedule 1.1 hereto as such Bank’s percentage of the aggregate Commitments of all of the Banks, as the same may be changed from time to time in accordance with the terms of this Agreement.

Compliance Certificate.  See §7.4(e).

Condemnation Proceeds.  All compensation, awards, damages, judgments and proceeds awarded to the Borrower or a Subsidiary Guarantor by reason of any Taking, net of all reasonable and customary amounts actually expended to collect the same, including, without limitation, reasonable and customary amounts expended in negotiating, litigating, if appropriate, or investigating the amount of such compensation, awards, damages, judgments and proceeds.

Consolidated or combined.  With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, consolidated or combined in accordance with GAAP.

Consolidated Operating Cash Flow.  With respect to any period of a Person, an amount equal to the Operating Cash Flow of such Person and its Subsidiaries for such period consolidated in accordance with GAAP.

Consolidated Tangible Net Worth.  The amount by which Consolidated Total Adjusted Asset Value exceeds Consolidated Total Liabilities, and less the sum of:

(a)                          the total book value of all assets of a Person and its Subsidiaries properly classified as intangible assets under GAAP, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; and

(b)                          all amounts representing any write-up in the book value of any assets of such Person or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; and

(c)                          all amounts representing minority interests as of such date which are applicable to third parties in Investments of the Borrower.

Consolidated Total Adjusted Asset Value.  With respect to any Person, the sum of all assets of such Person and its Subsidiaries determined on a Consolidated basis in accordance with GAAP, provided that all Real Estate that is improved and not Under Development shall be valued at an amount equal to (A) the Operating Cash Flow of such Person and its Subsidiaries and Unconsolidated Affiliates described in §8.3(i) from such Real Estate for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) divided by (B) 0.0850 (an 8.50% capitalization rate), provided that (i) prior to such time as the Borrower or any of its Subsidiaries or such Unconsolidated Affiliates has owned and operated any parcel of Real Estate for four full fiscal quarters (or with respect to any Redevelopment Property that has been valued at cost as permitted below and has recommenced operations for less than four full fiscal quarters), the Operating Cash Flow with respect to such parcel of Real Estate for the number of full fiscal quarters which the Borrower or any of its Subsidiaries or such Unconsolidated Affiliates has owned and operated such parcel of Real Estate (or, with respect to a Redevelopment Property that has recommenced operations, the Operating Cash Flow for such Redevelopment Property for the number of full fiscal quarters which the Borrower or its Subsidiary or such Unconsolidated Affiliate has recommenced operations) as annualized shall be utilized, (ii) the Operating Cash Flow for any parcel of Real Estate (or Redevelopment Property that has recommenced operations) without a full quarter of performance shall be annualized in such manner as the Agent shall approve, such approval not to be unreasonably withheld, (iii) prior to being capitalized, the Operating Cash Flow with respect to any parcel of Real Estate owned by an Unconsolidated Affiliate of such Person shall be reduced by the amount of all Debt Service of such Unconsolidated Affiliate, and (iv) to the extent that the capitalized Operating Cash Flow with respect to any parcel of Real Estate owned by an Unconsolidated Affiliate of such Person is included in the calculation of Consolidated Total Adjusted Asset Value for such Person, such Person’s interest in the Unconsolidated Affiliate shall not be included in the calculation of Consolidated Total Adjusted Asset Value for such Person.  Real Estate that is Under Development and undeveloped Land shall be valued at its capitalized cost in accordance with GAAP.  Notwithstanding the foregoing, Borrower may elect to value a Redevelopment Property at cost as determined in accordance with GAAP, as set forth in the first sentence of this definition, for a period of up to eighteen (18) months which eighteen (18) month period shall commence upon the date which Agent receives written notice from Borrower of such election (including any notice provided under the Prior Credit Agreement).  The assets of the Borrower and its Subsidiaries on the consolidated financial statements of the Borrower and its Subsidiaries shall be adjusted to reflect the Borrower’s allocable share of such asset (including Borrower’s interest in any Unconsolidated Affiliate whose asset value is determined by application of the capitalization rate above), for the relevant period or as of the date of determination, taking into account (a) the relative proportion of each such item derived from assets directly owned by the Borrower and from assets owned by its respective Subsidiaries and Unconsolidated Affiliates, and (b) the Borrower’s respective ownership interest in its Subsidiaries and Unconsolidated Affiliates.

Consolidated Total Liabilities.  All liabilities of a Person and its Subsidiaries determined on a Consolidated basis in accordance with GAAP and all Indebtedness of such Person and its Subsidiaries, whether or not so classified, including any liabilities arising in connection with sale and leaseback transactions.  Consolidated Total Liabilities shall not include Trust Preferred Equity or Subordinated Debt.  Amounts undrawn under this Agreement shall not be included in Indebtedness for purposes of this definition.  Notwithstanding anything to the contrary contained herein, (a) Indebtedness (i) of Borrower and its Subsidiaries consisting of environmental indemnities and guarantees with respect to customary exceptions to exculpatory language with respect to Non-recourse Indebtedness and (ii) of Borrower with respect to the TIF Guaranty shall not be included in the calculation of Consolidated Total Liabilities of Borrower and its Subsidiaries unless a claim shall have been made against Borrower or a Subsidiary of Borrower on account of any such guaranty or indemnity, and (b) Indebtedness of Borrower, the Trust and their Subsidiaries under completion guarantees shall equal the remaining costs to complete the applicable construction project in excess of construction loan or mezzanine loan proceeds available therefor and any equity deposited or invested for the payment of such costs.

Contribution Agreement.  That certain Contribution Agreement dated of even date herewith among the Borrower, the Trust and the Subsidiary Guarantors.

Conversion Request.  A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with §4.1.

Co-Syndication Agents.  JPMorgan Chase Bank, N.A. and Bank of America, N.A.

Debt Offering.  The issuance and sale by the Borrower or any Guarantor of any debt securities of the Borrower or such Guarantor.

Debt Service.  For any period, the sum of all interest, including capitalized interest not paid in cash, bond related expenses, and mandatory principal/sinking fund payments due and payable during such period excluding any balloon payments due upon maturity of any Indebtedness.  Any of the foregoing payable with respect to Subordinated Debt shall be included in the calculation of Debt Service.

Debt Service Coverage Amount.  At any time determined by the Agent, an amount equal to the maximum principal loan amount which, when bearing interest at a rate per annum equal to the greater of (a) the then-current annual yield on seven (7) year obligations issued by the United States Treasury most recently prior to the date of determination plus 2.50% payable based on a 25 year mortgage style amortization schedule (expressed as a mortgage constant percentage) and (b) 8.5%, would be payable by the monthly principal and interest payment amount resulting from dividing (a) the Operating Cash Flow from the Mortgaged Properties for the preceding four fiscal quarters divided by 1.5 by (b) 12.  The determination of the Debt Service Coverage Amount and the components thereof by the Agent shall, so long as the same shall be determined in good faith, be conclusive and binding absent manifest error.

Default.  See §12.1.

Defaulting Bank.  See §14.5(c).

Derivatives Contract.  Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.  Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement of similar type, including any such obligations or liabilities under any such master agreement.

Directions.  See §14.12.

Distribution.  With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person other than that portion of any dividends or distributions payable in equity securities of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders, partners, members or other owners as such; or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person.

Documentation Agent.  Deutsche Bank Trust Company Americas.

Dollars or $. Dollars in lawful currency of the United States of America.

Domestic Lending Office.  Initially, the office of each Bank designated as such in Schedule 1.1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

Drawdown Date.  The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Revolving Credit Maturity Date or Term Loan Maturity Date, as applicable, is converted or combined in accordance with §4.1.

Eligible Real Estate.  Real Estate which meets the conditions set forth in § 7.19(a).

Eligible Real Estate Qualification Documents.  See Schedule 5.3.

Employee Benefit Plan.  Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by the Borrower, a Guarantor or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Insurance Policy.  That certain Pollution and Legal Liability Real Estate Policy issued by Environmental Insurer, Policy No. CRE 2675936, in favor of Ramco-Gershenson Properties, as named Insured.

Environmental Insurer.  American International Specialty Lines Insurance Company.

Environmental Laws.  See §6.18(a).

Equity Offering.  The issuance and sale by the Borrower or any Guarantor of any equity securities of the Borrower or such Guarantor.

ERISA.  The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

ERISA Affiliate.  Any Person which is treated as a single employer with the Borrower or any Guarantor under §414 of the Code.

ERISA Reportable Event.  A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

Event of Default.  See §12.1.

Existing Hedge Agreements.  The existing hedge agreements of the Trust and its Subsidiaries described on Schedule 1.2 hereto.

Existing Letters of Credit.  The Letters of Credit issued by Issuing Bank and described on Schedule 2.9 hereto.

Federal Funds Effective Rate.  For any day, the rate per annum (rounded to the nearest one hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate”, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

Fixed Charges. With respect to the Trust and its Subsidiaries for any fiscal period, an amount equal to the sum of (a) the Debt Service of the Trust and its Subsidiaries, plus (b) the Preferred Distributions of the Trust and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

Funds from Operations.  With respect to any Person for any fiscal period, the Net Income (or Deficit) of such Person computed in accordance with GAAP, excluding losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

GAAP.  Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.  Notwithstanding the foregoing, for the purposes of the financial calculations hereunder, any amount otherwise included therein from a mark-up or mark-down of a derivative product of a Person shall be excluded.

Government Acts.  See §2.9(j).

Guaranteed Pension Plan.  Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the Borrower, any Guarantor or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantors.  Collectively, the Trust and each Subsidiary Guarantor, and individually, any one such Guarantor.

Guaranty.  The Amended and Restated Unconditional Guaranty of Payment and Performance dated of even date herewith made by the Guarantors in favor of the Agent and the Banks, as the same may be modified or amended, such Guaranty to be in form and substance satisfactory to the Agent.

Hazardous Substances.  See §6.18(b).

Hedge Obligations.  All obligations of Borrower to any Lender Hedge Provider under any agreement with respect to an interest rate swap, collar, cap or floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure relating to the Obligations, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

High Leverage Condition.  Any period of time in which a Target Leverage Condition does not exist.

Indebtedness.  All obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the obligor’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, but without any double counting, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instruments); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; (d) any obligation as a lessee or obligor under a Capitalized Lease; (e) all subordinated debt, including, without limitation, Subordinated Debt (but excluding Trust Preferred Equity); (f) all obligations to purchase under agreements to acquire (but excluding agreements which provide that the seller’s remedies thereunder are limited to market liquidated damages in the event the purchaser defaults thereunder), or otherwise to contribute money with respect to, properties under “development” within the meaning of §8.9; and (g) all obligations, contingent or deferred or otherwise, of any Person, including, without limitation, any such obligations as an account party under acceptance, letter of credit or similar facilities including, without limitation, obligations to reimburse the issuer in respect of a letter of credit except for contingent obligations (but excluding any guarantees or similar obligations) that are not material and are incurred in the ordinary course of business in connection with the acquisition or obtaining commitments for financing of Real Estate.

Indemnity Agreement.  The Indemnity Agreement Regarding Hazardous Materials made by the Borrower and the Guarantors in favor of the Agent and the Banks, as the same may be modified or amended, pursuant to which the Borrower and the Guarantors agree to indemnify the Agent and the Banks with respect to Hazardous Substances and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to the Agent.

Insurance Availability Condition.  An Insurance Availability Condition shall exist in the event that (a) any loss or damage has occurred to any Mortgaged Property which is covered by a casualty insurance policy, (b) the Agent shall reasonably determine that the repair or reconstruction of such loss or damage can be completed prior to the Maturity Date, and (c) after application of §7.19(c), and after deducting from the Borrowing Base Availability an amount equal to the cost, as reasonably estimated by Agent after consultation with Borrower, to repair and restore such Mortgaged Property to its condition prior to such casualty, Borrower would be in compliance with the covenants set forth in §9.5.

Insurance Proceeds.  All insurance proceeds, damages and claims and the right thereto under any insurance policies relating to any portion of any Collateral, net of all reasonable and customary amounts actually expended to collect the same, including, without limitation, reasonable and customary amounts expended in negotiating, litigating, if appropriate, or investigating the amount of such insurance, proceeds, damages and claims.

Interest Payment Date.  As to each Base Rate Loan, the first day of each calendar month during the term of such Base Rate Loan and as to each LIBOR Rate Loan, the first day of each calendar month during the term of such LIBOR Rate Loan and the last day of the Interest Period relating thereto.

Interest Period.  With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two, three or six months (or, with the consent of the Banks, a period of less than one (1) month) thereafter and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)                                    if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Agent in accordance with the then current bank practice in the London Interbank Market;

(ii)                                   if the Borrower shall fail to give notice as provided in §4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

(iii)                                  no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Revolving Credit Maturity Date or Term Loan Maturity Date, as applicable.

Interest Rate Contracts.  Interest rate swap, collar, cap or similar agreements providing interest rate protection.

Investments.  With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms.  In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

Issuing Bank.  KeyBank in its capacity as the Bank issuing Letters of Credit, or any successor issuing bank hereunder.

Joinder Agreement.  The joinder agreement with respect to the Guaranty, the Contribution Agreement and the Indemnity Agreement to be executed and delivered pursuant to §5.5 by any additional Guarantor, substantially in the form of Exhibit D hereto.

KeyBank.  As defined in the preamble hereto.

Leases.  Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in or on any Building or on any Real Estate by persons other than the Borrower.

Lender Hedge Provider.  With respect to any Hedge Obligations, any counterparty thereto that, at the time the applicable hedge agreement was entered into, was a Bank or an Affiliate of a Bank.  For the avoidance of doubt, Bank of America, N.A. is a Lender Hedge Provider with respect to the Existing Hedge Agreements.

Letter of Credit.  Any standby letter of credit issued at the request of the Borrower and  for the account of the Borrower in accordance with §2.9.

Letter of Credit Application.  See §2.9(b).

Letter of Credit Liabilities.  At any time and in respect of any Letter of Credit, the sum of (a) the maximum undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all drawings made under such Letter of Credit which have not been repaid (including repayment by a Revolving Credit Loan).  For purposes of this Agreement, a Revolving Credit Bank (other than the Bank acting as the Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under §2.9, and the Bank acting as the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Credit Banks other than the Bank acting as the Issuing Bank of their participation interests under such Section.

Letter of Credit Sublimit.  An amount equal to $25,000,000.00, as such amount may increase as provided in §2.9 or may reduce as provided in §2.7.

LIBOR Business Day.  Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

LIBOR Lending Office.  Initially, the office of each Bank designated as such in Schedule 1.1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

LIBOR Rate.  For any LIBOR Rate Loan for any Interest Period, the average rate (rounded to the nearest 1/100th) as shown in Reuters Screen LIBOR 01 Page at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations.  If such service no longer reports such rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market, Agent may select a replacement index.  For any period during which a Reserve Percentage shall apply, the LIBOR Rate with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.  Notwithstanding the foregoing, the LIBOR Rate shall not be less than two percent (2%) for any Revolving Credit Loans or Term Loans (including for the purpose of calculating the Base Rate for any Revolving Credit Loans or Term Loans bearing interest by reference thereto) in excess of the notional amount hedged pursuant to the Existing Hedge Agreements, provided that (i) as the Existing Hedge Agreements expire in accordance with their current terms, the principal amount of the Revolving Credit Loans and Term Loans subject to the floor of two percent (2%) shall increase by the notional amount of the applicable Existing Hedge Agreement that has expired or terminated, and (ii) the floor of two percent (2%) shall first be applied to Revolving Credit Loans and then to Term Loans.

LIBOR Rate Loans.  Collectively, the Revolving Credit LIBOR Rate Loans and the Term LIBOR Rate Loans.

Lien.  See §8.2.

Liquidity.  As of any date of determination, the sum of (x) Unrestricted Cash and Cash Equivalents of the Borrower, plus (y) the maximum amount of Revolving Credit Loans that Borrower may borrow pursuant to §2.1 (after deducting the amount of all other Outstanding Loans and Letter of Credit Liabilities), plus (z) any amounts that can be drawn under the Aquia Loan Agreement.

Loan Documents.  This Agreement, the Notes (if any), the Letters of Credit, the Letter of Credit Applications, the Guaranty, the Security Documents and all other documents, instruments or agreements now or  hereafter executed or delivered by or on behalf of the Borrower or the Guarantors in connection with the Loans.

Loan Request.  See §2.5.

Loans.  The Revolving Credit Loans and the Term Loans.  Swing Line Loans shall constitute “Revolving Credit Loans” for all purposes under this Agreement (provided that only the Swing Line Lender shall be obligated to make a Swing Line Loan), but shall not be considered the utilization of a Revolving Credit Bank’s Revolving Credit Commitment (except to the extent of such Revolving Credit Bank’s participation in Swing Line Loans).

Majority Banks.  As of any date, any Bank or collection of Banks whose aggregate Commitment Percentage is more than fifty percent (50%); provided, that, in determining said percentage at any given time, all then existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined for voting purposes only, to exclude the Commitment Percentages of such Defaulting Banks.

Majority Revolving Credit Banks.  As of any date, any Revolving Credit Bank or collection of Revolving Credit Banks whose aggregate Revolving Credit Commitment Percentage is greater than fifty percent (50%); provided that in determining said percentage at any given time, all the existing Revolving Credit Banks that are Defaulting Banks will be disregarded and excluded and the Revolving Credit Commitment Percentages of the Revolving Credit Banks shall be redetermined for voting purposes only to exclude the Revolving Credit Commitment Percentages of such Defaulting Banks.

Management Agreements.  Agreements, whether written or oral, providing for the management of the Mortgaged Properties or any of them.

Mortgaged Property or Mortgaged Properties.  The Eligible Real Estate owned or leased by the Borrower or any Subsidiary Guarantor which is conveyed to and accepted by the Agent as security for the Obligations of the Borrower pursuant to the Security Deeds.

Multiemployer Plan.  Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by the Borrower, a Guarantor or any ERISA Affiliate.

Net Income (or Deficit).  With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP.

Net Offering Proceeds.  The gross cash proceeds received by the Borrower or any Guarantor as a result of a Debt Offering or an Equity Offering less the customary and reasonable costs, fees, expenses, underwriting commissions and discounts incurred by the Borrower or such Guarantor in connection therewith.

Net Proceeds.  With respect to the sale or refinance of any portion of the Mortgaged Property in accordance with the provisions of §5.4, all gross proceeds of such sale or refinance plus all other consideration received in conjunction with such sale or refinance less all reasonable, ordinary and customary costs, expenses and commissions incurred as a direct result of such sale or refinance and paid to any Person; provided that no such costs, expenses or commissions shall be paid to the Borrower, a Guarantor or any of their respective partners, members, managers, officers, directors or Affiliates unless such costs, expenses or commissions do not exceed those payable in an arms-length transaction in the applicable market as reasonably determined by Agent.

Net Rentable Area.  With respect to any Real Estate, the floor area of any buildings, structures or improvements available (or to be available upon completion) for leasing to tenants determined in accordance with the Rent Roll for such Real Estate, the manner of such determination to be consistent for all Real Estate unless otherwise approved by the Agent.

New Development Activity.  Either of the following commencing after the date of this Agreement:  (i) any new vertical construction of a shopping center, office complex or other development type, or (ii) the commencement of a new phase of vertical construction on any Real Estate (addition of a building for a tenant within an existing phase of a development or renovation of an existing center shall not be considered a new phase).

New Redevelopment Activity.  Any of the following commencing after the date of this Agreement:  (i) the substantial renovation of improvements to Real Estate which materially changes the character or size thereof, (ii) the addition of buildings, structures, improvements, amenities or other related facilities to existing Real Estate which is already used principally for shopping centers, office complexes or other development types operated by the Borrower and its Subsidiaries, and the costs of which will not be recoverable under reimbursement provisions (other than through rent or a gross up of rent), (iii) the demolition of existing structures or improvements to Real Estate, or (iv) the construction of any structures or improvements to Real Estate performed by an existing or potential tenant, and the Borrower (or any Subsidiary or Affiliate thereof), the Trust or its respective Subsidiary, as applicable, is obligated to reimburse such tenant for the cost of such construction upon completion of such construction by such tenant.  The term New Redevelopment Activity shall not include any maintenance, repairs and replacement to any Real Estate, or improvements thereon, completed in the ordinary course of business or any tenant work that is paid for by a tenant (other than through rent or a gross up of rent), even if performed by the Borrower, the Trust or a Subsidiary as landlord.

Non-recourse Indebtedness.  Indebtedness of a Person which is secured solely by one or more parcels of Real Estate (other than a Mortgaged Property) and related personal property and is not a general obligation of such Person, the holder of such Indebtedness having recourse solely to the parcels of Real Estate securing such Indebtedness, the Building and any leases thereon and the rents and profits thereof.

Non-Consenting Bank.  See §18.9.

Notes.  Collectively, the Revolving Credit Notes, Term Loan Notes, and the Swing Line Note, if any.

Notice.  See §19.

Obligations.  All indebtedness, obligations and liabilities of the Borrower and the Guarantors to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Letters of Credit or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

OFAC.  Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

Operating Cash Flow.  With respect to any Person (or any asset of any Person) for any period, for the four (4) most recently completed consecutive fiscal quarters of such Person an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period (excluding from Net Income any base rents from tenants leasing 5,000 square feet or more (1) that are subject to any bankruptcy proceeding and that have not affirmed or assumed their respective lease or other occupancy agreement or (2) as to which a payment default has occurred under the applicable Lease for sixty (60) days or more beyond any applicable grace and cure period) plus (b) depreciation and amortization, interest expense, and any extraordinary or nonrecurring losses deducted in calculating such Net Income, minus (c) any extraordinary or nonrecurring gains included in calculating such Net Income, minus (d) the Capital Expenditure Reserve Amount, minus (e) to the extent not already deducted in calculating Net Income, a management fee of 3% of minimum rents attributable to any Real Estate of such Person, all as determined in accordance with GAAP, minus (f) any lease termination payments not received in the ordinary course of business.  Payments from Borrower or its Affiliates under leases shall be excluded from Operating Cash Flow.

Outstanding.  With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.  With respect to Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit

Patriot Act.  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

PBGC.  The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Permitted Liens.  Liens, security interests and other encumbrances permitted by §8.2.

Person.  Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Potential Collateral.  Any property of the Borrower or a Wholly Owned Subsidiary of Borrower which is not at the time included in the Collateral and which consists of (i) Eligible Real Estate and (ii) Real Estate which is capable of becoming Eligible Real Estate through the satisfaction of the conditions in §7.19 and the completion and delivery of Eligible Real Estate Qualification Documents.

Preferred Distributions.  For any period, the amount of any and all Distributions (but excluding any repurchase of Preferred Equity) paid, declared but not yet paid or otherwise due and payable to the holders of Preferred Equity.

Preferred Equity.  Any form of preferred stock or partnership interest (whether perpetual, convertible or otherwise) or other ownership or beneficial interest in the Trust or any Subsidiary of the Trust (including any Trust Preferred Equity) that entitles the holders thereof to preferential payment or distribution priority with respect to dividends, distributions, assets or other payments over the holders of any other stock, partnership interest or other ownership or beneficial interest in such Person.

Prior Credit Agreement.  As defined in the recitals.

Real Estate.  All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

Record.  The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by Agent with respect to any Loan referred to in such Note.

Recourse Indebtedness.  Any Indebtedness (whether secured or unsecured) that is recourse to the Borrower or the Trust.  Guaranties with respect to customary exceptions to Non-recourse Indebtedness of Borrower’s Subsidiaries or Unconsolidated Affiliates shall not be deemed to be Recourse Indebtedness; provided that if a claim is made against Borrower or the Trust with respect thereto, the amount so claimed shall be considered Recourse Indebtedness.

Redevelopment Property.  Any Real Estate which is not Under Development and (1) is undergoing a significant Capital Improvement Project and (2) is designated as a Redevelopment Property by Borrower and approved by Agent, such approval not to be unreasonably withheld.

Register.  See §18.2.

REIT Status.  With respect to the Trust, its status as a real estate investment trust as defined in §856(a) of the Code.

Related Fund.  With respect to any Bank which is a fund that invests in loans, any Affiliate of such Bank or any other fund that invests in loans that is managed by the same investment advisor as such Bank or by an Affiliate of such Bank or such investment advisor.

Release.  See §6.18(c)(iii).

Remediation Reserve.  An amount equal to $250,000.00, as adjusted by Agent pursuant to §7.23.

Rent Roll.  A rent roll report prepared by the Borrower in the form customarily used by the Borrower and approved by the Agent, such approval not to be unreasonably withheld.

Required Banks.  As of any date, any Bank or collection of Banks whose aggregate Commitment Percentage is equal to or greater than sixty-six and two-thirds percent (66.66%); provided that in determining said percentage at any given time, all then existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Banks.

Reserve Percentage.  For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves (including, without limitation, all base, supplemental, marginal and other reserves) under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against “Eurocurrency Liabilities” (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding.  The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

Revolving Credit Banks.  Collectively, the Banks which have a Revolving Credit Commitment, the initial Revolving Credit Banks being identified on Schedule 1.1 hereto.

Revolving Credit Base Rate Loans.  The Revolving Credit Loans bearing interest by reference to the Base Rate.

Revolving Credit Commitment.  With respect to each Revolving Credit Bank, the amount set forth on Schedule 1.1 hereto as the amount of such Revolving Credit Bank’s Revolving Credit Commitment to make or maintain Revolving Credit Loans to Borrower or to participate in Swing Line Loans and Letters of Credit, as the same may be changed from time to time in accordance with the terms of this Agreement.

Revolving Credit Commitment Percentage.  With respect to each Revolving Credit Bank, the percentage set forth on Schedule 1.1 hereto as such Revolving Credit Bank’s percentage of the aggregate Revolving Credit Commitments of all of the Revolving Credit Banks, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Revolving Credit Commitments of the Revolving Credit Banks have been terminated as provided in this Agreement, then the Revolving Credit Commitment Percentage of each Revolving Credit Bank shall be determined based on the Revolving Credit Commitment Percentage of such Revolving Credit Bank immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms thereof.

Revolving Credit Loan or Loans.  An individual Revolving Credit Loan or the aggregate Revolving Credit Loans, as the case may be, made by the Revolving Credit Banks hereunder to Borrower, as more particularly described in §2.1.

Revolving Credit Note.  A promissory note made by the Borrower in favor of a Revolving Credit Bank in the principal face amount equal to such Revolving Credit Bank’s Revolving Credit Commitment, or if less, the outstanding amount of all  Revolving Credit Loans made by such Revolving Credit Bank, in substantially the form of Exhibit A hereto.

Revolving Credit LIBOR Rate Loans.  Revolving Credit Loans bearing interest calculated by reference to the LIBOR Rate.

Revolving Credit Maturity Date.  December 31, 2012, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

SEC.  The federal Securities and Exchange Commission.

Secured Indebtedness.  Indebtedness of a Person that is pursuant to a Capitalized Lease or is directly or indirectly secured by a Lien.

Security Deeds.  The Mortgages, Deeds to Secure Debt and Deeds of Trust from the Borrower or a Subsidiary Guarantor to the Agent for the benefit of the Banks (or to trustees named therein acting on behalf of the Agent for the benefit of the Banks), as the same may be modified or amended, pursuant to which the Borrower or a Subsidiary Guarantor has conveyed a Mortgaged Property as security for the Obligations of the Borrower.

Security Documents.  The Security Deeds, the Assignments of Rents and Leases, the Indemnity Agreement, the Guaranty, and any further collateral assignments to the Agent for the benefit of the Banks, including, without limitation, UCC 1 financing statements executed and delivered in connection therewith.

Service Agreement.  Service agreements with third parties, whether written or oral, relating to the operation, maintenance, security, finance or insurance of Mortgaged Property.

Short-term Investments.  Investments described in subsections (a) through (g), inclusive, of §8.3.

State.  A state of the United States of America.

Subordinated Debt.  Any subordinated debt which is not Trust Preferred Equity issued by the Trust or the Borrower (or a subsidiary trust created to issue such subordinated debt) (a) which has a minimum remaining term of not less than five (5) years, (b) which is unsecured and which is not guaranteed by any other Person, (c) which imposes no financial tests or covenants or negative covenants of the type set forth in §8 or §9 of this Agreement or the Guaranty or §12.1(p) or (q) of this Agreement (or other covenants, representations or defaults which have the same practical effect thereof) on the Trust, the Borrower or their respective Subsidiaries other than those approved by Agent, (d) pursuant to which all claims and liabilities of the Trust, Borrower and their respective Subsidiaries with respect to the principal and any premium and interest thereon are subordinate to the payment of the principal, letter of credit reimbursement obligations and any premium and interest thereon of the Borrower, the Trust and their respective Subsidiaries under this Agreement and other Indebtedness which by its terms is not subordinate to or pari passu with such Subordinated Debt on terms acceptable to the Agent, and as to which subordination provisions the Agent and the Banks shall be third party beneficiaries, and (e) which does not violate the terms of §8.11.

Subordination, Attornment and Non-Disturbance Agreement.  An agreement among the Agent, the Borrower or a Subsidiary Guarantor and a tenant under a Lease at a Mortgaged Property pursuant to which such tenant agrees to subordinate its rights under the Lease to the lien or security title of the applicable Security Deed and agrees to recognize the Agent or its successor in interest as landlord under the Lease in the event of a foreclosure under such Security Deed, and the Agent agrees to not disturb the possession of such tenant, such agreement to be in form and substance reasonably satisfactory to Agent.

Subsidiary.  Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests, and shall include all Persons the accounts of which are consolidated with those of such Person in accordance with GAAP.

Subsidiary Guarantor.  Collectively, each Subsidiary of Borrower or the Trust which becomes a Guarantor pursuant to §5.5.

Survey.  An instrument survey of Mortgaged Property prepared by a registered land surveyor duly licensed in the State in which such Mortgaged Property is located which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Mortgaged Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to the Agent in its sole discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to, and names of the nearest intersecting streets and such other details as the Agent may reasonably require; shall show the zoning district or districts in which the Mortgaged Property is located and shall show whether or not the Mortgaged Property is located in a flood hazard district as  established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Agent.

Surveyor Certification.  With respect to each parcel of Mortgaged Property, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date and containing such information relating to such parcel as the Agent or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Agent in form and substance.

Swing Line.  The revolving credit facility made available by the Swing Line Lender pursuant to §2.10.

Swing Line Borrowing.  A borrowing of a Swing Line Loan pursuant to §2.10.

Swing Line Lender.  KeyBank, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

Swing Line Loan.  See §2.10(a).

Swing Line Loan Notice.  A notice of a Swing Line Borrowing pursuant to §2.10(b), which, if in writing, shall be substantially in the form of Exhibit F attached hereto.

Swing Line Note.  See §2.10(g).

Swing Line Sublimit.  An amount equal to $15,000,000, as such amount may increase as provided in §2.10 or may reduce as provided in §2.7.  The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Credit Commitments.

Taking.  The taking or appropriation (including by deed in lieu of condemnation) of any Mortgaged Property, or any part thereof or interest therein, whether permanently or temporarily, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain.

Target Leverage Condition.  A Target Leverage Condition shall exist in the event that and for so long as (a) the Total Leverage Ratio at any time has been equal to or less than 0.55 to 1 for each of the two (2) most recently completed consecutive fiscal quarters of Borrower (or with respect to the fiscal quarter in which the Closing Date occurs, the Total Leverage Ratio was equal to or less than 0.55 to 1 as of the Closing Date) and (b) Agent has received a Compliance Certificate certifying thereto together with the supporting information required by §7.4(e).

Tax Indemnity Agreement.  That certain Tax Agreement dated as of May 10, 1996 between Atlantic Realty Trust and RPS Realty Trust (now known as the Trust).

Term Base Rate Loans.  The Term Loans bearing interest by reference to the Base Rate.

Term LIBOR Rate Loans.  The Term Loans bearing interest by reference to the LIBOR Rate.

Term Loan or Term Loans.  An individual term loan or the aggregate term loans, as the case may be, in the maximum principal amount of $67,000,000.00 made by the Term Loan Banks hereunder pursuant to §2.2.

Term Loan Banks.  Collectively, the Banks which have a Term Loan Commitment, the initial Term Loan Banks being identified on Schedule 1.1 hereto.

Term Loan Commitment.  As to each Term Loan Bank, the amount equal to such Term Loan Bank’s Term Loan Commitment Percentage of the aggregate principal amount of the Term Loans from time to time outstanding to Borrower.

Term Loan Commitment Percentage.  With respect to each Term Loan Bank, the percentage set forth on Schedule 1.1 hereto as such Term Loan Bank’s percentage of the aggregate Term Loan to Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.

Term Loan Maturity Date.  June 30, 2011, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

Term Loan Note.  A promissory note made by the Borrower in favor of a Term Loan Bank in the principal face amount equal to such Term Loan Bank’s Term Loan Commitment, in substantially the form of Exhibit B hereto.

TIF Guaranty.  That certain Guaranty dated as of March 11, 2005 made by Borrower and the Trust in favor of the City of Jacksonville relating to the development by Ramco Jacksonville LLC.

Titled Agents.  The Arranger, the Co-Syndication Agents and the Documentation Agent.

Title Insurance Company.  Lawyers Title Insurance Corporation or another title insurance company or companies approved by the Agent in its reasonable discretion.

Title Policy.  With respect to each parcel of Mortgaged Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent form of or legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Agent) issued by a Title Insurance Company (with such reinsurance or coinsurance as the Agent may require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in such amount as the Agent may require insuring the priority of the Security Deeds and that the Borrower or a Subsidiary Guarantor holds marketable fee simple title to such parcel, subject only to the encumbrances permitted by the Security Deed and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion and shall contain (a) a revolving credit endorsement and (b) such other endorsements and affirmative insurance as the Agent reasonably may require and is available in the State in which the Real Estate is located, including but not limited to (i) a comprehensive endorsement, (ii) a variable rate of interest endorsement, (iii) a usury endorsement, (iv) a doing business endorsement, (v) in States where available, an ALTA form 3.1 zoning endorsement, (vi) a “tie-in” endorsement, (vii) a “first loss” endorsement, and (viii) a utility location endorsement.

Total Commitment.  The sum of the Commitments of the Banks, as in effect from time to time.  As of the date of this Agreement, the Total Commitment is Two Hundred Seventeen Million and No/100 Dollars ($217,000,000.00).  The Total Commitment may increase in accordance with §2.8.

Total Construction Costs.  The total amount of hard costs and expenditures incurred with respect to site development work or the vertical construction of improvements on Real Estate prepared in accordance with GAAP.  Total Construction Costs shall not include amounts specifically reimbursable by tenants or other third parties (excluding lenders, joint venture partners, equity investors or similar Persons).

Total Leverage Ratio.  The ratio as of any determination date of Consolidated Total Liabilities to Consolidated Total Adjusted Asset Value.

Total Revolving Credit Commitment.  The sum of the Revolving Credit Commitments of the Revolving Credit Banks, as in effect from time to time.  As of the date of this Agreement, the Total Revolving Credit Commitment is One Hundred Fifty Million and No/100 Dollars ($150,000,00.00).  The Total Revolving Credit Commitment may increase in accordance with §2.8.

Trust.  Ramco-Gershenson Properties Trust, a Maryland real estate investment trust.

Trust Preferred Equity.  Any preferred equity interest (and related note) issued by the Trust (or a subsidiary trust created to issue such securities) (a) which has a minimum remaining term of not less than five (5) years (b) which is unsecured and which is not guaranteed by any other Person, (c) which imposes no financial or negative covenants (or other covenants, representations or defaults which have the same practical effect thereof) on the Trust, the Borrower or their respective Subsidiaries, (d) pursuant to which all claims and liabilities of the Trust, Borrower and its Subsidiary with respect thereto are subordinate to the payment of the Obligations of the Borrower, the Trust and their respective Subsidiaries on terms acceptable to the Agent, and as to which subordination provisions the Agent and the Banks shall be third party beneficiaries, (e) which provides that, upon the non-payment of the note and any dividends or other distributions that are required to be paid or made with respect thereto, the only available remedies to the holders thereof or any trustee or agent acting on their behalf are (x) the assumption of one or more seats on the Board of the Trust and/or (y) the blockage of (A) payments of any dividends or other distributions to the holders of the common shares of the Trust or other securities ranking on a parity with or subordinate to such Trust Preferred Equity, or (B) payments of amounts in redemption of or to repurchase common shares of the Trust or other securities ranking on a parity with or subordinate to such Trust Preferred Equity, and (f) which does not violate the terms of §8.11.

Type.  As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

Unconsolidated Affiliate.  As to any Person, any other Person in which it owns an interest which is not a Subsidiary.

Under Development.  Any Real Estate or phase of a development shall be considered under development until such time as (i) certificates of occupancy permitting occupancy have been obtained for all tenants open for business and in any event for not less than fifty percent (50%) of the gross leasable area of such development or phase (excluding outlots) (it being agreed that Borrower shall receive a credit against such occupancy requirement for any space to be occupied by an anchor that has been conveyed to such anchor) or the Borrower has delivered to the Agent other evidence satisfactory to the Agent indicating that such occupancy of such development is lawful, and (ii) the gross income from the operation of such Real Estate or phase on an accrual basis shall have equaled or exceeded operating costs on an accrual basis for three (3) months.

Unrestricted Cash and Cash Equivalents.  As of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at fair market value).  As used in this definition, “Unrestricted” means the specified asset is not subject to any escrow, reserve, cash trap, Liens or claims of any kind in favor of any Person; provided that reserves or escrows specifically available for the payment of Total Construction Costs in connection with a New Redevelopment Activity shall be considered “Unrestricted” to the extent Borrower is able to satisfy the conditions for disbursement or release thereof.

Unsecured Indebtedness.  Indebtedness of the Borrower, the Trust and their respective Subsidiaries outstanding at any time which is not Secured Indebtedness.

Variable Rate Debt.  Indebtedness that is payable by reference to a rate of interest that may vary, float or change during the term of such Indebtedness (that is, a rate of interest that is not fixed for the entire term of such Indebtedness).

Voting Interests.  Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

Wholly Owned Subsidiary.  Any Subsidiary of Borrower or the Trust in which all of the equity interests (other than in the case of a corporation, director’s qualifying shares) are at the time directly or indirectly owned by Borrower or the Trust.

§1.2.                  Rules of Interpretation.

(a)                          A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b)                          The singular includes the plural and the plural includes the singular.

(c)                          A reference to any law includes any amendment or modification to such law.

(d)                          A reference to any Person includes its permitted successors and permitted assigns.

(e)                          Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

(f)                          The words “include”, “includes” and “including” are not limiting.

(g)                          The words “approval” and “approved”, as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h)                        All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of  Michigan, have the meanings assigned to them therein.

(i)                          Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.

(j)                          The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(k)                          In the event of any change in GAAP after the date hereof or any other change in accounting procedures pursuant to §7.3 which would affect the computation of any financial covenant, ratio or other requirement set forth in any Loan Document, then upon the request of the Borrower or Agent, the Borrower, the Guarantors, the Agent and the Banks shall negotiate promptly, diligently and in good faith in order to amend the provisions of the Loan Documents such that such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Borrower and the Guarantors as in effect prior to such accounting change, as determined by the Required Banks in their good faith judgment.  Until such time as such amendment shall have been executed and delivered by the Borrower, the Guarantors, the Agent and the Required Banks, such financial covenants, ratio and other requirements, and all financial statements and other documents required to be delivered under the Loan Documents, shall be calculated and reported as if such change had not occurred.

§2.      THE CREDIT FACILITY.

§2.1.                  Commitment to Lend Revolving Credit Loans.  Subject to the terms and conditions set forth in this Agreement, each of the Revolving Credit Banks severally agrees to lend to the Borrower (the “Revolving Credit Loans”), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Revolving Credit Maturity Date upon notice by the Borrower to the Agent given in accordance with §2.5, such sums as are requested by the Borrower for the purposes set forth in §7.11 up to a maximum aggregate principal amount Outstanding (after giving effect to all amounts requested and the amount of Swing Line Loans and Letter of Credit Liabilities) not to exceed such Revolving Credit Bank’s Revolving Credit Commitment minus an amount equal to such Revolving Credit Bank’s participations in the Swing Line Loans and the Letter of Credit Liabilities; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further that the Outstanding Revolving Credit Loans (after giving effect to all amounts requested) and the Outstanding Swing Line Loans and the Letter of Credit Liabilities shall not at any time exceed (a) the Total Revolving Credit Commitment, or (b) the Borrowing Base Availability minus the principal amount of Term Loans Outstanding.  The Revolving Credit Loans shall be made pro rata in accordance with each Revolving Credit Bank’s Revolving Credit Commitment Percentage.  Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in §10 and §11, in the case of the initial Revolving Credit Loan, and §11, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

§2.2.                  Commitment to Lend Term Loan.  Subject to the terms and conditions set forth in this Agreement, each of the Term Loan Banks severally agrees to lend to Borrower on the Closing Date such Term Loan Bank’s Term Loan Commitment.

§2.3.                  Unused Facility Fee.  The Borrower agrees to pay to the Agent for the account of the Revolving Credit Banks in accordance with their respective Revolving Credit Commitment Percentages a facility fee calculated at the rate per annum as set forth below on the daily amount by which the Total Revolving Credit Commitment exceeds the Outstanding Revolving Credit Loans during each day of a calendar quarter or portion thereof commencing on the date hereof and ending on the Revolving Credit Maturity Date.  The facility fee shall be calculated for each day based on the ratio (expressed as a percentage) of (a) the daily amount of the Outstanding Revolving Credit Loans during each day of such quarter to (b) the Total Revolving Credit Commitment as follows (the fee payable being the sum of such calculations for each day during the applicable period):

Ratio of Outstanding Principal Balance of Revolving Credit Loans to Total Revolving Credit Commitment	Rate
50% or less	0.45%
Greater than 50%	0.35%

The facility fee shall be payable quarterly in arrears on the fifth day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, or on any earlier date on which the Revolving Credit Commitments shall be reduced or terminated as provided in §2.7, with a final payment on the Revolving Credit Maturity Date.

§2.4.                  Interest on Loans.

(a)                          Each Revolving Credit Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Revolving Credit Base Rate Loan is repaid or is converted to a Revolving Credit LIBOR Rate Loan at the per annum rate equal to the sum of two and one-half percent (2.5%) plus the Base Rate.

(b)                          Each Revolving Credit LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date such Revolving Credit LIBOR Loan is repaid or is converted to a Revolving Credit Base Rate Loan at the rate per annum equal to the sum of three and one-half percent (3.5%) plus the LIBOR Rate determined for such Interest Period.

(c)                          Each Term Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Term Base Rate Loan is repaid or is converted to a Term LIBOR Rate Loan at a rate per annum equal to the sum of two and one-half percent (2.5%) plus the Base Rate.

(d)                          Each Term LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Term LIBOR Rate Loan is repaid or is converted to a Term Base Rate Loan at the rate per annum equal to the sum of three and one-half percent (3.5%) plus the LIBOR Rate determined for such Interest Period.

(e)                          The Borrower promises to pay interest on each Loan to it in arrears on each Interest Payment Date with respect thereto, or on any earlier date on which the Revolving Credit Commitments shall terminate as provided in §2.7.

(f)                          Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in §4.1.

§2.5.                  Requests for Revolving Credit Loans.  The Borrower (i) shall notify the Agent of a potential request for a Revolving Credit Loan as soon as possible prior to the Borrower’s proposed Drawdown Date, and (ii) shall give to the Agent written notice in the form of Exhibit E hereto (or telephonic notice confirmed in writing in the form of Exhibit E hereto) of each Revolving Credit Loan requested hereunder (a “Loan Request”) no later than 11:00 a.m. (Cleveland time) three (3) Business Days prior to the proposed Drawdown Date if such Loan is to be a Revolving Credit LIBOR Rate Loan or no later than 2:00 p.m. (Cleveland time) one (1) Business Day prior to the proposed Drawdown Date if such Loan is to be a Revolving Credit Base Rate Loan.  Each such notice shall specify with respect to the requested Revolving Credit Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type.  Each such notice shall also contain (i) a statement as to the purpose for which such advance shall be or has been used (which purpose shall be in accordance with the terms of §7.11), and (ii) a certification by the chief executive officer, chief financial or chief accounting officer of the general partner of the Borrower and the chief executive officer, chief financial or chief accounting officer of the Trust that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Revolving Credit Loan.  Promptly upon receipt of any such notice, the Agent shall notify each of the Revolving Credit Banks thereof.  Except as provided in this §2.5, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Revolving Credit Banks on the proposed Drawdown Date, provided that, in addition to the Borrower’s other remedies against any Revolving Credit Bank which fails to advance its proportionate share of a requested Revolving Credit Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Revolving Credit Bank fails to advance its proportionate share of the requested Revolving Credit Loan in accordance with the terms of this Agreement, provided further, that the Borrower shall be liable in accordance with the terms of this Agreement to any Revolving Credit Bank which is prepared to advance its proportionate share of the requested Revolving Credit Loan for any costs, expenses or damages actually incurred by such Revolving Credit Bank as a result of the Borrower’s election to revoke such Loan Request.  Nothing herein shall prevent the Borrower from seeking recourse against any Revolving Credit Bank that fails to advance its proportionate share of a requested Revolving Credit Loan as required by this Agreement.  The Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Revolving Credit Banks no later than three (3) Business Days prior to the Drawdown Date.  Each Loan Request shall be (a) for a Revolving Credit Base Rate Loan in the minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof, or (b) for a Revolving Credit LIBOR Rate Loan in a minimum aggregate amount of $500,000.00 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than twelve (12) Revolving Credit LIBOR Rate Loans outstanding at any one time.

§2.6.                  Funds for Loans.

(a)                          Not later than 11:00 a.m. (Cleveland time) on the proposed Drawdown Date of any Revolving Credit Loans or Term Loans, each of the Revolving Credit Banks or Term Loan Banks, as applicable, will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Bank’s Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to §2.1 or §2.2, as applicable.  Upon receipt from each such Bank of such amount, and upon receipt of the documents required by §10 and §11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of Revolving Credit Loans or Term Loans, as applicable, made available to the Agent by the Revolving Credit Banks or Term Loan Banks, as applicable, by crediting such amount to the account of the Borrower maintained at the Agent’s Head Office or by transferring such amount to an account designated by Borrower.  The failure or refusal of any Revolving Credit Bank or Term Loan Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Revolving Credit Bank or Term Loan Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank’s Commitment Percentage of any requested Loans, including any additional Revolving Credit Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Revolving Credit Bank so failing or refusing.  The Borrower may by notice received by the Agent no later than the Drawdown Date refuse to accept any Revolving Credit Loan which is not fully funded in accordance with the Borrower’s Loan Request subject to the terms of §2.5.  In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority position as against the Bank or Banks so failing or refusing for such Loans as provided in §12.5.

(b)                          Unless the Agent shall have been notified by any Bank prior to the applicable Drawdown Date that such Bank will not make available to the Agent such Bank’s pro rata share of a proposed Loan, the Agent may in its discretion assume that such Bank has made such share of the proposed Loan available to Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrower, and such Bank shall be liable to the Agent for the amount of such advance.  If such Bank does not pay such corresponding amount upon the Agent’s demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent.  The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Bank at the Federal Funds Effective Rate.

§2.7.                  Optional Reduction of Revolving Credit Commitments.  The Borrower shall have the right at any time and from time to time upon three Business Days’ prior written notice to the Agent to reduce by $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof (provided that in no event shall the aggregate Revolving Credit Commitments be reduced to an amount less than $75,000,000.00) or to terminate entirely the unborrowed portion of the Revolving Credit Commitments (which shall include the aggregate amount of Outstanding Letters of Credit and Swing Line Loans), whereupon the Revolving Credit Commitments of the Revolving Credit Banks shall be reduced pro rata in accordance with their respective Revolving Credit Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such reduction to be without penalty.  Promptly after receiving any notice of the Borrower delivered pursuant to this §2.7, the Agent will notify the Revolving Credit Banks of the substance thereof.  Upon the effective date of any such termination in full, the Borrower shall pay to the Agent for the respective accounts of the Revolving Credit Banks the full amount of any facility fee under §2.3 then accrued.  No reduction or termination of the Revolving Credit Commitments may be reinstated.  Any reduction of the Revolving Credit Commitments pursuant to this Agreement shall be allocated pro rata among the Revolving Credit Banks in accordance with their Revolving Credit Commitment Percentages.  Notwithstanding the foregoing, the Revolving Credit Commitments shall not be reduced below an amount equal to the Outstanding Revolving Credit Loans (including the aggregate amount of Letter of Credit Liabilities and Swing Line Loans).  Any reduction of the Revolving Credit Commitments shall also result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000.00) in the maximum amount of Swing Line Loans and the Letter of Credit Sublimit.

§2.8.                  Increase of Revolving Credit Commitment.

(a)                          Provided that no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option, by giving written notice to the Agent (the “Increase Notice”), subject to the terms and conditions set forth in this Agreement, to increase the Total Revolving Credit Commitment in increments of $10,000,000.00 by an aggregate amount up to $50,000,000 (the amount of the requested increase to be set forth in the Increase Notice) (which, assuming no previous reduction in the Revolving Credit Commitments, would result in a maximum Total Revolving Credit Commitment of $200,000,000).  The execution and delivery of the Increase Notice by Borrower shall constitute a representation and warranty by the Borrower that all the conditions set forth in this §2.8 shall have been satisfied on the date of such Increase Notice.  The Commitment increase may be allocated (1) to the then existing Revolving Credit Commitments, (2) as a new revolving tranche having the same terms (excluding pricing) as the then existing Revolving Credit Commitments, or (3) any combination thereof satisfactory to Administrative Agent and existing or additional Revolving Credit Banks providing such additional Revolving Credit Commitments

(b)                          The obligation of the Agent and the Revolving Credit Banks to increase the Total Revolving Credit Commitment pursuant to this §2.8 shall be conditioned upon satisfaction of the following conditions precedent which must be satisfied prior to the effectiveness of any increase of the Total Revolving Credit Commitment.

(i)                                    Payment of Activation Fee.  The Borrower shall pay to the Agent those fees described in and contemplated by the Agreement Regarding Fees referred to in §4.2 with respect to the applicable increase and to the Agent such fees as Agent and the Revolving Credit Banks acquiring such increase may require to increase the aggregate Revolving Credit Commitment, which fees shall, when paid, be fully earned and non-refundable under any circumstances.  The Agent shall pay to the Revolving Credit Banks acquiring the increased Revolving Credit Commitment certain fees pursuant to their separate agreement; and

(ii)                                   No Default.  On the date such Increase Notice is given and on the date such increase becomes effective, both immediately before and after the Revolving Credit Commitment is increased, there shall exist no Default or Event of Default; and

(iii)                                  Representations and Warranties.  The representations and warranties made by the Borrower or Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower, Guarantors or any of their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects, when made and shall also be true and correct in all material respects on the date of such Increase Notice and on the date the Total Revolving Credit Commitment is increased, both immediately before and after the Total Revolving Credit Commitment is increased; and

(iv)                                   Additional Documents and Fees.  The Borrower shall also execute and deliver to Agent and the Revolving Credit Banks such additional documents (including, without limitation, amendments to the Security Documents), instruments, certifications and opinions as the Agent may require in its sole and absolute discretion, including, without limitation, a Compliance Certificate, demonstrating compliance with all covenants, representations and warranties set forth in the Loan Documents after giving effect to the increase, as Agent may request (including demonstrating compliance with all covenants, representations and warranties set forth in the Loan Documents after giving effect to the increase) and the Borrower shall pay the cost of any mortgagee’s title insurance policy or any endorsement or update thereto or any updated UCC searches, all recording costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any similar fees, taxes or expenses which are required to be paid in connection with such increase; and

(v)                                    Assignments.  One or more Revolving Credit Banks or potential assignees reasonably acceptable to Agent shall have agreed to acquire the portion of the Revolving Credit Commitment that Borrower desires to activate, provided, however, no Revolving Credit Bank (including, specifically, but without limitation, KeyBank) shall be obligated to acquire such increase without the express written consent of such Revolving Credit Bank, which consent may be withheld in such Revolving Credit Bank’s sole and absolute discretion.  The allocation of any such increase shall be reasonably acceptable to the Agent; and

(vi)                                   Other.  The Borrower shall satisfy such other conditions to such increase as Agent may require in its reasonable discretion.

(c)                          Upon satisfaction of the terms and conditions set forth above, the amount set forth in the Increase Notice shall become a part of the Revolving Credit Commitment and the Total Revolving Credit Commitment and be available to be disbursed subject to the terms of this Agreement, and, subject to the payment of any breakage costs pursuant to §4.8, the Revolving Credit Banks shall make such adjustments to the outstanding Revolving Credit Loans of such Revolving Credit Banks, so that, after giving effect to such increase, the outstanding Revolving Credit Loans are consistent with their pro-rata share.

§2.9.                  Letters of Credit.

(a)                          Subject to the terms and conditions hereof and provided that all of the conditions contained in §§10 and 11 have been satisfied, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrower, from the date of this Agreement to, but not including, the Revolving Credit Maturity Date at such times as the Borrower may request; provided, however, that the aggregate Letter of Credit Liabilities (including such requested Letter of Credit) at any one time Outstanding shall not (i) exceed the lesser of (A) the Total Revolving Credit Commitment minus the aggregate amount of Outstanding Revolving Credit Loans (including any Swing Line Loans), or (B) the Letter of Credit Sublimit, or (ii) cause a Default or Event of Default under §9.5.  The obligation of the Issuing Banks to issue any Letter of Credit shall be contingent on no Revolving Credit Bank being a Defaulting Bank or being subject to any bankruptcy, insolvency, reorganization, liquidation or similar proceedings or subject to any “cease and desist” order from, receivership of, or other operational control of any applicable state or federal regulatory authority (provided that the Issuing Bank may, in its sole discretion, be entitled to waive this condition).  The issuance of a Letter of Credit pursuant to this §2.9(a) shall be deemed to reduce the aggregate of the unborrowed Revolving Credit Commitments of the Revolving Credit Banks then in effect by an amount equal to the undrawn face amount of such Letter of Credit as set forth herein.  In no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under a Letter of Credit.  Each Revolving Credit Bank severally agrees to participate in each such Letter of Credit issued by the Issuing Bank in an amount equal to its Revolving Credit Commitment Percentage of the total amount of the Letter of Credit requested by the Borrower; provided, however, that no Revolving Credit Bank shall be required to participate in any Letter of Credit to the extent that its participation therein plus (x) such Revolving Credit Bank’s participation in the aggregate of all other Letters of Credit and Swing Line Loans Outstanding, and (y) such Revolving Credit Bank’s Revolving Credit Commitment Percentage of the amount of any Revolving Credit Loans and Swing Line Loans Outstanding (including any amounts drawn under any Letters of Credit and not yet reimbursed by the Borrower), would exceed an amount equal to such Revolving Credit Bank’s Revolving Credit Commitment as then in effect.  Each Revolving Credit Bank agrees with the Agent that it will participate in each Letter of Credit issued by the Issuing Bank to the extent required by the preceding sentence.  No Revolving Credit Bank’s obligation to participate in a Letter of Credit shall be affected by any other Revolving Credit Bank’s failure to participate in the same or any other Letter of Credit.  The Existing Letters of Credit shall upon the Closing Date be deemed to be a Letter of Credit under this Agreement.

(b)                          The Borrower shall deliver to the Agent and the Issuing Bank at least five (5) Business Days (or such shorter period as may be agreed to by the Agent and the Issuing Bank in any particular instance) prior to the proposed issuance date or amendment date of any Letter of Credit, a Letter of Credit Application signed by the chief executive, chief financial or chief accounting officer of the general partner of the Borrower in the form of Exhibit G hereto (a “Letter of Credit Application”) together with a certification by the chief financial or chief accounting officer of the general partner of the Borrower and the chief financial or chief accounting officer of the Trust that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit.  Subject to the terms and conditions set forth in §2.9(a) and, unless the Issuing Bank has received written notice from a Revolving Credit Bank that the conditions precedent to such issuance of a Letter of Credit set forth in §11 have not been satisfied, the Issuing Bank will make the requested Letter of Credit available at the Issuing Bank’s principal office not later than 4:00 p.m. (Cleveland time) on the issuance date, and, immediately upon the issuance of each Letter of Credit, each Revolving Credit Bank shall be deemed to participate in such Letter of Credit to the extent set forth in §2.9(a). Not more than two (2) Business Days after the issuance of any Letter of Credit, the Issuing Bank shall notify each Revolving Credit Bank of the amount and other contents of such Letter of Credit and of the date of issuance.  The Issuing Bank shall notify each Revolving Credit Bank at least monthly, or at the request of such Revolving Credit Bank, of the amount of all Outstanding Letters of Credit.

(c)                          The chief executive, chief financial or chief accounting officer of the general partner of the Borrower may request a Letter of Credit on behalf of the Borrower.  The Issuing Bank shall be entitled to rely conclusively on such authorized officer’s authority to request a Letter of Credit on behalf of the Borrower until the Issuing Bank receives written notice to the contrary.  The Issuing Bank shall have no duty to verify the authenticity of the signature appearing on any Letter of Credit Application.

(d)                          Each Letter of Credit Application shall be irrevocable and the Borrower shall be bound to accept the issuance of a Letter of Credit in accordance therewith.

(e)                          All Letters of Credit shall be stated to expire no more than twelve (12) months from the date of issuance, provided that at the option of the Issuing Bank such Letter of Credit may contain renewal options; and provided further in the event that a Letter of Credit would remain outstanding after the Revolving Credit Maturity Date, Borrower shall as a condition to such issuance or renewal provide cash collateral to Agent in the face amount of such Letters of Credit until such time as all amounts drawn under such Letters of Credit are drawn and repaid, or such Letters of Credit expire by their terms and are surrendered without further obligation of Issuing Bank to honor any draw thereunder.  In connection therewith, Borrower shall enter into such agreements as Agent may reasonably require to perfect Agent’s first-priority security interest in such cash collateral.

(f)                          In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify the Agent thereof and the Borrower shall reimburse the Issuing Bank on the same day of such draw, including by having such amount drawn treated as an outstanding Revolving Credit Base Rate Loan under this Agreement and the Agent shall promptly notify each Revolving Credit Bank by telex, telecopy, telegram, telephone (confirmed in writing) or other similar means of transmission, and each Revolving Credit Bank shall promptly and unconditionally pay to the Agent, for the Issuing Bank’s own account, an amount equal to such Revolving Credit Bank’s Revolving Credit Commitment Percentage of such Letter of Credit (to the extent of the amount drawn).  If and to the extent any Revolving Credit Bank shall not make such amount available on the Business Day on which such draw occurs, such Revolving Credit Bank agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw occurred until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate until three (3) days after the date on which the Agent gives notice of such draw and at the Federal Funds Effective Rate plus 1% for each day thereafter.  Further, such Revolving Credit Bank shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Credit Loans, amounts due with respect to its participations in Letters of Credit and Swing Line Loans and any other amounts due to it hereunder to the Agent for the account of the Issuing Bank to fund the amount of any drawn Letter of Credit which such Revolving Credit Bank was required to fund pursuant to this §2.9(f) until such amount has been funded (as a result of such assignment or otherwise).  In the event of any such failure or refusal, the Revolving Credit Banks not so failing or refusing shall be entitled to a priority position for such amounts as provided in §12.5. The failure of any Revolving Credit Bank to make funds available to the Agent in such amount shall not relieve any other Revolving Credit Bank of its obligation hereunder to make funds available to the Agent pursuant to this §2.9(f).

(g)                          The obligation of the Borrower to reimburse the Issuing Bank, and of the Revolving Credit Banks to make payments to the Agent for the account of the Issuing Bank with respect to Letters of Credit, shall be irrevocable and shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i)                                    Any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents;

(ii)                                   The existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any Letter of Credit);

(iii)                                  Any draft, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect in the absence of gross negligence or willful misconduct on the part of the Agent;

(iv)                                   The surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(v)                                    Payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct of the Issuing Bank;

(vi)                                   Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

(vii)                                  The occurrence of any Event of Default or Default.

(h)                          Whenever the Agent for the account of the Issuing Bank receives a reimbursement payment from the Borrower on account of an amount drawn under a Letter of Credit, as to which the Issuing Bank has received for its own account any payment to acquire a participation interest therein from the Revolving Credit Banks pursuant to §2.9(m), then the Agent shall promptly pay to each Revolving Credit Bank which has funded its participation in such Letter of Credit in accordance with this  §2.9, in Dollars and in the kind of funds so received, such Revolving Credit Bank’s share of such reimbursement payment based on its Revolving Credit Commitment Percentage of such Letter of Credit.  If any payment received by the Issuing Bank in respect of principal or interest on any reimbursement obligation with respect to a Letter of Credit is required to be returned by the Issuing Bank (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Revolving Credit Bank that has acquired a participation interest in such Letter of Credit shall pay to the Issuing Bank its Revolving Credit Commitment Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate.  The Agent will make such demand upon the request of the Issuing Bank.  The obligations of the Revolving Credit Banks under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(i)                          The Borrower shall pay to the Agent for the account of the Revolving Credit Banks (based on their respective Revolving Credit Commitment Percentage of Letters of Credit), a fee equal to three and one-half percent (3.5%) per annum on the face amount of the Letter of Credit calculated quarterly and payable in arrears on the first (1st) day of each January, April, July and October during the term of such Letter of Credit, with a final payment on the expiry of termination thereof.  The fee for any Letter of Credit with a term of less than one year (or part of a year) shall be calculated on a pro-rata basis.  In addition, the Borrower shall pay the standard service charges for Letters of Credit issued from time to time by the Issuing Bank including an issuance fee of $150.00  for each Letter of Credit.  Such additional fees shall be paid to the Issuing Bank for its own account.  All such fees shall be payable when due in immediately available funds and shall be nonrefundable.

(j)                          In addition to amounts payable as elsewhere provided in this §2.9, the Borrower hereby agrees to pay, and to protect, indemnify and save harmless the Agent and the Banks from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) which the Agent and the Banks may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of or participations in the Letters of Credit, other than as a result of the gross negligence or willful misconduct of the Agent or any Bank as determined by a court of competent jurisdiction, or (ii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future government or governmental authority (all such acts or omissions herein called “Government Acts”).  The obligations of the Borrower under this §2.9 shall survive the termination of this Agreement and the discharge of the Borrower’s other obligations hereunder, including the Obligations.

(k)                          As between (i) the Borrower and (ii) the Agent and the Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Bank by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, neither the Agent nor any Bank shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the right or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent or any Bank, including, without limitation, any Government Acts; provided, however, that the Issuing Bank will be responsible for grossly negligent actions or willful misconduct on its part.  None of the above shall affect, impair, or prevent the vesting of any of the Agent’s or any Bank’s rights or powers hereunder.

(l)                          In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith shall not put the Agent or any Bank under any resulting liability to the Borrower other than as a result of gross negligence or willful misconduct by the Issuing Bank as determined by a court of competent jurisdiction.

(m)                          If after the issuance of a Letter of Credit, but prior to the funding of any portion thereof by a Revolving Credit Bank, for any reason a drawing under a Letter of Credit cannot be refinanced as a Revolving Credit Loan, each Revolving Credit Bank will, on the date such Revolving Credit Loan pursuant to §2.9(f) was to have been made, purchase an undivided participating interest in the Letter of Credit in an amount equal to its Revolving Credit Commitment Percentage of the amount of such Letter of Credit.  Each Revolving Credit Bank will immediately transfer to the Agent for the account of the Issuing Bank in immediately available funds the amount of its participation and upon receipt thereof the Issuing Bank will deliver to such Revolving Credit Bank a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.

(n)                          If any Letter of Credit shall be outstanding at the Revolving Credit Maturity Date, the Borrower shall immediately cash collateralize such Letters of Credit or obtain replacement letters of credit for such Letter of Credit (and return to Issuing Bank such outstanding Letters of Credit), all in a manner satisfactory to the Issuing Bank.

(o)                          In the event that the Total Revolving Credit Commitment is increased pursuant to §2.8, then the Letter of Credit Sublimit shall increase by an amount equal to ten percent (10%) of the increase in the Total Revolving Credit Commitment (rounded to the next lowest $100,000), subject to the terms hereof; provided that in no event shall the Letter of Credit Sublimit exceed $30,000,000.00.

§2.10.                 Swing Line Loans.

(a)                          The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Revolving Credit Banks set forth in this §2.10, to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day prior to the Revolving Credit Maturity Date (or, if earlier, the date of termination of Revolving Credit Commitments pursuant to §12.3 hereof) in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Revolving Credit Commitment Percentage of the Outstanding Revolving Credit Loans and Letter of Credit Liabilities of the Revolving Credit Bank acting as Swing Line Lender, may exceed the amount of such Revolving Credit Bank’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Outstanding Revolving Credit Loans, Letters of Credit Outstanding (including any amounts drawn thereunder and not yet reimbursed by the Borrower) and Swing Line Loans Outstanding shall not exceed the Total Revolving Credit Commitment, (ii) the aggregate Outstanding Revolving Credit Loans of any Revolving Credit Bank (other than the Swing Line Lender), plus such Revolving Credit Bank’s Revolving Credit Commitment Percentage of the Letters of Credit Outstanding (including any amounts drawn thereunder and not yet reimbursed by the Borrower), plus such Revolving Credit Bank’s Revolving Credit Commitment Percentage of the amount of all Swing Line Loans Outstanding shall not exceed such Revolving Credit Bank’s Revolving Credit Commitment, and (iii) the Outstanding Revolving Credit Loans, Letter of Credit Liabilities, Swing Line Loans Outstanding and Term Loans Outstanding shall not exceed the Borrowing Base Availability; provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any Outstanding Swing Line Loan; and provided, further, that in all events no Default or Event of Default shall have occurred and be continuing.  The obligation of the Swing Line Lender shall be contingent on no Revolving Credit Bank being a Defaulting Bank or being subject to any bankruptcy, insolvency, reorganization, liquidation or similar proceeding or subject to any “cease and desist” order from, receivership of or other operational control of any applicable state or federal regulatory authority (provided that the Swing Line Lender may, in its sole discretion, be entitled to waive this condition).  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this §2.10, prepay under §3 hereof, and reborrow under this §2.10.  Each Swing Line Loan shall be a Revolving Credit Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Revolving Credit Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Bank’s Revolving Credit Commitment Percentage times the amount of such Swing Line Loan.

(b)                          Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Agent not later than 1:00 p.m. (Cleveland time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Agent of a written Swing Line Loan Notice, appropriately completed and signed by the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Agent (including at the request of any Revolving Credit Bank) prior to 2:00 p.m. (Cleveland time) on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of §2.10(a), or (B) that one or more of the applicable conditions specified in §11 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. (Cleveland time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c)                          Refinancing of Swing Line Loans.

(i)                                    The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Bank make a Revolving Credit Base Rate Loan in an amount equal to such Revolving Credit Bank's Revolving Credit Commitment Percentage of the amount of Swing Line Loans then Outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Request for purposes hereof) and in accordance with the requirements of §2.5, without regard to the minimum and multiples specified therein for the principal amount of Revolving Credit Base Rate Loans, but subject to the unutilized portion of the Total Revolving Credit Commitments and the conditions set forth in §11.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Request promptly after delivering such notice to the Agent.  Each Revolving Credit Bank shall make an amount equal to its Revolving Credit Commitment Percentage of the amount specified in such Loan Request available to the Agent in immediately available funds for the account of the Swing Line Lender at the Agent’s Head Office not later than 1:00 p.m. (Cleveland time) on the day specified in such Loan Request, whereupon, subject to §2.10(c)(ii), each Revolving Credit Bank that so makes funds available shall be deemed to have made a Revolving Credit Base Rate Loan to the Borrower in such amount.  The Agent shall remit the funds so received to the Swing Line Lender.

(ii)                                   If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Loan in accordance with §2.10(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Banks fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Bank’s payment to the Agent for the account of the Swing Line Lender pursuant to §2.10(c)(i) shall be deemed payment in respect of such participation.

(iii)                                  If any Revolving Credit Bank fails to make available to the Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Bank pursuant to the foregoing provisions of this §2.10(c) by the time specified in §2.10(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Bank (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation.  A certificate of the Swing Line Lender submitted to any Revolving Credit Bank (through the Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                                   Each Revolving Credit Bank’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this §2.10(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Bank may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Bank’s obligation to make Revolving Credit Loans pursuant to this §2.10(c) is subject to the conditions set forth in §11.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(v)                                    The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date three (3) Business Days after such Swing Line Loan is made and (ii) the Revolving Credit Maturity Date.

(d)                          Repayment of Participations.

(i)                                    At any time after any Revolving Credit Bank has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Bank its Revolving Credit Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Bank’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(e)                          Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Revolving Credit Bank funds its Revolving Credit Base Rate Loan or risk participation pursuant to this §2.10 to refinance such Revolving Credit Bank’s Revolving Credit Commitment Percentage of any Swing Line Loan, interest in respect of such Revolving Credit Commitment Percentage shall be solely for the account of the Swing Line Lender.

(f)                          Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g)                          Swing Line Note.  At the Swing Line Lender’s option, the Swing Line Loans shall be evidenced by a separate promissory note of the Borrower in substantially the form of Exhibit C hereto (the “Swing Line Note”), dated the date of this Agreement and completed with appropriate insertions.  The Swing Line Note shall be payable to the order of the Swing Line Lender in the principal face amount equal to the Swing Line Loan and shall be subject to mandatory prepayment in the amounts and under the circumstances set forth in §3 of this Agreement, and may be prepaid in whole or from time to time in part, all as set forth in §3 of this Agreement.  The Borrower irrevocably authorizes the Swing Line Lender to make or cause to be made, at or about the time of the Drawdown Date of any Swing Line Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Swing Line Lender’s Record reflecting the making of such Swing Line Loan or (as the case may be) the receipt of such payment.  The amount of the Swing Line Loans Outstanding set forth on the Swing Line Lender’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swing Line Lender, but the failure to record, or any error in so recording, any such amount on the Swing Line Lender’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Swing Line Note to make payments of principal of or interest on any Swing Line Note when due.

(h)                          Increase of Commitment.  In the event that the Total Revolving Credit Commitment is increased pursuant to §2.8, then the Swing Line Sublimit shall increase by an amount equal to ten percent (10%) of the increase in the Total Revolving Credit Commitment (rounded to the next lowest $100,000), subject to the terms hereof; provided that in no event shall the Swing Line Sublimit exceed $20,000,000.00.  As a condition to such increase, Borrower shall deliver to the Swing Line Lender a replacement Swing Line Note, and execute and deliver such other amendments to the Loan Documents (including, without limitation, the Security Documents) as may be reasonably required by Swing Line Lender or Agent (it being acknowledged that the requirements of this sentence may be satisfied in connection with and as a part of the satisfaction of the requirements of §2.8(b)(iv) with respect to the corresponding increase of the Total Revolving Credit Commitment).

(i)                          Swing Line Lender.  The Swing Line Lender shall be deemed a “Revolving Credit Bank” for all purposes under this Agreement.

§2.11.                 Evidence of Debt.  The indebtedness of the Borrower resulting from the Loans made by each Bank from time to time shall be evidenced by one or more accounts or records maintained by such Bank and the Agent in the ordinary course of business, including, without limitation, the amounts of principal and interest payable and paid to such Bank from time to time hereunder.  The Borrower hereby irrevocably authorizes Agent and the Banks to make, or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment thereof, an appropriate notation on Agent’s and the Bank’s records reflecting the making of such Loan or (as the case may be) the receipt of such payment.  The Agent shall maintain accounts or records in accordance with its usual practice in which it shall record:  (i) the date and the amount of each Loan made hereunder, the Type of Loan and, if appropriate, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Bank’s share thereof.  The accounts or records maintained by the Agent and each Bank shall be prima facie evidence of the existence and amounts of the Obligations recorded therein and shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder or under the Notes, if any, to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Bank and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.  The Borrower agrees that upon the request of any Bank made through the Agent (whether for purposes of pledge, enforcement or otherwise), the Borrower shall promptly execute and deliver to such Bank (through the Agent) a Revolving Credit Note, a Term Loan Note and/or a Swing Line Loan Note, as applicable, payable to the order of such Bank, which shall evidence such Bank’s Loans in addition to such accounts or records.  Each Bank may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.  All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.  There shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the indebtedness evidenced by the accounts, records, “Revolving Credit Notes” or “Term Loan Notes”, as applicable, as defined in the Prior Credit Agreement, which indebtedness is instead allocated among the Revolving Credit Banks and Term Loan Banks as of the date hereof, as applicable, in accordance with their respective Revolving Credit Commitment Percentages and Term Loan Commitment Percentages.  On the Closing Date, the Revolving Credit Banks and Term Loan Banks shall make adjustments among themselves so that the outstanding Revolving Credit Loans and Term Loans are consistent with their Revolving Credit Commitment Percentages and Term Loan Commitment Percentages, respectively.  No fee shall be payable by Borrower with respect to the exercise of its option to extend the “Revolving Credit Maturity Date” (as defined in the Prior Credit Agreement).

§3.      REPAYMENT OF THE LOANS.

§3.1.                  Stated Maturity.  The Borrower promises to pay on the Revolving Credit Maturity Date and there shall become absolutely due and payable on the Revolving Credit Maturity Date all of the Revolving Credit Loans, Swing Line Loans and Letter of Credit Liabilities outstanding on such date, together with any and all accrued and unpaid interest thereon.  The Borrower promises to pay on the Term Loan Maturity Date and there shall become absolutely due and payable on the Term Loan Maturity Date all of the Term Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon.

§3.2.                  Mandatory Prepayments.

(a)                          If at any time the sum of the aggregate of the Outstanding Revolving Credit Loans, the Outstanding Swing Line Loans and the Letter of Credit Liabilities exceeds the Total Revolving Credit Commitment, the Borrower shall immediately upon demand pay the amount of such excess to the Agent first for the account of the Swing Line Lender with respect to the amount of any Outstanding Swing Line Loans and then for the respective accounts of the Revolving Credit Banks for application to the Revolving Credit Loans.

(b)                          On or before September 30, 2010, Borrower shall immediately pay the amounts set forth below to the Agent for the respective accounts of the Term Loan Banks for application to the outstanding principal balance of the Term Loans:

Payment Date	Term Loan Amortization Payment
September 30, 2010	$33,000,000.00

(c)    If at any time the sum of the aggregate of the Outstanding Revolving Credit Loans, the Outstanding Swing Line Loans, the Outstanding Term Loans and the Letter of Credit Liabilities exceed the Borrowing Base Availability, the Borrower shall immediately upon demand pay the amount of such excess to the Agent to be applied first to the Swing Line Lender with respect to the amount of any Outstanding Swing Line Loans, then for the respective accounts of the Revolving Credit Banks for application to the Revolving Credit Loans, and then for the account of the Term Loan Banks for application to the Term Loans.

§3.3.                  Optional Prepayments.  The Borrower shall have the right, at its election, to prepay the outstanding amount of the applicable Loans, as a whole or in part, at any time without penalty or premium; provided, that if any full or partial prepayment of the outstanding amount of any LIBOR Rate Loan is made other than on the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.8.  The Borrower shall give the Agent, no later than 10:00 a.m., Cleveland time, at least five (5) Business Days’ prior written notice of any prepayment pursuant to this §3.3, in each case specifying the proposed date of payment of Loans and the principal amount to be paid; provided that no prior notice shall be required in connection with a prepayment of Swing Line Loans.

§3.4.                  Partial Prepayments.  Each prepayment under §3.2 shall be applied to the applicable Loan as provided therein and, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.  Each partial prepayment of the Loans under §3.3 shall be in a minimum amount of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of any Outstanding Swing Line Loans, then to the principal of the Revolving Credit Loans and then to the principal of the Term Loans, and within each category, first to the principal of the Base Rate Loans and then to the principal of the LIBOR Rate Loans.

§3.5.                  Effect of Prepayments.  Amounts of the Revolving Credit Loans repaid or prepaid under §3.2 or §3.3 may be reborrowed as provided in §2.  Any portion of the Term Loans that is repaid or prepaid may not be reborrowed.

§4.      CERTAIN GENERAL PROVISIONS.

§4.1.                  Conversion Options.

(a)                          The Borrower may elect from time to time to convert any of its outstanding Revolving Credit Loans or Term Loans to a Revolving Credit Loan or Term Loan, respectively, of another Type and such Revolving Credit Loan or Term Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day’s prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan the Borrower shall give the Agent at least three (3) LIBOR Business Days’ prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan there shall be (A) no more than twelve (12) Revolving Credit LIBOR Rate Loans outstanding at any one time and (B) no more than ten (10) Term LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing.  All or any part of the outstanding Revolving Credit Loans or Term Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Revolving Credit Base Rate Loan or a Term Base Rate Loan in an aggregate principal amount of less than $500,000 or a Revolving Credit LIBOR Rate Loan or a Term LIBOR Rate Loan in an aggregate principal amount of less than $500,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000.  On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be.  Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

(b)                          Any Revolving Credit Loan or Term Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of §4.1(a); provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

(c)                          In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan to it, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

§4.2.                  Commitment and Syndication Fee.  The Borrower shall pay to KeyBank and Arranger certain fees for services rendered or to be rendered in connection with the Loan as provided pursuant to the Agreement Regarding Fees dated of even date herewith between the Borrower and KeyBank.

§4.3.                  Agent’s Fee.  The Borrower will pay to Agent, for the Agent’s own account, an annual Agent’s Fee calculated at the rate, and payable at such times as are, set forth in the Agreement Regarding Fees referred to in §4.2.

§4.4.                  Funds for Payments.

(a)                          All payments of principal, interest, unused facility fees, Agent’s fees, Letter of Credit fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent’s Head Office, not later than 1:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in immediately available funds.  The Agent is hereby authorized to charge the accounts of the Borrower with KeyBank designated by the Borrower, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

(b)                          All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding.  If any such obligation is imposed upon the Borrower with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower.  The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

(c)                          Each Bank organized under the laws of a jurisdiction outside the United States shall provide the Borrower with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Bank, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Bank; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve the Borrower of its obligations under §4.4(b).  Each Bank shall deliver photocopies of such forms or other appropriate certifications on or before the date that any such form shall expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower for the Agent.  Any Bank which sells a participation in any of its Commitments shall be required to obtain such forms from any participant, and shall be required to withhold any amounts from such participant as required by the Code or Treasury Regulations issued pursuant thereto.

§4.5.                  Computations.  All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed.  Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.  The outstanding amount of the Loans and Letter of Credit Liabilities as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

§4.6.                  Suspension of LIBOR Rate Loans.  In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, or the Agent shall reasonably determine that the LIBOR Rate will not adequately and fairly reflect the cost to the Banks of making or maintaining LIBOR Rate Loans for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks.  In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

§4.7.                  Illegality.  Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.

§4.8.                  Additional Interest.  If any LIBOR Rate Loan or any portion thereof is repaid, reapportioned as a result of an increase in the Total Revolving Credit Commitment as contemplated in §2.8(c), or converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in §12.1, the Borrower will pay to the Agent upon demand (and, if any payment is required as a result of an increase in the Total Revolving Credit Commitment, prior to the effectiveness of any such increase) for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment, reapportionment or conversion.

§4.9.                  Additional Costs, Etc.  Notwithstanding anything herein to the contrary, if any present or future applicable law, or any amendment or modification of present applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a)                          subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank’s Commitment, the Loans or the Letters of Credit (other than taxes based upon or measured by the income or profits or gross receipts of such Bank or the Agent), or

(b)                          materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

(c)                          impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

(d)                          impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Letters of Credit, such Bank’s Commitment, or any class of loans or commitments of which any of the Loans or such Bank’s Commitment forms a part; and the result of any of the foregoing is

(i)                                    to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Bank’s Commitment, or

(ii)                                   to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank’s Commitment or any of the Loans or the Letters of Credit, or

(iii)                                  to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will within fifteen (15) days after demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum.  Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

§4.10.                 Capital Adequacy.  If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank’s or such holding company’s capital as a consequence of such Bank’s commitment to make Loans or participate in Swing Line Loans or Letters of Credit hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof.  The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount and setting forth such Bank’s calculation thereof.  In determining such amount, such Bank may use any reasonable averaging and attribution methods.

§4.11.                 Indemnity of Borrower.  The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request.

§4.12.                 Interest on Overdue Amounts; Late Charge.  Overdue principal on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents (other than interest on the Loans) shall, following the expiration of any applicable cure period expressly provided for in this Agreement, bear interest payable on demand at a rate per annum equal to two percent (2.0%) above the rate that would otherwise be applicable at such time until such amount shall be paid in full (after as well as before judgment).  Overdue interest on the Loans shall, following the expiration of any applicable cure period expressly provided for in this Agreement, bear interest payable on demand at a rate equal to the lesser of (i) a per annum rate equal to two percent (2.0%) above the rate that would otherwise be applicable at such time or (ii) the maximum annual rate of interest permitted by applicable law until such amount shall be paid in full (after as well as before judgment), provided that in no event shall such rate exceed ten percent (10%) per annum.  After the occurrence and during the continuance of an Event of Default, the per diem fee payable with respect to Letters of Credit shall be increased to a rate equal to two percent (2.0%) above the Letter of Credit fee that would otherwise be applicable to such time, or if any of such amounts shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law.  In addition, the Borrower shall pay a late charge equal to four percent (4.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid by the Borrower within fifteen (15) days after the same shall become due and payable.

§4.13.                 Certificate.  A certificate setting forth any amounts payable pursuant to §4.8, §4.9, §4.10, §4.11 or §4.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

§4.14.                 Limitation on Interest.  Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the Borrower, such excess shall be refunded to the Borrower.  All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.  This section shall control all agreements between the Borrower and the Banks and the Agent.

§5.      COLLATERAL SECURITY; GUARANTY.

§5.1.                  Collateral.  The Obligations shall be secured by the Security Documents.  In addition, the Obligations shall be guaranteed pursuant to the terms of the Guaranty.

§5.2.                  Appraisals.

(a)                          Agent may (or upon the direction of the Majority Banks shall), not more often than one (1) time eighteen (18) months following the date of the applicable Appraisal, obtain a current Appraisal or updates to existing Appraisals of a Mortgaged Property if the Agent or the Majority Banks reasonably believe that there has been a material adverse change in the performance of such Mortgaged Property.  Additionally, Agent may obtain a current Appraisal or update to an existing Appraisal of a Mortgaged Property as provided in §5.4(b).  Additionally, in the event that there has been a material change in performance of a Mortgaged Property, Borrower may request that Agent obtain (and Agent shall promptly thereafter obtain) a current Appraisal or update to an existing Appraisal of such Mortgaged Property; provided that Agent and the Majority Banks shall retain their independent right to obtain Appraisals as provided in this Agreement notwithstanding any Appraisals obtained at the request of Borrower.  In any such case, said Appraisals will be ordered by Agent and reviewed and approved by the appraisal department of the Agent, in order to determine the current Appraised Value of the Mortgaged Properties, and the Borrower shall pay to Agent within fifteen (15) days of demand all reasonable costs of such Appraisals.

(b)                          Notwithstanding the provisions of §5.2(a), the Agent may, for the purpose of determining the current Appraised Value of the Mortgaged Properties, obtain new Appraisals or an update to existing Appraisals with respect to the Mortgaged Properties, or any of them, as the Agent shall determine (i) at any time that the regulatory requirements of any Bank generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Bank shall require more frequent Appraisals, or (ii) at any time following a Default or Event of Default.  The expense of such Appraisals and/or updates performed pursuant to this §5.2(b) shall be borne by the Borrower and payable to Agent within fifteen (15) days of demand; provided the Borrower shall not be obligated to pay for an Appraisal of a Mortgaged Property obtained pursuant to this §5.2(b) more often than once in any period of twelve (12) months.

(c)                          The Borrower agrees that the Banks and Agent do not make any representations or warranties with respect to any such Appraisal and shall have no liability as a result of or in connection with any such Appraisal for statements contained in such Appraisal, including without limitation, the accuracy and completeness of information, estimates, conclusions and opinions contained in such Appraisal, or variance of such Appraisal from the fair value of such property that is the subject of such Appraisal given by the local tax assessor’s office, or the Borrower’s idea of the value of such property.

§5.3.                  Replacement or Addition of Mortgaged Properties.

After the Closing Date, the Borrower shall have the right, subject to the satisfaction by the Borrower of the conditions set forth in this §5.3, to add Potential Collateral to the Collateral included in the calculation of the Borrowing Base Availability or to replace any Mortgaged Property which is Collateral included in the calculation of the Borrowing Base Availability with Potential Collateral.  The Borrower from time to time after the Closing Date may also request that certain Real Estate of one or more Subsidiary Guarantors be included as a Mortgaged Property for the purpose of increasing the Borrowing Base Availability or replacing existing Collateral in the Borrowing Base Availability; provided that in connection with any replacement of a Mortgaged Property, the replacement Mortgaged Property or Mortgaged Properties contribute equal or greater value to the Borrowing Base Availability as the replaced Mortgaged Property.  In the event the Borrower desires to replace Collateral or add additional Potential Collateral to the Borrowing Base Availability as aforesaid, the Borrower shall provide written notice to the Agent of such request.  No Potential Collateral shall be included as Collateral or included in calculating the Borrowing Base Availability unless and until the following conditions precedent shall have been satisfied:

(a)                          such Potential Collateral shall be Eligible Real Estate;

(b)                          the owner of any Guarantor Collateral (and any Subsidiary of Borrower that is an indirect owner of such Subsidiary Guarantor) shall have executed a Joinder Agreement and satisfied the conditions of §5.5;

(c)                          if the Potential Collateral is owned by a Wholly Owned Subsidiary that will become a Subsidiary Guarantor, the organizational agreements of such Subsidiary or such other resolutions or consents satisfactory to Agent shall specifically authorize such Subsidiary to guaranty the Obligations and to pledge the assets of such Subsidiary as security for the Obligations and the Borrower shall certify to the Agent that applicable law does not preclude such Subsidiary from executing such guaranty or pledging its assets to secure the Obligations;

(d)                          all covenants, agreements, and representations in the Loan Documents herein of the Borrower and the Guarantors and their Subsidiaries shall be true and correct with respect to such Subsidiary Guarantor;

(e)                          prior to or contemporaneously with such addition, Borrower shall have submitted to Agent a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under §6.4 or §7.4 and a Borrowing Base Property Certificate, both prepared on a pro forma basis and adjusted to give effect to such addition, and shall certify that after giving effect to such addition, no Default or Event of Default shall exist;

(f)                          the Borrower or the Wholly Owned Subsidiary owner of the Potential Collateral, as applicable, shall have executed and delivered to the Agent all Eligible Real Estate Qualification Documents, all of which instruments, documents or agreements shall be in form and substance reasonably satisfactory to the Agent (it being acknowledged that the tenant estoppels and Subordination, Attornment and Non-Disturbance Agreements required to be delivered pursuant to Schedule 5.3 must be delivered on or before the date that is ninety (90) days after the inclusion of such Real Estate in the Collateral, provided further that if such items are not delivered within such period such Real Estate shall no longer be included in the calculation of the Borrowing Base Availability unless and until such items are delivered);

(g)                          after giving effect to the inclusion of such Potential Collateral, each of the representations and warranties made by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which it was made and shall also be true as of the time of the replacement or addition of Mortgaged Properties in the Borrowing Base Availability, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by Agent in writing (which disclosures shall be deemed to amend the schedules and other disclosures delivered as contemplated in this Agreement; it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing (including, without limitation, any Default under §7.19 or §9.5), and the Agent shall have received a certificate of the Borrower to such effect; and

(h)                          such Potential Collateral shall have been approved in writing by the Majority Banks.

§5.4.                  Release of Mortgaged Property.

(a)                          Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this §5.4), the Agent shall release a Mortgaged Property from the lien or security title of the Security Documents encumbering the same upon the request of the Borrower, subject to and upon the following terms and conditions:

(i)                                    the Borrower shall deliver to the Agent written notice of its desire to obtain such release no later than ten (10) days prior to the date on which such release is to be effected;

(ii)                                   the Borrower shall submit to the Agent with such request a Compliance Certificate and Borrowing Base Property Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under §6.4 or §7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release;

(iii)                                  all release documents to be executed by the Agent shall be in form and substance reasonably satisfactory to the Agent;

(iv)                                   the Borrower shall pay all reasonable costs and expenses of the Agent in connection with such release, including without limitation, reasonable attorney’s fees;

(v)                                    the Borrower shall pay to the Agent for the account of the Banks a release price, which payment shall be applied to reduce the outstanding principal balance of the Loans as provided in §3.4, in an amount equal to the greater of (i) one hundred percent (100%) of the Net Proceeds and (ii) the amount necessary to reduce the outstanding principal balance of the Loans and Letter of Credit Liabilities so that no violation of the covenant set forth in §9.5 shall occur;

(vi)                                   without limiting or affecting any other provision hereof, any release of a Mortgaged Property will not cause the Borrower to be in violation of the covenants set forth in §7.19 or §9.5; and

(vii)                                  the release of such Mortgaged Property shall have been approved in writing by the Majority Banks; provided that in the event that the Term Loans and all interest thereon shall have been paid in full, the prior approval of the Majority Banks shall not be required provided that (A) Agent shall have approved such release in writing and (B) after giving effect to such release the ratio of the sum of the Outstanding Revolving Credit Loans, Outstanding Swing Line Loans and Letter of Credit Liabilities to the Collateral Pool Value for the remaining Mortgaged Properties shall be equal to or less than 0.55 to 1.

(b)                          Provided no Default or Event of Default shall have occurred hereunder or be continuing (or would exist immediately after giving effect to the transactions contemplated by this §5.4), the Agent shall release a portion of the Mortgaged Property consisting of an outparcel or excess land or tenant building, pad or acreage approved by Agent in its reasonable discretion from the lien or security title of the Security Documents encumbering the same upon the request of the Borrower (but in the case of the sale of a tenant building, pad or acreage, only in connection with a bona fide sale thereof to such third party tenant or any other purchaser approved by Agent in writing, such approval not to be unreasonably withheld) subject to and upon the following terms and conditions:

(i)                                    the Borrower shall deliver to the Agent written notice of its desire to obtain such release no later than ten (10) days prior to the date on which such release is to be effective;

(ii)                                   all release documents to be executed by the Agent shall be in form and substance reasonably satisfactory to Agent;

(iii)                                  the Borrower shall pay all reasonable costs and expenses of the Agent in connection with such release, including, without limitation, reasonable attorneys’ fees;

(iv)                                   the Borrower shall pay Agent for the account of the Banks a release price, which payment shall be applied to reduce the outstanding principal balance of the loans as provided in §3.4, in an amount equal to one hundred percent (100%) of the Net Proceeds, if any;

(v)                                    Borrower shall deliver to Agent a survey of the property to be released, which shows any easements benefiting or burdening the Mortgaged Property or the property to be released;

(vi)                                   in no event shall Agent release such land if Agent determines in its reasonable discretion that following such sale portions of the other remaining Mortgaged Property (A) shall be without access to a public street over remaining Mortgaged Property or over a perpetual easement for ingress and egress which is included as part of the Mortgaged Property, or (B) shall no longer be able to tap into, connect with, utilize or maintain all utilities necessary to serve such portions of the remaining Mortgaged Property, to the extent applicable, including, without limitation, storm sewer, sanitary sewer, water, electricity and gas, either over remaining Mortgaged Property or over a perpetual easement with respect thereto included as part of the Mortgaged Property;

(vii)                                  both the portions of the Mortgaged Property to be sold and any improvements thereon and the Mortgaged Property remaining after such sale and any improvements thereon will be in compliance with all zoning laws, building codes, parking laws and regulations, subdivision laws or approvals, setback lines and any other governmental regulation, requirement or agreement, including, without limitation, all Environmental Laws and any recorded covenants, conditions or restrictions and without benefit of any provisions relating to non-conforming uses;

(viii)                                 Agent shall have approved any cross-easements, restrictive covenants, operating agreements or other agreements which are to be entered into in connection with such transfer;

(ix)                                   in the event that the proposed release relates to the release of a tenant building or pad or acreage, Agent at its option shall have received an Appraisal or update to an existing Appraisal of such Mortgaged Property, in form and substance satisfactory to the Agent and the Majority Banks and dated not more than sixty (60) days prior to the proposed date of transfer, which Appraisal shall value the remaining portion of the Mortgaged Property after giving effect to such transfer;

(x)                                    in the event that such release is the release of a tenant building or pad or acreage, the Borrower shall submit to the Agent with such request a Compliance Certificate and a Borrowing Base Property Certificate prepared using the financial statements of Borrower most recently provided or required to be provide to the Agent under §6.4 or §7.4, adjusted to give effect to the proposed release (based upon the Appraisal obtained by Agent pursuant to this §5.4, as applicable) and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release;

(xi)                                   the sale of such property shall not cause the owner of such Mortgaged Property to be in violation of or result in a breach under any other agreement or instrument by which it or any Mortgaged Property is bound, including, without limitation, any Lease, or give any tenant under any Lease a right to terminate its Lease or reduce any payment or other obligation of such tenant under its Lease;

(xii)                                  Borrower, at its sole cost and expense, shall have delivered to Agent, in form and substance satisfactory to Agent, one or more endorsements to the Title Policy which brings forward the effective date of the Title Policy to the date and time of recording of the instruments releasing such property, amends the legal description thereof to delete the property released and to add any easements appurtenant to the Mortgaged Property executed in connection with or relating to such sale, and such other matters as Agent shall reasonably require;

(xiii)                                 Agent shall have received evidence that the released property shall constitute a separate tax parcel and has been properly subdivided from the Mortgaged Property and that the owner of such Mortgaged Property has reserved all necessary or appropriate easements and restrictive covenants over the property to be released for the benefit of the remaining Mortgaged Property (each of which shall be satisfactory to Agent); and

(xiv)                                  in the event that the proposed release relates to a portion of such Mortgaged Property which contributes thirty percent (30%) or more of the Operating Cash Flow of such Mortgaged Property, the Majority Banks shall have approved such release in writing.

(c)                          Upon the refinancing or repayment of the Obligations in full and termination of the obligation to provide additional Loans or Letters of Credit to Borrower, then the Agent shall be entitled to release the Collateral from the lien and security interest of the Security Documents and to release the Guarantors, provided that Agent has not received a notice from the “Representative” (as defined in §14.15) or the holder of the Hedge Obligations that any Hedge Obligation is then due and payable to the holder thereof.

§5.5.                  Additional Guarantors.  In the event that Borrower shall request that certain Real Estate of a Wholly Owned Subsidiary of Borrower be included as a Mortgaged Property as contemplated by §5.3 and such Real Estate is approved for inclusion as a Mortgaged Property in accordance with the terms hereof, Borrower shall cause each such Subsidiary (and any entity having an interest in such Subsidiary of Borrower) to execute and deliver to Agent a Joinder Agreement, and such Subsidiary (and any such entity) shall become a Guarantor hereunder.  Each such Subsidiary shall be specifically authorized, in accordance with its respective organizational documents, to guarantee the Obligations and to execute the Contribution Agreement and such Security Documents as Agent may require.  Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to Guarantors to be true and correct with respect to each such Subsidiary.  In connection with the delivery of such Guaranty, Borrower shall deliver to the Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require.

§5.6.                  Release of Certain Subsidiary Guarantors.  In the event that all Mortgaged Properties owned by a Subsidiary Guarantor shall have been released as Collateral for the Obligations and the Hedge Obligations in accordance with the terms of this Agreement, then such Subsidiary Guarantor shall be released by Agent from liability under the Guaranty.  The provisions of this §5.6 shall not apply to any Guarantor which owns a Mortgaged Property or any direct or indirect interest in a Mortgaged Property.

§6.      REPRESENTATIONS AND WARRANTIES OF THE TRUST AND THE BORROWER.

The Borrower and the Trust, jointly and severally, represent and warrant to the Agent and the Banks as follows.

§6.1.                  Corporate Authority, Etc.

(a)                          Incorporation; Good Standing.  The Borrower is a Delaware limited partnership duly organized pursuant to its first amended and restated limited partnership agreement dated May 10, 1996, as amended by amendments one through twenty-four, and a Certificate of Limited Partnership and amendments thereto filed with the Secretary of the State of Delaware and is validly existing and in good standing under the laws of the State of Delaware.  The Trust is a Maryland real estate investment trust duly organized pursuant to its trust declaration dated October 2, 1997, as amended and supplemented, and a Certificate of Trust filed with the Secretary of the State of Maryland and is validly existing and in good standing under the laws of the State of Maryland.  Each Subsidiary Guarantor is a limited partnership, limited liability company or other entity duly organized and validly existing and in good standing under the laws of its respective State of organization.  Each of the Borrower and the Guarantors (i) has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated, and (ii) as to the Borrower and the Guarantors are in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Mortgaged Properties are located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such Person.  The Trust is a real estate investment trust in full compliance with and entitled to the benefits of §856 of the Code, and has elected to be treated as a real estate investment trust pursuant to the Code.

(b)                          Subsidiaries.  Each of the Subsidiaries of the Borrower and the Trust (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where Real Estate held by it is located and in each other jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the Borrower, the Trust, or such Subsidiary.

(c)                          Authorization.  The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, the Guarantors or any of their respective Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, partnership agreement, declaration of trust or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

(d)                          Enforceability.  The execution and delivery of this Agreement and the other Loan Documents to which the Borrower, the Guarantors or any of their respective Subsidiaries is or is to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

§6.2.                  Governmental Approvals.  The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, the Guarantors or any of their respective Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

§6.3.                  Title to Properties; Lease.  The Borrower, the Guarantors and their respective Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and the Trust as of the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

§6.4.                  Financial Statements.  The Borrower has delivered to each of the Banks: (a) the consolidated balance sheet of the Trust and its respective Subsidiaries as of the Balance Sheet Date, and (b) certain other financial information relating to the Borrower, the Guarantors, the Mortgaged Properties and the Real Estate.  Such balance sheet and other information have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower, the Guarantors and their respective Subsidiaries as of such dates and the results of the operations of the Borrower, the Guarantors, their respective Subsidiaries and the Mortgaged Properties for such periods.  There are no liabilities, contingent or otherwise, of the Borrower, the Guarantors or any of their respective Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

§6.5.                  No Material Changes.  Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower, the Guarantors, and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower and the Trust as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person.  The Borrower hereby discloses that it is in the process of marketing the properties described on Schedule 6.5 hereto.

§6.6.                  Franchises, Patents, Copyrights, Etc.  The Borrower, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.  None of the Mortgaged Properties is owned or operated by Borrower or its Subsidiaries under or by reference to any trademark, trade name, service mark or logo.

§6.7.                  Litigation.  Except as stated on Schedule 6.7 there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of such person threatened against the Borrower, the Guarantors or any of their respective Subsidiaries before any court, tribunal, arbitrator, mediator or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower or the Guarantors to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.  Except as set forth on Schedule 6.7, as of the date of this Agreement, there are no judgments outstanding against or adversely affecting any of the Borrower, the Guarantors or any of their respective Subsidiaries.

§6.8.                  No Materially Adverse Contracts, Etc.  None of the Borrower, the Guarantors or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person.  None of the Borrower, the Guarantors nor any of their respective Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the partners or officers of such Person, to have any materially adverse effect on the business of any of them.

§6.9.                  Compliance with Other Instruments, Laws, Etc.  None of the Borrower, the Guarantors or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

§6.10.                 Tax Status.  Except as noted on Schedule 6.10 hereto, the Borrower, the Guarantors and each of their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  Except as noted in item 3 on Schedule 6.7 hereto, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the partners or officers of such Person know of no basis for any such claim.  There are no audits pending or to the knowledge of the Borrower threatened with respect to any tax returns filed by the Borrower, any Guarantor or their respective Subsidiaries.

§6.11.                 No Event of Default.  No Default or Event of Default has occurred and is continuing.

§6.12.                 Investment Company Acts.  None of the Borrower, the Guarantors or any of their respective Subsidiaries is or after giving effect to any Loan will be, subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

§6.13.                 Absence of UCC Financing Statements, Etc.  Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower, the Guarantors or any of their respective Subsidiaries or rights thereunder.

§6.14.                 Setoff, Etc.  The Collateral and the rights of the Agent and the Banks with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.  The Borrower or the applicable Subsidiary Guarantor is the owner of the Collateral free from any lien, security interest, encumbrance or other claim or demand, except those encumbrances permitted in the Security Deeds.

§6.15.                 Certain Transactions.  Except as set forth on Schedule 6.15, none of the officers, trustees, directors, or employees of the Borrower, the Guarantors or any of their respective Subsidiaries is a party to any transaction with either or both of the Borrower, any Guarantor or any of their respective Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Borrower, the Guarantor, or any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

§6.16.                 Employee Benefit Plans.  The Borrower, the Guarantors and each ERISA Affiliate have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.  Neither the Borrower, the Guarantors nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.  None of the Real Estate constitutes a “plan asset” of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.

§6.17.                 Regulations T, U and X.  No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R.  Parts 220, 221 and 224.  Neither the Borrower nor any Guarantor is engaged, and neither the Borrower nor any Guarantor will engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

§6.18.                 Environmental Compliance.  The Borrower and the Trust each has taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, based upon such investigation makes the following representations and warranties except as specifically set forth in the written environmental reports provided to the Agent on or before the date hereof or as set forth on Schedule 6.18 hereto.

(a)                          With respect to the Mortgaged Properties, and to the best of the Borrower’s and the Trust’s knowledge with respect to any other Real Estate, none of the Borrower, the Guarantors or their respective Subsidiaries or any operator of the Real Estate, or any operations thereon is in violation, or alleged violation, in any material respect of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter “Environmental Laws”), which violation involves (i) any of the Mortgaged Properties or (ii) other Real Estate and would have a material adverse effect on the business, assets or financial condition of the Borrower, any Guarantor or any of their respective Subsidiaries.

(b)                          None of the Borrower, the Guarantors or any of their respective Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. §9601(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (“Hazardous Substances”) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

(c)                          With respect to the Mortgaged Properties, and to the best of the Borrower’s and the Trust’s knowledge with respect to any other Real Estate, (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws in all material respects, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by either the Borrower, the Guarantors, their Subsidiaries or the operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of business and in accordance with applicable Environmental Laws in all material respects; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a “Release”) or threatened Release of Hazardous Substances on, upon, into or from any of the Real Estate, or, to the best of the Borrower’s or the Trust’s knowledge, on, upon, into or from the other properties of the Borrower, the Guarantors or their respective Subsidiaries, which Release would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower’s or the Trust’s knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower’s or the Trust’s knowledge, operating in compliance with such permits and applicable Environmental Laws.

(d)                          None of the Borrower, the Guarantors, their respective Subsidiaries, or the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement (i) by virtue of the transactions set forth herein and contemplated hereby, or (ii) as a condition to the recording of the Security Deeds or to the effectiveness of any other transactions contemplated hereby.

(e)                          As of the date hereof, the Environmental Insurance Policy is in full force and effect, and Borrower has performed all of its obligations thereunder to prevent the termination thereof.  As of the date hereof, “Total all Losses” within the meaning of the Environmental Insurance Policy, claimed by Borrower is not in excess of $500,000.00.

§6.19.                 Subsidiaries and Unconsolidated Affiliates.  Schedule 6.19 sets forth all of the Subsidiaries and Unconsolidated Affiliates of the Borrower and the Trust.  The form and jurisdiction of organization of each of the Subsidiaries and Unconsolidated Affiliates, and the Borrower’s and the Trust’s ownership interest therein, is set forth in said Schedule 6.19.

§6.20.                 Loan Documents.  All of the representations and warranties made by or on behalf of the Borrower, the Guarantors, and their respective Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower, the Guarantors nor any of their respective Subsidiaries has failed to disclose such information as is necessary to make such representations and warranties not misleading.

§6.21.                 Mortgaged Property.  The Borrower and the Trust each makes and shall cause each Subsidiary Guarantor to make, the following representations and warranties concerning each Mortgaged Property:

(a)                          Off-Site Utilities.  All water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of the Mortgaged Property are installed to the property lines of the Mortgaged Property through dedicated public rights of way or through perpetual private easements approved by the Agent with respect to which the applicable Security Deed creates a valid and enforceable first lien.

(b)                          Access, Etc.  The streets abutting the Mortgaged Property are dedicated and accepted public roads, to which the Mortgaged Property has direct access by trucks and other motor vehicles and by foot, or are perpetual private ways (with direct access by trucks and other motor vehicles and by foot to public roads) to which the Mortgaged Property has direct access approved by the Agent and with respect to which the applicable Security Deed creates a valid and enforceable first lien.  All private ways providing access to the Mortgaged Property are zoned in a manner which will permit access to the Building over such ways by trucks and other commercial and industrial vehicles, as appropriate and applicable.

(c)                          Independent Building.  The Building is fully independent in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems, all of which are connected directly to off-site utilities located in public streets or ways or through insured perpetual private easements approved by the Agent.  The Mortgaged Property is separately assessed for purposes of real estate tax assessment and payment.  The Building and all paved or landscaped areas related to or used in connection with the Building are located wholly within the perimeter lines of the lot or lots on which the Mortgaged Property is located, except as may be specifically shown on the Survey for such Mortgaged Property.

(d)                          Condition of Building; No Asbestos.  The Building is, in all material respects, structurally sound, in good repair and free of defects in materials and workmanship.  All major building systems located within the Building, including without limitation heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems, are in good working order and condition.  Except as set forth in the Phase I environmental site assessments delivered by the Borrower to the Agent, no asbestos is located in or on the Building, except for nonfriable asbestos or contained friable asbestos which is being monitored and/or remediated in accordance with the recommendations of an Environmental Engineer.

(e)                          Building Compliance with Law.  The Building as presently constructed, used, occupied and operated does not, in any material respect, violate any applicable federal or state law or governmental regulation or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, safety, handicapped access, historic preservation and protection, tidelands, wetlands, flood control and Environmental Laws.  The Building complies, in all material respects, with applicable zoning laws and regulations and is not a so-called non-conforming use.  The zoning laws permit use of the Building for its current use.  There is such number of parking spaces on the lot or lots on which the Mortgaged Property is located as is adequate under the zoning laws and regulations to permit use of the Building for its current use.  Each Mortgaged Property constitutes a separate parcel which has been properly subdivided in accordance with all applicable state and local laws, regulations and ordinances to the extent required thereby or is part of PUD zoning, and neither the execution and delivery of the Security Deeds nor the exercise of any remedies thereunder by the Agent shall violate any such law or regulation relating to the subdivision of real property.

(f)                          No Required Mortgaged Property Consents, Permits, Etc.  Neither the Borrower nor any Guarantor has received any notice of, and has no knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities), curb cuts and street openings, required by applicable laws, rules, ordinances or regulations or any agreement affecting the Mortgaged Property for the maintenance, operation, servicing and use of the Mortgaged Property or the Building for its current use which have not been granted, effected, or performed and completed (as the case may be), or any fees or charges therefor which have not been fully paid, or which are no longer in full force and effect.  No such approvals, consents, permits or licenses (including, without limitation, any railway siding agreements) will terminate, or become void or voidable or terminable on any foreclosure sale of the Mortgaged Property pursuant to the Security Deed.  To the best knowledge of the Borrower and the Guarantors, there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, the Mortgaged Property or any part thereof.

(g)                          Insurance.  Neither the Borrower nor any Guarantor has received any outstanding notice from any insurer or its agent requiring performance of any work with respect to the Mortgaged Property or canceling or threatening to cancel any policy of insurance, and the Mortgaged Property complies with the requirements of all of the Borrower’s and the Guarantors’ insurance carriers.

(h)                          Real Property Taxes; Special Assessments.  There are no unpaid or outstanding real estate or other taxes or assessments on or against the Mortgaged Property or any part thereof which are payable by the Borrower or the Guarantors (except only real estate or other taxes or assessments, that are not yet due and payable).  No abatement proceedings are pending with reference to any real estate taxes assessed against the Mortgaged Property, other than with respect to taxes which have been paid under protest and which are being contested in good faith.  Except as set forth in the Title Policies delivered to the Agent, there are no betterment assessments or other special assessments presently pending with respect to any portion of the Mortgaged Property, and neither the Borrower nor the Guarantors have received any notice of any such special assessment being contemplated.

(i)                          Historic Status.  The Building is not a historic structure or landmark and neither the Building or the Mortgaged Property is located within any historic district pursuant to any federal, state or local law or governmental regulation.

(j)                          Eminent Domain; Casualty.  There are no pending eminent domain proceedings against the Mortgaged Property or any part thereof, and, to the knowledge of the Borrower and the Guarantors, no such proceedings are presently threatened or contemplated by any taking authority.  Neither the Mortgaged Property, the Building nor any part thereof is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

(k)                          Leases.  The Borrower has delivered to the Agent (i) true copies of the forms of the Leases used by the Borrower at the Mortgaged Properties as of the date hereof and (ii) true, correct and complete copies of the Leases and any amendments or other agreements thereto relating to the Mortgaged Properties as of the date of inclusion of the Mortgaged Property in the Collateral.  An accurate and complete Rent Roll and summary thereof in a form reasonably satisfactory to the Agent as of the date of inclusion of the Mortgaged Property in the Collateral with respect to all Leases of any portion of the Mortgaged Property has been provided to the Agent.  The Leases reflected on such Rent Roll constitute as of the date thereof the sole agreements and understandings relating to leasing or licensing of space at the Mortgaged Property and in the Building relating thereto.  Each of the Leases was entered into as the result of arms-length negotiation and has not been modified, changed, altered, assigned, supplemented or amended in any respect, except as set forth in a separate written certification delivered to Agent prior to the acceptance of such Mortgaged Property as Collateral, and no tenant is entitled to any free rent, partial rent, rebate of rent payments, credit, reduction or alternate rent, offset or deduction in rent, including, without limitation, lease support payments, lease buy-outs or reduced or altered rent as a result of the operation of any co-tenancy or similar clause, except as set forth in a separate written certification delivered to Agent prior to the acceptance of such Mortgaged Property as Collateral.  There are no occupancies, rights, privileges or licenses in or to the Mortgaged Property or portion thereof other than pursuant to the Leases reflected in Rent Rolls previously furnished to the Agent for the Mortgaged Property.  Except as set forth in a separate written certification delivered to Agent prior to the acceptance of such Mortgaged Property as Collateral, (a) the Leases reflected in the Rent Roll are in full force and effect in accordance with their respective terms, without any payment default or any other material default thereunder, nor are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and neither the Borrower, the Guarantors nor any of their respective Subsidiaries has given or made any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases, and (b) no tenant under any Lease has a currently effective right to terminate its Lease as a result of the operation of any co-tenancy or similar clause.  The separate written certification delivered to Agent prior to the acceptance of such Mortgaged Property as Collateral accurately and completely sets forth all rents payable by and security, if any, deposited by tenants, no tenant having paid more than one month’s rent in advance.  All tenant improvements or work to be done for tenants on the Rent Roll, furnished or paid for by the Borrower, the Guarantors or any of their respective Subsidiaries, or credited or allowed to a tenant, for, or in connection with, the Building pursuant to any Lease has been completed and paid for or provided for in a manner satisfactory to the Agent except as set forth in the separate written certification delivered to Agent prior to the acceptance of such Mortgaged Property as Collateral.  No material leasing, brokerage or like commissions, fees or payments are due from the Borrower,  the Guarantors or any of their respective Subsidiaries in respect of the Leases except as set forth in the separate written certification delivered to Agent prior to the acceptance of such Mortgaged Property as Collateral.

(l)                          Service Agreements; Management Agreements.  Except as listed on Schedule 6.21, there are no material Service Agreements relating to the operation and maintenance of the Building, the Mortgaged Property, or any portion thereof that are not cancelable at any time or upon thirty (30) days’ written notice.  The Borrower has no Management Agreements for the Mortgaged Properties except the Management Agreements described on Schedule 6.21 hereto.  To the best knowledge of the Borrower, there are no material claims or any bases for material claims in respect of the Mortgaged Property or its operation by any party to any Service Agreement or Management Agreement.

(m)                          Other Material Real Property Agreements: No Options.  There are no material agreements pertaining to the Mortgaged Property, any Building thereon or the operation or maintenance of either thereof other than as described in this Agreement (including the Schedules hereto), the Title Policies or otherwise disclosed in writing to the Agent and the Banks by the Borrower; and except as disclosed in Schedule 6.21 hereto no Person has any right or option to acquire the Mortgaged Property or any Building thereon or any portion thereof or interest therein.

§6.22.                 Brokers.  None of the Borrower, the Guarantors or any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

§6.23.                 Other Debt.  None of the Borrower, the Guarantors or any of their respective Subsidiaries is in default of the payment of any Indebtedness or any other agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party.  Neither the Borrower nor any Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower or such Guarantor.  The Borrower, the Guarantor has provided to the Agent a schedule, and upon the request of the Agent will provide copies, of all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower, the Guarantors or their respective properties and entered into by the Borrower or any Guarantor as of the date of this Agreement with respect to any Indebtedness of the Borrower or any Guarantor.

§6.24.                 Solvency.  As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither the Borrower, the Guarantors nor any of their Subsidiaries is insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, such Person is able to pay its debts as they become due, and such Person has sufficient capital to carry on its business.

§6.25.                 Contribution Agreement.  Borrower has delivered to the Agent a true, correct and complete copy of the Contribution Agreement.  The Contribution Agreement is in full force and effect in accordance with its terms, there are no material claims resulting from non-performance of the terms thereof or otherwise or any basis for a material claim by any party to the Contribution Agreement, nor has there been any waiver of any material terms thereunder.

§6.26.                 No Fraudulent Intent.  Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower, any Guarantor or any of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

§6.27.                 Transaction in Best Interests of Borrower; Consideration.  The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, the Guarantors, each of their respective Subsidiaries and the creditors of such Persons.  The direct and indirect benefits to inure to the Borrower, the Guarantors and each of their respective Subsidiaries  pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration,” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantors and each of their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of the Guarantors to guaranty the Loan, Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower and its Subsidiaries to have available financing to refinance existing indebtedness and to conduct and expand their business.

§6.28.                 Partners and the Trust.  The Trust is the sole general partner of the Borrower and owns a 1% general partnership interest and as of the Closing Date not less than a 90% limited partnership interest in the Borrower.  The Trust owns no assets other than its interest in the Borrower as a general partner and limited partner, cash, Short-term Investments and the property described in Schedule 6.29 hereto.

§6.29.                 Tax Indemnity Agreement.  The Tax Indemnity Agreement has not been voluntarily terminated by Borrower or the Trust and there has been no waiver of any material terms thereunder by Borrower or the Trust.

§6.30.                 Embargoed Persons.  None of the Borrower, the Guarantors or their respective Subsidiaries, are (and none of the Borrower, the Guarantors or their respective Subsidiaries will be) a Person named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons.  In addition, Borrower hereby agrees to provide to the Banks any additional information that a Bank deems reasonably necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

§6.31.                 Mortgaged Properties.  As of the Closing Date, Schedule 6.31 is a correct and complete list of all Mortgaged Properties.  Each of the Mortgaged Properties included by the Borrower in calculation of the compliance of the covenants set forth in §9 satisfies all of the requirements contained in this Agreement and the other Loan Documents for the same to be included therein.

§7.      AFFIRMATIVE COVENANTS OF THE TRUST AND THE BORROWER.

The Trust (to the extent hereinafter provided) and the Borrower covenant and agree that, so long as any Loan, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or to issue any Letter of Credit:

§7.1.                  Punctual Payment.  The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

§7.2.                  Maintenance of Office.  The Borrower will maintain its chief executive office at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan, 48334, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

§7.3.                  Records and Accounts.  The Borrower and the Trust will (a) keep, and cause each of their respective Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves.  Neither the Borrower nor the Guarantors nor any of their respective Subsidiaries shall, without the prior written consent of the Majority Banks, (x) make any material changes to the accounting principles used by such Person in preparing the financial statements and other information described in §6.4 except as required by GAAP or (y) change its fiscal year.

§7.4.                  Financial Statements, Certificates and Information.  The Borrower and the Trust will deliver or cause to be delivered to each of the Banks:

(a)                          as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of the Trust, the audited Consolidated balance sheet of the Trust and its Subsidiaries at the end of such year, and the related audited Consolidated statements of income, changes in shareholder’s equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, and accompanied by an auditor’s report prepared without qualification by Grant Thornton LLP, or by another nationally recognized accounting firm, the Form 10-K of the Trust filed with the SEC (unless the SEC has approved an extension, in which event the Trust will deliver to the Agent and each of the Banks a copy of the Form 10-K simultaneously with delivery to the SEC), and any other information the Banks may need to complete a financial analysis of the Trust and its Subsidiaries;

(b)                          as soon as practicable, but in any event not later than fifty-five (55) days after the end of each of the first three (3) fiscal quarters of the Borrower and the Trust, respectively, copies of the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries and the Trust and its Subsidiaries, respectively, as at the end of such quarter, and the related unaudited Consolidated statements of income, changes in shareholder’s equity and cash flows for the portion of the Borrower’s and the Trust’s, respectively, fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP (which, as to the Trust, may be provided by inclusion in the Form 10-Q of the Trust for such period provided pursuant to subsection (c) below), together with a certification by the principal financial or accounting officer of the Borrower and the Trust, respectively, that the information contained in such financial statements fairly presents the financial position of such Person and its Subsidiaries on the date thereof (subject to year-end adjustments); provided, however, that unless otherwise requested by the Agent or the Majority Banks, the Borrower shall not be required to deliver the balance sheets, statements or other matters required by this §7.4(b) to the extent the same are incorporated in the balance sheets, statements and other matters delivered to the Banks by the Trust;

(c)                          as soon as practicable, but in any event not later than fifty-five (55) days after the end of each of the first three (3) fiscal quarters of the Trust in each year, copies of Form 10-Q filed with the SEC (unless the SEC has approved an extension in which event the Trust will deliver such copies of the Form 10-Q to the Agent and each of the Banks simultaneously with delivery to the SEC);

(d)                          as soon as practicable, but in any event not later than fifty-five (55) days after the end of the first three (3) fiscal quarters of the Borrower, copies of a Consolidated statement of Operating Cash Flow for such fiscal quarter for the Borrower and its Subsidiaries and a statement of Operating Cash Flow for such fiscal quarter for the Borrower and the Mortgaged Properties, prepared on a basis consistent with the statement furnished pursuant to §6.4 together with a certification by the chief financial or chief accounting officer of the general partner of the Borrower, that the information contained in such statement fairly presents the Operating Cash Flow of the Borrower and its Subsidiaries and the Mortgaged Properties for such period;

(e)                          simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a “Compliance Certificate”) certified by the principal financial or accounting officer of Trust and of the general partner of the Borrower in the form of Exhibit I hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance with the covenants contained in §9 and the other covenants described therein, and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date.  With each Compliance Certificate, the Borrower shall also deliver a certificate (a “Borrowing Base Property Certificate”) executed by the chief financial officer of the general partner of the Borrower that (i) lists each of the Mortgaged Properties, and certifies that all Mortgaged Properties so listed fully qualify as such under the applicable criteria in this Agreement, lists any additions or removals of Mortgaged Properties during such accounting period, as appropriate, and includes such information as Agent may reasonably require to determine the economic and physical occupancy of said Mortgaged Properties and the aggregate Borrowing Base Availability and the Operating Cash Flow from such Mortgaged Properties during such period, and (ii) lists each New Development Activity and New Redevelopment Activities.

(f)                          contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of the Trust or the partners of the Borrower;

(g)                          as soon as practicable but in any event not later than fifty five (55) days after the end of each of the first three (3) fiscal quarters of the Borrower, an updated Rent Roll for each Mortgaged Property and operating statements and, to the extent available to Borrower or its Subsidiaries, tenant sales reports with respect to the Mortgaged Properties with respect to such fiscal quarter, such statements and reports to be in form reasonably satisfactory to the Agent;

(h)                          as soon as practicable but in any event not later than one hundred (100) days after the end of the fourth fiscal quarter of the Borrower, an updated Rent Roll for each Mortgaged Property and rolling four (4) quarter operating statements and, to the extent available to Borrower or its Subsidiaries, tenant sales reports with respect to the Mortgaged Properties, such statements and reports to be in form reasonably satisfactory to the Agent, together with copies of any Leases entered into with respect to a Mortgaged Property not otherwise required to be delivered to Agent pursuant to §7.21;

(i)                          evidence that all real estate taxes and other assessments relating to the Mortgaged Property have been timely paid, except for those being contested as provided in §7.8;

(j)                          [Intentionally omitted];

(k)                          promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower and the Trust;

(l)                          simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, each of the following with respect to each acquisition of an interest in a Subsidiary: (i) the name and structure of the Subsidiary, (ii) a description of the property owned by such Subsidiary, and (iii) such other information as the Agent may reasonably request;

(m)                          simultaneously with the delivery of the financial statement referred to in subsection (a) above, a statement (i) listing the Real Estate owned by the Borrower, the Guarantors or their respective Subsidiaries and Unconsolidated Affiliates (or in which the Borrower, the Guarantors or their respective Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of the Borrower, the Guarantors or their respective Subsidiaries and Unconsolidated Affiliates (excluding Indebtedness of the type described in §8.1(b)-(e)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse, and (iii) listing the properties of the Borrower, the Guarantors or their respective Subsidiaries or Unconsolidated Affiliates which are under “development” (as used in §8.9) and providing a brief summary of the status of such development;

(n)                          not later than thirty (30) days prior to the end of each fiscal year of the Borrower a budget and business plan for the next fiscal year and a budget for each Mortgaged Property;

(o)                          as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of the Borrower, the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related unaudited consolidated statements of income, changes in shareholder’s equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, and accompanied by a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (provided, however, the Borrower shall not be required to provide such statements in the event that such statements would be substantially similar to the consolidated statements provided by the Trust); and

(p)                          from time to time such other financial data and information in the possession of the Borrower, the Guarantors or their respective Subsidiaries (including without limitation auditors’ management letters, property inspection and environmental reports and other legal and regulatory changes affecting the Borrower or the Guarantors) as the Agent may reasonably request.

Any material to be delivered pursuant to this §7.4 may be delivered electronically directly to Agent and the Banks provided that such material is in a format reasonably acceptable to Agent, and such material shall be deemed to have been delivered to Agent and the Banks upon Agent’s receipt thereof.  Upon the request of Agent, Borrower and the Trust shall deliver paper copies thereof to Agent and the Banks.  Borrower and the Trust authorize Agent and Arranger to disseminate any such materials through the use of Intralinks, SyndTrak or any other electronic information dissemination system, and the Borrower and the Trust release Agent and the Banks from any liability in connection therewith.

§7.5.                  Notices.

(a)                          Defaults.  The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default.  If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, the Guarantors or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause a Default or Event of Default or would have a material adverse effect on the Borrower or any Guarantor or any of their respective Subsidiaries, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

(b)                          Environmental Events.  The Borrower will promptly give notice to the Agent (i) upon the Borrower obtaining knowledge of any potential or known Release of any Hazardous Substances at or from any Real Estate; (ii) of any violation of any Environmental Law that the Borrower, the Guarantors or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves any Real Estate or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower, any Guarantor or any Subsidiary or the Agent’s liens on the Collateral pursuant to the Security Documents.

(c)                          Notification of Claims Against Collateral.  The Borrower will, promptly upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to any Mortgaged Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Banks with respect to the Collateral, are subject.  This §7.5 shall not require Borrower to deliver to Agent notices received from tenants; provided that the foregoing shall not relieve Borrower of any obligation to do so contained elsewhere in the Loan Documents.

(d)                          Notice of Litigation and Judgments.  The Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, the Guarantors or any of their respective Subsidiaries or to which the Borrower, the Guarantors or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against the Borrower, the Guarantors or any of their respective Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any Guarantor or any of their respective Subsidiaries and stating the nature and status of such litigation or proceedings.  The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the Borrower, any Guarantor or any of their respective Subsidiaries in an amount in excess of $10,000,000.

(e)                          Notification of Banks.  Promptly after receiving any notice under this §7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any  certificates or other written information that accompanied such notice.

§7.6.                  Existence; Maintenance of Properties.

(a)                          The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware limited partnership.  The Trust will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland real estate investment trust.  The Borrower and the Trust will cause each of their respective Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.  The Borrower and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force all of their respective rights and franchises and those of their Subsidiaries.  The Borrower and the Trust will, and will cause each of their respective Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

(b)                          The Borrower and the Trust (i) will cause all of their properties and those of their respective Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do the foregoing pursuant to clause (i) or (ii) would have a material adverse effect on the condition of the applicable Mortgaged Property or on the financial condition, assets or operations of the Borrower, any Guarantor and their respective Subsidiaries.

(c)                          The common stock of the Trust shall at all times be listed for trading and be traded on the New York Stock Exchange.

§7.7.                  Insurance.

(a)                          The Borrower and each Subsidiary Guarantor that owns a Mortgaged Property will, at its expense, procure and maintain for the benefit of the Borrower, each such Subsidiary Guarantor and the Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to the Agent, providing the following types of insurance covering each Mortgaged Property:

(i)                                    Property insurance (written on a “special form” or “all risks” basis and including coverage for loss due to flood, earthquake and earth movement, acts of terrorism, and equipment or system breakdown applicable to any heating boilers, HVAC systems, elevators, escalators, and electronic or electrical systems that service the buildings, also referred to as comprehensive boiler and machinery coverage), on each Building and the contents therein of the Borrower and its Subsidiaries in an amount of not less than one hundred percent (100%) of their respective full replacement cost values or such other amount as the Agent may approve, with deductibles not to exceed $25,000.00 for any one occurrence, on a replacement cost basis with an agreed value endorsement waiving any coinsurance, and, if requested by the Agent, “ordinance and law” coverage for demolition expense, loss of value of the undamaged portion of the building, and increased costs of compliance with construction codes in such amounts as the Agent may require.  Full replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein of the Borrower and its Subsidiaries without deduction for physical depreciation thereof;

(ii)                                   During the course of construction or repair of any Building, the insurance required by clause (i) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Mortgaged Property, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

(iii)                                  Flood insurance if at any time any Building is located in any federally designated “special hazard area” (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, V1-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program;

(iv)                                   Rent loss insurance in an amount sufficient to recover at least the total estimated gross receipts from all sources of income, including without limitation, rental income, for the Mortgaged Property for a twelve (12) month period less non-continuing expenses;

(v)                                    Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Agent may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two (2) years following completion of construction of any improvements on the Mortgaged Property and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $2,000,000.00, a completed operations aggregate limit of not less than $1,000,000.00, and a combined single “per occurrence” limit of not less than $1,000,000.00 for bodily injury, property damage and medical payments;

(vi)                                   During the course of construction or repair of any improvements on the Mortgaged Property, the general contractor selected to oversee such improvements shall provide commercial general liability insurance (including completed operations coverage) naming Borrower as an additional insured, or in lieu thereof, may provide for such coverage by way of an owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (v) above;

(vii)                                  Employer’s liability insurance with respect to the Borrower’s employees;

(viii)                                 Umbrella liability insurance with limits of not less than $50,000,000.00 to be in excess of the limits of the insurance required by clauses (v) and (vii) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (v) and (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy.  All such policies shall be endorsed to provide defense coverage obligations;

(ix)                                   Workers’ compensation insurance for all employees of the Borrower or its Subsidiaries engaged on or with respect to the Mortgaged Property with limits as required by applicable law; and

(x)                                    Such other commercially reasonable insurance in such form and in such amounts as may from time to time be reasonably required by the Agent against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Mortgaged Property.

The Borrower shall pay all premiums on insurance policies.  The insurance policies with respect to all Mortgaged Property provided for in clauses (v), (vi) and (viii) above shall name the Agent and each Bank as an additional insured and shall contain a cross liability/severability endorsement.  The insurance policies provided for in clauses (i), (ii), (iii), (iv) and (vi) above shall name the Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses and lender’s loss payable endorsements in form and substance acceptable to the Agent.  The Borrower shall deliver duplicate originals or certified copies of all such policies to the Agent, and the Borrower shall promptly furnish to the Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid.  Not less than ten (10) days prior to the expiration date of the policies, as the same may be reduced by Agent, the Borrower shall deliver to the Agent evidence of continued coverage, as may be satisfactory to Agent, and within five (5) Business Days after the renewal date of such policies, the Borrower shall deliver to Agent evidence of continued coverage, including a certificate of insurance to Agent, in form and substance satisfactory to the Agent.

(b)                          All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of the Borrower or any Subsidiary or anyone acting for the Borrower or any Subsidiary (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Real Estate for purposes more hazardous than permitted by the terms of the policy, and no foreclosure or any other change in title to the Real Estate or any part thereof, shall affect the validity or enforceability of such insurance insofar as the Agent is concerned, (ii) the insurer waives any right of set off, counterclaim, subrogation, or any deduction in respect of any liability of the Borrower or any Subsidiary and the Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least thirty (30) days prior written notice to the Agent by certified or registered mail, and (v) the Agent or the Banks shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

(c)                          The insurance required by this Agreement may be effected through a blanket policy or policies covering additional locations and property of the Borrower and other Persons not included in the Mortgage Property, provided that such blanket policy or policies comply with all of the terms and provisions of this §7.7 and contain endorsements or clauses assuring that any claim recovery will not be less than that which a separate policy would provide, including, without limitation, a priority claim provision with respect to property insurance and an aggregate limits of insurance endorsement in the case of liability insurance.

(d)                          All policies of insurance required by this Agreement, unless otherwise approved by Agent in writing, shall be issued by companies having a rating in Best’s Key Rating Guide of at least “A” and a financial size category of at least “X”.

(e)                          Neither the Borrower nor any Subsidiary shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this §7.7.

(f)                          In the event of any loss or damage to any Mortgaged Property, the Borrower or the applicable Guarantor shall give prompt written notice to the insurance carrier and the Agent.  Each of the Borrower and the Guarantors hereby irrevocably authorizes and empowers the Agent, at the Agent’s option and in the Agent’s sole discretion or at the request of the Majority Banks in their sole discretion, as its attorney in fact, to make proof of such loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive Insurance Proceeds and Condemnation Proceeds, and to deduct therefrom the Agent’s reasonable expenses incurred in the collection of such Insurance Proceeds; provided, however, that so long as no Default or Event of Default has occurred and is continuing and so long as the Borrower or any Guarantor shall in good faith diligently pursue such claim, the Borrower or such Guarantor may make proof of loss and appear in any proceedings or negotiations with respect to the adjustment of such claim, except that the Borrower or such Guarantor may not settle, adjust or compromise any such claim without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed; provided, further, that the Borrower or such Guarantor may make proof of loss and adjust and compromise and collect any claim under casualty insurance policies without Agent’s consent so long as no Default or Event of Default has occurred and is continuing and so long as the Borrower or such Guarantor shall in good faith diligently pursue such claim and (x) the amount is less than $1,000,000,00 or (y) an Insurance Availability Condition exists.  The Borrower and each Guarantor further authorize the Agent, at the Agent’s option, to (i) apply the balance of such Insurance Proceeds and Condemnation Proceeds to the payment of the Obligations whether or not then due, or (ii) if the Agent shall require the reconstruction or repair of the Mortgaged Property, to hold the balance of such proceeds as trustee to be used to pay taxes, charges, sewer use fees, water rates and assessments which may be imposed on the Mortgaged Property and the Obligations as they become due during the course of reconstruction or repair of the Mortgaged Property and to reimburse the Borrower or such Guarantor, in accordance with such commercially reasonable terms and conditions as the Agent may prescribe, for the costs of reconstruction or repair of the Mortgaged Property, and upon completion of such reconstruction or repair to apply any excess to the payment of the Obligations.

(g)                          Notwithstanding the foregoing or anything to the contrary contained in the Mortgages, if an Insurance Availability Condition does not exist, the Agent shall make net Insurance Proceeds and Condemnation Proceeds available to the Borrower or such Guarantor to reconstruct and repair the Mortgaged Property, in accordance with such terms and conditions as the Agent may prescribe in the Agent’s discretion for the disbursement of the proceeds, provided that (i) the cost of such reconstruction or repair is not estimated by the Agent to exceed fifty percent (50%) of the replacement cost of the damaged Building (as reasonably estimated by the Agent), (ii) no Default or Event of Default shall have occurred and be continuing, (iii) the Borrower or such Guarantor shall have provided to the Agent additional cash security in an amount equal to the amount reasonably estimated by the Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration, (iv) the Agent shall have approved the plans and specifications, construction budget, construction contracts, and construction schedule for such repair or restoration and reasonably determined that the repaired or restored Mortgaged Property will provide the Agent with adequate security for the Obligations (provided that the Agent shall not disapprove such plans and specifications if the Building is to be restored to substantially its condition immediately prior to such damage), (v) the Borrower or such Guarantor shall have delivered to the Agent written agreements (which may include the applicable Lease) binding upon each tenant which leases or occupies 25,000 square feet or more of building floor area in such Mortgaged Property (or if no tenant leases or occupies 25,000 square feet or more of building floor area, then the tenant which leases or occupies the most building floor area in such Mortgaged Property ) (the “Anchor Tenants”) and not less than eighty percent (80%) of the remaining tenants or other parties having present or future rights to possession of any portion of the affected Mortgaged Property or having any right to require repair, restoration or completion of the Mortgaged Property or any portion thereof (determined by reference to those tenants that are not Anchor Tenants and that in the aggregate occupy or have rights to occupy not less than eighty percent (80%) of the Net Rentable Area of the Building so damaged, excluding the portion leased by the Anchor Tenants), agreeing upon a date for delivery of possession of the Mortgaged Property or their respective portions thereof, to permit time which is sufficient in the judgment of the Agent for such repair or restoration and approving the plans and specifications for such repair or restoration, or other evidence satisfactory to the Agent that none of such tenants or other parties may terminate their Leases as a result of such casualty or as a result of having a right to approve the plans and specifications for such repair or restoration, (vi) the Agent shall reasonably determine that such repair or reconstruction can be completed prior to the Maturity Date, (vii) the Agent shall receive evidence reasonably satisfactory to it that any such restoration, repair or rebuilding complies in all respects with any and all applicable state, federal and local laws, ordinances and regulations, including without limitation, zoning laws, ordinances and regulations, and that all required permits, licenses and approvals relative thereto have been or will be issued in a manner so as not to materially impede the progress of restoration, (viii) the Agent shall receive evidence reasonably satisfactory to it that the insurer under such policies of fire or other casualty insurance does not assert any defense to payment under such policies against the Borrower, any Guarantor or the Agent, and (ix) with respect to any Taking, Agent shall determine that following such repair or restoration there shall be no more than the lesser of (i) a twenty percent (20%) reduction in occupancy or rental income from the Mortgaged Property so affected by such specific condemnation or taking (excluding any proceeds from rental loss insurance or proceeds from such award allocable to rent) or (ii) a ten percent (10%) reduction in occupancy or in rental income from all of the Mortgaged Properties (excluding any proceeds from rental loss insurance or proceeds of such award allocable to rent), after giving effect to the current condemnation or taking and any previous condemnations or takings which may have occurred.  In the event that an Insurance Availability Condition exists, Borrower or the applicable Guarantor shall promptly commence and diligently pursue the repair, restoration and completion of the Mortgaged Property so damaged in accordance with all applicable laws and agreements.  Notwithstanding anything in this Agreement to the contrary, Borrower shall not be permitted to use any proceeds of the Revolving Credit Loans to pay or reimburse the cost of such repair, restoration and completion to the extent of available insurance proceeds.  If Borrower or a Guarantor is holding any Insurance Proceeds as a result of Insurance Availability Condition and thereafter an Event of Default occurs, Borrower or such Guarantor shall immediately pay such proceeds to Agent.  Any excess Insurance Proceeds shall be applied to the payment of the Obligations, unless by the terms of the applicable insurance policy the excess proceeds are required to be returned to such insurer.  Any excess Condemnation Proceeds shall be applied to the payment of the Obligations.  In no event shall the provisions of this section be construed to extend the Maturity Date or to limit in any way any right or remedy of the Agent upon the occurrence of an Event of Default hereunder.  If the Mortgaged Property is sold or the Mortgaged Property is acquired by the Agent, all right, title and interest of the Borrower and any Guarantor in and to any insurance policies and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Mortgaged Property prior to the sale or acquisition shall pass to the Agent or any other successor in interest to the Borrower or purchaser of the Mortgaged Property.

(h)                          The Borrower and the Guarantors will provide to the Agent for the benefit of the Banks Title Policies for all of the Mortgaged Properties of such Person.

(i)                          The Borrower will procure and maintain or cause to be procured and maintained insurance covering the Borrower and the Guarantors and their respective Subsidiaries and their respective properties (other than the Mortgaged Properties) (the cost of such insurance to be borne by the insured thereunder) in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

§7.8.                  Taxes.  The Borrower, the Guarantors and each of their respective Subsidiaries will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon the Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower, such Guarantor or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower, the Guarantor or such Subsidiary either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

§7.9.                  Inspection of Properties and Books.  The Borrower and the Trust shall permit the Banks at such Bank’s expense to visit and inspect any of the properties of the Borrower, the Guarantors or any of their respective Subsidiaries, and at the Borrower’s expense to examine the books of account of the Borrower, the Guarantors or any of their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, the Guarantors or any of their respective Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such examinations more often than once in any twelve (12) month period.  The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower’s normal business operations.

§7.10.                 Compliance with Laws, Contracts, Licenses, and Permits.  The Borrower and the Trust will comply with, and will cause each of their respective Subsidiaries to comply in all respects with, (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties.  If at any time while any Loan, Note or Letter of Credit is outstanding or the Banks have any obligation to make Loans or issue Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or the Guarantors may fulfill any of its obligations hereunder or under the other Loan Documents, the Borrower will immediately take or cause to be taken all steps necessary to obtain or cause such Guarantor or Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

§7.11.                 Use of Proceeds.  Subject to the terms, covenants and conditions set forth herein, the Borrower will use the proceeds of the Loans and Letters of Credit to the Borrower solely to (a) finance tenant improvements, development and redevelopment of Real Estate as permitted in this Agreement, capital expenditures and leasing commissions, bridge debt financing (including amortization payments due under the Aquia Loan Agreement and refinance “gap” funding, (b) provide financing for general corporate purposes including working capital, and (c) repay outstanding Indebtedness (but specifically excluding the payment, prepayment, purchase, redemption or other retirement of the principal of any Subordinated Debt).

§7.12.                 Further Assurances.  Each of the Borrower and the Trust will cooperate with, and will cause each of their respective Subsidiaries to cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

§7.13.                 Compliance.  The Borrower and the Trust shall operate their respective businesses, and shall cause each of their respective Subsidiaries to operate its business, in compliance with the terms and conditions of this Agreement and the other Loan Documents.  The Trust shall at all times comply with all requirements of applicable laws necessary to maintain REIT Status, shall elect to be treated as a real estate investment trust and shall operate its business in compliance with the terms and conditions of this Agreement and the other Loan Documents.

§7.14.                 [Intentionally Omitted.]

§7.15.                 Ownership of Real Estate.  Without the prior written consent of the Majority Banks, which consent may be withheld by the Majority Banks in their sole discretion, and notwithstanding any other provision of the Loan Documents, all interests (whether direct or indirect) of the Borrower or the Trust in real estate assets acquired after the date hereof shall be owned directly by the Borrower; provided, however, subject to the restrictions in §8.3, the Borrower shall be permitted to own Real Estate through Subsidiaries or Unconsolidated Affiliates.

§7.16.                 More Restrictive Agreements.  Should the Borrower, the Guarantors or any of their respective Subsidiaries enter into or modify any agreements or documents pertaining to any existing or future Indebtedness, Debt Offering or Equity Offering, which agreements or documents include covenants, whether affirmative or negative (or any other provision which may have the same practical effect as any of the foregoing), which are individually or in the aggregate more restrictive against the Borrower, the Guarantors or their respective Subsidiaries than those set forth in §8 and §9 of this Agreement or the Guaranty, the Borrower shall promptly notify the Agent and, if requested by the Majority Banks, the Borrower, the Guarantors, the Agent and the Majority Banks shall promptly amend this Agreement and the other Loan Documents to include some or all of such more restrictive provisions as determined by the Majority Banks in their sole discretion.  Each of the Borrower and Guarantors agree to deliver to the Agent copies of any agreements or documents (or modifications thereof) pertaining to existing or future Indebtedness, Debt Offering or Equity Offering of the Borrower, the Guarantors or any of their respective Subsidiaries as the Agent from time to time may request.  Notwithstanding the foregoing, this §7.16 shall not apply to covenants contained in any agreements or documents evidencing or securing Non-recourse Indebtedness or covenants in agreements or documents relating to Recourse Indebtedness that relate only to specific Real Estate that is collateral for such Indebtedness.

§7.17.                 Trust Restrictions.  The Borrower and Trust covenant and agree that:  the Trust will at all times (a) be the sole general partner of the Borrower, (b) own not less than fifty-one percent (51%) of the partnership interests in the Borrower, and in any event the largest percentage interest of any partner in the Borrower and (c) be responsible for making all major and day-to-day operational and management decisions to be made by the Borrower in the conduct of its business.  Without the prior written consent of Agent, the Trust shall not own any assets other than its interest in the Borrower as a general partner and a limited partner, cash, Short-term Investments and the property described on Schedule 6.29 hereto.

§7.18.                 Interest Rate Contract(s).  The Borrower shall at all times from and after the date of this Agreement maintain in full force and effect, an Interest Rate Contract(s) in form and substance satisfactory to Agent in an amount necessary to ensure that the outstanding “Debt” (as hereinafter defined) of Borrower, the Guarantors and their respective Subsidiaries that is Variable Rate Debt does not exceed twenty-five percent (25%) of Consolidated Total Adjusted Asset Value of the Borrower.  The Interest Rate Contract(s) shall be provided by any Bank which is a party to this Agreement or a bank or other financial institution that has unsecured, uninsured and unguaranteed long-term debt which is rated at least A-3 by Moody’s Investor Service, Inc. or at least A- by Standard & Poor’s Corporation.  The Borrower shall upon the request of the Agent provide to the Agent evidence that the Interest Rate Contract(s) is in effect.  For the purposes of this §7.18, the term “Debt” shall mean any indebtedness of the Borrower, the Guarantors or any their respective Subsidiaries, whether or not contingent, and without duplication, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments or (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Borrower, any Guarantor or any of their respective Subsidiaries, to the extent that any such items would appear as a liability on the balance sheet of the Borrower, the Guarantors or any of their respective Subsidiaries in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Borrower, the Guarantors or any of their respective Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than the Borrower, any Guarantor or any of their respective Subsidiaries) (it being understood that Debt shall be deemed to be incurred by the Borrower, the Guarantors or any of their respective Subsidiaries whenever the Borrower, any Guarantor or any of their respective Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof).

§7.19.                 Mortgaged Properties.

(a)                          The Mortgaged Properties shall at all times satisfy all of the following conditions:

(i)                                    each of the Mortgaged Properties shall be owned 100% in fee simple or leased under a ground lease approved by Agent by the Borrower or, subject to the terms of this Agreement, a Subsidiary Guarantor, free and clear of all Liens other than the Liens permitted in §8.2(ix).  If such Mortgaged Property is owned or leased by a Subsidiary Guarantor, such Subsidiary Guarantor shall not be a borrower or guarantor with respect to any other Indebtedness other than the Obligations;

(ii)                                   [Intentionally Omitted];

(iii)                                  such Mortgaged Property is managed by the Borrower or a Wholly Owned Subsidiary of the Borrower, or a third party manager approved by the Agent, such approval not to be unreasonably withheld;

(iv)                                   prior to inclusion of Real Estate within the Collateral, Borrower shall have delivered to Agent, and Agent and the Majority Banks as applicable shall have approved, the Eligible Real Estate Qualification Documents (it being acknowledged that the tenant estoppels and Subordination, Attornment and Non Disturbance Agreements required to be delivered pursuant to Schedule 5.3 must be delivered on or before the date that is ninety (90) days after the inclusion of such Real Estate in the Collateral, provided further that if such items are not delivered within such period such Real Estate shall no longer be included in the calculation of the Borrowing Base Availability unless and until such items are delivered);

(v)                                    each of the Mortgaged Properties shall consist solely of Real Estate (A)  which is located within the contiguous 48 states of the continental United States, , excluding those States which prescribe as of the date of inclusion of such Real Estate in the Collateral a “single-action” or similar rule limiting the rights of creditors secured by real property, which exclusion shall apply, without limitation, to the States of California and Washington except to the extent (i) such exclusion is waived in writing by the Agent with respect to a specific parcel of Real Estate, or (ii) the Mortgaged Property is located in New York or New Jersey, (B) which is utilized principally for a shopping center or a retail facility or a use ancillary thereto (including, with respect to Borrower’s Aquia development only, an office component) and is consistent with Borrower’s business strategy on the date of this Agreement, (C) which contains improvements that are in operating condition and available for occupancy, and (D) except with respect to properties temporarily removed from the occupancy calculation pursuant to §7.19(a)(ix), with respect to which valid certificates of occupancy or the equivalent for all buildings thereon have been issued and are in full force and effect;

(vi)                                   no Person other than Borrower or a Subsidiary Guarantor has any direct or indirect ownership of any equity interest or other Voting Interest in such Subsidiary Guarantor if such Mortgaged Property is owned or leased under a ground lease by a Subsidiary Guarantor (it being understood that no such Person shall be deemed to have any such ownership interest for purposes of this provision solely by virtue of owning any equity interest in the Trust or owning any limited partnership interest in the Borrower);

(vii)                                  [Intentionally Omitted];

(viii)                                 the number of properties included within the Mortgaged Properties shall not be less than ten (10);

(ix)                                   the Mortgaged Properties shall consist solely of Real Estate which has (A) an aggregate occupancy level of tenants (excluding the Borrower or any of its Affiliates) in possession (but not any tenant having under lease 25,000 square feet or more on a holdover or month-to-month basis), operating, paying rent and which are not otherwise in default of at least seventy-five percent (75%) of the Net Rentable Area within such Mortgaged Properties for the previous fiscal quarter of the Borrower based on bona fide arms-length tenant leases requiring current rental payments and which are in full force and effect, and (B) an aggregate level of tenants (excluding the Borrower or any of its Affiliates) under leases in such Mortgaged Properties (but not any tenant having under lease 25,000 square feet or more on a holdover or month-to-month basis) which are paying rent and which are not in default of at least eighty percent (80%) of the Net Rentable Area within such Mortgaged Properties for the previous fiscal quarter of the Borrower based on bona fide arms-length tenant leases requiring current rental payments and which are in full force and effect.  Notwithstanding the foregoing, Borrower may temporarily remove a Mortgaged Property from the foregoing occupancy calculations with respect to a Mortgaged Property (x) that is a Redevelopment Property, (y) which is being voluntarily redeveloped by Borrower to reposition such property and (z) which Agent has approved in writing as a property that can be excluded from such calculation.  Without limiting the foregoing, the Agent shall not be required to approve the removal of such property from the foregoing calculation if redevelopment is as a result of a default, insolvency, lease termination or other act or circumstance affecting a tenant of such Mortgaged Property.  Such property shall be excluded from the foregoing occupancy calculations until the date that is eighteen (18) months following the initial approval of such Mortgaged Property as a Redevelopment Property for the purposes of this §7.19; and

(x)                                    no more than ten percent (10%) of the Borrowing Base Availability of the Mortgaged Properties shall be properties leased by Borrower or a Subsidiary Guarantor as the lessee or tenant under a ground lease;

(b)                          [Intentionally Omitted.]

(c)                          In the event that all or any material portion of any Real Estate within the Mortgaged Properties shall be damaged or taken by condemnation, then such Real Estate shall no longer be a part of the Mortgaged Properties unless and until (i) any damage to such Real Estate is repaired or restored, such Real Estate becomes fully operational and the Agent shall receive evidence satisfactory to the Agent of the Operating Cash Flow of such Real Estate following such repair or restoration (both at such time and prospectively) or (ii) Agent shall receive evidence satisfactory to the Agent that the Operating Cash Flow of such Real Estate (both at such time and prospectively) shall not be materially adversely affected by such damage or condemnation.

(d)                          Upon any Mortgaged Property ceasing to qualify as a Mortgaged Property, such Mortgaged Property shall no longer be included in the calculation of the Borrowing Base Availability nor shall the Operating Cash Flow from such property be included for the purposes of §9.5 (provided that such Mortgaged Property shall remain as Collateral unless released as provided in this Agreement).  Within five (5) Business Days after any such disqualification, the Borrower shall deliver to the Agent a certificate reflecting such disqualification, together with the identity of the disqualified Mortgaged Property, a statement as to whether any Default or Event of Default arises as a result of such disqualification, and a calculation of the value attributable to such Mortgaged Property.  Simultaneously with the delivery of the items required pursuant above, the Borrower shall deliver to the Agent a pro forma Compliance Certificate demonstrating, after giving effect to such removal, replacement or disqualification, compliance with the covenants contained in §7.19 and §9.5.

§7.20.                 Registered Servicemark.  Without prior written notice to the Agent, none of the Mortgaged Properties shall be owned or operated by the Borrower or any Guarantor under any trademark, tradename, servicemark or logo.  In the event any of the Mortgaged Properties shall be owned or operated under any tradename, trademark, servicemark or logo, Borrower or the applicable Guarantor shall enter into such agreements with Agent in form and substance reasonably satisfactory to Agent, as Agent may reasonably require to grant Agent a perfected first priority security interest therein and to grant to Agent or any successful bidder at a foreclosure sale of such Mortgaged Property the right and/or license to continue operating such Mortgaged Property under such tradename, trademark, servicemark or logo as determined by Agent.

§7.21.                 Leases of the Property.  The Borrower and each Guarantor will give notice to the Agent of any proposed new Lease that covers 10,000 square feet or more of building floor area of any Mortgaged Property for the lease of space therein and shall provide to the Agent a copy of the proposed Lease and any and all agreements or documents related thereto and such other information as the Agent may reasonably request (the “Lease Notice”).  Neither the Borrower nor any Guarantor will lease all or any portion of a Mortgaged Property or amend, supplement or otherwise modify, terminate or cancel, or accept the surrender of, or (if Borrower’s or such Guarantor’s consent is required under the terms of such Lease) consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease without the prior written consent of the Agent; provided, however, with respect to (a) any Lease which covers less than 25,000 square feet of building floor area of a Mortgaged Property, the Borrower or any Guarantor may enter into any such Lease, or amend, supplement or otherwise modify, terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any such Lease, without Agent’s consent and even if Borrower or Guarantor is required to give a Lease Notice with respect to such Lease, in each case in the ordinary course of business consistent with sound leasing and management practices for similar properties.  To the extent the Agent’s approval or consent is required pursuant to this §7.21, Agent’s approval shall be deemed granted in the event the Agent fails to respond to the Borrower’s request within ten (10) Business Days if (A) Borrower has delivered to Agent the applicable documents, with the notation “IMMEDIATE RESPONSE REQUIRED, FAILURE TO RESPOND TO THIS APPROVAL REQUEST WITHIN TEN (10) DAYS FROM RECEIPT SHALL BE DEEMED TO BE AGENT’S APPROVAL” prominently displayed in bold, all caps and fourteen (14) point or larger font in the transmittal letter requesting approval and (B) Agent does not approve or reject the applicable request within ten (10) days from the date Agent receives the request as evidenced by a certified mail return receipt or confirmation by a reputable national overnight delivery service (e.g., Federal Express) that the same has been delivered.  Upon the request of Borrower, Agent shall enter into Subordination, Attornment and Non-Disturbance Agreements with tenants of a Mortgaged Property provided that both the Lease of such tenant (if the Lease does not cover less than 25,000 square feet of building floor area) and the Subordination, Attornment and Non-Disturbance Agreements are in form and substance reasonably satisfactory to Agent.

§7.22.                 Management.  The Borrower shall not and shall not permit any Subsidiary Guarantor to enter into any Management Agreement after the date hereof for any Mortgaged Property without the prior written consent of the Agent (which shall not be unreasonably withheld).  Agent may condition any approval of a new Management Agreement with respect to a Mortgaged Property upon the execution and delivery to Agent of a collateral assignment of such Management Agreement to Agent and a subordination of the manager’s rights thereunder to the rights of the Agent and the Banks under the Loan Documents in a form substantially similar to the form delivered to Agent on the Closing Date.  Borrower shall not and shall not permit any Guarantor to modify, amend or terminate any Management Agreement relating to a Mortgaged Property without the prior written consent of the Agent.

§7.23.                 Remediation Reserve.  Notwithstanding anything in this Agreement to the contrary, Borrower shall not be entitled to obtain any advance of the Revolving Credit Loans or issuance of any Letter of Credit, and the Revolving Credit Banks shall have no obligation to advance any of the Revolving Credit Loans or issue any Letters of Credit, in an amount equal to the Remediation Reserve, which shall be reserved from the Borrowing Base Availability as provided in this section.  The Borrower shall promptly commence, and thereafter implement and diligently pursue to completion the planning and subsequent implementation of the work described on Schedule 7.23 hereto, all such work to be in accordance with the recommendations and findings of the Borrower’s environmental consultant set forth in the reports delivered to the Agent prior to inclusion of such Mortgaged Property as Collateral (and any subsequent report delivered pursuant to this Agreement) and in accordance with all applicable laws and regulations.  Upon the receipt by Agent of any additional or revised documentation, information, recommendations, reports, notice of governmental actions or otherwise with respect to any of the enumerated items on Schedule 7.23, Agent may require the delivery and performance of additional remediation, documentation, information or confirmation of closure of such issues described on Schedule 7.23 as Agent may request, and the Remediation Reserve with respect to such item may be increased or decreased as Agent determines in its reasonable discretion.  Upon completion of each item set forth on Schedule 7.23 (and any additional requirements related thereto of Agent pursuant to this §7.23 or Schedule 7.23), the Borrower shall deliver to the Agent a certification as Collateral (and any subsequent report) signed by the principal financial officer of the Trust certifying that such work has been completed in compliance with the requirements of this Agreement, and upon Agent’s satisfaction therewith, any amount of the Remediation Reserve attributable to such Mortgaged Property shall no longer be required.  Borrower shall upon the request of the Agent provide reasonably detailed information concerning the status of the progress of such work.  If the amount unfunded under this Agreement (for the avoidance of doubt, Letters of Credit issued and outstanding shall be considered funded for the purposes of this section) is less than the Remediation Reserve, Borrower shall within five days of demand either (x) reduce the Outstanding Revolving Credit Loans and Letters of Credit such that the amount unfunded under this Agreement equals or exceeds the Remediation Reserve or (y) deposit with Agent cash in an amount equal to such shortfall, and execute and deliver to Agent such documents as Agent may reasonably request to grant Agent a first priority perfected security interest in such sums.  Such amount shall be held as additional collateral for the Obligations but may be released to Borrower as the amount of the Remediation Reserve is reduced.

§7.24.                 Compliance with Recommendations; Environmental Insurance.  Borrower and the Subsidiary Guarantors shall comply with all recommendations and findings of their environmental consultants set forth in the environmental reports delivered to Agent with respect to each Mortgaged Property.  Borrower shall pay all premiums on the Environmental Insurance Policy on or before the date due, and shall otherwise maintain the Environmental Insurance Policy in full force and effect.  Borrower shall not terminate or modify the Environmental Insurance Policy in any manner adverse to Borrower or to Agent and the Banks without the prior written consent of Agent.  Borrower shall cause Agent to be an additional insured under the Environmental Insurance Policy.

§8.      CERTAIN NEGATIVE COVENANTS OF THE TRUST AND THE BORROWER.

The Borrower and the Trust, jointly and severally, covenant and agree that, so long as any Loan, Letter of Credit or Note is outstanding or any of the Banks has any obligation to make any Loans or to issue any Letters of Credit:

§8.1.                  Restrictions on Indebtedness.  Except as permitted in §8.1(f) below, the Trust will not (other than solely as a result of its status as a general partner of the Borrower) create, incur, assume, guarantee or be or remain liable, contingently or otherwise with respect to any Indebtedness other than the Obligations and any Indebtedness of the Borrower permitted under the terms of this §8.1.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a)                          Indebtedness to the Banks arising under any of the Loan Documents, and Indebtedness and obligations in respect of the Interest Rate Contract(s) required pursuant to §7.18;

(b)                          current liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(c)                          Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;

(d)                          Indebtedness in respect of judgments or awards the existence of which does not create an Event of Default;

(e)                          endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(f)                          subject to the provisions of §9, (i) Non-recourse Indebtedness of the Borrower or any of its Subsidiaries (other than Subsidiary Guarantors), and (ii) Indebtedness of Borrower, the Trust or any of the Borrower’s Subsidiaries (other than Subsidiary Guarantors) under environmental indemnities and guarantees with respect to customary exceptions to exculpatory language with respect to Non-recourse Indebtedness of Borrower’s Subsidiaries or Unconsolidated Affiliates permitted pursuant to §8.3(i) (it being agreed that any such indemnity or guaranty shall not cause such Non-recourse Indebtedness to be deemed to be Recourse Indebtedness and provided that in the event any claim is made against Borrower, the Trust or any of their respective Subsidiaries with respect to such indemnities, guarantees or exceptions, the amount so claimed shall be considered a recourse liability of such Person);

(g)                          Indebtedness in respect of reverse repurchase agreements having a term of not more than one hundred eighty (180) days with respect to Investments described in §8.3(d) or (e);

(h)                          subject to the provisions of §9, other Recourse Indebtedness (whether secured or unsecured) of the Borrower and its Subsidiaries (other than Subsidiary Guarantors) provided that in no event shall such Recourse Indebtedness (excluding the Obligations) in the aggregate exceed twenty percent (20%) of Consolidated Total Adjusted Asset Value (provided that the liability under any completion guaranty shall equal the remaining costs to complete the applicable construction project in excess of construction loan or mezzanine loan proceeds available therefor and any equity deposited or invested for the payment of such costs; and provided further that Indebtedness of Borrower or any of its Subsidiaries with respect to the TIF Guaranty and any other guaranty obligation which the Majority Banks may in their sole discretion approve in writing shall not be included for the purposes of §8.1(h) unless (i) a claim shall have been made against the Trust, Borrower or a Subsidiary of either of them on account of such guaranty or (ii) with respect to any other guaranty obligation which the Majority Banks may in their sole discretion approve in writing to not be included for the purposes of §8.1(h), the occurrence of such other events with respect thereto as the Majority Banks may require in connection with their approval of such obligation); and

(i)                          Indebtedness in respect of purchase money financing for equipment, computers and vehicles acquired in the ordinary course of the Borrower’s business not exceeding $5,000,000.00.

§8.2.                  Restrictions on Liens Etc.  Neither the Trust nor the Borrower will, nor will either of them permit any of their respective Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation which prohibits the creation or maintenance of any lien securing the Obligations (collectively, “Liens”); provided that the Borrower, the Guarantors and any Subsidiary of any of them may create or incur or suffer to be created or incurred or to exist:

(i)                                    liens in favor of the Borrower or the Trust on all or part of the assets of Subsidiaries of such Person (but excluding any Mortgaged Property or any direct or indirect interest therein) securing Indebtedness owing by Subsidiaries of such Person to such Person;

(ii)                                   liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue or which are being contested as permitted by §7.8;

(iii)                                  deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations;

(iv)                                   liens on properties or any interest therein (including the rents, issues and profits therefrom) (but excluding any Mortgaged Property or any direct or indirect interest therein) in respect of judgments or awards, the Indebtedness with respect to which is permitted by §8.1(d);

(v)                                    encumbrances on properties other than Mortgaged Properties consisting of easements, rights of way, zoning restrictions, leases and other occupancy agreements, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Borrower, a Guarantor or a Subsidiary of such Person is a party, and other minor non-monetary liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, the Guarantors or their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower or any Guarantor individually or of such Person and its Subsidiaries on a Consolidated basis;

(vi)                                   liens on the specific personal property acquired by Indebtedness permitted by §8.1(i);

(vii)                                  liens on properties or interests therein (but excluding any Mortgaged Property or any direct or indirect interest therein) to secure Indebtedness permitted by §8.1(f) and §8.1(h) (including purchase money debt);

(viii)                                 liens in favor of the Agent and the Banks under the Loan Documents; and

(ix)                                   liens and encumbrances on a Mortgaged Property expressly permitted under the terms of the Security Deed relating thereto.

§8.3.                  Restrictions on Investments.  Neither the Borrower nor the Trust will, nor will either of them permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

(a)                          marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;

(b)                          marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

(c)                          demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

(d)                          [Intentionally Omitted];

(e)                          [Intentionally Omitted];

(f)                          repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in the foregoing subsection (a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

(g)                          shares of so-called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

(h)                          the acquisition of fee interests by the Borrower or its Subsidiaries in Real Estate which is utilized principally for shopping centers, and, subject to the restrictions set forth in §8.9 and §8.10 for development of new shopping centers, the acquisition of undeveloped Real Estate;

(i)                          Investments in Subsidiaries of the Borrower or the Trust that are not one hundred percent (100%) owned by the Borrower or the Trust or in Unconsolidated Affiliates, which Subsidiaries or Unconsolidated Affiliates are engaged in the ownership of Real Estate or development activity pursuant to §8.9 or §8.10, and Investments in mortgages and notes receivables from such Subsidiaries or Unconsolidated Affiliates, provided that in no event shall such Investments (including the principal amount payable pursuant to such notes) exceed fifteen percent (15%) of Borrower’s Consolidated Total Adjusted Asset Value in the aggregate without the prior written consent of the Required Banks.  For the purposes of this §8.3(i) only, notes receivable from Unconsolidated Affiliates shall be valued at face value (subject to reduction as a result of payments thereon);

(j)                          Investments (i) in any preferred stock issued by Trust which has been repurchased solely with the proceeds of a new issue of common or preferred stock issued by Trust, or (ii) in any common stock issued by Trust which has been repurchased by the Trust, Borrower or any of their respective Subsidiaries, provided that in no event shall such Investments pursuant to clause (ii) exceed in the aggregate $15,000,000.00 (calculated based upon the consideration given for such stock) unless the respective ratio of Borrower’s and Guarantor’s Consolidated Total Liabilities to such Person’s Consolidated Total Adjusted Asset Value is equal to or less than 0.55 to 1 at the time of  such Investment and would be equal to or less than 0.55 to 1 after giving effect to such Investment;

(k)                          subject to the restrictions set forth in §8.9 and §8.10, investments in real estate investment trusts which own real property which is used principally for fee interests in Real Estate utilized principally for shopping centers located within the United States, provided that in no event shall the aggregate costs of all Investments pursuant to this §8.3(k) exceed the amount set forth with respect thereto in the Borrower’s annual budget and business plan delivered to the Agent pursuant to §7.4(n); and

(l)                          Investments by Borrower in Subsidiaries that are one hundred percent (100%) owned by the Borrower.

§8.4.                  Merger, Consolidation.  Neither the Borrower nor the Trust will, nor will either of them permit any of its Subsidiaries to, become a party to any merger, consolidation or other business combination or disposition of all or substantially all of its assets except (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower or (b) the merger or consolidation of two or more Subsidiaries of the Borrower.

§8.5.                  Conduct of Business.  Neither the Borrower nor the Trust will conduct any of its business operations other than through the Borrower and its Subsidiaries; provided, however, that subject to §8.3(i), §8.9 and §8.10, ownership of Real Estate and development activities may be conducted through Unconsolidated Affiliates of the Borrower as provided therein.  No reorganizations, spin-offs or new business lines shall be established or occur without the prior written consent of the Majority Banks.

§8.6.                  Compliance with Environmental Laws.  Neither the Borrower nor the Trust will, nor will either of them permit any of its Subsidiaries, to do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for such quantities of Hazardous Substances as are appropriate for a retail shopping center and used in the ordinary course of business and in compliance in all material respects with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in material compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in material compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances in any material amount which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in material compliance with all Environmental Laws); provided that with respect to the foregoing clauses (a)-(e), with respect to Real Estate other than the Mortgaged Properties, the Borrower and the Trust shall comply with the foregoing except to the extent such failure could not individually or in the aggregate have any material adverse effect upon the business or financial condition of the Borrower or the Trust.

The Borrower shall:

(i)                                    in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Mortgaged Properties; and

(ii)                                   if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Mortgaged Properties (including without limitation any such Release or disposal occurring prior to the acquisition of such Mortgaged Properties by the Borrower), cause the prompt containment and removal of such Hazardous Substances and remediation of the Mortgaged Properties to the extent required by and in full compliance with all applicable laws and regulations and to the reasonable satisfaction of the Majority Banks; provided, that the Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the reasonable satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency.  The Majority Banks may engage their own environmental consultant to review the environmental assessments and the Borrower’s compliance with the covenants contained herein.

At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Mortgaged Property, or that any of the Mortgaged Properties is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the Majority Banks) obtain such environmental assessments of such Mortgaged Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property comply with all Environmental Laws.  Environmental assessments may include detailed visual inspections of such Mortgaged Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Mortgaged Property and the use and operation thereof with all applicable Environmental Laws.  All such environmental assessments shall be at the sole cost and expense of the Borrower.

§8.7.                  Distributions.  Neither the Borrower nor the Trust shall make any Distributions which would cause it to violate any of the following covenants:

(a)                          In the event that a High Leverage Condition exists (or would arise as a result of a Distribution), neither Borrower nor the Trust shall make any Distribution if such Distribution is in excess of the amount which, when added to the amount of all other Distributions paid in the same fiscal quarter and the preceding three (3) fiscal quarters would exceed the lesser of (i) an amount equivalent to 0.9252 cents per share of common stock of the Trust or (ii) ninety-five percent (95%) of their respective Funds from Operations for the four (4) consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid.

(b)                          In the event that a Target Leverage Condition exists, the Borrower and the Trust shall not make any Distribution if such Distribution is in excess of the amount which, when added to the amount of all other Distributions paid in the same fiscal quarter and the preceding three (3) fiscal quarters would exceed ninety-five percent (95%) of their respective Funds from Operations for the four (4) consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid; provided, however, notwithstanding the foregoing in this §8.7(b), Borrower and the Trust may, subject to the limitations set forth in this Agreement (including specifically, but without limitation, those contained in §8.7(b)) redeem existing Preferred Equity with proceeds from an issuance of common equity or Preferred Equity of the Borrower or the Trust so long as (i) no Event of Default shall have occurred and be continuing on the date of any such repurchase and (ii) no Default or Event of Default shall occur as a result of any such repurchase.  Notwithstanding the foregoing, the Borrower may pay a Distribution to its partners of sums received by it pursuant to the Tax Indemnity Agreement;

(c)                          In the event that an Event of Default shall have occurred and be continuing, neither the Borrower nor the Trust shall make any Distributions other than the minimum Distributions by the Borrower to the Trust and by the Trust required under the Code to maintain the REIT Status of the Trust, as evidenced by a certification of the principal financial or accounting officer of the Trust containing calculations in reasonable detail satisfactory in form and substance to Agent; provided, however, that neither Borrower nor the Trust shall be entitled to make any Distributions in connection with the repurchase of common or preferred stock of the Trust at any time after an Event of Default shall have occurred and be continuing; and

(d)                          Notwithstanding the foregoing, at any time when an Event of Default shall have occurred and the maturity of the Obligations has been accelerated, neither the Borrower nor the Trust shall make any Distributions whatsoever, directly or indirectly.

§8.8.                  Asset Sales.  Neither the Borrower, the Trust nor any Subsidiary thereof shall sell, transfer or otherwise dispose of any individual Real Estate having a sales price in excess of $75,000,000.00 unless there shall have been delivered to the Agent a statement that no Default or Event of Default exists immediately prior to such sale, transfer or other disposition or would exist  after giving effect to such sale, transfer or other disposition.

§8.9.                  Development Activity.  Neither the Borrower, the Trust nor any of their respective Subsidiaries shall engage, directly or indirectly, in any development except as expressly provided in this §8.9 and subject to the terms of §8.10.  The Borrower, the Trust or any of their respective Subsidiaries may engage, either directly or, in the case of the Borrower, through any Subsidiary or Unconsolidated Affiliate of the Borrower, an Investment in which is permitted under §8.3(i), in the development of property to be used principally for retail shopping centers or a use ancillary thereto (except for the development commonly referred to as Aquia) which at any time has a total cost (including acquisition, construction and other costs), whether such total costs are incurred directly by the Borrower, the Trust or such Subsidiary or through an Investment in an Unconsolidated Affiliate permitted under §8.3(i), individually for each development project that is not in excess of ten percent (10%) of the Consolidated Total Adjusted Asset Value of the Borrower, and in the aggregate for all development projects that is not in excess of fifteen percent (15%) of the Consolidated Total Adjusted Asset Value of the Borrower, without the prior written consent of the Majority Banks.  For the purposes of calculating the cost of developments by Subsidiaries or Unconsolidated Affiliates, the cost of such developments shall be based upon the Borrower’s interest in such Subsidiaries or Unconsolidated Affiliates.  For purposes of this §8.9, the term “total cost” shall not include (x) costs specifically reimbursable by tenants or shadow anchors (other than through rent or a gross up of rent), (y) capitalized general and administrative expenses, or (z) operating expenses and interest to the extent of operating income received from the applicable development property, and the term “development” shall include the new construction of a shopping center complex or the substantial renovation of improvements to real property which materially change the character or size thereof, but shall not include the addition of amenities or other related facilities to existing Real Estate which is already used principally for shopping centers; provided, however, that the term “development” shall not include demolition of existing structures performed by Borrower or the addition of an anchor store to an existing shopping center project provided that the construction of such improvements is performed by the tenant, and the Borrower (or any Subsidiary or Unconsolidated Affiliate thereof), the Trust or its respective Subsidiary, as applicable, is only obligated to reimburse such tenant for a fixed amount with respect to the cost of such construction upon completion of such construction by such tenant.  The Borrower and the Trust each acknowledges that the decision of the Majority Banks to grant or withhold such consent shall be based on such factors as the Majority Banks deem relevant in their sole discretion, including without limitation, evidence of sufficient funds both from borrowings and equity to complete such development and evidence that the Borrower (or any Subsidiary or Unconsolidated Affiliate thereof), the Trust or either of its Subsidiaries has the resources and expertise necessary to complete such project.  Nothing herein shall prohibit the Borrower, the Trust or any of their respective Subsidiaries thereof from entering into an agreement to acquire Real Estate which has been developed and initially leased by another Person.  Neither the Borrower (or any Subsidiary or Unconsolidated Affiliate thereof), the Trust nor any Subsidiary thereof shall acquire or hold any number of undeveloped parcels of Real Estate which in the aggregate exceed five percent (5%) of the Consolidated Total Adjusted Asset Value of the Borrower without the prior written consent of the Majority Banks, provided that the acquisition or holding of any outlots or property adjacent to any Real Estate owned by the Borrower (or any Subsidiary or Unconsolidated Affiliate thereof), the Trust or any Subsidiary thereof shall not be deemed to be an undeveloped parcel of Real Estate for this purpose and options and purchase agreements to acquire any property shall not be deemed an acquisition or holding of such property.  Further, any new development project permitted under the terms of this §8.9 engaged in by the Borrower (or any Subsidiary or Unconsolidated Affiliate thereof), the Trust or any Subsidiary thereof, before any vertical construction commences on any phase of such project, shall be either (i) at least fifty percent (50%) pre-leased (based on the gross leasable area of the improvements to the development, or the phase of the development project being developed if the Borrower submits and the Agent agrees that the development consists of more than one (1) phase, excluding outlots), including all anchors in such phase (it being agreed that Borrower shall receive a credit against such occupancy requirement for any space to be occupied by an anchor that has been conveyed to such anchor), or under a purchase agreement to sell and all construction bids shall be in place, and any such development shall continue to be deemed an undeveloped parcel until such time as construction commences, or (ii) sufficiently pre-leased such that based on such leases the gross income from such leases upon completion of such project shall equal or exceed projected operating expenses (including reserves for expenses not paid on a monthly basis).  For purposes of this §8.9, property shall be deemed to be in development at all times that it is Under Development.

§8.10.                 Restrictions on New Development Activity and New Redevelopment Activity.

(a)                          In the event that a High Leverage Condition Exists, neither the Borrower, the Trust nor any of their respective Subsidiaries shall engage, directly or indirectly (including through other Investments), in any New Redevelopment Activity without Agent’s prior written consent unless Borrower certifies (and provides any back-up documentation reasonably required by Agent) to Agent that (i) Borrower has sufficient capital through committed equity, third party debt or funds directly available to Borrower, Trust or their respective Subsidiaries (other than from the Liquidity described in clause (ii) below) to complete such New Redevelopment Activity on a timely basis, and (ii) Borrower maintains Liquidity of not less than $8,000,000.00 beyond the Total Construction Costs reasonably estimated by Borrower to complete all such New Redevelopment Activity in the aggregate; provided, however, that no written consent from Agent or certificate from Borrower to Agent shall be required (x) in the event that the Total Construction Costs estimated by Borrower to complete such individual New Redevelopment Activity do not exceed $3,000,000.00 at such time as site work or vertical construction for the New Redevelopment Activity is commenced, or (y) in the event that the terms of any joint venture agreement in effect as of the date of this Agreement require the New Redevelopment Activity to occur without the prior approval by Borrower or its Subsidiaries, or would force a liquidation of the joint venture or a sale of the property if such approval is not given.

(b)                          In the event that a High Leverage condition exists, neither the Borrower, the Trust nor any of their respective Subsidiaries shall engage, directly or indirectly (including through other Investments) in any New Development Activity except to the extent that the terms of any joint venture agreement in effect as of the date of this Agreement requires a New Development Activity to occur without the prior approval by Borrower or its Subsidiaries, or would force a liquidation of the joint venture or a sale of property if such approval is not given.  Agent and the Banks acknowledge and agree that that projects described on Schedule 8.10 hereto shall not constitute New Development Activity.

(c)                          In the event that a Target Leverage Condition exists, Borrower, the Trust and their Subsidiaries may pursue New Redevelopment Activity and New Development Activity subject to the limitations in §8.9.

(d)                          The terms of this §8.10 shall not limit the terms of §8.9.

§8.11.                 Trust Preferred Equity and Subordinated Debt.  The Borrower and the Trust shall not permit the Trust Preferred Equity and Subordinated Debt to exceed in the aggregate $150,000,000 (provided that to the extent any such Trust Preferred Equity and Subordinated Debt exceeds such limit, such excess shall be considered Indebtedness for the purposes of this Agreement).  The Borrower and the Trust will not make or permit any amendment or modification to the indenture, note or other agreements evidencing or governing any Trust Preferred Equity or Subordinated Debt without Agent’s prior written approval, or directly or indirectly pay, prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire any Trust Preferred Equity or Subordinated Debt.

§9.      FINANCIAL COVENANTS OF THE TRUST AND THE BORROWER.

The Borrower and the Trust, jointly and severally, covenant and agree that, so long as any Loan, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or issue any Letters of Credit, each of them will comply with the following:

§9.1.                  Liabilities to Assets Ratio.  Each of the Borrower and the Trust will not permit the ratio of its Consolidated Total Liabilities to Consolidated Total Adjusted Asset Value to exceed the ratios set forth below for the periods specified below.

Period Ending on or Before:	Total Leverage Ratio
March 30, 2011	65%
March 31, 2011 and Thereafter	60%

§9.2.                  Fixed Charges Coverage.  The Borrower will not permit the Borrower’s Consolidated Operating Cash Flow for the period covered by the four (4) previous consecutive fiscal quarters (treated as a single accounting period) to be less than 1.50 times the Fixed Charges of the Borrower and the Trust for such period; provided, however, that for purposes of determining compliance with this covenant, prior to such time as the Borrower has owned and operated a parcel of Real Estate for four (4) full fiscal quarters, the Operating Cash Flow with respect to such parcel of Real Estate for the number of full fiscal quarters which the Borrower has owned and operated such parcel of Real Estate as annualized shall be utilized.  Additionally, for the purposes of calculating Consolidated Operating Cash Flow under this §9.2, Operating Cash Flow attributable to any Redevelopment Property shall be included even if such Redevelopment Property is then being valued at cost for the purposes of calculating Borrower’s Consolidated Total Adjusted Asset Value.  For the purposes of this §9.2, the Operating Cash Flow and Debt Service attributable to any Real Estate and the principal indebtedness repaid as a part of such sale shall be excluded from the calculations when such Real Estate is sold.

§9.3.                  Consolidated Tangible Net Worth.  The Borrower will not permit its Consolidated Tangible Net Worth to be less than $450,000,000.00 plus seventy-five percent (75%) of any Net Offering Proceeds from Equity Offerings received by the Borrower or the Trust after the date of this Agreement (except to the extent of any of such Net Offering Proceeds from an issuance of common equity or Preferred Equity of the Borrower or the Trust which are used to retire an existing issue of preferred equity of Borrower or the Trust, respectively).

§9.4.                  [Intentionally Omitted].

§9.5.                  Borrowing Base Test.  The Borrower shall not at any time permit (i) the sum of the Outstanding Revolving Credit Loans, Outstanding Swing Line Loans, Outstanding Term Loans and Letter of Credit Liabilities to exceed (ii) the Borrowing Base Availability.

§10.     CLOSING CONDITIONS.

The obligations of the Agent and the Banks to enter into this Agreement and to make the Loans or to issue Letters of Credit shall be subject to the satisfaction of the following:

§10.1.                 Loan Documents.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Agent.  The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of its Note, if any.

§10.2.                 Certified Copies of Organizational Documents.  The Agent shall have received from the Borrower a copy, certified as of a recent date by the appropriate officer of each State in which the Borrower, the Guarantors or any of their respective Subsidiaries, as applicable, is organized or in which the Real Estate is located and a duly authorized partner, member or officer of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter, declaration of trust or other organizational documents of the Borrower, the Guarantors, or any Subsidiary, as applicable, or its qualification to do business, as applicable, as in effect on such date of certification.

§10.3.                 Resolutions.  All action on the part of the Borrower, the Guarantors, or any of their respective Subsidiaries as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent.  The Agent shall have received from the Trust true copies of the resolutions adopted by its board of directors authorizing the transactions described herein, each certified by its secretary as of a recent date to be true and complete.

§10.4.                 Incumbency Certificate; Authorized Signers.  The Agent shall have received incumbency certificates, dated as of the date of this Agreement, signed by a duly authorized officer of the Trust (with respect to the Borrower and the Guarantors) and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Borrower and the Guarantors, each of the Loan Documents to which such Person is or is to become a party.  The Agent shall have also received from the Borrower a certificate, dated as of the date of this Agreement, signed by a duly authorized officer of the Borrower and giving the name and specimen signature of each individual who shall be authorized to make Loan and Conversion Requests, and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

§10.5.                 Opinion of Counsel.  The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the date of this Agreement, in form and substance satisfactory to the Banks and the Agent, from counsel of the Borrower and the Guarantors as to such matters as the Agent shall reasonably request.

§10.6.                 Payment of Fees.  The Borrower shall have paid to KeyBank the fees required to be paid at closing pursuant to §4.2.

§10.7.                 Performance; No Default.  The Borrower and Guarantors shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

§10.8.                 Representations and Warranties.  The representations and warranties made by the Borrower, the Guarantors and their Subsidiaries in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

§10.9.                 Proceedings and Documents.  All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent’s Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent’s Special Counsel may reasonably require.

§10.10.                Stockholder and Partner Consents.  The Agent shall have received evidence satisfactory to the Agent that all necessary stockholder, member and partner consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

§10.11.                Compliance Certificate.  A Compliance Certificate dated as of the date of this Agreement demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower or the Trust has provided financial statements under §6.4, adjusted in the best good faith estimate of the Borrower or the Guarantor, as applicable, dated as of the date of this Agreement shall have been delivered to the Agent.

§10.12.                Contribution Agreement.  The Agent shall have received a fully executed counterpart of the Contribution Agreement.

§10.13.                No Legal Impediment.  No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

§10.14.                Governmental Regulation.  Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

§10.15.                Appraisals.  The Agent shall have determined the Appraised Value of each of the Mortgaged Properties.

§10.16.                Eligible Real Estate Qualification Documents.  Agent shall have received and approved the Eligible Real Estate Qualification Documents for the Mortgaged Properties accepted as Collateral as of the Closing Date.

§10.17.                Other.  The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent’s Special Counsel may reasonably have requested.

§11.     CONDITIONS TO ALL BORROWINGS.

The obligations of the Banks to make any Loan or to issue Letters of Credit, whether on or after the date of this Agreement, shall also be subject to the satisfaction of the following conditions precedent:

§11.1.                 Prior Conditions Satisfied.  All conditions set forth in §10 shall continue to be satisfied as of the date upon which any Loan is to be made or any Letter of Credit is to be issued.

§11.2.                 Representations True; No Default.  Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance of such Letter of Credit with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.  The Agent shall have received a certificate of the Borrower and the Trust signed by an authorized officer of the Borrower and the Trust to such effect.

§11.3.                 Borrowing Documents.  In the case of any request for a Loan and/or a Letter of Credit, as applicable, the Agent (and Issuing Bank with respect to a request for a Letter of Credit) shall have received the request for a Revolving Credit Loan required by §2.5 in the form of Exhibit E hereto, fully completed and/or the Letter of Credit Application required by §2.9 in the form of Exhibit G hereto, fully completed.

§11.4.                 Endorsement to Title Policy.  At such time as the Agent shall determine in its discretion, to the extent available under applicable law, a “date down” endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Agent, which endorsement shall, expressly or by virtue of a proper “revolving credit” clause or endorsement in the Title Policy, increase the coverage of the Title Policy to the aggregate amount of all Loans advanced and outstanding and all Letters of Credit issued and outstanding on or before the effective date of such endorsement (provided that the amount of coverage under an individual Title Policy for an individual Mortgaged Property need not equal the aggregate amount of all Loans), or if such endorsement is not available, such other evidence and assurances as the Agent may reasonably require (which evidence may include, without limitation, an affidavit from the Borrower stating that there have been no changes in title from the date of the last effective date of the Title Policy).

§11.5.                 Future Advances Tax Payment.  The Borrower will pay to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which any of the Mortgaged Properties is located and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with the payment of such tax, in order to insure that the Security Deeds on Mortgaged Property located in such state secure the Borrower’s obligation with respect to the Loans then being requested by the Borrower.  The provisions of this §11.5 shall be without limitation of the Borrower’s obligations under other provisions of the Loan Documents, including, without limitation, §15 hereof.

§12.     EVENTS OF DEFAULT; ACCELERATION; ETC.

§12.1.                 Events of Default and Acceleration.  If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a)                          the Borrower shall fail to pay any principal of any of the Loans after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b)                          the Borrower shall fail to pay any interest on the Loans, any reimbursement obligations with respect to the Letters of Credit, or any other fees or sums due hereunder or under any of the other Loan Documents, within ten (10) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c)                          the Borrower or the Trust shall fail to comply with any covenant contained in §9, and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent; provided, however, that in the event that Borrower or the Trust shall fail to comply with the covenant set forth in §9.5, then the same shall not constitute a Default hereunder in the event that Borrower prepays the Loans or provides additional Mortgaged Property in accordance with the terms of this Agreement in an amount sufficient such that Borrower and the Trust would be fully in compliance with the covenant set forth in §9.5 within ninety (90) days of the earlier to occur of (i) Borrower obtaining knowledge of such noncompliance, (ii) Borrower reporting any such noncompliance, or (iii) receipt by Borrower of written notice of such noncompliance from Agent; provided further that within thirty (30) days of the earlier to occur of the events described in clauses (i)-(iii) above of this §12.1(c), Borrower shall deliver to Agent a description of its proposed plan to cure such noncompliance under §9.5 (although the failure to follow such plan shall not constitute an independent Default under this §12.1(c)); and provided further, that during any period in which Borrower or the Trust shall fail to be in compliance of any covenant in §9.5, then the Banks shall have no obligation to make Loans or to issue Letters of Credit;

(d)                          the Borrower or any Guarantor or any of their respective Subsidiaries shall fail to perform any other material term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in this §12), and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent; provided, however, that in the event that such failure shall be a failure to comply with the terms of §8.7(a) or (b), the Borrower shall be afforded a period of one (1) fiscal quarter to cure such failure provided that the Distribution which caused such failure was historically consistent with prior dividends;

(e)                          any representation or warranty made by or on behalf of the Borrower, any Guarantor or any of their respective Subsidiaries in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(f)                          the Borrower, any Guarantor or any of their respective Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness (including, without limitation, any Derivatives Contract), or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness (including, without limitation, any Derivatives Contract)for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require the prepayment or purchase thereof, provided that the events described in this §12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this §12.1(f), involve singly or in the aggregate obligations for Recourse Indebtedness totaling in excess of $10,000,000.00 or Non-recourse Indebtedness totaling in excess of $30,000,000.00;

(g)                          the Borrower, any Guarantor or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

(h)                          a petition or application shall be filed for the appointment of a trustee or other  custodian, liquidator or receiver of any of the Borrower, any Guarantor or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

(i)                          a decree or order is entered appointing any trustee, custodian, liquidator or receiver or adjudicating any of the Borrower, any Guarantor or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(j)                          there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any uninsured final judgment against any of the Borrower, any Guarantor or any of their respective Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against such Persons exceeds in the aggregate $10,000,000.00;

(k)                          any of the Loan Documents or the Contribution Agreement shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of the Borrower, any Guarantor, any of their respective Subsidiaries or any of their respective holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;

(l)                          any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or the Trust or any of their respective Subsidiaries or any sale, transfer or other disposition of the assets of the Borrower, the Trust or any of their respective Subsidiaries other than as permitted under the terms of this Agreement or the other Loan Documents;

(m)                          any suit or proceeding shall be filed against the Borrower or any Guarantor or any of their respective Subsidiaries or any of their respective assets which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them if adversely determined, would have a materially adverse effect on the ability of the Borrower, any Guarantor or any of their respective Subsidiaries to perform each and every one of its obligations under and by virtue of the Loan Documents and such suit or proceeding is not dismissed within sixty (60) days following the filing or commencement thereof;

(n)                          the Borrower, any Guarantor, any of their respective Subsidiaries or any Person so connected with them shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of Borrower, any Guarantor or any of their respective Subsidiaries, including the Real Estate;

(o)                          with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower, any Guarantor or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

(p)                          a Change of Control shall occur;

(q)                          Dennis Gershenson shall cease to be active on a daily basis in the management of the Trust and the Borrower and a competent and experienced successor for such Person shall not be approved by the Majority Banks within six (6) months of such event, such approval not to be unreasonably withheld;

(r)                          any Event of Default (as defined in any of the other Loan Documents) shall occur; or

(s)                          The Borrower and the Guarantor and any of their respective Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any Subordinated Debt, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such Subordinated Debt for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require a redemption, retirement, prepayment, purchase or defeasance thereof;

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower (in addition to the rights afforded under §12.3) (i) declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, and (ii) require the Borrower to immediately cash collateralize all outstanding Letters of Credit or obtain replacement letters of credit for such Letters of Credit, all in a manner satisfactory to the Issuing Bank and the Majority Banks, or alternatively upon demand by Agent, the Issuing Bank or the Majority Revolving Credit Banks in their absolute and sole discretion, and regardless of whether the conditions precedent in this Agreement for a Revolving Credit Loan have been satisfied, the Revolving Credit Banks will cause a Revolving Credit Loan to be made in the undrawn amount of all Letters of Credit, the proceeds of which will be pledged to and held by Agent as security for any amounts that become payable under the Letters of Credit and all other Obligations and Hedge Obligations.  Upon any draws under Letters of Credit, at Agent’s sole discretion, Agent may apply any such amounts to the repayment of amounts drawn thereunder and upon the expiration of the Letters of Credit any remaining amounts will be applied to the payment of all other Obligations and Hedge Obligations or if there are no outstanding Obligations or Hedge Obligations and the Banks have no further obligation to make Revolving Credit Loans or issue Letters of Credit or if such excess no longer exists, such proceeds deposited by the Borrower will be released to the Borrower.  In the event of any Event of Default specified in §12.1(g), §12.1(h) or §12.1(i), all such amounts shall become immediately due and payable automatically without any requirement of presentment, demand, protest or other notice of any kind from any of the Banks or the Agent.

§12.2.                 Limitation of Cure Periods.  Notwithstanding the provisions of subsections (b), (c) and (d) of §12.1, the cure periods provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve (12) months immediately preceding the occurrence of such Default, there shall have occurred two (2) periods of cure or portions thereof under any one or more than one of said subsections.

§12.3.                 Termination of Commitments.  If any one or more Events of Default specified in §12.1(g), §12.1(h) or §12.1(i) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower or to issue Letters of Credit for the account of the Borrower.  If any other Event of Default shall have occurred, the Agent, upon the election of the Majority Revolving Credit Banks, may by notice to the Borrower terminate the obligation to make Revolving Credit Loans to the Borrower or to issue Letters of Credit for the account of the Borrower or upon the election of the Swing Line Bank may terminate the obligation to make Swing Line Loans to the Borrower.  No termination under this §12.3 shall relieve the Borrower of its obligations to the Banks arising under this Agreement or the other Loan Documents.

§12.4.                 Remedies.  In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to §12.1, the Agent on behalf of the Banks may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes, the Letters of Credit or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right.  No remedy herein conferred upon the Agent or the holder of any of the Obligations is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.  In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorneys’ fees.

§12.5.                 Distribution of Proceeds.  In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of the Borrower or the Guarantors, such monies shall be distributed for application as follows:

(a)                          First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

(b)                          Second, to all other Obligations and Hedge Obligations in such order or preference as the Majority Banks shall determine; provided, however, that (i) Swing Line Loans shall be repaid first, (ii) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to the Agent’s fee payable pursuant to §4.3 and all other Obligations, (iii) in the event that any Bank shall have wrongfully failed or refused to make an advance under §2.6, §2.9(f) or §2.10(c) and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), (iv) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses and Hedge Obligations, shall be made among the Banks and Lender Hedge Providers pro rata, and as between Revolving Credit Loans and Term Loans shall be made pro rata, and (v) amounts received or realized from the Borrower shall be applied against the Obligations of the Borrower; and provided, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

(c)                          Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

§13.     SETOFF.

Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or any Guarantor and any securities or other property of the Borrower or any Guarantor in the possession of such Bank may be applied to or set off against the payment of Obligations of such Person and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank; provided that no Bank shall exercise such right of setoff without the prior approval of the Agent.  Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower or any Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Obligations owed to such Bank (but excluding any Swing Line Note) any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

§14.     THE AGENT.

§14.1.                 Authorization.  The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.  The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create any agency or fiduciary relationship.  Agent shall act as the contractual representative of the Banks hereunder, and notwithstanding the use of the term “Agent” it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Bank or by reason of this Agreement or any of the other Loan Documents and is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Loan Agreement and the other Loan Documents.  The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

§14.2.                 Employees and Agents.  The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents.  The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

§14.3.                 No Liability.  Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent has received notice from a Bank or the Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.

§14.4.                 No Representations.  The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Obligations, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Obligations, or for any recitals or statements, warranties or representations made herein or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents.  The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantor, any of their respective Subsidiaries or any holder of any of the Obligations shall have been duly authorized or is true, accurate and complete.  The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors or any of their respective Subsidiaries or the value of the Collateral or any of the other assets of the Borrower, the Guarantors or their respective Subsidiaries.  Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.  Agent’s Special Counsel has only represented Agent and KeyBank in connection with the Loan Documents and the only attorney-client relationship or duty of care is between Agent’s Special Counsel and Agent or KeyBank.  Each Bank has been independently represented by separate counsel on all matters regarding the Loan Documents.

§14.5.                 Payments.

(a)                          A payment by the Borrower or the Guarantors to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank.  The Agent agrees to distribute to each Bank not later than one Business Day after the Agent’s receipt of good funds, determined in accordance with the Agent’s customary practices, such Bank’s pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.  In the event the Borrower makes payments to Agent in immediately available funds on or before the time required in this Agreement for such payment, and Agent fails to distribute such amounts on the same Business Day as received, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

(b)                          If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction.  If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.  In the event that the Agent shall refrain from making any distribution of any amount received by it as provided in this §14.5(b), the Agent shall endeavor to hold such amounts in an interest bearing account and at such time as such amounts may be distributed to the Banks, the Agent shall distribute to each Bank, based on their respective Commitment Percentages, its pro rata share of the interest or other earnings from such deposited amount.

(c)                          Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan, (ii) to comply with the provisions of §13 with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, or (iii) to perform any other obligation within the time period specified for performance, or if no time period is specified, if such failure continues for a period of five (5) Business Days after notice from the Agent, shall be deemed a defaulting Bank (a “Defaulting Bank”) and shall be deemed a Defaulting Bank until such time as such delinquency is satisfied. In addition to the rights and remedies that may be available to the Agent at law and in equity, a Defaulting Bank’s right to participate in the administration of the Loan Documents, including, without limitation, any rights to consent to or direct any action or inaction of the Agent pursuant to this Agreement or otherwise, or to be taken into account in the calculation of Required Banks, Majority Banks or Majority Revolving Credit Banks or any matter requiring approval of all of the Banks, shall be suspended while such Bank is a Defaulting Bank; provided that a consent of a Defaulting Bank shall be required for any increase of its Commitment.  A Defaulting Bank shall be deemed to have assigned any and all payments due to it from the Borrower and the Guarantors, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-defaulting Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans.  The Defaulting Bank hereby authorizes the Agent to distribute such payments to the non-defaulting Banks in proportion to their respective pro rata shares of all outstanding Loans.  The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of Borrower as to its desired application of payments.  The Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the obligations of any Defaulting Bank any amounts to be paid to such Defaulting Bank under this Agreement, (ii) to collect interest from such Bank for the period from the date on which the payment was due at the rate per annum equal to the Federal Funds Effective Rate plus two percent (2%), for each day during such period, and (iii) bring an action or suit against such Defaulting Bank in a court of competent jurisdiction to recover the defaulted obligations of such Defaulting Bank.  A Defaulting Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the non-defaulting Banks or as a result of other payments by the Defaulting Banks to the non-defaulting Banks, the Banks’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

§14.6.                 Holders of Notes.  Subject to the terms of Article 18, the Agent may deem and treat the payee of any Obligation and any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

§14.7.                 Indemnity.  The Banks ratably hereby agree to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by § 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence.

§14.8.                 Agent as Bank.  In its individual capacity, the Bank acting as the Agent shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Obligations and the Notes as it would have were it not also the Agent.

§14.9.                 Resignation.  The Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Banks and the Borrower.  The Majority Banks may remove the Agent from its capacity as Agent in the event of the Agent’s willful misconduct or gross negligence.  Any such removal or resignation shall also constitute Agent’s resignation as Swing Line Lender and may, at such Agent’s option, also constitute its resignation as Issuing Bank.  The Commitment Percentage of the Bank which is acting as Agent shall not be taken into account in the calculation of Majority Banks for the purposes of removing Agent in the event of the Agent’s willful misconduct or gross negligence.  Upon any such resignation, the Majority Banks shall have the right to appoint as a successor Agent, Swing Line Lender, and if applicable, Issuing Bank, any Bank or any bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s Investors Service, Inc. or not less than “A” or its equivalent by Standard & Poor’s Rating Group Inc. and which has a net worth of not less than $500,000,000.  Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent, Swing Line Lender and Issuing Bank shall be reasonably acceptable to the Borrower.  If no successor Agent, Swing Line Lender and, if applicable, Issuing Bank shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Majority Bank’s removal of the Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a bank whose debt obligations are rated not less than “A” or its equivalent by Moody’s Investors Service, Inc. or not less than “A” or its equivalent by Standard & Poor’s Rating Group Inc. and which has a net worth of not less than $500,000,000.  Upon the acceptance of any appointment as Agent, Swing Line Lender and Issuing Bank, as applicable, hereunder by a successor Agent, such successor Agent, Swing Line Lender and, if applicable, Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, Swing Line Lender and, if applicable, Issuing Bank, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder as Agent, Swing Line Lender and, if applicable, Issuing Bank.  If the resigning Agent shall also resign as the Issuing Bank, such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Issuing Bank, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit.  After any retiring Agent’s resignation or removal, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent, Swing Line Lender and Issuing Bank.

§14.10.                Duties in the Case of Enforcement.  In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may, and if so requested by the Majority Banks and the Banks have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to enforce the provisions of the Security Documents and exercise all or any legal and equitable and other rights or remedies as it may have.  The Majority Banks may direct the Agent in writing as to the method and the extent of any such exercise, the Banks hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

§14.11.                Bankruptcy.  In the event a bankruptcy or other insolvency proceeding is commenced by or against Borrower or any Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Banks.  Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Majority Banks, the Required Banks or all of the Banks as required by this Agreement.  Each Bank irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless Agent fails to file such claim within thirty (30) days after receipt of written notice from the Banks requesting that Agent file such proof of claim.

§14.12.                Approvals.  If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Banks, the Required Banks, the Majority Banks or the Majority Revolving Credit Banks is required or permitted under this Agreement, each Bank agrees to give the Agent, within ten (10) Business Days of receipt of the request for action together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of  approval or disapproval (collectively “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof.  If consent is required for the requested action, any Bank’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action.  In the event that any recommendation is not approved by the requisite number of Banks and a subsequent approval on the same subject matter is requested by Agent, then for the purposes of this paragraph each Bank shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request.  Agent and each Bank shall be entitled to assume that any officer of the other Banks delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless Agent and such other Banks have otherwise been notified in writing.

§14.13.                Borrower not Beneficiary.  Except for the provisions of §14.9 relating to the appointment of a successor Agent, the provisions of this §14 are solely for the benefit of the Agent and the Banks, may not be enforced by Borrower or any Guarantor, and except for the provisions of §14.9, may be modified or waived without the approval or consent of Borrower and Guarantors.

§14.14.                Request for Agent Action.  Agent and the Banks acknowledge that in the ordinary course of business of the Borrower, (a) Borrower and Guarantors will enter into leases or rental agreements covering Mortgaged Properties that may require the execution of a Subordination, Attornment and Non-Disturbance Agreement in favor of the tenant thereunder, (b) a Mortgaged Property may be subject to a Taking, (c) Borrower or a Guarantor may desire to enter into easements or other agreements affecting the Mortgaged Properties, or take other actions or enter into other agreements in the ordinary course of business (including, without limitation, Leases) which similarly require the consent, approval or agreement of the Agent.  In connection with the foregoing, the Banks hereby expressly authorize the Agent to (w) execute and deliver to the Borrower and the Guarantors Subordination, Attornment and Non-Disturbance Agreements with any tenant under a Lease upon such terms as Agent in its good faith judgment determines are appropriate (Agent in the exercise of its good faith judgment may agree to allow some or all of the casualty, condemnation, restoration or other provisions of the applicable Lease to control over the applicable provisions of the Loan Documents), (x) execute releases of liens in connection with any Taking, (y) execute consents or subordinations in form and substance satisfactory to Agent in connection with any easements or agreements affecting the Mortgaged Property, or (z) execute consents, approvals, or other agreements in form and substance satisfactory to the Agent in connection with such other actions or agreements as may be necessary in the ordinary course of Borrower’s business.

§14.15.                Reliance on Hedge Provider.  For purposes of applying payments received in accordance with §12.5, the Agent shall be entitled to rely upon the trustee, paying agent or other similar representative (each, a “Representative”) or, in the absence of such a Representative, upon the holder of the Hedge Obligations for a determination (which each holder of the Hedge Obligations agrees (or shall agree) to provide upon request of the Agent) of the outstanding Hedge Obligations owed to the holder thereof.  Unless it has actual knowledge (including by way of written notice from such holder) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Hedge Obligations are outstanding.

§15.     EXPENSES.

The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this  Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent’s or any Bank’s gross or net income, except that the Agent and the Banks shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes (other than pursuant to the Michigan Business Tax, M.C.L. §§208.1101 et seq., if any) assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party, including any recording, mortgage, documentary or intangibles taxes in connection with the Security Deeds and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) all title insurance premiums, appraisal fees, engineer’s fees, reasonable extraordinary internal charges of the Agent (determined in good faith and in accordance with the Agent’s internal policies applicable generally to its customers) for commercial finance exams and engineering and environmental reviews, (d) the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participation granted under §18.4), each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (e) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (f) all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent’s or any of the Bank’s relationship with the Borrower or the Guarantors, (g) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, (h) all reasonable fees, expenses and disbursements (including reasonable attorneys’ fees and costs) which may be incurred by KeyBank and the Agent in connection with the execution and delivery of this Agreement and the other Loan Documents, (i) all reasonable fees and expenses and disbursements (including reasonable attorneys’ fees and costs), not to exceed $5,000.00 in the aggregate, which may be incurred by KeyBank in connection with each and every assignment of interests in the Loans pursuant to §18.1, and (j) all expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the syndication of the Loans.  The covenants of this §15 shall survive payment or satisfaction of payment of the Obligations.

§16.     INDEMNIFICATION.

The Borrower and the Trust, jointly and severally, agree to indemnify and hold harmless the Agent, the Banks and the Arranger and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation (a) any brokerage, finders or similar fees asserted against any Person indemnified under this §16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower, the Guarantors or any of their respective Subsidiaries, (b) any condition of the Real Estate, (c) any actual or proposed use by the Borrower or the Guarantors of the proceeds of any of the Loans or the Letters of Credit, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Borrower, the Guarantors or any of their respective Subsidiaries, (e) the Borrower entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Real Estate, (g) with respect to the Borrower, the Guarantors and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), and (h) any use of Intralinks, SyndTrak or any other system for the dissemination and sharing of documents and information (other than any ongoing usage fees following the closing of the transactions contemplated by this Agreement), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that neither the Borrower nor the Trust shall be obligated under this §16 to indemnify any Person for liabilities arising from such Person’s own gross negligence or willful misconduct as determined in a non-appealable judgment by a court of competent jurisdiction, any loss suffered to the extent they arise from violation of any such Person’s internal policies or from a violation of laws, rules or regulations applicable to such Person’s operations, and with respect to matters described in §16(b), (f) or (g), any loss attributable to events, acts or circumstances first occurring after the period Agent and the Banks acquired a direct ownership interest (and not a Lien) in such Real Estate.  In litigation, or the preparation therefor, the Banks, the Agent and the Arranger shall be entitled to select a single nationally recognized law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower and the Trust agree to pay promptly the reasonable fees and expenses of such counsel.  If, and to the extent that the obligations of the Borrower and the Trust under this §16 are unenforceable for any reason, the Borrower and the Trust hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.  The provisions of this §16 shall survive any assignment by a Bank of its Commitment, the repayment of the Loans and the termination of the obligations of the Banks hereunder.

§17.     SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans or the issuance of any Letter of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or issue Letters of Credit.  The indemnification obligations of the Borrower and the Trust provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein.  All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

§18.     ASSIGNMENT AND PARTICIPATION.

§18.1.                 Conditions to Assignment by Banks.  Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent and the Issuing Bank shall have given their prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Bank, to a Related Fund of such Bank, to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary or Related Fund of such Bank), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank’s rights and obligations under this Agreement with respect to the Revolving Credit Commitment in the event an interest in the Revolving Credit Loans is assigned, or of a constant, and not a varying, percentage of all of the assigning Bank’s rights and obligations under this Agreement with respect to the Term Loan Commitment in the event an interest in the Term Loan is assigned, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance Agreement (an “Assignment and Acceptance Agreement”) in the form of Exhibit J hereto, together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrower or the Guarantors, (e) such assignee of a portion of the Revolving Credit Loan shall have a net worth or unfunded capital commitments as of the date of such assignment of not less than $500,000,000 unless otherwise approved by Borrower and Agent, (f) such assignee shall acquire an interest in the Revolving Credit Loans of not less than $5,000,000 or in the Term Loans of not less than $1,000,000 unless such assignment is to another Bank or a Related Fund or unless such requirement is waived by the Borrower and the Agent, and (g) the assignor shall assign its entire interest in the Loans or retain an interest in the Loans of not less than $5,000,000 unless otherwise approved by Agent and Borrower.  Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement.  In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower or the Guarantors.  Upon any such assignment, the Agent may unilaterally amend Schedule 1.1 to reflect any such assignment.

§18.2.                 Register.  The Agent for itself and on behalf of the Borrower shall maintain a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice.  Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.  Contemporaneous assignments by a Bank to multiple Related Funds will be treated as a single assignment for the purposes of such registration fee.

§18.3.                 New Notes.  Upon its receipt of an assignment executed by the parties to such assignment, together with each Note, if any, subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank).  Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall if requested execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes.  The surrendered Notes shall be canceled and returned to the Borrower.

§18.4.                 Participations.  Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, the right to approve waivers, amendments or modifications, (c) such participant shall have no direct rights against the Borrower or the Guarantors except the rights granted to the Banks pursuant to §13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower or the Guarantors.  Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

§18.5.                 Pledge by Bank.  Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341 or, with Agent’s prior written approval, to another Person.  No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.  Any Term Loan Bank may with the consent of the Agent pledge all or any portion of its rights and interests under this Agreement (including all or any portion of its Term Loan Note) to a Person approved by Agent.

§18.6.                 No Assignment by Borrower or the Trust.  Neither the Borrower nor the Trust shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

§18.7.                 Disclosure.  The Borrower and the Trust each agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose  information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.  In addition, the Banks may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors.

§18.8.                 Amendments to Loan Documents.  Upon any such assignment or participation, the Borrower and the Trust shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.

§18.9.                 Mandatory Assignment.  In the event Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request is approved by Agent but is not approved by one or more of the Banks (any such non-consenting Bank shall hereafter be referred to as the “Non-Consenting Bank”), then, within thirty (30) days after Borrower’s receipt of notice of such disapproval by such Non-Consenting Bank, Borrower shall have the right as to such Non-Consenting Bank, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Bank within thirty (30) days of receipt of such notice, to elect to cause the Non-Consenting Bank to transfer its entire Commitment.  The Agent shall promptly notify the remaining Banks that each of such Banks shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Bank (or if any of such Banks does not elect to purchase its pro rata share, then to such remaining Banks in such proportion as approved by the Agent).  In the event that the Banks do not elect to acquire all of the Non-Consenting Bank’s Commitment, then the Agent shall endeavor to find a new Bank or Banks to acquire such remaining Commitment.  Upon any such purchase of the Commitment of the Non-Consenting Bank, the Non-Consenting Bank’s interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Bank shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including, without limitation, an Assignment and Acceptance Agreement and such Non-Consenting Bank’s original Note.  Notwithstanding anything in this §18.9 to the contrary, any Bank or other Bank assignee acquiring some or all of the assigned Commitment of the Non-Consenting Bank must consent to the proposed amendment, modification or waiver.  The purchase price to be paid by the acquiring Banks for the Non-Consenting Bank’s Commitment shall equal the principal owed to such Non-Consenting Bank, and the Borrower shall pay to such Non-Consenting Bank in addition thereto and as a condition to such sale any and all other amounts outstanding and owed by Borrower to the Non-Consenting Bank hereunder or under any of the other Loan Documents, including all accrued and unpaid interest or fees which would be owed to such Non-Consenting Bank hereunder or under any of the other Loan Documents if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Bank’s Commitment.  No registration fee under §18.2 shall be required in connection with such assignment.

§18.10.                Titled Agents.  The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Bank.

§19.     NOTICES.

Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement, but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings (hereinafter in this §19 referred to as “Notice”) must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

If to the Agent or KeyBank:

KeyBank National Association
1200 Abernathy Road, N.E.
Suite 1550
Atlanta, Georgia  30328
Attn:  Daniel Silbert
Telecopy No.:  (770) 510-2195

With a copy to:

McKenna Long & Aldridge LLP
5300 SunTrust Plaza
303 Peachtree Street
Atlanta, Georgia  30308
Attn:  William F. Timmons, Esq.
Telecopy No.:  (404) 527-4198

If to the Borrower or the Guarantor:

Ramco-Gershenson Properties, L.P.
Ramco-Gershenson Properties Trust
Suite 300
31500 Northwestern Highway
Farmington Hills, Michigan  48334
Attn:  Chief Financial Officer
Telecopy No.:  (248) 350-9925

With a copy to:

Honigman Miller Schwartz & Cohn LLP
Suite 100
38500 Woodward Avenue
Bloomfield Hills, Michigan  48304-5048
Attn:  Alan M. Hurvitz, Esq.
Telecopy No.:  (248) 566-8455

to each other Bank a party hereto at the address for such party set forth on Schedule 1.1 hereto for such Bank, and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank.  Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by facsimile, upon being sent and confirmation of receipt.  The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt, or if sent by facsimile, upon receipt or the next Business Day if received after 5:00 p.m. (Cleveland time) or on a day that is not a Business Day.  Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent.  By giving at least fifteen (15) days prior Notice thereof, the Borrower, the Trust, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

§20.     RELATIONSHIP.

Neither the Agent nor any Bank has any fiduciary relationship with or fiduciary duty to the Borrower, the Guarantors or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

§21.     GOVERNING LAW: CONSENT TO JURISDICTION AND SERVICE.

THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF MICHIGAN AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  THE BORROWER AND THE TRUST EACH AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF OHIO OR THE STATE OF MICHIGAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER OR THE TRUST BY MAIL AT THE ADDRESS SPECIFIED IN §19.  THE BORROWER AND THE TRUST EACH HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

§22.     HEADINGS.

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

§23.     COUNTERPARTS.

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§24.     ENTIRE AGREEMENT, ETC.

The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.

§25.     WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

EACH OF THE BORROWER, THE TRUST, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER AND THE TRUST EACH HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THE BORROWER AND THE TRUST EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25.

§26.     DEALINGS WITH THE BORROWER OR THE GUARANTORS.

The Agent, the Banks and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors and their respective Subsidiaries or any of their affiliates regardless of the capacity of the Agent or the Bank hereunder.  The Banks acknowledge that, pursuant to such activities, the Agent, a Bank or its affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent or such Bank, as applicable, shall be under no obligation to provide such information to them.

§27.     CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantors of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks.  Notwithstanding the foregoing, (a) none of the following may occur without the written consent of each Bank affected thereby:  a decrease in the rate of interest on the Loans; except as otherwise provided herein, an extension of the Revolving Credit Maturity Date or the Term Loan Maturity Date; an increase or a non-pro rata reduction in the amount of the Commitments of the Banks except pursuant to §2.8 or §18.1; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon; the postponement of any date fixed for any payment of principal of or interest on the Loans; a decrease of the amount of any fee (other than late fees) payable to a Bank hereunder; the release of the Borrower, any Guarantor or the Collateral except as otherwise provided herein; a change in the manner of distribution of any payments to the Banks or the Agent; an amendment of the definition of Majority Banks, Required Banks or the Majority Revolving Credit Banks or of any requirement for consent by the Majority Banks, the Required Banks, the Majority Revolving Credit Banks or all of the Banks; or an amendment of this §27, and (b) the provisions of §9 and any of the definitions used therein may not be modified, amended or waived without the written consent of the Required Banks.  The amount of the Agent’s fee payable for the Agent’s account and the provisions of §14 may not be amended or waived without the written consent of the Agent.  The amount of the fees payable to the Issuing Bank and the provisions relating to the Issuing Bank and the Letters of Credit may not be amended or waived without the written consent of the Issuing Bank.  The provisions relating to Swing Line Loans or the Swing Line Lender may not be amended or waived without the written consent of the Swing Line Lender.  The Borrower and the Guarantors each agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as may be reasonably requested by KeyBank in connection with the acquisition by each Bank acquiring all or a portion of the Commitment, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower or the Guarantors hereunder.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.  No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  No notice to or demand upon the Borrower or the Guarantors shall entitle the Borrower and the Guarantors to other or further notice or demand in similar or other circumstances.

§28.     SEVERABILITY.

The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

§29.     TIME OF THE ESSENCE.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower or the Trust under this Agreement and the other Loan Documents.

§30.     NO UNWRITTEN AGREEMENTS.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

§31.     REPLACEMENT OF NOTES.

Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

§32.     TRUST EXCULPATION.

Subject to the terms of this paragraph, all persons having a claim against the Trust (as a Guarantor or general partner of Borrower), the general partner of the Borrower whose signature is affixed hereto as said general partner, hereunder or in connection with any matter that is the subject hereof, shall look solely to (i) the Trust’s interest and rights in the Borrower (as a general partner or limited partner), (ii) the amount of any Net Offering Proceeds not contributed to the Borrower, (iii) all accounts receivable, including the amount of any Distributions received by the Trust from the Borrower and not distributed to shareholders of the Trust as permitted by this Agreement, (iv) all rights and claims (including amounts paid under) the Tax Indemnity Agreement, (v) all cash and Short-term Investments in an amount in excess of $500,000.00, (vi) any other assets which the Trust may now own or hereafter acquire with the consent of Agent pursuant to §7.17, (vii) all documents and agreements in favor of the Trust in connection with any of the foregoing, (viii) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action, and (ix) all extensions, additions, renewals and replacements, substitutions, products or proceeds of any of the foregoing (the “Attachable Assets”), and in no event shall the obligation of the Trust be enforceable against any shareholder, trustee, officer, employee or agent of the Trust personally.  In no event shall any person have any claim against:  (i) the cash, Short-term Investments of the Trust and the property described in Schedule 6.29 hereto, all under the heading of “Other Permitted Assets”, (ii) all documents and agreements in favor of the Trust in connection with any of the foregoing, (iii) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action, and (iv) all extensions, additions, renewals and replacements, substitutions, products or proceeds of any of the foregoing (the “Other Permitted Assets”).  The Agent and the Banks have agreed to the terms of this §32 solely based upon the representation and covenant of Borrower and the Trust that the Trust does not and will not own any assets other than the Attachable Assets and the Other Permitted Assets.  Notwithstanding anything in this §32 to the contrary, the foregoing limitation on liability and recourse to the Trust (as a Guarantor or general partner of Borrower) shall be null and void and of no force and effect, and Agent and the Banks shall have full recourse against the Trust, individually as a Guarantor and in its capacity as general partner of Borrower, and to all of its assets (including, without limitation, the Other Permitted Assets) in the event that the Trust shall now or at any time hereafter own any asset other than or in addition to the Other Permitted Assets and the Attachable Assets.  Nothing herein shall limit the rights of the Agent and the Banks against the Borrower.

§33.     PATRIOT ACT.

Each Bank and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower and Guarantors that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, the Guarantors and their respective Subsidiaries, which information includes names and addresses and other information that will allow such Bank or the Agent, as applicable, to identify Borrower, the Guarantors and their respective Subsidiaries in accordance with the Patriot Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

TRUST:

RAMCO-GERSHENSON PROPERTIES TRUST,
a Maryland real estate investment trust

By:         /s/ DENNIS GERSHENSON
Name:     Dennis Gershenson
Title:      President and CEO

BORROWER:

RAMCO-GERSHENSON PROPERTIES, L.P.,
a Delaware limited partnership

By:        Ramco-Gershenson Properties Trust,
             a Maryland real estate investment trust,
             its General Partner

             By:      /s/ DENNIS GERSHENSON
             Name:  Dennis Gershenson
             Title:   President and CEO

BANKS:

KEYBANK NATIONAL ASSOCIATION,
individually and as Agent

By:                  /s/ JAY L. JOHNSON
Name:              Jay L. Johnson
Title:               Vice President

JPMORGAN CHASE BANK, N.A.

By:                  /s/ ELIZABETH RITENOUR
Name:              Elizabeth Ritenour
Title:               Vice President

BANK OF AMERICA, N.A.

By:                  /s/ MICHAEL W. EDWARDS
Name:              Michael W. Edwards
Title:               Senior Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:                  /s/ PERRY FORMAN
Name:              Perry Forman
Title:               Director

By:                  /s/ MICHAEL SUCHY
Name:              Michael Suchy
Title:               Vice President

PNC BANK, NATIONAL ASSOCIATION

By:                 /s/ JAMES A. HARMANN
Name:             James A. Harmann
Title:              Vice President

COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES

By:                 /s/ N. ALAMGIR
Name:             N. Alamgir
Title:              Attorney in fact

By:                 /s/ NICHOLAS MANOLAS
Name:             Nicholas Manolas
Title:              Attorney in fact

COMERICA BANK

By:                 /s/ ADAM SHEETS
Name:             Adam Sheets
Title:              Vice President

THE HUNTINGTON NATIONAL BANK

By:                 /s/ NICOLAS W. PERAINO
Name:             Nicolas W. Peraino
Title:              Vice President

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION

By:                 /s/ TIMOTHY J. KALIL
Name:             Timothy J. Kalil
Title:               Vice President

EXHIBIT A

FORM OF REVOLVING CREDIT NOTE

$_____________________	__________,2009

FOR.VALUE RECEIVED, the undersigned RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership, hereby promises to pay to  ________________________or order, in accordance with the terms of that certain Amended and Restated Secured Master Loan Agreement dated as of December 11, 2009 (the "Loan Agreement"), as from time to time in effect, among the undersigned, KeyBank National Association, for itself and as Agent, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Revolving Credit Maturity Date, the principal sum of ___________________ Dollars ($ _______ ), or  such  amount as  may  be advanced bythe payee hereof under the Loan Agreement as Revolving Credit Loans with daily interest from the date hereof, computed as provided in the Loan Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Loan Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Loan Agreement. Interest shall be payable on the dates specified in the Loan Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

Payments hereunder shall be made to KeyBank National Association, as Agent for the payee hereof, at 127 Public Square, Cleveland, Ohio 44114-1306 or such other address as may be designated by Agent.

This Note is one of one or more Revolving Credit Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions ofthe Loan Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Loan Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Loan Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Borrower and to the payment of interest

A - 1

or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Borrower, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal ofthe Obligations ofthe undersigned Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Borrower and the Banks and the Agent.

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Loan Agreement. In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement hereinabove defined, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

This Note shall be governed by and construed in accordance with the laws ofthe State of Michigan (without giving effect to the conflict oflaws rules ofany jurisdiction).

The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration ofthe indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Loan Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

This Note is issued pursuant to the Loan Agreement in substitution, amendment and restatement, and not in repayment of, the "Revolving Credit Notes" issued pursuant to the Prior Credit Agreement.

Recourse to the general partner ofthe Borrower shall be limited as provided in §32 ofthe Loan Agreement.

IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as ofthe day and year first above written.

RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership

By:	Ramco-Gershenson Properties Trust, a
Maryland real estate investment trust, its General Partner

By:

Title:

A - 2

EXHIBIT B

FORM OF TERM LOAN NOTE

$_____________________	__________,2009

FOR VALUE RECEIVED, the undersigned RAMCO-GERSHENSON PROPERTIES, L. P., a Delaware limited partnership, hereby promises to pay to _____________________  or order, in accordance with the terms of that certain Amended and Restated Secured Master Loan Agreement dated as of December 11,2009 (the "Loan Agreement"), as from time to time in effect, among the undersigned, KeyBank National Association, for itself and as Agent, and such other BaTIks as may be from time to time named therein, to the extent not sooner paid, on or before the Term Loan Maturity Date, the principal sum of____________ Dollars ($ ___________), with daily interest from the date hereof, computed as provided in the Loan Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Loan Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Loan Agreement. Interest shall be payable on the dates specified in the Loan Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

Payments hereunder shall be made to KeyBank National Association, as Agent for the payee hereof, at 127 Public Square, Cleveland, Ohio 44114-1306 or such other address as may be designated by Agent.

This Note is one of one or more Term Loan Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Loan Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Loan Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Loan Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable.to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction ofthe principal balance of the Obligations of the undersigned Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Borrower, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent pennitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal ofthe Obligations ofthe undersigned Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount pennitted by applicable law. This paragraph shall control all agreements between the undersigned Borrower and the Banks and the Agent.

B - 1

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Loan Agreement. In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement hereinabove defined, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

This Note shall be governed by and construed in accordance with the laws of the State of Michigan (without giving effect to the conflict oflaws rules ofany jurisdiction).

The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration ofthe indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Loan Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

This Note is issued pursuant to the Loan Agreement in substitution, amendment and restatement, and not in repayment of, the "Tenn Loan Notes" issued pursuant to the Prior Credit Agreement.

Recourse to the general partner ofthe Borrower shall be limited as provided in §32 ofthe Loan Agreement.

IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as ofthe day and year first above written.

RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership

By:	Ramco-Gershenson Properties Trust, a
Maryland real estate investment trust, its General Partner

By:

Title:

B - 2

EXHIBIT C

FORM OF SWING LINE NOTE

$_____________________	__________,2009

FOR VALUE RECEIVED, the undersigned, RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership ("Maker"), hereby promises to pay to KEYBANK NATIONAL ASSOCIATION ("Payee"), or order, in accordance with the terms of that certain Amended and Restated Secured Master Loan Agreement dated as ofDecember 11,2009, as from time to time in effect, among Maker, KeyBank National Association, for itself and as Agent, such other Banks as may be from time to time named therein (the "Loan Agreement"), and certain other parties, to the extent not sooner paid, on or before the Revolving Credit Maturity Date, the principal sum of ___________($ _________), or such amount as may be advanced by the Payee under the Loan Agreement as a Swing Line Loan with daily interest from the date thereof, computed as provided in the Loan Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Loan Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Loan Agreement. Interest shall be payable on the dates specified in the Loan Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.

This Note is one of one or more Swing Line Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Loan Agreement. The principal of this Note may be due and payable in whole or in part prior to the Revolving Credit Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Loan Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Loan Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amountpermissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance'of the Obligations ofthe undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full ofthe principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Maker and the Banks and the Agent.

C - 1

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Loan Agreement.

This Note shall be governed by and construed in accordance with the laws of the State of Michigan (without giving effect to the conflict oflaws rules ofany jurisdiction).

Recourse to the general partner of Borrower shall be limited as provided in §32 of the Loan Agreement.

The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Loan Agreement, and assent to extensions of time of ,payment or forbearance or other indulgence without notice.

IN WITNESS WHEREOF, the undersigned has duly executed this Note under seal on the day and year first above written.

BORROWER:

RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership, by its sole general partner

By:	Ramco-Gershenson Properties Trust, a
Maryland real estate investment trust

By:
Name:
Title:

C - 2

EXHIBIT D

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT ("Joinder Agreement") is executed as of __________________,    20_, by __________________, a ______________________________ ("Joining Party"), and delivered to KeyBank National Association,' as Agent, pursuant to §5.5 of the Amended and Restated Secured Master Loan Agreement dated as of December 11, 20099, as from time to time in effect (the "Credit Agreement"), among Ramco-Gershenson Properties, L.P. (the "Borrower"), Ramco-Gershenson Properties Trust (the "Trust"), KeyBank National Association, for itself and as Agent, and the other Banks from time to time party thereto. Terms used but not defined in this Joinder Agreement shall have the meanings defined for those terms in the Credit Agreement.

RECITALS

A.    Joining Party is required, pursuant to §5.5 ofthe Credit Agreement, to become an additional Subsidiary Guarantor under the Guaranty, the Indemnity Agreement and the Cc;mtribution Agreement.

B.     Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower ofthe credit facilities under the Credit Agreement.

NOW, THEREFORE, Joining Party agrees as follows:

AGREEMENT

1.    Joinder. By this Joinder Agreement, Joining Party hereby becomes a "Subsidiary Guarantor" and a "Guarantor" under the Credit Agreement, the Guaranty, the Indemnity Agreement and the other Loan Documents with respect to all the Obligations of Borrower now or hereafter. incurred under the Credit Agreement and the other Loan Documents, and a "Subsidiary Guarantor" under the Contribution Agreement. Joining Party agrees that Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions; duties and waivers applicable to a Subsidiary Guarantor and a Guarantor under the Credit Agreement, the Guaranty, the Indemnity Agreement, the other Loan Documents and the Contribution Agreement.

2.    Representations and Warranties of Joining Party. Joining Party represents and warrants to Agent that, as ofthe Effective Date (as defined below), except as disclosed in writing by Joining Party to Agent on or prior to the date hereof and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in the Credit Agreement), the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as applied to Joining Party as a Subsidiary Guarantor and a Guarantor on and as of the Effective Date as though made on that date. As ofthe Effective Date, all covenants and agreements in the Loan Documents and the Contribution Agreement of the Subsidiary Guarantors are true and correct with respect to Joining Party and no Default or Event ofDefault shall exist or might exist upon the Effective Date in the event that Joining Party becomes a Subsidiary Guarantor.

D - 1

3.     Joint and Several. Joining Party hereby agrees that, as of the Effective Date, the Guaranty, the Indemnity Agreement and the Contribution Agreement heretofore delivered to the Agent and the Banks shall be a joint and several obligation of Joining Party to the same extent as if executed and delivered by Joining Party, and upon request by Agent, will promptly become a party to the Guaranty, the Indemnity Agreement and the Contribution Agreement to confirm such obligation.

4.    Further Assurances. Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

5.    GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OF ANY JURISDICTION).

6.    Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

7.     The effective date (the "Effective Date") of this Joinder Agreement is _______,20_.

IN WITNESS WHEREOF, Joining Party has executed this Joinder Agreement under seal as ofthe day and year first above written.
"JOINING PARTY"

________________________________________________
a _______________________________________________

By:______________________________________________
Name: ___________________________________________
Title:____________________________________________

[SEAL]

ACKNOWLEDGED:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:____________________

Its:____________________

[Printed Name and Title]

D - 2

EXHIBIT E

FORM OF REQUEST FOR LOAN

KeyBank National Association, as Agent 1200 Abernathy Road, N.E. Suite 1550 Atlanta, Georgia 30328 Attn: Mr. DanielL. Silbert Ladies and Gentlemen:

Pursuant to the provisions of §2.5 of the Amended and Restated Secured Master Loan Agreement dated as of December 11, 2009, as from time to time in effect (the "Credit Agreement"), among Ramco-Gershenson Properties, L.P. (the "Borrower"), Ramco-Gershenson Properties Trust (the "Trust"), KeyBank National Association, for itself and as Agent, and the other Banks from time to time party thereto, the undersigned Borrower and the Trust hereby request and certify as follows:

1 .    Loan. The undersigned Borrower hereby requests a Revolving Credit Loan under §2.1 of the Credit Agreement:

Principal Amount: $ _______________________________

Type (LIBOR, Base Rate): __________________________

Drawdown Date:_____________________________, 200_

Interest Period: __________________________________

by credit to the general account ofthe undersigned Borrower with the Agent at the Agent's Head Office.

2.    Use of Proceeds. Such Loan shall be used for purposes permitted by §7.11 ofthe Credit Agreement.

3.    No Default. The undersigned chief executive officer, chief financial or chief accounting officer of the Trust and the general partner of the Borrower certifies that each of the Borrower and the Guarantors is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby. No condemnation proceedings are pending or to the Borrower's knowledge threatened against any Mortgaged Property except as disclosed in writing to the Agent.

E - 1

4.    Representations True. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as ofthe date as of which it was made and shall also be true at and as ofthe Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

5.    Other Conditions. All other conditions to the making of the Loan requested hereby set forth in §11 ofthe Credit Agreement have been satisfied.

6.    Drawdown Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrower on and as ofsuch Drawdown Date.

7     Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

IN WITNESS WHEREOF, we have hereunto set our hands this _  day of _____,200 ___.

RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership

By:	Ramco-Gershenson Properties Trust, its General Partner

By:
Title:

RAMCO-GERSHENSON PROPERTIES TRUST

By:
Title:

E - 2

EXHIBIT F

FORM OF SWING LINE LOAN NOTICE
Date: _________, ____

To:	KeyBank National Association, as Swing Line Lender KeyBank National Association, as Agent 1200 Abernathy Road, N.E. Suite1550 Atlanta, Georgia 30328 Attn: Daniel L Silbert

Ladies and Gentlemen:

Reference is made. to that certain Amended and Restated Secured Master Loan Agreement dated as of December 11, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among RAMCO-GERSHENSON PROPERTIES, L.P. (the "Borrower"), RAMCO-GERSHENSON PROPERTIES TRUST (the "Trust") the Banks from time to time party thereto, and KeyBank National Association, as Agent, Swing Line Lender, and certain other parties.

The undersigned hereby requests a Swing Line Loan:

1.	On _______________________ (a Business Day).

2.	In the amount of $_____________________.

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of §2.10(a) ofthe Agreement.

BORROWER:

RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership, by its sole general partner

By:	Ramco-Gershenson Properties Trust, a
Maryland real estate investment trust

By:
Name:
Title:

F - 1

EXHIBIT G

LETTER OF CREDIT APPLICATION

G - 1

KeyBank National Association

Application and Agreement for Irrevocable Standby Letter of Credit

To: International Standby Services Group 4910 Tiedeman, 4th floor Brooklyn, Ohio 44144 Mailcode: OH-01-51-0435 Fax Number: (216) 813-3719	Date:

Please issue your Irrevocable Letter of Credit and notify the Beneficiary by
Swift (Advising Bank Swift Address)
Courier (Contact Name) (Telephone Number)

Beneficiary: (show full name & complete street address)	Applicant: (show full name & complete street address)
Expiration Date:	Dollar Amount $ and currency if other than USD
Automatic Extension Clause / Days Notice:	(Amount in words):
Ultimate Expiration Date:	

Available by Drafts at sight drawn on you and accompanied by the following documents:

1. Beneficiary's statement signed by an authorized individual of (Beneficiary) certifying "The Principal, (Applicant), has not performed or fulfilled all the undertakings, covenants and conditions in accordance with the terms of the agreement dated ______________ between (Applicant) and (Beneficiary)".
2. Beneficiary's statement signed by an authorized individual or (Beneficiary) certifying "We hereby certify that invoices under sales agreement between (Applicant) and (Beneficiary) have been submitted for payment and said invoices are past due and payable".
3. Beneficiary's statement signed by an authorized individual of (Beneficiary) certifying "We hereby certify that (Applicant) has failed to honor their contractual agreement dated ____________________ between (Applicant) and (Beneficiary) and that payment has not been made and is ________ past due.
4. Beneficiary's statement signed by one of its authorized individuals certifying that ________________________ (Applicant) was the successful bidder under the Tender No. ____________ dated ________________ for supply of ________________ and that ________________________ (Applicant) has withdrawn their bid or failed to enter into contract.
5. Beneficiary's statement signed by an authorized individual reading:
   (Please indicate below the wording that is to appear in the statement to be presented.)
6. No statement or document by the beneficiary other than a draft is required to be presented under this Letter of Credit.

Partial Drawings: ☐ Permitted ☐ Not Permitted | Charges for: Applicant

Special instructions or conditions:

Applicant shall keep and maintain Demand Deposit Account No. ____ ____ at all times. KeyBank is authorized to debit the Demand Deposit Account or any successor account to pay any amounts which become due by Applicant in connection with the Letter of Credit, including any fees charged to Applicant or the amount of any draw(s) made under the Letter of Credit by the Beneficiary.

This application and agreement are subject to either the current uniform customs and practice for documentary credits established by the International Chamber of Commerce or the current International Standby Practices established by the International Chamber of Commerce, (whichever may be determined to be appropriate by Keycorp Affiliates under the circumstances), and to the terms and conditions set forth in the Letter of Credit Reimbursement and Security Agreement executed by the Applicant.

______________________ (Customer's Signature)	______________________ (Customer's Bank Sign Here – if other than a Keycorp Affiliate)	Date: ____________

LETTER OF CREDIT REIMBURSEMENT AND SECURITY AGREEMENT
(Single Letter of Credit)

In consideration ofthe issuance, at the request of the Account Parties of the Credit in accordance with the terms ofany Letter ofCredit Application as prepared by the Account Parties and presented to the Issuer, the Account Parties hereby represent, warrant and agree as follows:

I. DEFINITIONS: The following definitions shall apply herein: "ACCOUNT PARTIES" is defined in Paragraph 16 below. "BANK LIABILITIES" is defined in Paragraph 10 below.

"CREDIT" means the Letter of Credit described in the Letter of Credit Application to be issued by the Issuer in accordance with the instructions received by the Issuer, the terms of which are made a part hereof and approved by the Account Parties, as amended from time to time.

"DEPOSIT ACCOUNT" is defined in Paragraph 2 below.

"DOCUMENTS" mean any paper, whether negotiable or non-negotiable, including, but not limited to, all shipping documents, warehouse receipts, documents of title, (whether or not assigned to the Issuer), policies or certificates of insurance, and other documents, security, invoices and certificates accompanying or relating to drafts drawn under the Credit and Property shipped, stored, or otherwise disposed ofin connection with the Credit.

"DRAFTS" means any documentary draft drawn under and conditioned upon presentation of documents required by the Credit, including but not Iimited to such drafts accepted by the Issuer.

"ISP" means the International Standby Practices adopted by the International Chamber of Commerce inforce at the time of issuance ofthe Credit, as the same may be thereafter amended or replaced.

"ISSUER" means any KeyCorp affiliate as issuer ofthe Credit.

"LETTER OF CREDIT APPLICATION" means any request submitted by the Account Parties to the Issuer (in written or electronic form) for the issuance ofthe Credit for the account of the Account Parties.

"PROPERTY" includes goods, merchandise, securities, funds, choses in action, and any and all other forms of property, whether real, personal or mixed and any right or interest therein; Property in Issuer's possession shall include Property in possession of anyone for Issuer in any manner whatsoever.

"REIMBURSEMENT OBLIGATIONS" means the obligation of the Account Parties to reimburse the Issuer for all payments with respect to any draft ofthe Credit and to pay all other liabilities arising under this Agreement.

"REQUESTS" means any written or oral instruction that the Issuer honors on the Account Parties' order to issue, amend or pay the Credit for the account and risk of the Account Parties and upon a request communicated to the Issuer by telephone, telegraph, telex, facsimile transmission or other electronic means.

"UNIFORM CUSTOMS" means the Uniform Customs and Practice for Documentary Credits adopted by the International Chamber ofCommerce in force at the time of issuance ofthe Credit, as the same may be thereafter amended or replaced.

2. PAYMENT TERMS: The Issuer may accept or pay any draft presented to Issuer, regardless of when drawn and whether or not negotiated, if such draft, the other required documents, and any transmittal advice are dated on or before the expiration date of the Credit, which expiration date shall be expressly stated in the Credit and not extended in reference to any action or inaction in any other agreement. Except as instruction may be given by any ofthe Account Parties in writing expressly to the contrary with regard to, and prior to, the issuance of the Credit, Issuer may honor, as complying with the terms of the Credit, any instrument or other documents otherwise in order signed or issued by al) administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, conservator, or other legal representative of the party authorized under the Credit to draw or issue such instruments or other documents. The Account Parties, jointly and severally, agree to reimburse Issuer at its main office on demand in United States Dollars: (A) as to drafts payable in United States Dollars drawn or to be  drawn under the Credit, the amount paid or payable thereon, or (B) as to such drafts payable in currency other than United States Dollars the equivalent ofthe amount paid in United States Dollars at Issuer's selling rate of exchange in the currency in which such draft is drawn, (C) any and all other expenses or charges incurred by Issuer in issuing or effecting payment of the Credit, for perfecting or maintaining, and insuring the Property, and for enforcing Issuer's rights and remedies under this Agreement, (D) interest from the date ofsuch payment at a rate per annum equal to the Prime Rate of KeyBank National Association in effect from time to time plus the rate margin customarily charged by Issuer to other account parties with similar credit worthiness and in like circumstances, upon all unpaid drafts and other obligations hereunder until paid in full, but in no event higher than the highest lawful rate permitted by law, and (E) such commission, issuance, letter ofcredit commitment fees, draw fees, and negotiation fees at such rate as Issuer may determine from time to time. The Account Parties shall at all times keep and maintain a deposit account at the Issuer described in the Application (the "Deposit Account"). Without prior notice or demand Issuer is authorized to charge the Deposit Account or any other deposit account maintained by any of the Account Parties with Issuer or any other KeyCorp affiliate for the amount of any draft and all other reimbursement obligations hereunder.

3. INCREASED COSTS: If any law or regulation, or change therein, or interpretation, administration or enforcement thereof, by any person, agency or court shall (A) impose upon or modify any reserve or special deposit requirement, insurance assessment or other requirement against or affecting the Credit, or (B) impose any tax or withholding of any kind, or (C) impose or modify any capital requirement, impose any condition upon, supplement to or increase of any kind to Issuer's capital base, and the result of any such event increases the cost or decreases the benefit to Issuer of issuing or maintaining the Credit, then the Account Parties shall pay to Issuer all such additional amounts upon request in an amount necessary to compensate Issuer for all such increased costs and decreased benefits. Upon written request, Issuer will certify such amounts. Issuer's certification shall be conclusive absent manifest error.

4. REOUESTS: Requests shall be made by those persons purportedly authorized by any of the Account Parties. Issuer shall not be obligated to identify or confirrnsuch persons beyond the use of the authorized name or code identitication if any is established by Issuer or unless the Account Parties provide Issuer from time to time a written list ofall such authorized representatives. All requests will be confirmed by Issuer in writing by sending to the Account Parties a copy of the documents authorized or requested by the Account Parties. The Account Parties will promptly report all discrepancies in such documents upon receipt of such confirmation. Issuer may, but shall not be obligated to, assign a unique code number or word and require such code to be used by the Account Parties, and thereafter, all further requests shall refer to such code. Issuer shall not be liable for any loss which may be incurred as a result of Issuer's compliance with any request in accordance with this Agreement even if unauthorized, provided that Issuer acted in good faith and exercised reasonable care.

5. MODIFICATION OF THE CREDIT: Any amendment to the terms of the Credit may be authorized by anyone of the Account Parties without notice to the other account party, but any increase in the amount of the Credit or extension ofthe expiration date under the Credit for presentation of drafts or documents shall only be approved by all of the Account Parties. In any such event this Agreement shall be binding upon all of the Account Parties with regard to the Credit so increased or otherwise amended, to drafts, documents and Property covered thereby, and to any action taken by Issuer and any of Issuer's correspondents in accordance with such extension, increase or other modification.

6. UNIFORM CUSTOMS: Except as otherwise expressly stated in the Credit, it is agreed (A) that Issuer and any of Issuer's correspondents may receive and accept as a "Bill of Lading" under the Credit any document issued or purportedly issued by or on behalf of any carrier which acknowledges receipt of Property, whatever the specific provisions of such document; and (B) that Issuer and any of Issuer's correspondents may accept documents of any character which purportedly comply with the current uniform customs, or which comply with the laws or regulations in force in the customs and usages ofthe place of negotiation.

7. SHIPMENT OF PROPERTY: With respect to the Property, if any, covered by the Credit; the Account Parties agree to procure promptly all necessary import and export licenses or other licenses, to comply with all foreign and domestic governmental regulations, to furnish such certificates in that respect that Issuer may require, to keep the Property adequately covered by insurance satisfactory to Issuer, and to assign the policies or certificates of insurance to Issuer or to make the loss or adjustment, if any, payable to Issuer at Issuer's option.

8. LIMITED LIABILITY: Neither Issuer nor Issuer's correspondent shall be responsible: (A) for the existence, character, quality, quantity, condition, or delivery of the Property purporting to be represented by documents; (8) for any difference in character, quality, quantity, or condition of the Property from that expressed in documents; (C) for the validity, sufficiency, or genuineness of documents, event ifsuch documents should in fact prove to be invalid, insufficient, fraudulent or forged; (D) for time, place, manner or order in which shipment of Property is made; (E) for partial or incomplete shipment of Property or failure or omission to ship any Property referred to in the Credit; (F) for the character, adequacy, validity, value or genuineness of any insurance; (G) for any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with the Property; (H) for the solvency,  responsibility or relationship to the Property of any party issuing any documents in connection with the Property; (I) for delay in arrival or failure to arrive of either the Property or any of the documents relating thereto; (J) for any breach of contract between the shippers or vendors and ourselves; (K) for failure of any draft to bear any reference or adequate reference to the Credit, or failure of any documents to accompany any draft at the reverse side of the Credit or to surrender or take up the Credit or to send forward document apart from drafts as required by the Credit; (L) for errors; omissions, interruptions or delays in transmission or delivery of any messages or documents by mail, cable, telegraph, wireless or otherwise; for any errors in translation or interpretation of terms; or (M) for any other consequences arising from causes beyond your control, including, but not limited to, any action or omission by, or any law, regulation or restriction of, any de factor or de jure domestic or foreign government or agency.

9. WARRANTIES; INDEMNITY: Each of the Account Parties hereby represents,· warrants, covenants and confirms that said party understands the general nature and operation of a letter of credit and the obligations, rights and remedies under the Credit, including, without limitation: (A) The obligations to reimburse Issuer for all payments to the beneficiary, its successors or assigns, (B) Conditions under which payment under the Credit must be made by Issuer, (C) That Issuer has no responsibility or liability in connection with any underlying contract or other transaction between any of the Account Parties and the beneficiary ofthe Credit, and (D) That Issuer is not acting as an agent or in any fiduciary capacity for or on behalf of the Account Parties or the beneficiary, except as otherwise stated herein. All representations, warranties and indemnities set forth herein shall survive Issuer's issuance of the Credit and any payment thereunder and shall continue until all obligations hereunder are paid in full. Each of the Account Parties hereby releases Issuer from and agrees to indemnij'y and hold harmless the Issuer, and its officers, agents, and employees for any and all costs, liabilities and expenses (including reasonable attorney fees) incurred by Issuer and arising out of or in any way relating to (I) any underlying investments, transaction, and/or contracts between anyone of the Account Parties and the beneficiary under the Credit or any of its agents and (2) any proper payment in accordance with the terms of the Credit, any refusal to payor honor the Credit, or any other action or omission by Issuer, or Issuer's correspondents or agents including, but limited to, Issuer's indemnity (as well as any and all cost expenses and liabilities associated with such indemnity) in favor of a third party carrier which may be necessary to cause such carrier to release and deliver merchandise (described as part of the Credit) without the presentation of any original bill of lading or the other original documents missing or otherwise presently unavailable. It is understood that the Account Parties will not be obligated to indemnij'y Issuer for gross negligence or willful misconduct.

10. SECURITY: As security for all reimbursement obligations and other liabilities of the Account Parties to the Issuer under the Credit and this Agreement, whether now existing or hereafter arising, whether joint, several independent or otherwise, and whether absolute or contingent or due or to become due (herein collectively called the "Bank Liabilities") each of the Account Parties does hereby assign, pledge and grant to Issuer, a security interest in, and the right of possession and disposal of; (A) All documents and all Property shipped, stored or otherwise disposed of in connection with the Credit, whether or not released to any of the Account Parties on trust receipts or otherwise, (B) All right and causes of action against all parties arising from or in connection with the contract of sale or purchase of the property covered by the Credit, and all guarantees, agreements or other undertakings (including those in effect between of the Account Parties. and any account party named in the Credit), credits, policies of insurance or other assurances in connection therewith, (C) All assets, rights, choses in action, claims and demands of every kind now or hereafter belonging to the Account Parties and which may now or hereafter be in the possession, custody or control of, or in transit to or set apart for Issuer, Issuer's respective agents or correspondents, for any purpose, including without limitation, the Deposit Account or any other cash instruments, deposit balances, certificates of deposit and other cash equivalents, repurchase agreements, and other investments maintained by any of the Account Parties with Issuer or any other KeyCorp affiliate, whether matured or unmatured, or collected or in the process ofcollection (e.g. "cash security"); and (D) All proceeds of the foregoing. On demand by Issuer, the Account Parties will deliver, as security for the Bank Liabilities, additional collateral security satisfactory to Issuer or will make such payment as Issuer may require in immediately available funds. Also, the Account Parties will execute, deliver, and file all further instruments as may be reasonably required by the Issuer to carry out the purposes of this Agreement.

11. TRUST RECEIPTS: It is acknowledged and agreed that the Account Parties will or have received in trust from Issuer documents, including but not limited to bills of lading, dock warrants, dock receipts, or warehouse receipts, from time to time covering Property which is collateral security for the Bank Liabilities. It is further acknowledged that Issuer entrusted or will entrust from time to time to the Account Parties such documents to facilitate their ultimate sale or exchange or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with the Property covered by such document(s) in a manner preliminary to their sale or exchange. Upon any sale or exchange ofany document, the Account Parties will, upon Issuer's request, promptly remit to Issuer all cash and/or new documents received in the sale or exchange. Upon any sale or withdrawal ofany property from warehouse storage into our inventory for sale and delivery in the ordinary course ofour business, the Account Parties will immediately deliver to Issuer upon its request (A) All cash from each such sale for application on the Bank Liabilities secured by such Property; (B) A security agreement acceptable to Issuer, including execution of all appropriate financing statements covering all inventory and all invoices or other evidence of accounts receivable, and the proceeds thereof, arising from such withdrawal or sale of Property. As to any Property continued in public warehouse storage, including the transfer or relocation of any Property in storage, the Account Parties will return to Issuer within twenty-one (21) days of the date of receipt of applicable documents for such Property the warehouse receipts covering any remaining Property covered by such documents together with new warehouse receipts covering any Property so relocated or transferred to warehouse(s).

12. DEFAULT: In the event that any of the Account Parties: (A) Fails to perform any obligation required under this Agreement or any other agreement or document relating to or evidencing a security interest in any Property granted to Issuer, (B) Fails to make any payment or perform any other obligations under this Agreement, (C) Makes any assignment for the benefit ofcreditors, (D) Permits or consents to the filing of any voluntary or involuntary petition in bankruptcy by or against anyone ofthe Account Parties, (E) Applies for the appointment ofa receiver ofany of the assets ofany ofthe Account Parties, (F) Becomes insolvent, or ceases, becomes unable or admits in writing its inability to pay its debts as they mature, or (G) Fails to pay when due, upon acceleration or otherwise, any other obligation to Issuer, Issuer may at such time or any time thereafter declare, without demand or notice which are hereby expressly waived, all obligations and liabilities hereunder to be immediately due and payable, and Issuer is authorized, at its option, to apply (or hold available in escrow) the proceeds of any Property or other collateral assets, and any other sums due from Issuer to anyone ofthe Account Parties, to the payment of any and all our obligations or liabilities arising under this Agreement. In any such event Issuer shall have all of the remedies of a secured party under the Uniform Commercial Code in effect in the State in which the principal office ofthe Issuer is located and Issuer is hereby authorized and empowered at its option, at any time or times thereafter, to sell and assign the whole of the Property, or any part thereof then constituting security pursuant to any of the terms hereof, at any public or private sale, at such time and place and upon such terms as Issuer may deem proper and with the right in Issuer to be the purchaser at such sale and, after deducting all legal and other costs and expenses of any sale, to apply the net proceeds of such sale(s) to the payment ofall our Bank Liabilities. The residue, ifany, ofthe proceeds ofsale and any other Property constituting security remaining after satisfaction ofthe Bank Liabilities shall be returned to the respective Account Parties unless otherwise disposed of in accordance with written instructions from the customer's bank. It is agreed that, with or without notification to any ofthe Account Parties, Issuer may exchange, release, surrender, realize upon, release on trust receipt to any of them, or otherwise deal with any Property by whomsoever pledged, mortgaged or subjected to a security interest to secure directly or indirectly any ofour Bank Liabilities and/or any offset thereagainst.

13. NO WAIVER: ISSUER SHALL HAVE NO DUTY TO EXERCISE ANY RIGHT HEREUNDER OR WITH RESPECT TO ANY PROPERTY, AND ISSUER SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR DELAY IN DOING SO. NONE OF ISSUER'S OPTIONS, POWERS OR RIGHTS IN CONNECTION WITH THE CREDIT OR THIS AGREEMENT SHALL BE WAIVED UNLESS ISSUER OR ISSUER'S AUTHORIZED AGENT SHALL HAVE SIGNED SUCH WAIVER IN WRITING. NO SUCH WAIVER, UNLESS EXPRESSLY AS STATED THEREIN, SHALL.BE EFFECTIVE AS TO ANY TRANSACTION WHICH OCCURS SUBSEQUENT TO THE DATE OF SUCH WAIVER NOR AS TO ANY CONTINUANCE OF A BREACH AFTER SUCH WAIVER. NO COURSE OF DEALING BETWEEN ANY OF THE ACCOUNT PARTIES AND ISSUER SHALL BE EFFECTIVE TO CHANGE, MODIFY OR DISCHARGE IN WHOLE OR IN PART THIS AGREEMENT OR THE OBLIGATIONS HEREUNDER.

14. GOVERNING LAW; SEVERABILITY: THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PRINCIPAL OFFICE OF THE ISSUER IS LOCATED. THE CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PRINCIPAL OFFICE OF THE ISSUER IS LOCATED AND SHALL BE SUBJECT TO THE UNIFORM CUSTOMS OR THE ISP (WHICHEVER MAY BE DETERMINED TO BE APPROPRIATE UNDER THE CIRCUMSTANCES BY ISSUER AND INDICATED IN THE CREDIT) THEN IN EFFECT, WHICH UNIFORM CUSTOMS OR ISP, AS THE CASE MAY BE WILL CONTROL IN THE EVENT OF ANY CONFLICT WITH STATE LAWS. IF ANY PROVISION HEREOF IS FOR ANY REASON HELD TO BE UNENFORCEABLE UNDER ANY LAW, SUCH ILLEGALITY OR INVALIDITY SHALL NOT AFFECT ANY OTHER PROVISIONS HEREOF, EACH OF WHICH SHALL BE CONSTRUED AND ENFORCED AS IF SUCH UNENFORCEABLE PROVISION WERE NOT CONTAINED HEREIN.

15. NOTICE AND WAIVERS: EXCEPT AS OTHERWISE PROVIDED IN PARAGRAPHS 4 AND 5 HEREIN, ANY NOTICE TO ISSUER SHALL BE DEEMED EFFECTIVE ONLY IF IN WRITING SENT TO AND RECEIVED BY ISSUER. ANY SUCH NOTICE TO OR DEMAND ON ANY OF THE ACCOUNT PARTIES SHALL BE BINDING ON ALL OF THEM AND SHALL BE DEEMED EFFECTIVE WHEN MADE TO ANY PERSON WHOSE NAME APPEARS BELOW BY MAIL, TELECOPIER, TELEPHONE OR OTHERWISE TO THE LAST ADDRESS OR TELEPHONE NUMBER OF SUCH PERSON APPEARING ON ISSUER'S RECORDS.

16. ACCOUNT PARTY: IF THIS AGREEMENT IS SIGNED BY ONE ACCOUNT PARTY ONLY, THE TERMS "ACCOUNT PARTIES" AND "THEIR" AND "THEM" SHALL REFER THROUGHOUT TO THE ACCOUNT PARTY OR PARTIES EXECUTING THIS AGREEMENT; IF THIS AGREEMENT IS SIGNED BY ONE OR MORE PERSONS AS ACCOUNT PARTIES, THIS AGREEMENT SHALL BE THE JOINT AND SEVERAL OBLIGATION OF SUCH PARTIES, IF THE UNDERSIGNED IS A PARTNERSHIP, THE OBLIGATIONS HEREUNDER SHALL CONTINUE IN FORCE AND APPLY NOTWITHSTANDING ANY CHANGE IN MEMBERSHIP OF SUCH PARTNERSHIP. THIS AGREEMENT SHALL BE BINDING UPON EACH OF THE ACCOUNT PARTIES AND THEIR RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS AND SHALL INURE TO ISSUER'S BENEFIT AND ISSUER'S SUCCESSORS AND ASSIGNS. ISSUER MAY, WITHOUT NOTICE TO THE ACCOUNT PARTIES, ASSIGN THIS AGREEMENT IN WHOLE OR IN PART.

By:	By:
Its:	Its:
Date:	Date:

EXHIBIT H

[RESERVED]

H - 1

EXHIBIT I

FORM OF COMPLIANCE CERTIFICATE

KeyBank NationalAssociation, as Agent 1200 Abernathy Road, N.E. Suite 1550 Atlanta, Georgia 30328 Attn: Mr. DanielL. Silbert Ladies and Gentlemen:

     Reference is made to the Amended and Restated Secured Master Loan Agreement dated as of December 11,2009 (the "Loan Agreement") by and among Ramco-Gershenson Properties, L.P. (the "Borrower"), Ramco-Gershenson Properties Trust (the "Trust"), KeyBank National Association, for itself and as Agent, and the other Ba:nks from time to time party thereto. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

     Pursuant to the Loan Agreement, the Borrower is furnishing to you herewith (or have most recently furnished to you) the financial statements of the Borrower, the Trust and their respective Subsidiaries for the fiscal period ended ___________________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with GAAP and present fairly the financial position ofthe Borrower, the Trust and the Subsidiaries covered thereby at the date thereof and the results oftheir operations for the periods covered thereby, subject in the case ofinterim statements only to normal year-end audit adjustments.

     This certificate is submitted in compliance with requirements of §7.4(e) or §10.11 ofthe Loan Agreement or such other provision of the Loan Agreement requiring the delivery of a Compliance Certificate. If this certificate is provided under a provision other than §7.4(e), the calculations provided below are made using the financial statements of the Borrower, the Trust and their respective Subsidiaries as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrower and the Trust to give effect to the making of a Loan, acquisition or disposition Of property or other event that occasions the preparation of this certificate; and the nature of such, event and the Borrower's and the Guarantor's estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer is the chief financial or chiefaccounting officer ofthe Trust and ofthe general partner ofthe Borrower.

     The undersigned officers have caused the provisions of the Loan Documents to be reviewed and have no knowledge of any Default or Event of Default. [Note: If the signers do have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower and the Trust with respect thereto.]

     The Borrower and the Trust are attaching hereto the Borrowing Base Property Certificate and supporting information.

     The Borrower and the Trust are providing the attached information to demonstrate compliance as ofthe date hereof with the covenants described in the attachment hereto.

     IN WITNESS WHEREOF, we have hereunto set our hand this _____ day of _____, 200_.

RAMCO-GERSHENSON PROPERTIES, L.P.

By:	Ramco-Gershenson Properties Trust, its General Partner

By:

Title:

RAMCO-GERSHENSON PROPERTIES TRUST

By:

Title:

APPENDIX A
TO
COMPLIANCE CERTIFICTE
[TO BE ATTACHED]

Ramco-Gershenson Properties, L.P. Revolving Credit Facility / Term Loan Compliance Certificate

Borrower and Guarantor Leverage cannot exceed 65%

1		Consolidated Total Liabilities
2		Consolidated Total Assets per balance sheet (excluding Real
Estate that is improved and not Under Development, but including any Redevelopment Property held for less than twelve months)
3		Rolling 4 Q Operating Cash Flow from Real Estate that is improved and not Under Development
3	.a.	Appropriate Capitalization Rate
3	.b.	Capitalized Value (Line 3 divided by line 3a)
4		Consolidated Total Adjusted Asset Value
(Line 2+3b)
5		Company Leverage (Line 1 divided by Line 4)
6		Line 5 cannot exceed 65%
Compliance (Y/N)

Section 9.1 .

Fixed charge coverage ratio Must Exceed 1.50x
1	Net Income
2	Depreciation and Amortization
2a	Depreciation and Amortization-unconsolidated subsidiaries
3	Interest Expense
4	Extraordinary / Non-Recurring Losses
4	a	Net income and depreciation/amortization for sale properties
Net income and depreciation/amortization/interest for properties
4	b	contributed to JV
5		Extraordinary / Non-recurring Gains
5	a	Acquired Properties - annualization of NOI
6	Capital Expenditure Reserve
7	Reduction in OCF for allocable share of JV principal repayments
8	Reduction in OCF for OCF adjustments
9	Consolidated Operating Cash Flow (lines 1 to 8)

Fixed Charges Debt Service
Preferred dividends - trailing twelve months Total Fixed Charges

Fixed charge coverage ratio

Minimum fixed charge coverage

Compliance?

Section 9.2

Borrower Consolidated Tangible Net Worth

1	Consolidated Total Adjusted Asset Value
2	Consolidated Total Liabilities
Initial Consolidated Tangible Net Worth (Line 1 minus Line
3	2)
4	Book Value of Intangible Assets
5	Write-up of Book Value of any Assets due to Revaluation
Minority Interest of Third Parties in Investments of the
Borrower (Kentwood investors)
Consolidated Tangible Net Worth (Line 3 minus the sum of
6	lines 4 and 5)
Net Offering Proceeds from Offerings after December 10,
7	2009
8	75 % of Line 7
9	Minimum Consolidated Tangible Net Worth
($450,000,000 plus Line 8)
Compliance (Y/N)

Section 9.3

Distributions Cannot Exceed 95 % of Funds From Operations

1	Current Quarter Distributions
2	Prior Three Quarters Distributions
3	Total Distributions last four quarters
4	GAAP Net Income for last four quarters
5	Adjustments to Net Income (Exclude Financing costs and gains (losses) from debt restructurings and sales of property)
6	Depreciation (other than non-real estate depreciation) and Amortization (other than amortization of deferred financing costs)
7	Other Non-cash items
8	Funds From Operations (4+5+6+7=)
9	Distributions to Funds From Operations Ratio (line 3 divided by line 8) Maximum Compliance (Y/N)

Section 8.7

Borrowing Base Test

Availability (65% LTV) - Method A

Debt service coverage test (1.50x):
Debt. service coverage required
Interest rate minimum (8.5%)

Collateral value - DSC method
Plus 65% of Non-Stabilized
Availability - Method B

Debt service coverage required (1.45x):
Interest rate minimum
Adjust for negative property OCF, if
necessary
Availability - Method C

Maximum Availability (Least of A,B or C)

Notes to compliance certificate:

EXHIBIT J

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") dated ________________ , _____, by and between ______________________________ ("Assignor"), and ____________ ("Assignee").

WITNESETH:

     WHEREAS, Assignor is a party to that certain Amended and Restated Secured Master Loan Agreement dated as of December 11, 2009, by and among Ramco-Gershenson Properties, L.P., a Delaware limited partnership ("Borrower"), Ramco-Gershenson Properties Trust (the "Trust"), KeyBaJik National Association, the other Banks that are or may become a party thereto, and KeyBank National Association, as Agent (the "Loan Agreement"); and

     WHEREAS, Assignor desires to transfer to Assignee a [Revolving Credit] [Term Loan] Commitment under the Loan Agreement and its rights with respect to the Commitment assigned and its Outstanding Loans with respect thereto;

     NOW, THEREFORE, for and in consideration of the sum of Ten and No/lOO Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1.    Definitions. Terms defined in the Loan Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Loan Agreement.

 2.    Assignment.

(a)     Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, effective as of the "Assignment Date" (as defined in Paragraph 7 below), Assignor hereby irrevocably sells, transfers and assigns to Assignee, without recourse, a $_______ [Revolving Credit] [Term Loan] Commitment, and a ____________ percent ( ______ %)  [Revolving Credit] [Term Loan] Commitment Percentage,  and  a  corresponding interest in and to all of the other rights and obligations under the Loan Agreement and the other Loan Documents (the assigned interests being hereinafter referred to as the "Assigned Interests"), including Assignor's share ofall outstanding [Revolving Credit] [Term] Loans with respect to the Assigned Interests and the right to receive interest and principal on and all other fees and amounts with respect to the Assigned Interests, all from and after the Assignment Date, all as if Assignee were an original Bank under and signatory to the Loan Agreement having a [Revolving Credit] [Term Loan] Commitment Percentage equal to the amount ofthe respective Assigned Interests.

(b)     Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Assignment Date as if Assignee were an original Bank under and signatory to the Loan Agreement, which obligations shall include, but shall not be limited to, the obligation to make [Revolving Credit] [Term] Loans to the Borrower with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Loan Agreement and the other Loan Documents are hereinafter collectively referred to as the "Assigned Obligations"). Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

3.    Representations and Requests of Assignor.

(a)     Assignor represents and warrants to Assignee (i) that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) that as of the date hereof, before giving effect to the assignment contemplated hereby the amount of Assignor's [Revolving Credit] [Term Loan] Commitment is $ _________ and the aggregate outstanding principal balance of the [Revolving Credit] [Term] Loans made by it equals $ _________, and (iii) that it has forwarded to the Agent the [Revolving Credit] [Term Loan] Note held by Assignor, if any. Assignor makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability ofthe Loans, the continued solvency ofthe Borrower or the Guarantors or the continued existence, sufficiency or value ofthe Collateral and any other assets of the Borrower or the Guarantors which may be realized upon for the repayment of the Loans, or the performance or observance by the Borrower or the Guarantors of any of their respective obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan; other than that it is the legal and beneficial owner of, or has the right to assign, the interests being assigned by it hereunder and that such interests are free and clear ofany adverse claim.

(b)     If the applicable box is checked below, Assignor requests that the Agent obtain replacement notes for each ofAssignor and Assignee as provided in the Loan Agreement.

☐	Replacement Note Requested for Assignor

☐	Replacement Note Requested for Assignee

4 .    Representations  of Assignee.  Assignee  makes  and  confirms  to  the  Agent,  Assignor and the other Banks all of the representations, warranties and covenants of a Bank under Articles 14 and 18 of the Loan Agreement. Without limiting the foregoing, Assignee (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Assignor, any other Bank, the Agent or any Titled Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the Collateral and any other assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; (e) agrees that, by this Assignment, Assignee has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank; (f) represents and warrants that Assignee is not a: Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrower or the Guarantors; (g) agrees that ifAssignee is not incorporated under the laws ofthe United States ofAmerica or any State, it has on or prior to the date hereof delivered to Borrower and Agent certification as to its exemption or non-exemption from deduction or withholding ofany United States federal income taxes; and (h) if Assignee is an assignee of a portion of the Revolving Credit Loans, it has a net worth or unfunded capital commitment as of the date hereof of not less than $500,000,000.00 unless waived in writing by Borrower and Agent.

5.    Payments to Assignor. In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Assignment Date, an amount pursuant to their separate agreement representing the aggregate principal amount outstanding of the [Revolving Credit] [Term] Loans owing to Assignor under the Loan Agreement and the other Loan Documents with respect to the Assigned Interests.

6 .    Payments by Assignor. Assignor agrees to pay the Agent on the Assignment Date the registration fee required by §18.2 of the Loan Agreement.

7 .    Effectiveness.

(a)    The effective date for this Agreement shall be  __________________ (the "Assignment Date").  Following the execution of this Agreement, each party hereto shall deliver  its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

(b)     Upon such acceptance and recording and from and after the Assignment Date, (i) Assignee shall be a party to the Loan Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Bank thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Loan Agreement.

(c)     Upon such acceptance and recording and from and after the Assignment Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Assignment Date (including payments of principal, interest, fees and other amounts) to Assignee.

(d)     All outstanding LIBOR Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest ofeach LIBOR Rate Loan.

8.    Notices. Assignee specifies as its address for notices and its Lending Office for all assigned Loans, the offices set forth below:

Notice Address:

Attn:
Facsimile:

Domestic Lending Office:	Same as above

LIBOR Lending Office:	Same as above

9 .    Payment Instructions. All payments to Assignee under the Loan Agreement shall be made as provided in the Loan Agreement in accordance with the following instructions:

     10.    Governing Law. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT FOR ALL PURPOSES AND TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN (WITHOUT REFERENCE TO CONFLICT OF LAWS).

     11.    Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

     12.    Amendments. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by Agent.

     13.     Successors. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms ofLoan Agreement.

[signatures on following pagel

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as ofthe date first above written.

ASSIGNEE:

By:
Title:

ASSIGNOR:

By:
Title:

RECEIPT ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO BY: KEYBANK NATIONAL ASSOCIATION, as Agent

By:
Title:

ASSIGNMENT APPROVED BY:

RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership

By:	Ramco-Gershenson Properties Trust, a
Maryland real estate investment trust, its General Partner

By:
Name:
Title:

SCHEDULE 1.1

BANKS AND COMMITMENTS

REVOLVING CREDIT LOAN

		Revolving Credit
	Revolving Credit	Commitment
	Commitment	Percentage

KeyBank National Association	$33,000,000.00	22.0%
127 Public Square
8th Floor
Cleveland, Ohio 44114-1306

LIBOR Lending Office
Same as above

JPMorgan Chase Bank, N.A.	$18,000,000.00	12.0%
10 South Dearborn
Mail Code ILl-0958
Chicago, Illinois 60603

LIBOR Lending Office
Same as above

Bank of America, N.A.	$21,000,000.00	14.0%
ILl-231-10-35
231 S. LaSalle Street
Chicago, Illinois 60697

LIBOR Lending Office
Same as above

Deutsche Bank Trust Company Americas	$18,000,000.00	12.0%
MS Dal 03-0550
Suite 550
200 Crescent Court
Dallas, Texas 75201-1875

LIBOR Lending Office
Same as above

PNC Bank, National Association	$15,000,000.00	10.0%
201 East Fifth Street, 2nd Floor
Cincinnati, Ohio 45202

LIBOR Lending Office
500 First Avenue
MSP #P7-PFSC-04-V
Pittsburgh, Pennsylvania 15219

SCHEDULE 1.1 - PAGE 1

		Revolving Credit
	Revolving Credit	Commitment
	Commitment	Percentage

Comerica Bank	$12,000,000.00	8.0%
500 Woodward Avenue
7th Floor
Detroit, Michigan 48226-3256

LIBOR Lending Office
Same as above

Commerzbank AGNew York and Grand	$15,000,000.00	10.0%
Cayman Branches
2 World Financial Center
New York, New York 10281

LIBOR Lending Office
Same as above

The Huntington National Bank	$9,000,000.00	6.0%
801
3
Troy, Michigan 48084

LIBOR Lending Office
Same as above

Fifth Third Bank	$9,000,000.00	6.0%
1000 Town Center
Suite 1500
Mailcode MD JTWN5H
Southfield, Michigan 48075

LIBOR Lending Office
Same as above

Total	$150,000,000.00	100%

SCHEDULE 1.1 - PAGE 2

TERM LOAN

		Term Loan
	Term Loan	Commitment
	Commitment	Percentage

KeyBank National Association	$14,740,000.00	22.0%
127 Public Square
8th Floor
Cleveland, Ohio 44114-1306

LIBOR Lending Office
Same as above

JPMorgan Chase Bank, N.A.	$8,040,000.00	12.0%
10 South Dearborn
Mail Code ILI-0958
Chicago, Illinois 60603

LIBOR Lending Office
Same as above

Bank of America, N.A.	$9,380,000.00	14.0%
ILl-231-10-35
231 S. LaSalle Street
Chicago, Illinois 60697

LIBOR Lending Office
Same as above

Deutsche Bank Trust Company Americas	$8,040,000.00	12.0%
MS Dal 03-0550
Suite 550, 200 Crescent Court
Dallas, Texas 75201-1875

LIBOR Lending Office
Same as above

PNC Bank, National Association	$6,700,000.00	10.0%
. n d
201 East Fifth Street, 2nd Floor
Cincinnati, Ohio 45202

LIBOR Lending Office
500 First Avenue
MSP #P7-PFSC-04-V
Pittsburgh, Pennsylvania 15219

Commerzbank AG New York and Grand	$6,700,000.00	10.0%
Cayman Branches
2 World Financial Center
New York, New York 10281

LIBOR Lending Office Same as above

SCHEDULE 1.1 - PAGE 3

		Term Loan
	Term Loan	Commitment
	Commitment	Percentage

The Huntington National Bank	$4,020,000.00	6.0%
801
3
Troy, Michigan 48084

LIDOR Lending Office
Same as above

Fifth Third Bank	$4,020,000.00	6.0%
1000 Town Center
Suite 1500
Mailcode MD JTWN5H
Southfield, Michigan 48075

LIBOR Lending Office
Same as above

Comerica Bank	$5,360,000.00	8.0%
500 Woodward Avenue
7th Floor
Detroit, Michigan 48226-3256

LIDOR Lending Office
Same as above

Total	$67,000,000.00	100%

SCHEDULE 1.1 - PAGE 4

TOTAL COMMITMENTS
		Commitment
	Commitments	Percentage

KeyBank National Association	$47,740,000.00	22.0%

JPMorgan Chase Bank, N.A.	$26,040,000.00	12.0%

Bank of America, N.A.	$30,380,000.00	14.0%

Deutsche Bank Trust Company	$26,040,000.00	12.0%
Americas

PNC Bank, National Association	$21,700,000.00	10.0%

Commerzbarik AG New York and	$21,700,000.00	10.0%
Grand Cayman Branches

Comerica Bank	$17,360,000.00	8.0%

The Huntington National Bank	$13,020,000.00	6.0%

Fifth Third Bank	$13,020,000.00	6.0%

Total	$217,000,000.00	100%

SCHEDULE 1.1 - PAGE 5

SCHEDULE 1.2

EXISTING HEDGE AGREEMENTS

Ramco Party	Counterparty	Notional Amount	Expiration Date

Ramco-Gershenson Properties, L.P.	Bank of America, N.A.	$20,000,000	12/31/2010

Ramco-Gershenson Properties, L.P.	Bank of America, N.A.	$10,000,000	12/31/2010

Ramco-Gershenson Properties, L.P.	Bank of America, N.A.	$10,000,000	12/31/2010

Ramco-Gershenson Properties, L.P.	Bank of America, N.A.	$10,000,000	12/31/2010

Ramco-Gershenson Properties, L.P.	Bank of America, N.A.	$10,000,000	12/31/2010

Ramco-Gershenson Properties, L.P.	Bank of America, N.A.	$20,000,000	12/31/2010

Ramco-Gershenson Properties, L.P.	Bank of America, N.A.	$20,000,000	12/31/2010

SCHEDULE 1.2 - PAGE 1

SCHEDULE 2.9

EXISTING LETTERS OF CREDIT

The following Letters of Credit issued by KeyBank National Association:

LC#	Amount	Expiration Date

S311926000	$1,300,000	9/30/2010

S310958000	$476,000	12/31/2009

SCHEDULE 2.9 - PAGE 1

SCHEDULE 5.3

ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS

     With respect to any parcel of Real Estate of the Borrower or any Subsidiary Guarantor which is proposed to be included in the Collateral, each ofthe following:

     (a)    Security Documents. Such Security Documents relating to such Real Estate as the Agent shall require, in form and substance satisfactory to the Agent and duly executed and delivered by the respective parties thereto.

     (b)    Enforceability Opinion. The favorable legal opinion of counsel to the Borrower, the Guarantor and any Subsidiary Guarantor reasonably acceptable to the Agent qualified to practice in the State in which such Real Estate is located, addressed to the Banks and the Agent and in form and substance satisfactory to the Agent as to the enforceability of such Security Documents and such other matters as the Agent shall reasonably request.

     (c)    Perfection of Liens. Evidence reasonably satisfactory to the Agent that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens described in §8.2(ix» lien and security interest in such Real Estate and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such lien or security interest have been duly effected.

     (d)    Survey and Taxes. The Survey of such Real Estate, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on such Real Estate which on the date of determination are required to have been paid under §7.8.

     (e)    Title Insurance; Title Exception Documents. The Title Policy covering such Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy or any supplements thereto accepted by Agent.

     (f)    UCC Certification. A certification from the Title Insurance Company or a search firm satisfactory to the Agent that a search of the public records designated by the Agent disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests ofthe Borrower or any Subsidiary Guarantor that are or are intended to be subject to the security interest, assignments, and mortgage liens created by the Security Documents relating to such Real Estate except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion ofthe Real Estate in the Collateral.

     (g)    Management Agreement. A true copy of the Management Agreement, if any, relating to such Real Estate, and a subordination of such Management Agreement in form and substance satisfactory to the Agent.

SCHEDULE 5.3 - PAGE 1

(h)    Leases. True copies of all Leases relating to such Real Estate and a Rent Roll satisfactory to the Agent certified by the Borrower or applicable Subsidiary Guarantor as accurate and complete as ofa recent date.

(i)    Subordination  Agreements.  A  Subordination,  Attornment  and  Non-Disturbance Agreement from each tenant leasing 25,000 or more square feet and each other tenant of such Real Estate as reasonably required by the Agent, dated not more than ninety (90) days after the inclusion of such Real Estate in the Collateral and satisfactory in form and substance to the Agent and which is delivered to the Agent not later than ninety (90) days after the inclusion ofsuch Real Estate in the Collateral.

G)    Estoppel  Certificates.  Estoppel  certificates  from  each  tenant  leasing 25,000 or more square feet and such other tenants of such parcel of Real Estate as may be reasonably required by Agent. All such estoppel certificates are to be dated not more than ninety (90) days after the inclusion of such Real Estate in the Collateral and are to be satisfactory in form and substance to the Agent and delivered to the Agent not later than ninety (90) days after the inclusion ofsuch Real Estate in the Collateral.

(k)    Certificates of Insurance. Each of (i) a current certificate of insurance as to the insurance maintained by the Borrower or such Subsidiary Guarantor on such Real Estate (including flood insurance if necessary) or blanket coverage which includes such Real Estate in accordance with the terms ofthis Agreement from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from the Borrower or such Subsidiary Guarantor, its insurers and insurance brokers as the Agent may reasonably request, all ofwhich shall be in compliance with the requirements ofthis Agreement.

(1)    Hazardous  Substance  Assessments.  A  Phase  I environmental site assessment report addressed to Agent (or the subject of a reliance letter addressed to, and in a form reasonably satisfactory to, Agent) concerning Hazardous Substances and asbestos on such Real Estate dated or updated not more than ninety (90) days prior to the inclusion of such Real Estate in the Collateral, from a firm of professional environmental engineers reasonably acceptable to Agent, such report to contain no qualifications except those that are acceptable to the Agent iIi its sole discretion and to otherwise be in form and substance satisfactory to the Agent in its sole discretion.

(m)    Certificate of Occupancy. A copy ofthe certificate(s) of occupancy issued to the Borrower or such Subsidiary Guarantor for such parcel of Real Estate permitting the use and occupancy ofthe Building thereon (or a copy of the certificates of occupancy issued for such parcel of Real Estate and evidence satisfactory to the Agent that any previously issued certificate(s)· of occupancy is not required to be reissued to the Borrower or any Subsidiary Guarantor), or a legal opinion or certificate from the appropriate authority reasonably satisfactory to the Agent that no certificates of occupancy are necessary to the use and occupancy thereof.

SCHEDULE 5.3 - PAGE 2

(n)    Appraisal. An Appraisal of such Real Estate, in form and substance satisfactory to the Agent and the Majority Banks as provided in §5.2 and dated not more than ninety (90) days prior to the inclusion of such Real Estate in the Collateral.

(0)    Zoning and Land Use Compliance. Such evidence regarding zoning, land use and code compliance as the Agent may approve in its reasonable discretion.

(p)    Property Condition Report. A property condition report from a firm of professional engineers or architects selected by Borrower and reasonably acceptable to Agent satisfactory in form and content to the Agent, dated not more than ninety (90) days prior to the inclusion of such Real Estate in the Collateral, addressing such matters as the Agent may reasonably require.

(q)    Operating Statements. Operating statements for such Real Estate in the form of such statements delivered to the Banks under §6.4(c) covering each of the four fiscal quarters ending immediately prior to the addition of such Mortgaged Property to the Collateral.

(r)    Budget.  An operating and capital expenditure budget for such Real Estate in form and substance reasonably satisfactory to the Agent.

     (s)    Subsidiary Guarantor Documents. With respect to Real Estate owned by a Subsidiary Guarantor, the Joinder Agreement and such other documents, instruments, reports, assurances, or opinions as the Agent may require in its sole and absolute discretion.

     (t)    Environmental Disclosure. Such evidence regarding compliance with §6.18(d) as Agent may reasonably require.

     (u)    Additional Documents. Such other documents, certificates, reports or assurances as the Agent may reasonably require in its discretion.

SCHEDULE 5.3 - PAGE 3

SCHEDULE 6.5

MARKETED PROPERTIES

1.     None.

SCHEDULE 6.5 - PAGE 1

SCHEDULE 6.7 LITIGATION

1.	Matters covered by insurance policies, except for applicable deductibles.

2.	Landlord/Tenant claims in the ordinary course of business.

3.	Matters disclosed in the Form 10-K filed with the SEC, including the IRS tax matter which is described therein as follows:

IRS Audit Resolution for Years 1991 to 1995

     RPS Realty Trust ("RPS"), a Massachusetts business trust, was formed on September 21, 1988 to be a diversified growth-oriented REIT. From its inception, RPS was primarily engaged in the business of owning and managing a participating mortgage loan portfolio. From May 1, 1991 through April 30, 1996, RPS acquired ten real estate properties by receipt of deed-in-lieu of foreclosure. Such properties were held and operated by RPS through wholly-owned subsidiaries.

     In May 1996, RPS acquired, through a reverse merger, substantially all the shopping centers and retail properties as well as the management company and business operations of Ramco-Gershenson, Inc. and certain of its affiliates. The resulting trust changed its name to Ramco-Gershenson Properties Trust and Ramco-Gershenson, Inc.'s officers assumed management responsibility for the Trust. The trust also changed its operations from a mortgage REIT to an equity REIT and contributed certain mortgage loans and real estate properties to Atlantic Realty Trust ("Atlantic"), an independent, newly formed liquidating real estate investment trust. The shares of Atlantic were immediately distributed to the shareholders of Ramco-Gershenson Properties Trust.

     For purposes of the following discussion, the terms "Trust", "we", "our" or "us" refers to Ramco-Gershenson Properties Trust and/or its predecessors. All numbers are represented in thousands.

     On October 2, 1997, with approval from our shareholders, we changed our state of organization from Massachusetts to Maryland by merging into a newly formed Maryland real estate investment trust thereby terminating the Massachusetts trust.

     We were the subject of an IRS examination of our taxable years ending December 31, 1991 through 1995. We refer to this examination as the IRS Audit. On December 4,2003, we reached an agreement with the IRS with respect to the IRS Audit. We refer to this agreement as the Closing Agreement. Pursuant to the terms of the Closing Agreement we agreed to pay "deficiency dividends" (that is, our declaration and payment of a distribution that is permitted to relate back to the year for which the IRS determines a deficiency in order to satisfy the requirement for REIT qualification that we distribute a certain minimum amount of our "REIT taxable income" for such year) in amounts not less than $1,400 and $809 for our 1992 and 1993 taxable years, respectively. We also consented to the assessment and collection of $770 in tax deficiencies and to the assessment and collection of interest on such tax deficiencies and on the deficiency dividends referred to above.

SCHEDULE 6.7 - PAGE 1

     In connection with the incorporation and distribution of all of the shares of Atlantic in May 1996, we entered into the Tax Agreement with Atlantic under which Atlantic assumed all of our tax liabilities arising out of the IRS' then ongoing examinations (which included, but is not otherwise limited to, the IRS Audit), excluding any tax liability relating to any actions or events occurring, or any tax return position taken, after May 10, 1996, but including liabilities for additions to tax, interest, penalties and costs relating to covered taxes. In addition, the Tax Agreement provides that, to the extent any tax which Atlantic is obligated to pay under the Tax Agreement can be avoided through the declaration ofa deficiency dividend, we would make, and Atlantic would reimburse us for the amount of, such deficiency dividend.

     On December 15, 2003, our Board of Trustees declared a cash "deficiency dividend" in the amount of $2,209, which was paid on January 20, 2004, to common shareholders of record on December 31, 2003. On January 21, 2004, pursuant to the Tax Agreement, Atlantic reimbursed us $2,209 in recognition ofour payment ofthe deficiency dividend. Atlantic has also paid all other amounts (including the tax deficiencies and interest referred to above), on behalf of the Trust, assessed by the IRS to date.

     Pursuant to the Closing Agreement, we agreed to an adjustment to our taxable income for each of our taxable years ended December 31, 1991 through 1995. The Trust has advised the relevant taxing authorities for the state and local jurisdictions where it conducted business during those years of such adjustments and the terms of the Closing Agreement. We believe that our exposure to state and local tax, penalties and interest will not exceed $1,391 as of December 31, 2008. It is management's belief that any liability for state and local tax, penalties, interest, and other miscellaneous expenses that may exist in relation to the IRS Audit will be covered under the Tax Agreement.

     Effective June 30, 2006, Atlantic was merged into (acquired by) Kimco SI 1339, (formerly known as SI 1339, Inc.), a wholly-owned subsidiary of Kimco Realty Corporation ("Kimco"), with Kimco SI 1339, Inc. continuing as the surviving corporation. By way of the merger, Kimco SI 1339, Inc. acquired Atlantic's assets, subject to its liabilities (including its obligations t6 the Trust under the Tax Agreement). In a press release issued on the effective date of the merger, Kimco disclosed that the shareholders of Atlantic received common shares of Kimco valued at $81,800 in exchange for their shares in Atlantic.

4. Alleged ADA violations at the Bagel Joint at Sunshine Plaza; Access for the Disabled, Inc., Robert Cohen, and Patricia Kennedy v. Ramco-Gershenson Properties, L.P. US District Court Southern District ofFlorida Case No. 05-61246-CIV-LENARD.

5. Subcontractor Claims of John Carlo, Inc. relating to work performed at River City Marketplace and related developments, Jacksonville, Florida, as set forth in John Carlo Inc. vs. J. Raymond Construction Corp., and Ramco River City, Inc., filed in the Circuit Court of the Fourth Judicial Circuit, in and for Duval County, Florida, Case No. 16-2008-CA-016393.

SCHEDULE 6.7 - PAGE 2

7. Ramco Hartland LLC, Ramco RM Hartland SC LLC, and Ramco RM Hartland Disposition LLC ("Ramco") are the plaintiffs/counter-defendants in Case No. 08-093556-CK, pending in Oakland County Circuit Court, State of Michigan. Landmark/Mansour Development . LLC is a defendant and Hani Mansour is a defendant/counter-plaintiff in the case. The parties had entered an agreement to develop certain property in Hartland Township together through LLCs they agreed to form. Defendants made demand for a capital account in one of the LLCs and refused to execute the proposed operating agreements unless they were given a capital account. Ramco has asserted that the Defendants were not entitled to a capital account under the terms oftheir agreements. When Defendants failed to execute the operating agreements, Ramco sued them in August 2008 on theories ofbreach of contract, promissory estoppel and declaratory judgment. Hani Mansour brought a counterclaim against Ramco for breach of contract, declaratory judgment, and fraud/misrepresentation, demanding $1 million plus other unspecified damages. Each party moved for summary disposition; the court granted all motions, and all sides have now appealed.

SCHEDULE 6.7 - PAGE 3

SCHEDULE 6.10 TAX MATTERS

     On May 12, 2009, the Michigan Court of Appeals affirmed a decision of the Michigan Tax Tribunal that a wholly-owned limited liability company ("LLC") met the statutory definition ofa "person" under the former Michigan Single Business Tax Act ("SBTA") and was required to file a separate return despite being classified as a disregarded entity for federal tax purposes. The Court of Appeals ruled that a 1999 Michigan Department of Treasury Revenue Administration Bulletin ("RAB") that required conformity with federal tax laws conflicted with the SBTA, which treated various other entities not taxable at the federal level, such as partnerships, as taxable entities for SBTA purposes.

     The Michigan Single Business Tax ("SBT") was repealed and replaced by the Michigan Business Tax effective for the Trust's taxable year beginning January 1, 2008. Prior to such repeal, the Trust relied on the RAB, including the activities of any LLC classified as a disregarded entity for federal tax purposes in its member's SBT return.

     On June 23, 2009, the Michigan Department of Treasury formally appealed the Court of Appeals' decision to the Michigan Supreme Court. On September 28, 2009, the Michigan Supreme Court denied the appeal; however, the Michigan Department ofTreasury has not issued any guidance as to what course of action they intend to take on this matter.

     The Trust could be obligated to file additional stand-alone tax returns for each of its Michigan LLCs and pay any related tax, interest and/or penalties, for all tax years open under the applicable statute of limitations. Any amounts owed, ifthis were to occur, would be reflected as operating expenses in the Trust's consolidated statements ofincome in the period ofthe payment. The Trust continues to closely monitor this case and is in the process of evaluating any potential impact. Given the uncertainty surrounding the ultimate resolution of this matter, the Trust has not recorded a reserve as of September 30,2009.

SCHEDULE 6.10 - PAGE 1

SCHEDULE 6.15 AFFILIATE TRANSACTIONS

1996 Share Option Plan ofRamco-Gershenson Properties Trust

Non-Qualified Stock Option Agreements dated May 10, 1996, September 16, 1998 and March 8, 2000, along with related Election and Option Deferral Agreements and Notices of Option Exercises betweehRamco-Gershenson Properties Trust (the "Trust") and each ofthe following:

Dennis Gershenson Michael A.. Ward

Non-Qualified Stock Option Agreements dated June 10, 1997, June 10, 1998, June 9, 1999, and June 7,2000, June 13,2001, June 6, 2002, June 12,2003, June 10,2004, June 7, 2005, June 14, 2006 and June 5, 2007 between Trust and the Board ofTrustees

Noncompetition Agreements dated May 10, 1996, between the Trust and Dennis Gershenson Registration Rights Agreements dated May 10, 1996, among Trust and the Ramco Principals

Tax Agreement dated May 10, 1996, between Atlantic and RPS

Exchange Rights Agreement dated May 10, 1996, between Operating Partnership and the Ramco Principals

Assignment, Assumption and Indemnification Agreement relating to Atlantic dated May 10, 1996, between RPS and Atlantic

The 1997 Non-employee Trustee Stock Option Plan

Management Services and Reimbursement Agreement dated May 10, 1996 between Ramco-Gershenson, Inc. and Ramco-Gershenson Properties, L.P.

Amended and Restated Agreement ofLimited Partnership ofRamco-Gershenson Properties, L.P. (Operating Partnership") as amended which lists the following persons as holding a partnership interest directly or by entities controlled by them:

Dennis Gershenson Michael A. Ward

SCHEDULE 6.15 - PAGE 1

The following officers or trustees of Ramco-Gershenson Properties Trust are general partners, limited partners, or shareholders or members in various entities which are provided management and/or accounting services by Rarnco-Gershenson, Inc.

Joel Pashcow

Rarnco-Gershenson Properties Trust purchased Directors' and Officers' liability insurance from Aon Risk Services, Inc. ofNew York, an insurance brokerage firm ("Aon"). In connection with such insurance purchase, Aon received brokerage commission. Mr. Robert A. Meister, who is a member of the Trust's Board of Trustees, is Vice Chairman of Aon Risk Services & Co., an affiliate ofAon. In addition, Mr. Alan Mann, who is Senior Vice President ofAon, is the son-in-law ofMr. Arthur H. Goldberg, who is also a member ofthe Trust's Board ofTrustees.

Joel Pashcow, trustee, has an interest in Ramco/Shenandoah LLC, a joint venture of Ramco-Gershenson Properties, L.P.

2003 Long-Term Incentive Plan ofRamco-Gershenson Properties Trust

2003 Non-Employee Trustee Stock Option Plan ofRamco-Gershenson Properties Trust

Non-Qualified Stock Option Agreements dated March 3, 2004 between Trust and each of the following: Dennis Gershenson

Non-Qualified Stock Option Agreements dated April 1, 2005 between Trust and each of the following: Dennis Gershenson

Non-Qualified Stock Option Agreements dated February 28, 2006 between Trust and each ofthe following: Dennis Gershenson

Non-Qualified Stock Option Agreements dated March 8, 2007 between Trust and each of the following: Dennis Gershenson

2008 Restricted Share Plan for non-employee Trustees

Restricted Stock Award Agreement under 2003 Long-Term Incentive Plan dated March 8, 2007, March 3, 2008, April 4, 2008 and March 4, 2009 and related agreements between Trust and Dennis Gershenson

Restricted Stock Award Agreement under 2008 Restricted Share Plan for non-employees dated June 30, 2008 and June 30, 2009 and related agreements between Trust and each of the non-employee Trustees

Change in Control Policy dated July 10, 2007 between Trust and Officers ofthe Trust

Employment Agreement dated August 1, 2007 between Trust and Dennis Gershenson

2009 Omnibus Long-Term Incentive Plan

SCHEDULE 6.15 - PAGE 2

SCHEDULE 6.18 ENVIRONMENTAL MATTERS

Location	Current Use of Property	Use Change Anticipated during Policy Period?	Service Station	Dry Cleaning	Auto Service Repair	Manufac. Assembly	Hazard. Waste Generat.	USTs at Property (past or current)?	USTs Size & Content	ASTs at Property (prior or current)?	ASTs Size & Content	On Site Recognized Environmental Conditions (RECs)	Off Site Recognized Environmental Conditions (RECs)	Findings	Active On-Going Monitoring or Remediation
Auburn Mile (B) 260,280,600,700, 720 & 750 Brown Road, Auburn Hills, MI 48326 (Jo-Ann, Staples, etc.)	Strip Shopping Center	No	Yes-current	No	No	No	No	No	N/A	No	N/A	None	Meijer Gas Station - USTs 2-18,000 & 17,000 gal. gas; Costco-3-20,000 gal gas.	Aaron & Wright Phase I of 3/16/04. No RECs identified that would warrant further environmental study.	No
Beacon Square, 800-840 Jackson Street & 402-462 N. Beacon Blvd Grand Haven, MI. 49417	Strip Shopping Center	No	Yes-former	No	No	No	No	Yes. Past-Lumber Co (?), Past-Texaco/ Meijers	Meijer/Texaco Owned: 6- 6,000 gal. gas tanks removed 1987. Lumber Co. UST - unknown	No	N/A	1) Former Texaco gas station on southwest corner of property had 6, 6,000 gallon USTs. Removed in 1987 2) 1949 Sanborn Map depicts the presence of a gas tank on the property associated w/the former VanZylen Lumber Yard. No recored of installation or removal were found.	None	Envirologic Technologies, inc., Phase I ESA, 3/20/03 recommends Phase II ESA based on RECs. Envirologic Technologies, Inc., Phase II ESA, 4/3/03: 1) No analytic parameters were detected in association w/the former Texaco gas station above residential cleanup criteria. 2) Magnetic geophysical survey found no remnant UST system structures in association w/the former VanZylen Lumber Yard. 3)Benzo(a)pyrene was detected above residential drinking water criterion in a groundwater sample collected at the location of the former VanZylen Lumber Yard. 4) Workers on site should be notified of contaminant condition prior to initiation of further development activities. 5) No further investigation into the environmental integrity of the subject property is warranted.	No
Centre at Woodstock 12165 & 12195 Highway 92, Woodstock, GA 30188	Strip Shopping Center	No	No	Yes-current	No	No	No	No	N/A	No	N/A	Dry Cleaner, potential environmental concern, not an REC.	1) Flash Foods-UST. Northern edge of property-upgradient; 2)BP Amoco-LUST- 300 ft. S.- upgradient of site	URS Phase I of 6/2/04. Dry Cleaner in operation since 1998 using non-hazardous synthetic hydrocarbon-based dry cleaning solvent. Recommends periodic file review be performed on Flash Foods and BP/Amoco.	No.

Us.Chlnge Antlciptted Current during Use of Policy Location property Period? ServK:e AutoServke Station OryCleaning lRepiir USTs at Hazard. WastA Manufac. Property (pas USTs Size & Auembly General.or current)? Content
On Site Property Recognized ASTs (prior or Size & Environmental Conditions current)? Content (RECs) Aubum Mile (B) Sir\> Shoppmg No 260,280,600,700, 720&Center 750 Brown Road, Aubum Hills, MI 48326 (Jo·Ann, Staples, etc.) YesctitTent No No No No No N/A No N/ANone Former Texaco No N/A gas station on southwest corner of property had 6, 6,000 gallon USTs. Removed in 1987 1949 Sanbom Map depicts the presence of a gas tank on the property associated withe former VanZylen Lumber Yard. No recored of installation or removal were found. \ Centre at Woodstock Strip Shopping No No Yes-rurrenl No No No No N/A No N/A Dry Cleaner, potential Center Beacon Square, 800· strip Shopping No 840 Jackson Street & 402 Center 462 N. Beacon Blvd.Grand Haven, MI. 49417 No Yes. Past· MeijerfTexaco Lumber Co (?); Owned: 6· 6,000 gal. gas tanks Past· Texacol removed 1987. Lumber Meijers Co. UST - unknown   Yes·former No No No 12165& 12195 Highway environmental concern, no 92, Woodstock, GA 3018 an REC. Off Site Recognized Environmental Conditions (RECs) Findings Active On·Going Monitoring or Remediation Meijer Gas'Station • gal. gas; Costco·3· 20,000 gal gas. Aaron & Wright Phase I of 3/16/04. No RECs No ! USTs 2·18,000 & 17,000 identified thai would warrant further environmental study.   None Envirologic Technologies, Inc., Phase I ESA, 3/20/03 recommends Phase II ESA based on RECs. Envirologic Technologies, Inc., Phase II ESA, No i  4/3/03: 1)No analytic parameters were detected in association withe former Texaco gas station above residential cleanup criteria. 2) Magnetic geophysical swvey found no I remnant UST system structures in association withe former VanZylen Lumber  Yard. 3)Benzo(a)pyrene was detected above residential drinking water criterion in a groundwater sample collected at the location of the former VanZylen Lumber  Yard. 4) Workers on site should be notified of contaminant condition prior to initiation of further development acitvities. 5) No further investigation into the environmental integrity of the subject property is warranted.
) Flash Foods-UST. Northem edge of property-upgradient; 2)BP Amoco-LUST- 300 ft. S.- upgradient of site

URS Phase I of 612104. Dry Cleaner in operation since 1998 using non·hazardous synthetic hydrocarbon-based dry cleaning solvent Recommends periodic file review be performed on Flash Foods and BP/Amoco.

Location	Current Use of Property	Use Change Anticipated during Policy Period?	Service Station	Dry Cleaning	Auto Service /Repair	Manufac. Assembly	Hazard. Waste General.	USTs at Property (past or current)?	USTs Size & Content	ASTs at Property (prior or current)?	ASTs Size & Content	On Site Recognized Environmental Conditions (RECs)	Off Site Recognized Environmental Conditions (RECs)	Findings	Active On-Going Monitoring or Remediation
Chester Springs, 141-237 Route 206 South, Chester, New Jersey 07930	Strip Shopping Center	No	No	Yes - former, 1990-1995	Yes	No	Waste Water Treatment Plant	Yes. Past-3 former USTs; 1 current owned by Shop Rite	1)Past: 1--550 gal. heating oil; 1-1000 gal fuel; 1-500 gal waste oil-All removed 1993; no further action. 2) Current: Shop Rite owned 1-550 gal diesel fuel.	Yes- 3 current	1) Pump House (ours)-1- 275 gal. diesel fuel; 2). Good Year Auto Repair Owned. 1- 275 gal.-motor oil; 1-275 waste oil	Dry Cleaner - presence of dry cleaning solvent contamination in soil.	Agway Energy Products-northeast and adjoining (historical LUST)-discovered 2/1/2001	In 1999, PCE, TCE and cis-1,2 were detected in the soil and groundwater at levels exceeding standards in the area behind the former Chester Cleaners. The NJDEP was notified in December of 1999 and a Memorandum of Agreement was executed with the NJDEP to provide oversight of a Remedial Investigation. In 2000 the Remedial Investigation was performed and concluded that additional soil, groundwater and surface water sampling was needed to confirm the overal geometry of the groundwater plume. Annual sampling and reporting to the NJDEP has been ongoing. In 2008 quarterly monitoring was conducted and based on those results it was determined that enhanced bioremediation activities would be warranted to enhance the ongoing natural attenuation process.	Yes. Based on the results of the ground and surface water monitoring program and the continued presence of VOCs in surface water samples, enhanced reductive dechlorination remediation methods are to be employed in the area of MW-5 consisting of a substrate injection. Contract for this work was signed 10/14/09. Additionally, residential drinking water well of neighboring residence closest to the contamant plume is to be tested for VOCs.
COCOA COMMONS; 2301 Highway 524; Cocoa, FL 32926	Strip Shopping Center	No	No	No	No	No	No	No	N/A	Yes	1,000 gallons contains diesel fuel for the Publix generator.	None	None	**URS Phase I dated 1/17/07**	No.
Collins Point Plaza 921-959 Joe Frank Harris Parkway, Cartersville, GA 30120	Strip Shopping Center	No	No	No	No	No	No	No	N/A	No	N/A	None	None	**URS Phase I of 7/18/06.**	No.
Coral Creek Shoppes 6502-6588 N. State Road 7, U.S. Highway 441, Coconut Creek, FL 33073	Strip Shopping Center	No	No	Yes-Former Club Cleaners; Current-Drop off only	No	No	No	No	N/A	No	N/A	Former Dry Cleaner	None	**URS Phase I dated 5/16/02.** Pre-ownership dry cleaning solvent releases. Accepted into Florida Dry Cleaning Solvent Fund. Relatively low ranking due to lower level of contamination. No additional subsurface investigations or assessment activities were recommended.	No.
Crofton Centre 1523-1655 Crane Hwy Crofton, MD 21114	Strip Shopping Center	No	No	Yes-Current Admiral Cleaners	Yes-Former	No	No	Yes. Current K Mart. Owned	K Mart owned: 1-10,000 gal. heating oil	No	N/A	None. See Findings re: former dry cleaner and K Mart former hydraulic lifts.	None	**LandAmerica Assessment Corporation Phase II Limited Subsurface Investigation Report dated 11/1/2006.** Soil & groundwater sampling results for dry cleaning contamination were below MDE's threshold. No other analyzed constituents were detected above the lab's detection limits. No further investigation necessary for dry cleaner or former hydraulic lifts	No.

Location Chester Springs, 141·237 Route 206 South, Chester, New Jersey 07930 COCOA COMMONS; 2301 Highway 524; Cocoa, FL 32926 Collins Point Plaza 921·959 Joe Frank Harris Parkway, Cartersville, GA 30120 Coral Creek Shoppes 6502·6588 N. State Road 7, U.S. Highway 441, Coconut Creek, FL 33073 Crofton Centre 1623·1665 Crane Hwy Crofton, MD 21114 Use Change Anticipated CurrentUseo during Policy Property Period? Strip Shopping No No Center Service StatIon Auto Service Dry Cleaning !Repair Yes·former. Yes 1980·1995 No Manufac. Assembly USTs at Hazard. Wast Property (pas USTs Size & Generat or current)? Content WasteWater Yes. Past·3 1)Past: 1-550 gal. Treatment former USTs; 1 heating oil; 1·1000 Plant current owned by Shop Rite gal fuel; 1·500 gal waste oil·AII removed 1993; no further action. 2) Current: Shop Rite owned 1·550 gal diesel fuel.  Strip Shopping No No No No No No No N/A Center SblJ Shopping No No No No No No No N/A Center strip Shopping No No Yes-Former No No No No N/A Center ClubCleanarn; Current-Orepo on~ Strip Shopping No No Yes-Currenl Yes-Former No No Yes. Current K KMart owned: 1· Center Admiral Cleaoors Mart. Owned 10,000 gal. heating oil ASTsat Property (prior or current)? ASTs Size & Content Yes· 3current: 1) Pump House On Site Recognized EnvironmentalConditions (RECs)Dry Cleaner· presence of   (ours)·1· 275 gal. diesel fuel; 2). Good contamination in soil. Year Auto Repair Owned: 1· 275 gal.· motor oil; 1·275  dry cleaning solvent waste oilYes 1,000 gallons None contains diesel fuel for the Publix generator. No N/A None No N/A Former Dry Cleaner No N/A Off Site Recognized Environmental Conditions (RECs) Agway Energy Products· In 1999, PCE, TC northeast and adjoining (historical LUST)· discovered 211/2001 None None URS Phase I of 7118106. No. None URS Phase I dated 5116102. None. See Findings reo former dry cleaner and K Mart former h Active On·Going Monitoring or Remediation Yes. Based on the results of the ground and surface water monitoring program and the continued presence of VOCs in surface water samples, enhanced reductive dechlorination remediation methods are to be employed in the area of MW·5 consisting of asubstrate residential drinking water well of neighboring residence closest to the contamant plume is to be tested for VOCs. No. ydraulic lifts. Findings E and cis·1,2 were dedected in the soil and groundwater at levels exceeding standards in the area behind the former Chester Cleaners. The NJDEP was notified in December of 1999 an aMemorandum of Agreement was executed with.the NJDEP to provide oversight of a Remedial Investigation. In 2000 the Remedial Investigation was performed and concluded that additional soil, groundwater and surface waler sampling was needed to confirm the overal geometry of the groundwater plume. Annual sampling and reporting to the NJDEP has been ongoing. In injection. Contract for 2008 quarterly monitoring was conducted and this work was signed based on those results it was determined that 10/14/09. Additionally, enhanced bioremediation activities would be warranted to enhance the ongoing natural attenuation process. URS Phase I dated 1117107 No. Pre-ownership dry cleaning solvent releases. Accepted into Florida Dry Cleaning Solvent Fund. Relatively low ranking due to lower level of contamination. No additional subsurface investigations or assessment activities were recommended. None LandAmerica Assessment Corporation No. Phase II Limited Subsurface Investigation Report dated 111112006. Soil & groundwater sampling results for dry cleaning contamination were below MOE's threshold. No other analyzed constituents were detecte above the lab's detection limits.No further investigation necessary for dry cleaner or former hydraulic lifts XIOOOOOOO.xls Page 2 Location Crossroads at Royal Palm 1100 ·1250 Royal Palm Beach Blvd., Royal Palm Beach, FL

Location	Current Use of Property	Use Change Anticipated during Policy Period?	Service Station	Dry Cleaning	Auto Service /Repair	Manufac. Assembly	Hazard. Waste General.	USTs at Property (past or current)?	USTs Size & Content	ASTs at Property (prior or current)?	ASTs Size & Content	On Site Recognized Environmental Conditions (RECs)	Off Site Recognized Environmental Conditions (RECs)	Findings	Active On-Going Monitoring or Remediation
Crossroads at Royal Palm 1100 - 1250 Royal Palm Beach Blvd., Royal Palm Beach, FL	Strip Shopping Center	No	No	Yes-Former dry cleaning plant; switched to drop off only per lease executed 3/31/99.	No	No	No	Yes, 1 as of 2002	1 size unknown; natural gas-TECO	No	N/A	None. See findings re: former dry cleaner	Mobil Gas Station(LUST) located NW and cross-gradient. In State Funded Clean-up program.	**URS Phase I of 12/7/06 for Outlot "D" at the Center. URS Phase I of 7/2/02- all of the Center.** Dry cleaning solvent release. Groundwater contamination discovered in 1994. Accepted into Florida Dry Cleaning Solvent Cleanup Program. 7/22/02 received Site Rehabilitation Completion Order - no further action.	No.
Crossroads Centre (Giant Eagle,small tenants) 9520-9522 Olde US 30 & 9624-9880 Olde US 20, Rossofrd, OH. 43460	Strip Shopping Center	No	Yes, Current owned by Giant Eagle.	No	No	No	No	Yes	2 USTs owned by Giant Eagle. 1-15,000 gal-fuel oil; 1-10,000 gal-fuel oil	No	N/A	None. See Findings re: Giant Eagle Get N Go Gas Station	None	**Aaron & Wright Phase I of 3/3/04.** 2 USTs at Giant Eagle installed in 2001. No releases.	No.
Crossroads Centre (Home Depot) 9570 Olde US 20, Rossford, OH 43460	Home Depot	No		No	No	No	No	No	N/A	No	N/A	None	None.	URS Phase I ESA, 8/24/09. Home Depot is a Smalle Quantity Generator (SQG) of hazardous waste, related to retail sales products.	No
Cypress Pointe, 25801-25973 US Highway 19, Clearwater, FL 33763	Strip Shopping Center	No	No	Yes. Former 1984-1991	No	No	No	No	N/A	No	N/A	None	None	URS Phase I of 10/9/09. Former dry cleaning operation from 1984-1991. -VCP Site with a "closed" regulatory status. 3/4/96 letter from FDEP stating closing their enforcement file.	No.
East Town Plaza 2021-2139 Zeier Rd. Madison, WI 53704	Strip Shopping Center	No	No	No	No	No	No	No	N/A	No	N/A	None	None	**Dames & Moore Phase I of 3/24/2000.**	No
Gaines Marketplace 1651-1925 Marketplace Drive Caledonia, MI 49316	Strip Shopping Center	No	No	No	No	No	No	No	?	No	N/A			SME Phase I dated 5/12/04. No further environmental assessment of the property is necessary.	No
Gratiot Crossing 50700-50870 Gratiot Ave. Chesterfield, MI 48051	Strip Shopping Center	No	No	No	Yes. Former K Mart Owned	No	No	Yes. Past -K Mart owned	1-1,000 gal. used oil. Installed 1979; removed 1989		N/A	None. See Findings re: Former K mart Auto Service Center - UST & hydraulic lifts in use 1979-1989.	None	**Atwell-Hicks Phase I dated 12/20/05. Atwell-Hicks Limited Phase II of 1/9/06.** Former UST and hydraulic lifts. Atwell Hicks took 5 samples of soil borings and water samples to test for VOC, PNA, and PCB. No hazardous levels were found. Atwell recommends no further investigation of the site at this time.	No.
Hunter's Square 30825-31385 Orchard Lake Road, Farmington Hills, MI 48334	Strip Shopping Center	No	No	No	No	No	No	No	N/A	No	N/A	None	No	**Eckland Consultants Inc. Phase I of 1/14/05.**	No
Jackson West 1507-1535 Boardman Road Jackson, MI 49202	Power Center	No	No	No	No	No	No	No	N/A	Yes. Current-owned by Lowe's - ground lease tenant	1-1,290 gal diesel for generator	None	None	EBI Consulting Phase I of 9/22/05. Lowe's is a Small Quantity Generator (SQG) of hazardous waste related to retail sales products. There are no reported violations.	No.

Location	Current Use of Property	Use Change Anticipated during Policy Period?	Service Station	Dry Cleaning	Auto Service /Repair	Manufac. Assembly	Hazard. Waste Generat.	USTs at Property (past or current)?	USTs Size & Content	ASTs at Property (prior or current)?	ASTs Size & Content	On Site Recognized Environmental Conditions (RECs)	Off Site Recognized Environmental Conditions (RECs)	Findings	Active On-Going Monitoring or Remediation
Market Plaza 525 613 Roosevelt Rd., Glen Ellyn, IL 60137	Strip Shopping Center	No	Yes. Former Mobil Gas Station	Yes, 3 Former	Yes	No	No	Yes. Past	1) 13 former heating oil USTS removed 1989-1990-No Further Remediation Letter 2/5/04. 2) 5 former USTs owned by Mobil: 1-550 gal waste oil; 1-8,000 gal-gas; 1-6,000 gal gas, 1-10,000 gal gas; 1-2,000 gal heating oil-removed in 1987	Yes. Prior owned by Murrays Auto	1-220 gal used oil	1) Former Mobil Gas Station 2) Former Dry Cleaner-Tip Top Cleaners-'1983-1992-subsufrace contamination was identified. A No	None	**Land American Commercial Services Phase I dated 11/8/07.** 1) Subsurface contamination remains from former Mobil Gas Station-Mobil is remediating.2) Former Dry Cleaner 1983-1992-subsufrace contamination was identified. No Further Remediation Letter issued 7/7/2004 - land use restricted to industrial/commercial use and groundwater not permitted to be used for domestic, industrial commercial uses and outdoor watering. Update 8/09: Informed by the IEPA that they have not received anything from Exxon Mobile or their consultants GES since receiving the CAP in December of 2007. Contacted GES and was informed that the CAP remains the same and that they have applied to both the State and City for Highway Authority Agreements necessary to apply for a No Further Remediation letter from the IEPA. This process is currently tied up between the State, the City and Exxon Mobile legal. Due to the time traditionally necessary for these matters to be completed, we will follow up with the IEPA and GES every 6 months.	Yes, by Mobil Oil.
Marketplace of Delray, 5017-5199 Atlantic Ave. & 14529-14743 S. Military Trail, Delray Beach, FL 33484	Strip Shopping Center	No	Yes. Past & Current	Yes. Former	Yes, Former K Mart/Penske Owned	No	No	Yes.	2-10,000 gal gas owned by Tenant	Yes	Propane-owned by tenant	1)Pre-ownership dry cleaning solvent releases. 2) Majestic Service Station LUST (ground leased tenant)-petroleum discharge in 1998.	None	**URS Phase I dated 11/11/04. URS Phase II dated 11/23/04.** 1) Former Dry Cleaner. Laboratory results indicated natural attenuation favorable for decay of dry cleaning chemicals. Dry cleaner tenant in Florida dry-Cleaning Solvent Cleanup Program-awaiting funding. 2) Majestic Service Station (ground leased tenant)-petroleum discharge in 1998. Facility is eligible for State of Florida Cleanup Fund. Tenant responsible for cleanup and monitoring per ground lease. 3) Former K Mart Auto has No Further Action Status	Yes. Ground Water Monitoring - 14 On site monitoring wells were installed by Tenant. Landlord had own consultant perform recent Ground Water Sampling and Analysis- **URS Report of 8/6/08.**

Location	Current Use of Property	Use Change Anticipated during Policy Period?	Service Station	Dry Cleaning	Auto Service /Repair	Manufac. Assembly	Hazard. Waste Generat.	USTs at Property (past or current)?	USTs Size & Content	ASTs at Property (prior or current)?	ASTs Size & Content	On Site Recognized Environmental Conditions (RECs)	Off Site Recognized Environmental Conditions (RECs)	Findings	Active On-Going Monitoring or Remediation
Martin Square, Stuart, FL 2980-3180 S.E. Federal Highway & 1705-1745 S.E. Indian St., Stewart, FL 34994	Strip Shopping Center	No	Yes. Former Mobil Gas Station	No	No	No	No	Yes. Past. Owned by Mobil	Unknown	No	N/A	None. See Findings re: former Mobil Station		**URS Phase I dated 11/11/04.** A former Mobil gas station was located on the southeastern corner of the property. A petroleum discharge was reported in December 1988. Natural attenuation monitoring was conducted from 1994 to September 2002. Site Rehabilitation Completion Order was issued 3/20/03.	No. The monitoring wells were properly abandoned on 1/19/03; and a Site Rehabilitation Completion order was issued on March 20, 2003
Merchants Square 2100-2476 E 116th St. & 271 Merchants Square Drive, and 1235 Keystone Way Carmel, IN 46032	Strip Shopping Center	No	No	Yes. Former; current dry cleaner drop-off only	No	No	No	No	N/A	No	N/A	Dry Cleaners-elevated concentrations of PCE in soils & groundwater discovered in 1998.	None	**Blackstone Consulting Phase I dated 10/31/06. URS Phase II dated 2/17/04.** In 1999 Tuchman Dry Cleaners accepted into IDEM Voluntary Remediation Program. Groundwater treatment & extraction program installed in 2001. Early December 2003 (prior to our 1/15/04 purchase of center) URS tested concrete slab inside dry cleaner space & performed water sampling; also reviewed methodology/operation of existing SVE system, developed timeline for completion of remediation & cost of same. Results-recommended retaining SVE System & August Mack as consultant. Estimated 2 yrs. for soil remediation and 5yrs. for groundwater sampling.	Yes. Tuchman Cleaners was acquired by US Dry Cleaning in 2008. USDC assumed all responsibility for the contamination at Tuchman Cleaners. USDC is currently using the services of SESCo for sampling and reporting as required by the VAP.
Millennium Park 13150-13500 Middlebelt Rd. and 28511-28559 Schoolcraft Road, Livonia, MI. 48154	Strip Shopping Center	No	No	No	No	No	No	Yes. Past. All removed & properly closed with State	1-2,000 gal. gas; 1-1,000 gal gas; 1-300 gal gas; 1-6,000 gal. diesel; 1-550 used oil	No	N/A	None	None	**Eckland Consultants Phase I dated 4/25/05.** All UST related incidents were "closed" by the MDEQ in 1999 and 2000, per regulartoy review. Prior Owner submitted Baseline Environmental Report to State 2/11/99; Affirmed by State 3/4/99.	No
Mission Bay Plaza 20385-20465 State Road 7 Boca Raton, FL 33498	Strip Shopping Center	No	Yes. Former	Yes. Former	No	No	No	Yes. Current. Owned by ground leased tenant, Mobil	4	Yes. Current-owned by Tenants-To's R Us-natural gas and Padrinos-grease	1-100 gal natural gas; 1-greast tank	4 USTs - Mobil Oil Ground Leased Parcel	None	**URS Phase I dated 4/15/08.** 1) Former Dry Cleaners Previous subsurface investigations in 1994, 1995,1996, 2000 & 2003. Phase II performed 8/04 in connection with our purchase-- Below detection levels. 2)_Mobil Oil (Ground Lease Tenant) - 4 USTs. Leak occurred in 1996 (1,500 gallons) in to the tank hold. Also 10 gallon leak due to customer drive off. A Statement of Environmental Responsibility has been received from ExxonMobil	No
New Towne Plaza 44412-44740 Ford Road Canton, MI 48187	Strip Shopping Center	No	No	No	Yes. Former K Mart/Penske Owned	No	No	No	N/A	No	N/A	No	No	IVI Due Diligence Service Inc dated 9/12/05. Assessment revealed no evidence of recognized enviromental conditions.	No.

Location	Current Use of Property	Use Change Anticipated during Policy Period?	Service Station	Dry Cleaning	Auto Service /Repair	Manufac. Assembly	Hazard. Waste GeneraL	USTs at Property (past or current)?	USTs Size & Content	ASTs at Property (prior or current)?	ASTs Size & Content	On Site Recognized Environmental Conditions (RECs)	Off Site Recognized Environmental Conditions (RECs)	Findings	Active On-Going Monitoring or Remediation
Clentangy Plaza 743-889 Bethel Road; Columbus, OH 43214	Strip Shopping Center	No	No	Yes. Former Swan Cleaners-1991-2002	No	No	No	No	N/A	No	N/A	Former Dry Cleaner - dry-cleaning solvent contamination	None	**URS Phase I dated 12/3/07. URS Phase I dated 12/3/07.** Per Phase II one soil boring has been impacted with Perc above the Ohio Voluntary Action Program (VAP). The soil contamination above the standards is limited in extent laterally and vertically to the OP-5 boring area. The groundwater has not been impacted with chlorinated solvents (based on 11/8/07 data) and does not require remediation. However, further investigation required re: indoor air quality - former Swan Cleaners space	Yes. 1) Site Specific Risk Assessment/Soil Gas Survey Report 4/11/08 2) Vapor Intrusion Indoor Air Sampling Work Plan dated 6/17/08; 3) 6/18/08 Letter to Ohio EPA re: our intent to enter into a Voluntary Action Plan enclosing 1) & 2) above-awaiting acceptance. Then: 4) Annual O & M and Reporting for 5 years. 5) A Restrictive Covenant will be required limiting future land use to commercial/industrial use.
Paulding Pavilion 4471-4525 Jimmy Lee Pky Hiram, GA 30141	Strip Shopping Center	No	No	No	Yes. Current. Kaufman Tires	No	No	No	N/A	Yes. Current owned by Kaufman Tire	1-500 gas new oil; 1-500 gal. used oil	None.	1)Cents-ible Cleaners-240 ft. S.- upgradient 8-9 yrs. 2) BP Gas Station - adjacent property SW & upgradient-LUST 3) Former BPCitgo Station (now car dealership) SW & upgradient-LUST	URS Phase II ESA, 5/4/06 found various contaminatns related to past USTs. However, based on the results of the Phase II ESA, no further action is required for this property. URS Phase I ESA, 3/24/07 found no on site RECs.	No.
Peachtree Hill 3455 Peachtree Industrial Blvd., Duluth GA 30096	Strip Shopping Center	No	No	Yes. Former 1987-1995; Current-Drop off only	No	No	No	No	N/A	No	N/A	None. See Findings relating to former dry cleaner operations	1) Executive Clothing Care #11-Immediately S. & cross-gradient-active on-going remediation. 2) Shell Station - immediately E. & upd-gradient-LUST; 3) Citgo Station - 350 ft. S.E. & crosss-graident-active-on-going remediation; 4) Former Olympus Cleaners adjoining center-immediately upgradient	1995 Perc release reported (soil & groundwater); however below threshold levels per Georgia DNR. However owner performed voluntary actions-installed air sparge & soil vapor extraction systems; air-ozone injection system also installed - 4/1996-4/1998. Undeveloped parcel also tested-impacted AS and SVE systems also installed in this area and air-zone injection - 4/98-7/2000. Per consultant in both instances remediation generally effective and in any case results below Georgia threshold levels.	No.

Location	Current Use of Property	Use Change Anticipated during Policy Period?	Service Station	Dry Cleaning	Auto Service /Repair	Manufac. Assembly	Hazard. Waste Generat.	USTs at Property (past or current)?	USTs Size & Content	ASTs at Property (prior or current)?	ASTs Size & Content	On Site Recognized Environmental Conditions (RECs)	Off Site Recognized Environmental Conditions (RECs)	Findings	Active On-Going Monitoring or Remediation
Plaza at Delray 1400-1750 S. Federal Highway Delray Beach, FL 33483	Strip Shopping Center	No	Yes, Former	Yes, Former	Yes, Former	No	No	Yes. Prior owned by Woolco	1-1000 gal waste oil	Yes. Former	1,000 gal. diesel owned by Publix for on-site emergency generator. Installed in 2007; removed in 2008 when Publix changed to natural gas-fired generator.	None. See Findings	None. See Findings relating to Exxon Old Harbor Facility	Per Phase I 6/3/08. On Site: Historical dry cleaning on-site-release documented; but No Further Action Letter issued 8/2000. Current Cleaners drop off only. Former Auto Repair-waste oil UST removed '91. "No Cleanup Required", "Completed" per FLDEQ. Potential for former USTs-SE portion of Site-GPR survey did not disclosed; ground water sampling in 1990 showed not detectable concentrations of VOAs or VOCs. Off-Site: Exxon 250 ft. E. of Center. Per groundwater sampling 2/06, "It is unlikely that the dissolved hydrocarbon plume has impacted or is likely to impact the site".	No. However, annual File Review is being performed by URS to track progress of off site Exxon remediation.
Ridgeview Crossing 2099-2195 N. Bridge Street Elkin, NC 28621	Strip Shopping Center	No	No	N	No	No	No	No	N/A	Yes-Current-?	4 ASTs for heating and cooling spaces referenced in Phase I report of 9/30/97.	None	None	**Dames & Moore Phase I dated 9/30/97.**	No
River City - Boston Market Land	Restaurant	No	No	N	No	No	No	No	N/A	No	N/A	None	See Main Center below		No
River City - Land for Sale (Outlots)	Vacant Land for Sale	No	No	N	No	No	No	No	N/A	No	N/A	None	See Main Center below		No
River City Marketplace (Main Shopping Center Land	Regional Strip Center	No	No	N	No	No	No	No	N/A	No	N/A	None	Past & Current Gas Station to the N. within 1,000 ft. of property-LRST. Groundwater flow southeast towards our property.	**Environmental Services, Inc. Phase I dated 3/30/07.** Gas Station to the North. Per Phase II, 10/3/97 conducted testing along portion of property adjoining gas station. Only low level vapor readings identified. This facility accepted into the State Cleanup Program. All contamination is contained on-site. The center is supplied wit municipal water & waste treatment.	No
River City-Land for Sale	Vacant Land for Sale	No	No	N	No	No	No	No	N/A	No	N/A	None	See Main Center above		No
River Crossing Centre (Publix at) 5300-5406 Little Road New Port Richey, FL	Strip Shopping Center	No	No	No	Yes, Current Auto Technologies	No	No	No	N/A	Yes, Current owned by Auto Technologies	1-250 gal waste oil; 1-250 gal new oil	None	None.	URS Phase I dated 3/21/03.	No.

Location	Current Use of Property	Use Change Anticipated during Policy Period?	Service Station	Dry Cleaning	Auto Service /Repair	Manufac. Assembly	Hazard. Waste Generat.	USTs at Property (past or current)?	USTs Size & Content	ASTs at Property (prior or current)?	ASTs Size & Content	On Site Recognized Environmental Conditions (RECs)	Off Site Recognized Environmental Conditions (RECs)	Findings	Active On-Going Monitoring or Remediation
Rolling Meadows 3000-3300 West Kirkhoff Road, Rolling Meadows, IL 60181	Strip Shopping Center	No	No	Yes. Former 1985-1996	No	No	No	Yes. Past	Past: 1-6,000 gal heating oil. Removed in 1995; at least 4 heating oil-size unknown-installed probably 1957 & removed in the 1980s.	No	N/A	None. See findings re: former dry cleaner	None. See Findings re: 4 LUST Sites & 3 USTs located at South adjoining property across Kirchoff Rd.	**Land America Commercial Services Phase I of 1/4/08. Land America Phase II dated 1/29/08.** One-Site: Although Dry Cleaner was issued a No Further Action letter 11/11/96, Consultant discovered Cleaners, may have continued operating for an additional 6 months after soil & groundwater sampling completed in 6/96- data gap of prior owner. Therefore, in January 2008 soil & groundwater sampling was done re: potential VOCs relating to dry cleaners. Results: VOCs not detected at concentrations exceeding IEPA cleanup objectives. Off Site: LUSTS and USTs at S. adjoining property not RECs based on their status and/or gradient.	No.
Rossford Pointe 27151-27161 Crossroads Parkway Rossford, OH 43460	Strip Shopping Center	No	No	No	No	No	No	No	N/A	No	N/A	8-Inch Petroleum Pipeline buried 3-4 ft below ground surface running thru property. Owner of Pipeline responsible for any contamination.	None. See Findings relating to Get Go Gas and Meijer Gas Station.	**SME Phase I dated 3/1/07.** Off Site: Get Go Gas-adjacent & east of Property-USTs; Meijer Gas Station-adjacent to west of property - 1/4 mile away-2 gas USTs & 1 Diesel UST. Based on soil profile, lack of groundwater and/or distance o these sites - do not represent RECs, per SME Phase I dated 3/1/07.	No.
Shenandoah Square 13600-13750 West State Road 84 Davie, FL 33328	Strip Shopping Center	No	Yes. Current Ground Lease Amoco Gas Station	Yes. Current Dry Cleaning Plant. 1983-Present	No	No	No	Yes. Current owned by AMOCO Oil	4-10,000 gal. gas installed in 1988	Yes. Current owned by Pool Supply Tenant	1-1,700 gal chlorine solution	Amoco Gas Station and Dry Clean USA - See Findings	None. See Findings	**URS Phase I of 12/17/01:** On Site: 1) Amoco (Ground Lease) is a UST Facility & a RCRA SQG facility. In February, 1997 Amoco removed 21.27 tons of contaminated soil from site. 12 Groundwater Wells installed and monitored monthly. 2) Dry Cleaner. Dry cleaning solvent contamination identified prior to our purchase on 11/14/01. Application submitted to the Florida Dry Cleaning Solvent Fund by prior owner, and facility was approved for State administered cleanup. A low priority site due to lower levels of contamination. Off-Site 1) Texaco Longstar - .3 Mi. N & down-gradient-UST; 2) 7-Eleven - .35 Mi. NE & down-gradient. For both, based on distance and down-gradient-not a Recognized Environmental Condition.	Yes as to ground leased Amoco.

Location	Current Use of Property	Use Change Anticipated during Policy Period?	Service Station	Dry Cleaning	Auto Service /Repair	Manufac. Assembly	Hazard. Waste General.	USTs at Property (past or current)?	USTs Size & Content	ASTs at Property (prior or current)?	ASTs Size & Content	On Site Recognized Environmental Conditions (RECs)	Off Site Recognized Environmental Conditions (RECs)	Findings	Active On-Going Monitoring or Remediation
Shoppes of Lakeland 3901 & 4005-4163 U.S. Highway 98 North Lakeland, FL 33809	Strip Shopping Center	No	No	No	Yes. Former Montgomery Wards Auto Express	No	No	No	N/A	No	N/A	None. See Findings re: Wards Auto Express	None. See findings re: Texaco Station (LUST) 50 yards west of Center.	**URS Phase I dated 11/27/02. Phase II Chastain-Skillman, Inc. dated 9/16/04.** Hydraulic Lifts, oil/water separator removed in 2004. Soil & groundwater sampling conducted. No evidence of impacts to soil or groundwater associated with hydraulic lifts or oil or oil/water separator. Texaco Station - ground water flor to the northwest-gas station located 50 yards west of Center.	No
Shops on Lane Avenue 1555-1735 Lane Avenue, Upper Arlington, OH 43221	Strip Shopping Center	No	No	Yes. Former 1951-1988; Swan Cleaners: 1988-1996	No	No	No	No	N/A	No	N/A	Former Dry Cleaner - dry-cleaning solvent contamination	None	**URS Phase I dated 10/16/07. URS Phase II dated 10/16/07. URS Review Letter-Prior Remediation dated 10/16/07. Arcadis Annual Report to State dated 2/29/08.** Enrolled in OEPA Voluntary Action Program with a Covenant Not to Sue in exchange for entering into an O & M Agreement. Prior to our purchase of property 10/25/07, URS reviewed ongoing remediation and final remediation plan as to ability to meet State's goals, timeline and estimated cost to complete.	Yes. Seller's consultant Arcadis handling remediation.
Stonegate Plaza 800 W. Stone Drive Kingsport, TN 37912	Strip Shopping Center	No	No	No	No	No	No	No	N/A	No	N/A	None	None	**Dames & Moore Phase I dated 9/30/97.**	
Sunshine Plaza 4017-4299 W. Commercial Blvd. & 5031,5039,5041 N. State Rd 7, Tamarac, FL 33319	Strip Shopping Center	No	No	Yes. Former until 11/24/05	Yes. Former Goodyear Auto	No	No	Yes. Past-owned by Goodyear Auto	1-550 gal. waste oil	No	N/A	Former Dry Cleaners. Former Good Year Auto. See Findings	Shell Station (LUST)-adjacent to SE portion	**URS Phase I dated 4/10/02. URS Phase II dated 6/12/02. URS Site Assessment Report dated 4/7/08. URS Site Assessment Report Addendum dated 7/29/08.** On Site: 1) Dry cleaning solvent groundwater contamination caused by Arson Fire of 11/2005. Reported and currently being remediated. 2) UST @ former Goodyear. Phase II 2002 sampling of soil and groundwater in vicinity of former UST showed no concentrations of contaminants above the most conservative DEP Soil Cleanup Target Levels. Geo-probe done at the same time to escertain whether the UST might still be there (no closure) documentation. There was a negative anomaly for metal, however consultant concluded metal concentrations within naturally occurring concentrations.	Yes. Installed 14 Groundwater Monitoring Wells for Quarterly Monitoring of Natural Attention for a 2-yr. period to obtain a Site Rehabilitation Completion order with a "No Further Action" Status.

Location	Current Use of Property	Use Change Anticipated during Policy Period?	Service Station	Dry Cleaning	Auto Service /Repair	Manufac. Assembly	Hazard. Waste Generat.	USTs at Property (past or current)?	USTs Size & Content	ASTs at Property (prior or current)?	ASTs Size & Content	On Site Recognized Environmental Conditions (RECs)	Off Site Recognized Environmental Conditions (RECs)	Findings	Active On-Going Monitoring or Remediation
The Town Center at Aquia (formerly Aquia Towne Center) 475 Aquia Towne Center, Stafford, VA 22554	Shopping & Entertainment	No	No	Yes. Current Dry Cleaning Plant. 1996-Present	No	No	No	No	N/A	No	N/A	Dry Cleaners	None	**PSI (Professional Service Industries, Inc.) Phase I dated 8/28/98. URS Limited Phase II dated 1/8/07.** In December 2006 sampling done for VOC. Only acetone detected above Virginia DEQs screening levels; no specific reporting requirement.	No
The Town Center at Aquia Office Building--adj. property purchased for Aquia redevelopment. 2840 Jefferson Davis Highway, Stafford VA	being redeveloped as a part of The Towne Center at Aquia	Yes	No	No	No	No	No	No	N/A	No	N/A	None	None. See Findings	**URS Phase I dated 11/3/06.** Exxon Station - NW & Updgradient from site is considered an environmental concern.	No
The Town Center at Aquia former Dairy Queen-adj. property purchased for Aquia redevelopment. 2854 Jefferson Davis Highway, Stafford VA	being redeveloped as a part of The Towne Center at Aquia	Yes	No	No	No	No	No	No	N/A	No	N/A	None	None	**URS Phase I dated 4/4/07.** Exxon Station - NW & Updgradient from site is considered an environmental concern.	No
The Town Center at Aquia former El Gran Charro Restaurant-adj. property purchased for Aquia redevelopment. 2834 Jefferson Davis Highway, Stafford, VA	being redeveloped as a part of The Towne Center at Aquia	Yes	No	No	No	No	No	No	N/A	No	N/A	None	None. See Findings.	**URS Phse I dated 4/12/07.**	No
The Town Center at Aquia Regal Cinemas adj. property purchased for Aquia redevelopment. Jefferson Davis Highway, Stafford, VA															
Treasure Coast Commons 3001, 3051 & 3101 NW Federal Highway, Jensen Beach, FL		No	No	No	No	No	No	No	N/A	No	N/A	None	None	**URS Phase I dated 11/11/2004.**	No
Troy Marketplace 734-880 E. Big Beaver, Troy, MI. 48083	Strip Shopping Center	No	No	No	No	No		No	N/A	No	N/A	None	None. See Findings re: Rochester Mobil Gas Station	**Atwell-Hick Phase I dated 12/20/05.** Rochester Mobil Gas Station (LUST)) 1/8 mile east/southeast & cross-gradient. USTs removed in 1999. On going remediation by Mobil. Based on consultants review of prior data, unlikely to represent an REC for the property.	No

Location	Current Use of Property	Use Change Anticipated during Policy Period?	Service Station	Dry Cleaning	Auto Service /Repair	Manufac. Assembly	Hazard. Waste General.	USTs at Property (past or current)?	USTs Size & Content	ASTs at Property (prior or current)?	ASTs Size & Content	On Site Recognized Environmental Conditions (RECs)	Off Site Recognized Environmental Conditions (RECs)	Findings	Active On-Going Monitoring or Remediation
Troy Marketplace II (adj to Troy Marketplace) 686 & 710 E. Big Beaver, Troy, MI 48083	Strip Shopping Center	No	No	No	No	No	No	No	N/A	Yes. Prior Residential - 1950-mid 60s	residential heating oil -size unknown	None	None.	**Atwell-Hick Phase I dated 12/11/0/6.**	No
Troy Towne Center 1801 1893 West Main Street Troy, OH 45373	Strip Shopping Center	No	No	Yes. Current- from 1990	No	No	No	No	N/A	No	N/A	Dry Cleaners	None	**McLaren Hart Phase I dated 10/23/97.**	No
Village Lakes 21503-21637 Village Lakes Shopping Center Rd. Land O'Lakes, FL 34639	Strip Shopping Center	No	No	Yes. Former	No	No	No	No	N/A	No	N/A	Former Dry Cleaner. See Findings.	None	**Dames and Moore Phase I dated 1/29/98.** Low levels of dry cleaning solvent contamination. A part of the state-administered cleanup under the Florida Dry Cleaning Solvent Program. This site has a relatively low ranking on the States listing of Priority Sites due to the lower level of contamination.	No
Village of Oriole Plaza, 7263-7431 West Atlantic Ave. Delray Beach, FL 33484	Strip Shopping Center	No	No	Yes. Former	No	No	No	Yes. Current	1-propane - size unknown	Yes. Past & current	Past. Dry Cleaner- 2-propane-size unknown removed; 2 current propane tank at rear of Center- size unknown	Former Dry Cleaner. See Findings.		**URS Phase I dated 11/11/04. URS Phase II dated 11/23/04.** Pre-ownership dry cleaning solvent releases. In Florida Dry-Cleaning Solvent Cleanup Program. Laboratory findings indicated results below detection levels and no further testing was recommended.	No
Village Plaza 4204-4314 US Hwy 98 N Lakeland, FL 33809	Strip Shopping Center	No	No	No	No	No	No	No	N/A	No	N/A	No	None	**URS Phase I dated 9/9/05.**	No
Vista Plaza 2400-2600 NW Federal Highway; Stuart, FL 34994	Strip Shopping Center	No			No	No	No	No	N/A	No	N/A	None	None	**URS Phase I dated 11/11/04.**	No
WEST ACRES SHOPPING CENTER, 6235-5030 Corunna Road, Flint, MI 48532	Strip Shopping Center	No	No	No	No	No	No	No	N/A	No	N/A	None	None	**SME Consultants Phase I dated 8/3/01.**	No
WEST ALLIS TOWNE CENTRE, 6700-6900 Greenfield Road, W, Allis, WI 53214	Strip Shopping Center	No	No	No	No	No	No	No	N/A	No	N/A	None	None	**McLaren Hart Phase I dated 10/23/97.**	No
West Broward Plaza 3801-3951 West Broward Blvd. Plantation, FL 33311	Strip Shopping Center	No	No	No	No	No	No	No	N/A	No	N/A	None	None. See Findings	**URS Phase I dated 11/11/04.** Former Dry Cleaners north & northwest of property. Low concentrations of tetrachloroethane reported; in State administered cleanup program.	No

Location	Current Use of Property	Use Change Anticipated during Policy Period?	Service Station	Dry Cleaning	Auto Service /Repair	Manufac. Assembly	Hazard. Waste General.	USTs at Property (past or current)?	USTs Size & Content	ASTs at Property (prior or current)?	ASTs Size & Content	On Site Recognized Environmental Conditions (RECs)	Off Site Recognized Environmental Conditions (RECs)	Findings	Active On-Going Monitoring or Remediation
West Oaks I, 43455-43825 West Oaks Drive Novi, MI 48377	Strip Shopping Center	No	No	No	Yes-Former K Mart Auto-Fenske	No	No	Yes-Prior K Mart owned	1-1000 gal used oil	Yes-Prior K Mart owned	1-500 gal. used oil	None. See findings re: K Mart former UST	None	**EBI Consulting Phase I dated 9/22/05. AKT Peerless Survey of Well Abandonment & Limited Inspection of 8/26/06.** K Mart UST removed 1991- numerous subsurface investigations between 1991-2003 showed no adverse impacts. Closed in compliance with MDEQ. Oil/water separator not in usage since 1998. AKT Peerless recommends contents be pumped out after sampling & analyzing contents for disposal.	No
West Oaks II 43420-43498 West Oaks Drive & 27793-27795 Novi Road Novi, MI 48377	Strip Shopping Center	No	No	No	No	No	No	No	N/A	No	N/A	None	None	**AMEC Earth & Environmental Phase I of 10/9/2002.**	No
Winchester Center 1116-1336 S. Rochester Road Rochester Hills MI 48307	Strip Shopping Center	No	No	No	No	No	No	No	N/A	No	N/A	None	None. See Findings	**Eckland Consultants Inc. Phase I of 1/14/05.** Four LUST facilities are greater than 1/4 mile from property and 2 are listed as "closed" by the MDEQ.	No
Land Purchased for Future Development:															
Gateway Commons (N. Lakeland FL.- Assemblage of Residential Parcels for future development	Residential parcels of Land (34), and vacant wooded land for future development	Yes. Strip Center	No	No	No	No	No	No	N/A			None	None	Finalizing Listing of all Phase I Reports.	
Gateway Commons (N. Lakeland FL.- Assemblage of Land Parcels for Development)	RV Trailer Park	Yes. Strip Center	No	No	No	No	No	No	N/A	Yes. Current	2 Propane Tanks-size unknown	None	None	**URS Phase I dated 12/17/07.**	No
Hartland Towne Square (3 Parcels totaling 13 acres- 1 Northern Parcel identified as Rotondo; 2 Southern Parcel identified as Harris) NE Corner of Hatrland & Highland Rds., Hartland Township, MI.	Vacant with dens tree coverage	Yes. Strip Center	No	No	No	No	No	No	N/A	No	N/A	None. However see Findings.	1)Oasis Truck Stop 2 Hartland Township Wastewater Treatment Plant- reported elevation of sodium & chloride in groundwater	**SME Phase I dated 6/27/07.** Potential migration of contaminants from the south-southeast former Oasis Truck Stop. Report elevations of sodium and chloride in groundwater on or near the property from the Township Wastewater Treatment Plant.	No

Location	Current Use of Property	Use Change Anticipated during Policy Period?	Service Station	Dry Cleaning	Auto Service /Repair	Manufac. Assembly	Hazard. Waste Generat.	USTs at Property (past or current)?	USTs Size & Content	ASTs at Property (prior or current)?	ASTs Size & Content	On Site Recognized Environmental Conditions (RECs)	Off Site Recognized Environmental Conditions (RECs)	Findings	Active On-Going Monitoring or Remediation
Hartland Towne Square (Former Oasis Truck Stop Parcel) 10425 Highland Rd., Hartland Township, MI.	Vacant Land	Yes, Strip Center	Yes, Former	No		No	No	Yes-Past	2-6,000 gal gas; 2-10,000 gal gas; 3-12,000 gal diesel fuel; 1-250 gal used oil; 1-2,000 gal used oil; 1-8 gall hydraulic fluid; + 1-550 gal used oil tank discovered 3/30/07;removed 4/6/07	None-Current; Past unknown	N/A	Former gas station truck stop (LUST); former on-site sewage system conncected to maintenance areas of property. Unknown content of backfill material - former sewage lagoon & pond.	North adjoining waster water treatment plant.	**SME Phase I dated 2/27/07 (included as Attachment B to the Baseline Environmental Assessmen). Categroy N Baseline Environmental Assessment dated 4/18/07. Category D Baseline Environmental Assessment dated 4/11/05-prior owner. Tanks removed 2/28-3/31/05 except for 8-galon hydraulic fluid UST. 1 250-gal used oil UST listed as removed-no documentation. SME used test pits to determine if this UST was still in-ground and to check whether an additional tank shown on a diagram was still present. Prior owner consultant did GPR survey but did not include this area. 3/30/07 SME discoved additional 550-gal used oil UST-removed 4/6/07, release report filed with MDEQ**	No
Holcomb-Former Riverbend Baptist Church 2925 Holcomb Rd., Roswell GE, (across the street from our existing Center)	Vacant Land	Unknown	No	No	No	No	No	No	N/A	No	N/A	None	None	**URS Phase I dated 1/13/06**	No
Jax II Land-Parcel A (75 acres) for Development, Duval County, FL	Vacant Wooded Land	Yes, Strip Center	No	No	No	No	No	No	N/A	No	N/A	None	None. See finding re: Chevron Gas Station (LRST) 300 ft. to south and 5 other LRST facilities within a 1/2 mile radius.	**Environmental Services, Inc. Phase I dated 5/22/08.** Per consultant, based on current regulatroy status, distance from property and/or their topograph relation to the property the LRST facilities are not considered RECs.	
Jax II Land-Parcel B (77 Acres) for Development, Duval County, FL	Vacant Wooded Land	Yes, Strip Center	No	No	No	No	No	No	N/A	No	N/A	None	None. See finding re: Harry Glass Company - 2 ASTS (1 former heating oil) and stack of 55 gal. drums 250 feet to east of property.	**Environmental Services, Inc. Combined Phase I & Phase II dated 5/22/08.** Phase II to determine groundwater flow and to tst groundwater for any contamination relating to Harry's Glass. Groundwater flow determined to be northwest towards our property. However lab results were all below detect levels and/or applicable GCTL.

SCHEDULE 6.19

SUBSIDIARIES AND UNCONSOLIDATED AFFILIATES OF THE BORROWER

[SEE ATTACHED]

SCHEDULE 6.19 - PAGE 1

SCHEDULE 6.21

MANAGEMENT AGREEMENTS; OPTIONS

1.	Management Services and Reimbursement Agreement dated May 10, 1996 between Ramco-Gershenson, Inc. and Ramco-Gershenson Properties, L.P.

2.	The following options / rights of first refusal:

	A.	Wal-Mart at Roseville Towne Center has a right of first refusal.

	B.	Wendy's at the Auburn Mile has an option to acquire its parcel as of 1/11/11.

	C.	Ruby Tuesday at Taylors Square has an option to purchase its parcel at the expiration of the 10th Lease Year.

SCHEDULE 6.21 - PAGE 1

SCHEDULE 6.29 PROPERTY OF GUARANTOR

The assets of the Guarantor, Ramco-Gershenson Properties Trust are comprised solely of the following:

Attachable Assets

Cash and Short-term Investments in an amount in excess of$500,000.00.

Accounts receivable, including Distributions received from Ramco-Gershenson Properties, L.P. that have not been distributed to the shareholders ofthe Trust as permitted by this Agreement.

Rights and claims (including amounts paid under) the Tax Indemnity Agreement.

Investments in Ramco-Gershenson Properties, L.P.

All Net Offering Proceeds that have not been contributed to Ramco-Gershenson Properties, L.P.

Other Permitted Assets

Prepaid expenses, including capitalized legal fees

Cash and Short-term Investments in an amount not to exceed $500,000.00.

Investments in the following subsidiaries:
Ramco SPC, Inc. (Related to Ramco Properties Associates Limited Partnership)
Ramco SPC II, Inc. (Related to Ramco Virginia Properties LLC (Aquia))

SCHEDULE 6.29 - PAGE 1

SCHEDULE 6.31

INITIAL MORTGAGED PROPERTIES

Ramco-Gershenshon Properties Trust
Appraisals Received as of November 2, 2009

Property	Address	City	State
1 Ramco Office Max Center	West Alexis	TOLEDO	OH
2 Ramco Troy Towne Center	West Main St and 1-75	TROY	OH
3 Ramco Edgewood Towne Center	E. Edgewood Blvd and American	LANSING	MI
4 Ramco Clinton Valley Mall	SW Corner of Hall Rd (M-59) an	STERLING HEIGHTS	MI
5 Ramco Jackson Crossing	Interstate 94 and US-127	JACKSON	MI
6 Ramco Tel-Twelve	Telegraph Rd and 12 Mile Rd	SOUTHFIELD	MI
7 Ramco Clinton Valley Strip	M-59 (Hall Rd) and Schoenherr	STERLING HEIGHTS	MI
8 Ramco Fraser Shopping Center	Groesbeck Hwy, 13 Mile Rd and	FRASER	MI
9 Ramco Rossford Pointe	US Hwy 20 and Crossroads Pkwy	ROSSFORD	OH
10 Ramco Roseville Towne Center	12 Mile Rd and Gratiot Ave	ROSEVILLE	MI
11 Ramco Oak Brook Square	3192 S Linden Rd	FLINT	MI
12 Ramco Holcomb Center	Holcomb Bridge Rd and Nesbitt	Roswell	GA
13 Ramco Taylors Square	Wade Blvd	TAYLORS	SC
14 Ramco Conyers Crossing	Highway 138 and Interstate 20	Conyers	GA
15 Ramco Promenade at Pleasant Hill - Arby's	Pleasant Hill Rd and Club Dr	LAWRENCEVILLE	GA
16 Ramco Lake Orion	Lapeer Rd and Clarkston Rd	LAKE ORION	MI
17 Ramco Naples Towne Center	Palm Drive and Tamiami Trail E	Naples	FL
18 Ramco Clinton Pointe	Gratiot Ave and Quinn Rd	CLINTON TOWNSHIP	MI
19 Ramco Horizon Village*	Horizon Dr and Lawrenceville R	SUWANEE	GA
20 Ramco Village Lakes	21S29 Village Lakes Shopping Center Dr	LAND 0 LAKES	FL
21 Ramco Eastridge	Lapeer Rd and S. Center Rd	FLINT	MI
22 Ramco Northwest Crossing I & II	Clinton Highway	KNOXVILLE	TN
23 Ramco Spring Meadows Place	Spring Meadows Dr	HOLLAND	OH
24 Ramco Mays Crossing	Highway 138 and US-23/42	STOCKBRIDGE	GA
25 Ramco Auburn Mile - Wendy's	Brown Rd and Baldwin	AUBURN HILLS	MI
26 Ramco Southfield Plaza	29844 Southfield Road	SOUTHFIELD	MI
27 Ramco Livonia Plaza	Merriman Rd and Five Mile Rd	LIVONIA	MI
28 Ramco Fairlane Meadows	Ford Rd and Mercury Dr	DEARBORN	MI
29 Ramco Shoppes at Fairlane Meadows	Ford Rd and Mercury Dr	DEARBORN	MI
30 Ramco Pelican Plaza	Highway 41 and Tamiami Trail	Sarasota	FL

SCHEDULE 7.23 REMEDIATION

     Troy Towne Center. According to an environmental report, a dry cleaner has operated within the subject property tenant suite between the current GameStop and Ludlow Wireless, at the address 1845 ·West Main Street, from approximately 1992 to the present. According to past environmental reports, tetrachloroethene ("PCE") was used historically in the dry cleaning operations at the Mortgaged Property. A Phase II environmental site investigation revealed the presence of PCE at levels up to 757 mg/kg in soil. Borrower (itself, or by overseeing the efforts of another party that has assumed responsibility) will diligently pursue regulatory closure with the appropriate governmental authorities regarding the dry cleaner solvent release from the dry cleaner on the Mortgaged Property. The sum of $250,000.00 is withheld as the Remediation Reserve for this Mortgaged Property until Borrower provides Agent either: (i) a no further action letter from a certified professional under the Ohio voluntary cleanup program confirming that no further investigation, removal, or other response action is required with regard to the dry cleaner solvent release; or (ii) written confirmation reasonably acceptable to Agent from the Environmental Insurer acknowledging coverage under the Environmental Insurance Policy, less a deductible of $50,000.00, for the dry cleaner solvent release. Agent may reduce such withheld amount if, upon review of further information provided by Borrower, Agent determines that the total costs, expenses, and other liabilities arising from the release or presence of dry cleaner solvent total less than $250,000.00.

SCHEDULE 7.23 - PAGE 1

SCHEDULE 8.10

EXISTING DEVELOPMENT PROJECTS

1.	Northpointe Town Center, Jackson, Mississippi

2.	Hartland Towne Square, Hartland Township, Michigan

3.	The Town Center at Aquia, Stafford, Virginia

4.	Gateway Commons, Lakeland, Florida

5.	Parkway Shops, Jacksonville, Florida

SCHEDULE 8.10 - PAGE 1

Uie Change AnticipatedGiant Eagle Crossroads Centre (Home Depot) 9570 aide US 20, Rossford, OH 43460 Cypress Pointe, 25801 -25973 US Highway 19, ClealWater, FL 33763 East Town Plaza 2021-2139 Zeier Rd. Madison, WI 53704 Gaines Marketplace 1651 1925 Marketplace Drive Caledonia, MI 49316 Gratiot Crossing 50700-50870 Gratiot Ave. Chesterfield, MI 48051 Hunters Square 30825 -3 1385 Orchard Lake Road, Farmington Hills, MI 48334 Jackson West 1507 1535 Boardman Road Jackson, MI 49202 Currtnt Use 0 during Policy Property P,rlod? SI!iP Shopping No Center Strip Shopping No Center Home Depot No strip Slqlping No Center Strip Shopping No Center Strip Shopping No Cenler strip Shopping No Canter Strip Shopping No Center Power Center No Service Station No AutoSorvie. Dry Cleaning /Repair Yes-Former dry No cleaning plant switched to drO! off only per lease executed 3131/99. Manufac. HAZard. Wast Assembly General No No Yes. Current No No No No owned by No No Yes. Former 1984-1991 No No No No No No No No No No Yes. Fonner No KIMrt Owned No No No No No No No No 1-1,290 gal diesel for generator No N/A N/ANo No No No No No No No No No No USTs at Property (pasl or current)? No No No Yes. Past-K Mart owned No No 1 size unknown; natural gas·TECO 2USTs owned by No Content USTs Size & ASTs at Property (prior or current)? No N/A ASTsSize & Content N/A Giant Eagle. 1- 15,000 gal-fuel oil; 1 10,000 gal-fuel oil N/ANo N/A N/ANo N/A N/A No N/A ? No N/A 1-1,000 gal. used oil. N/A Installed 1979; removed 1989 Yes. - Current owned by Lowe's - ground lease tenant On Site Recognized Environmental Conditions (RECs) None. See findings re: former dry cleaner None. See Findings re: Giant Eagle Get NGo Gas Station None None None None. See Findings re: Former Kmart Auto Service Center - UST & hydraulic lifts in use 1979-1989. None None Off Site Recognized Environmental Conditions (RECs) Mobil Gas Station( LUST) located NW and crossilradient In State Funded Clean·up program. Findings URS Phase I of 1217106 for OuUot "D" at the Center. URS Phase I of 7/2102· all of the Center. Dry cleaning solvent release. Groundwater contamination discovered in 1994. Accepted into Florida Dry Cleaning Solvent Cleanup Program. 7/22102 received Site Rehabilitation Completion Order • no furthefaetion. No. Active On·Going Monitoring or Remediation None None. None Aaron & Wright Phase I of 3/3/04. 2USTs at Giant Eagle installed in 2001. No releases URS Phase I ESA, 8/24/09. Home Depot is a No Smalle Quantity Generator (SQG) of hazardous waste, related to retail sales products. URS Phase I of 10/9/09. Former dry cleaning No. operation from 1984-1991. -VCP Site with a "closed" regulatory status. 3/4/96 letter from FDEP stating closing their enforcement file. No. None None No Dames & Moore Phase I of 312412000. SME Phase I dated 5/12104. No further environmental assessment of the property is necessary. Atwell·Hicks Phase I dated 12120/05. Atwell·Hicks Limited Phase II of 119/06. Former UST and hydraulic lifts. Atwell Hicks took 5samples of soil borings and water samples to test for VOC, PNA, and PCB. No hazardous levels were found. Atwell recommends no further investigation of the site at this time. Eckland Consultants Inc. Phase I of 1/14/05. No No No. No None EBI Consulting Phase I of 9/22105. Lowe's is No. aSmall Quantity Generator (SQG) of hazardous waste related to retail sales products. There are no reported violations. XIOOOOOOO.xls Page 3 Anticipated CurrentUseo during Policy Service Property Location Period? Station OryCle.l Kenlwood Auto Hazard.Wasu Service Manufac. Property (pas1 ! or ASTs (prior or Size & Environmental Environmental Conditions Conditions current)? Content (RECs) (RECs) ASTs at Use Change On Site Off Site Active On- USTs at Property Recognized Recognized Going Findings Remediation URS Phase I None 017111100. 28th Street Center SE,Kenlwood, MI 48508 Towne Centre 4150-4260 strip Shopping No No No No No No NoNIA No NIA None ning Repair AssemblyGenerllt current)?Content Monitoring Usa Change Off SiteAntklpatad USTs at Property On Site RecognizedRecognized CurrentUs80 during Hazard. Was\j ASTsPolicy Service AutoSoMee Manufac. Property (pas USTs Size & (prior or Size &Environmental Environmental or Conditions Location P"'P'rty Period?StAUon DryCloaning /Repair Assembly Generalcurrent)? Content current)? Content Conditions (RECs) (RECs) Madison Center Yes. Yes. Qwik Stop Gas 29101· Strip Shopping No No Yes. Former Former No No Owned bKMart: 1·1,000 gal. No N/A Former Dry Cleaner Station 29501 JohnRRoad, Center KMartAuto others. KMart waste oil; (LUST) adjacentMasterContamination. See &to S.Madison and Car Wash: Findings: re: Former 1,000 of Center. Heights, M[ Master 2·12,000 The 11 other Car gal. fuel andgal waste oil USTLUST Sites48071 Wash 1-8,000 owned within 1/2by KMart andMi[e of Centergal. fuelformerare not LUST Site-Master RECs. SeeCarFindings.Washor No USTs Size & I Kissimmee West 479 1- 4807 W.lrol Bronson Memorial Highway. Kissimmee, FL 34746-5332 Still Shopping No No No Center No No No No NIA No NIA None URS Phase I dated 11129105. None No further No. assessment is warranted. i URS Phase I as of Lakeshore Strip 514103. No Market Place Shopping No No No No No No No NIA No NIA None None further No. Center 5 103-5363 assessment is Harvey St. warranted. Muskegon, MI 49444 Lantana Shopping Center strip Shopping No No Yes. 2 Former No 1400-1593 West Operational Lantana Center DI)' Cleaners No No No NIA No Yes-Dry N/A Cleaners National Assessment None Corporation Phase I No. dated 6124103. National Assessment Rd Lantana, FL 33462 Corporation Phase (( of 7121103. Soil & groundwater samples taken-vicinity of former dry cleaner. Results-soil below Soil Cleanup Target Levels; Groundwater: tetra of 3.9 uglL and 9.2 uglL-above Groundwater Cleanup Target Level of 3ug/l. But no reporting requirement to FDEP or Palm Beach County (only active cleaners with reportable quantity spills-FDEP; for Palm Beach only required for aPalm Beach Well Field Protection lone- does not apply.) XIOOOOOOO.xls Page 4 ASTs at Findings Property Profile, Inc, Phase [ dated 3/19/01. Baseline Environmental No. Active On·Going Monitoring or Remediation Assessment dated 1/17197, Affirmation of BEA from MDEQ dated 4115197, On Site: l)Former Dry C[eaner-VOC contamination detected in soil &groundwater and de[ineatec as to vertical & horizontal extent of contamination. 2) 1,000 ga[-waste oil tank removed by KMart in 1990. See BEA limiting owner liabi[ity on these issues. Center operates under a Usage Restriction per BEA. 3) Master Car Wash (former LUST) USTs removed in 1989; leak discovered; impected soils & groundwater removed. Closure Letter from MDEQ dated 7/16/93·in Appendix D·f Phase I. Off Site: 6of 12 LUST Sites Closed; 5of6 are down gradient or cross gradient. Qwik Stop (LUST): Soil & groundwater sampling done at south end of Center. Resu[ts revealed no impacts. XIOOOOOOO.xls Page 5 ASTs at Use Change USTs at Auto Hazard.Wasb Service Manufac. Property (pas Dry orCleaning/Repair Assembly Generalcurrent)? Yes. 3 Yes. Former Yes No No Past Anticipated Current Use 0 during Policy Service Location Property Period? Station Market 52( Strip Shopping Yes. Plaza No Former Center Mob~Gas 613 Roosevelt Rd., Glen Ellyn, IL Further oil USTS owned Station Tip Top Remediation Cleaners·'1983· Letter 215/04. 2) 5 1992·subsufrace former contamination USTsowned was Murrays 2) Former Dry 60137 1989·1990·No Auto Cleaner· removed by Station On Site Off Site Property Recognized Recognized ASTsSize USTs Size & (prior or & Environmental Environmental Conditions Conditions Content current)? Content (RECs) (RECs) ·220 gal 1) Former Mobil 1) 13 former heating Yes. Prio 1 used oil Gas None by Mobil: 1·550 gal waste oil; 1-8,000 gal-gas; 1.ll,OOO gal gas, 1·10,000 gal ·2,000 gas; 1 gal heating oil·removed in 1987 identified. A No Marketplace of Delray, Strip Yes. Shopping No Past& ·5199 Atlantic Ave. & 5017Center Currenl 14529·14743 S. Military Trail, Delray Beach, FL 33484 Yes. Former Yes, Former No K MartlPenske Owned No Yes. ·10,000 gal 2gas owned by Tenant Propane-owned 1)Pre·ownership Yes by dry None cleaning solvent tenant releases. 2) Majestic Service Station LUST (ground leased tenant) ·petroleum discharge in 1998. ---Findings Land American Commercial Services Phase I dated 11/8/07. 1) Subsurface contamination remains from former Mobil Gas Station.Mobii is remediating.2) Former Dry Cleaner 1983·1 992·subsufrace contamination was identified. No Further Remediation Letter issued 71712004· land use restricted t industriaUcommercial use and groundwater not permitted to be used for domestic, industrial commercial uses and outdoor watering. Update 8/09: Informed by the IEPA that they have not received anythin from Exxon No Center gas and Padrinos - grease No N/A No N/A Mobile or their consultants GES since receiving the CAP in December of 2007. Contacted GES and was informed that the CAP remains the same and that they have applied to both the State and City for Highway Authority Agreemenls necessary to apply for aNo Further Remediation letter from the IEPA. This process is currently tied up between the State, the City and Exxon Mobile legal. Due to the time traditionally necessary for these matters to be completed, we will follow up with the IEPA and GES every 6 months. URS Phase I dated 11/11/04. URS Phase II dated 11/23104. 1) Former Dry Cleaner. Laboratory resulls indicated natural attenuation favorable for decay of dry cleaning chemicals. Dry cleaner tenant in Florida dry-Cleaning Solvent Cleanup Program·awaiting funding. 2) Majestic Service Station (ground leased tenant)· petroleum discharge in 1998. Facility is eligible for State of Florida Cleanup Fund. Tenant responsible for cleanup and monitoring per ground lease. 3) Former K Mart Auto has No Further Action Status Active On·Going Monitoring or Remediation Yes, by Mobil Oil. Yes. Ground Water Monitoring· 14 On site monitoring wells were installed by Tenant. Landlord had own consultant perform recent Ground Water Sampling and Analysis· URS Report of 8/6/08. XIOOOOOOO.xls Page 6 Use Change AnUclpated Current Use 0 during Policy Service Location Property Period? station Martin Square, Stuart, FL S.E. Indian St., Stewart, Slrip Shopping No 2980·3180 S.E. Federal Center Highway &1705-1745 FL 34994 Yes. Fonner MobliGas Station Merchants Square 2100. 2476 E116th St &271 Merchants Square Drive, and 1235 Keystone Way Carmel, IN 46032 Millennium Park Slripshopping No No Center Strip Shopping No No 13150-13500 Middlebelt Center Rd. and 28511-28559 Schoolcraft Road, Livonia, MI. 48154 Mission Bay Plaza 20385- Strip Shopping No Yes. Fonner 20465 State Road 7 Center Boca Raton, FL 33498 New Towne Plaza 44412- Strip Shopping No 44740 Ford Road Canton, MI 48187 AutoS.Nice Manufac. Hazaro. Wasto OIYCleaning /Repair Assembly General No N/A No N/A No No No No Yes. Former; No No No ctJrrentdl)' deanerdrop-off on~ No No No No USTs at Property (pas or current)? Yas. Past Owned Unknown by Mobil USTs Size & Content No AST, at Property (prior or current)? NlA AST,Size& Content Yes. Past. All 1-2,000 gal. gas; 1- removed & 1,000 gal gas; 1-300 properly closee gal gas; 1-6,000 gal. with State diesel; 1-550 used oil No N/A Yes. Current. 4 Yes. Current- 1-100 gal natural Yes. Former No No No No Yes,Former No No K MartlPenske Owned On Site Recognized Environmental Conditions (RECs) None. See Findings reo former Mobil Off S~e Recognized Environmental Conditions (RECs) Station Dry Cleaners-elevated None concentrations of PCE in soils &groundwater discovered in 1998. None None 4 None USTs - Mobil Oil Ground Leased Parcel No No Findings URS Phase I dated 11/11/04. Aformer Mobi gas station was located on the southeastem comer of the property. A petroleum discharge was reported in December 1988. Natural attenuation monitoring was conducte from 1994 to September 2002.' Site Rehabilitation Completion Order was issued 3/20/03. Owned by owned by gas; 1ijreast tank ground leased Tenants-To's tenant, Mobil RUs-natural Blackstone Consulting Phase I dated 10/31/06. URS Phase II dated 2117/04. In 1999 Tuchman Dry Cleaners accepted into IDEM Voluntary Remediation Program. Groundwater treatment &extraction program installed in 2001. Early December 2003 (prior to our 1115/04 purchase of center) URS tested concrete slab inside dry cleaner space &performed water sampling; also reviewed methodology/operation of existing SVE system, developed timeline for completion of remediation &cost of same. Results· recommended retaining SVE System & August Mack as consultant Estimated 2 yrs. for soil remediation and 5yrs. for groundwater sampling. Eckland Consultants Phase I dated 4125/05. All UST related incidents were 'closed' by the MDEQ in 1999 and 2000, per regulartoy review. Prior Owner submitted Baseline Environmental Report to State 2111/99; Affirmed by State 3/4/99. URS Phase I dated 4115/08. 1) Former Dry Cleaners Previous subsurface investigations in 1994, 1995,1996,2000 & 2003. Phase II performed 8/04 in connection with our purchase- Below detection levels. 2LMobii Oil (Ground Lease Tenant) • 4 USTs. Leak occurred in 1998 (1,500 gallons) in to the tank hold. Also 10 gallon leak due to customer drive off. A Statement of Environmental Responsibility has been received from ExonMobil IVI Due Diligence Service Inc dated 9/12105. Assessment revealed no evidence of recognized enviromental conditions. Active On·Going Mon~oringor Remediation No. The monitoring wells were properly abandoned on 1119/03; and aSite Rehabilitation Completion order was issued on March 20, 2003 Yes. Tuchman Cleaners was acquired by US Dry Cleaning in 2008. USDC assumed all responsibility for the contamination at Tuchman Cleaners. USDC is currently using the services of SESCo for sampling and reporting as required by the VAP. No No No. XIOOOOOOO.xls Page 7 Use Change AnUclpatod Current during Use 0 Polley Location Property PorIod? ASTs at Property (prior or ASTsSize& current)? Content On Site Off Site Recognized Recognized Environ mental Environmental Conditions Cond itions (RECs) (RECs) Finding ·300 Yes.1·Current. Yes. gal.·new The presence of 1) Sunoco Gas URS Phase I d Nora Plaza Strip Shqlplng No No Fo"",, Yes. 2· No No 1·12,000 gal. Current. 2 & VOCS, Station 7/24107. Per Center Current and investigation Firestone USTs at Hazard. Wast USTs Service AutoS.rvk:eManufac. Property (pas Size & Dry or Station Cleaning lRepair Auembty Generat current)? Content (south & cross -gradient). 1300 E86th owned Owned used oil·US SVOCS, PCBs environmental consultant no Street; by US gasoline by Post and metals further Indianapolis, Post Firestone Office; 3AST's size soil Releases·former appears to be IN 46240 us Post Office & &groundwater USTs. warranted for unknown impacts; but on·site and off Office US Post for used below the InIDEMVRP, RECs identifie However, per and new IDEM performing Restrictive llbatorium Office oil· Non·Residential natural Covenants development l ICommercial attenuation, to commercial Firestone closure quarterly use of groundwate levels. Site has groundwater beneath prope been monitoring. MUST PROVIDE issued 2. Former NOTIFICAT aCertificate of Talget Site TO IDEM IF SOILS ARE Completion and (Post Office EXCAVATE a Lubatorium FROM AREA ENVIRONM Covenant Not immediately CONCERN; to Sue from west & (special handling; can the State of use excavated Indiana. upgradien!. for landscaping However, our Revc.Certificate &gardening). 11.93 acres of maintain is apart of a 32 Completion by the IDEM existi acre site asphalt/concrete andlor landsc cover which renders any which has an VRP; potential expo Environmental pathway Restrictive incomplete. Covenant in place. Old Orchard Center Ship Shopping No Center 6545-6695 Orchard Lake Rd. and 5675 W. Maple Rd., West Bloomfield MI 48322 No No. No No No No NIA No NIA None 1) Current Shell Gas·10 ft N. and up-gradient· LUST; 2) Former Marathon· 100 ft. W. & up-gradient·LUST; 3) Jax Kar Wash·150 ft W & cross·to-up gradient· LUST; 4) Current AMOCO·160 ft. NW & upgradienl 5) Adjacent Former Weisman Cleaners ·1967·1987· 185 ft NW & upgradient URS Phase I dated 6/19/07. URS Phase II No. dated 6/1 7107. Phase II Groundwater sampling for impacts to our center-current Shell, former Mobil, Current Jax Kart, Current Amoco, Former Cleaners· 6 groundwater samples collected in applicable areas·testing for VOCs & PAHs. Groundwater VOCs did not exceed comparison levels; PAH's below detection levels. No impacted groundwater concentrations were identified which would warrant a remedial scenario. XIOOOOOOO.xls Page 8 ASTs at 889 Bethel Road; Columbus, OH 43214 198 1·2002 cleaning solvent contamination dated 1213/0 7. Per Phase II one soil boring has been impected with Perc above theN/A N/AN/AOhio Voluntary Action Program r:vAP). The soil contamination above the standards is limited in extent laterally and vertically to the OP·5 boring area. The groundwater has not been impacted with chlorinated solvents (based on 1118/07 data) and does not require remediation. Howeiler, fu'rthet investigation required re: indoor air quality. former Swan Cleaners spece Paulding ship Shopping Pavilion 4471· No 4525 Jimmy Lee Pky Center Hiram, GA 30141 No No Yes. Currenl. No Kaufman Tires No Yes. No NIA Current owned by Kaufman Tire ·500 gas new 1 oil; None. ·500 gal. used 1 oil 1)Cents·lble URS Phase II ESA, 5/4/06 found Cleaners· various 240 It. S.· upgradient 8·9 contaminatnts related to pest USTs. yrs. 2) BP Gas Station· However, based on the results of the Phase II adjacent property ESA, no further action is SW & required for this upgradient·LUST Us,Change Anticlpated Cunent Use 0 duringPoUcy Service Dry Location Property Period? StatIon Cleaning USTs at Auto Hazard. Waste Service Manufac. Property (pas! or /RepairAssembly General current)? Property USTs Size & (prior or Content current)? On Site Off Site Recognized Recognized ASTs Size & Environmental Environmental Conditions Conditions Content (RECs) (RECs) Findings Olentangy Plaza 743· s.~ Shopping No No Center Yes. Former Swan Cleaners· No No No No NIA No NIA URS Phase I dated Former Dry Cleaner· dry· 1213/0 7. URS None Phase I 3) property. Former BPCitgo URS Phase I ESA, 3/24/07 Station found no on site (now car dealership) SW RECs. & upgradient·LUST Sbl> Shopping No Yes, Peachtree Hill No Fonner 3455 Peachtree Industrial Cenler 1987·1995: Current·Drop a Blvd., Duluth GA 30096 Ofl~ No None. See No No No NIA No NIA Findings relating to former dry cleaner operations 1) Executive 1995 Perc release reported (soil Clothing & Care #11·immediately S. groundwater); however below threshold level &cross-gradient- per Georgia DNR. However active owner performed on-going remediation. 2) voluntary actions·installed air sparge &soil vapor extraction systems; air-Shell Station· ozone injection immediately E. & system also installed· 4/1996-upd· 4/1996. gradient·LUST; 3) Citgo Undeveloped parcel also tested·impacted AS Station· 350 It. S.E. and SVE systems also installed & in this area crosss- and air·zone injection· graident·active· 4/96·712000. Per on-going remediation; 4) consultant in both instances remediation generally effective and in any Former Olympus case results Cleaners adjoining below Georgia threshold levels. center.immediately upgradient Active On·Going Monitoring or Remediation Yes. 1) Site Specific Risk Assessment/Soil Gas Survey Report 4/11/08 2) Vapor Intrusion Indoor Air Sampling Work Plan dated 6/17/08; 3) 6118108 Letter to Ohio EPA re: our intent to enter into aVoluntary Action Plan enclosing 1) &2) above-awaiting acceptance. Then: 4) Annual 0 &Mand Reporting for 5years. 5) ARestrictive Covenant will be required limiting future land use to commerciallindustrial use. No. No. XIOOOOOOO.xls Page 9 ASTs at ~:-':;Ih': CUrrent during Use 0 ~OIlCY Location Property P.riod? Plaza atDeJray 1400- Sirip Shopping No 1750 S. Federal Highway Center Delray Beach, FL 33483 USTs at Auto Hazard. Wasb Property Service Service Mlonufac. (paS' Dry el StaUon nlng lRepair A'''mb~ G ".l or current)? y". Yes. Yes. Fonner Fonner Fonner No No Yes. Prior owned by Woolco Property USTs Size & (prior or ASTs Size & Content current)? Content 1-1000 gal waste oil 1,000 gal. Yes. Former diesel owned by Publix for on-site emergency generator. Installed in 2007; removed in 2008 when Publix changed to natural On Site Off Site Recognized Recognized Environmental Environmental Conditions Conditions (RECs) (RECs) None. See None. See Findings Findings relating to Exxon Old Harbor Facility gas-fired generator. Ridgeview Crossing 2099 Slrip Shopping No No N No No No No N/A Yes-Current-? 4ASTs for heating None None 2195 N. Bridge Street Center and cooling spaces Elkin, NC 28621 referenced in Phase I report of 9/30/97. River City- Boston Marke R,,~u nt No No N No No No No N/A No Land River City - Land for Sale Vacant land No No N No No No No N/A No (Outlots) for Sa. River City Marketplace Ragionat Slrip No No N No No No No N/A No (Main Shopping Center Center Land None See Main Center below None See Main Center below None Past &Current Gas Station to the N. within - 1,000 ft. of property LRST. Groundwater flow southeast towards our property. River City-Land for Sale Vacant land No No N No No No NoNIA No N/A None See Main Center above fOfSale River Crossing Centre Slrip Shopping No No No Yes. Current No No No N/A Yes, Current 1-250 gal waste oil; None None. (Publix at) . Center ~:nologies owned by 1-250 gal new oil 5300-5406 Little Road Auto New Port Richey, FL Technologies Findings Per Phase 16/3/08. On Sne: Historical dry cleaning on-site-release documented; but No Further Action Letter issued 8/2000. Current Cleaners drop off only. Former Auto  SIrip Shopping No Yes. CurrentYes. CurrentRepair-waste oil UST removed '91. 'No Cleanup Required', 'Completed' per FLDEQ. Potential for former USTs-SE portion of Sit GPR survey did not disclosed; ground water sampling in 1990 showed not detectable concentrations ofVOAs orVOCs. Off-Site: Exxon 250 ft. E. of Center. Per groundwater sampling 2108, 'itis unlikely that the dissolved hydrocarbon plume has impacted or is likely to impact the site'. Dames & Moore Phase I dated 9/3019 7. Environmental Services, Inc. Phase I dated 3130107. Gas Station to the North. Per Phase II, 10/3/9 7 conducted testing along portion of proparty adjoining gas station. Only low level vapor readings identified. This facility accepted into the State Cleanup Program. All contamination is contained on-site. The center is supplied wit municipal water & waste treatment. URS Phase I dated 3/21/03. Active On.Going Monitoring or Remediation No. However, annual I File Review is being I performed by URS to track progress of off site Exxon remediation. No No i No No No No. II XIOOOOOOO.xls Page 10 ASTs at Us. Change Anticipated USTs at Property Location Property Period? Station Cleaning /Repair Assembly General or current)? Content current)? CUfTentUseo duringPol1c;y Service AutoS.Nice Manufac. Hazard. Wast! Property (pas USTs Size & (prior or size unknown· installed probably 1957 & removed in the 1980s. Rolling Maadows 3000· sq, Shopping No No Yes. Fonner No No No Yes. Past Past: 1-6,000 gal No 3300 Wask Kirkhoff Road, Center 1969·1996 heating oil. Rolling Maadows, IL Removed in 1995; a 6018 1 least 4heating oil· Rossford Pointa s~ Shopping No No No No No No No NIA No 27151·27161 Crossroads Cenler Parkway Rossford, OH 43460 Shanandoah Square 13600-13750 West State Cenler Road 84 Davie, FL 33328 Ground Lease Dry Cleaning Amoco Gas Plant 1989- Station Present No No No Yes. Current owned by AMOCO Oil 4-10,000 gal. gas installed in 1988 Yes. Current owned by Pool Supply Tenant On Site Recognized ASTs Size & Environmental Content Conditions (RECs) NIA None. See findings re: former dry cleaner NIA 8·lnch Patroleum Pipeline buried 34 It balow ground surface running thru property. Owner of Pipeline responsible for any contamination. 1-1,700 gal chlorine solution Amoco Gas Station and Dry Clean USA - See Findings Off Site Recognized Environmental Conditions (RECs) None. Sea Findings ra: 4 LUST Sitas & 3USTs located at South adjoining property across .Kirchoff Rd. None. Saa Findings relating to Get Go Gas and Maijer Gas Station. None. See Findings Findings Land America Commercial Services Phas I of 114108. Land America Phase II dated 1129108. Ona-Sita: Although Dry Cleaner was issued aNo Further Action letter .11/11/9 6, Consultant discovered Cleaners. may have continued operating for an additional 6 months after soil &groundwater sampling completed in 6/96- data gap of prior owner. Therefore, in January 2008 soil & groundwater sampling was done re: potential VOCs relating to dry cleaners. Results: VOCs not detected at concentrations exceeding IEPA cleanup objectives. Off Sita: LUSTS and USTs at S. adjoining property not RECs based on their status andior gradient SME Phase I dated 3/1/07. Off Sita: Get Go Gas·adjacent & aast of Property·USTs; Meijer Gas Station-adjacent to wast of property - 1/4 mile away-2 gas USTs & 1 Diesel UST. Based on soil profile, lack of groundwater andior distance 0 these sites· do not reprasent RECs, per SME Phase I dated 3/110 7. URS Phase I of 1211 7/01: On Site: 1) Amoco (Ground Lease) is a UST Facility & a RCRA SaG facility. In February, 1997 Amoco removad 21.27 tons of contaminated soil from site. 12 Groundwater Wells installed and monitored monthly. 2) Dry Claaner. Dry cleaning solvent contamination identified prio to our purchase on 11114101. Application submitted to the Florida Dry Cleaning Solvent Fund by prior owner, and facility was approved for State administarad cleanup. A low priority sita dua to lower levals of contamination. Off-Sita 1) Texaco Longstar-.3 Mi. N&down-gradiant-UST; 2) 7·Elevan-.35 Mi. NE & down-gradiant. For both, based on distance and down-gradient·not a Recognized Environmantal Condition. Active On·Going Monitoring or Remediation No. No. Yes as to ground leased Amoco. XIOOOOOOO.xls Page 11 Shoppes of Lakeland 3901 &4005-4163 U.S. Highway 98 North Lakeland, FL 33809 Shops on Lane Avenue 1555·1735 Lane Avenue, Upper Arlington, OH 43221 Stonegate Plaza 800 W. Stone Drive Kingsport, TN 37912 Sunshine Plaza 4017-4299 W. Commercial Blvd. & 5031,5039,5041 N. State Rd 7, Tamarac, FL 3331 ASTsat Use Change Antklpatod USTs at Property CurrentUseo during Policy Service AutoSeNice Manufac. Hazard. Wast Property (pas1 USTs Size & (prior or ASTs Size & Property Period? StatIon Dry Cleaning /Repair Assembly General or current)? Content current)? Content Strip Shopping No No No Yes. Formar No No No NIA No NIA Cenler Moo~ome~ Wards Aulo E>p,ess Strip Shopping No No Ves. Former No No No No NIA No NIA Cen!er 1951-1986; SWanCIeaers: 1986·1996 Strip Sh~pjng No NoNo No NoNo No NIA No NIA Property USTs ASTs Size & (prior or Size & Content current)? Content On Site Off SHe Recognized Recognized Environmental Environmen CondHionsCondition(RECs)(RECs)Dry Cleaners None No No N/A No N/A N/A No N/A N/A No N/A None. See NoneFindings None None I••;.··· IAL. .0:'< Service StoUOlI Anticipated  CurrentU,.o during Policy Property Period? Strll Shopping No No Center No No  Center  Strip Shopping No No Cenler No No No Strip Shopping No No Center strip Shopping No Center Strip Shopping No Center S~Shopping No Cent" s~ Shopping No Center No No No Yes. Current No No No No No ASTs at Property USTs Size & (prior or Content current)? N/A Yes. Prior Residential - 1950-mid 60s UseChlnge Anticipated Auto Current Ulifl 0 during Policy Service Service Property Period? Station Dry Cleaning /Repair USTs Size & Content No No  Hartland Towne Prior. Owned 1·1 ,000 ga  Square Vacant- Yes, strip No No No No Waste diesel  WWfP Center-2010-  (36.5 Acre ·part of theWaterby Hartland fuel; 1-5,500  demolished in 2011 following parcels: 2007 TreatmentTownship in Hartland Towship Waster Plant connecUon  Water Treatment Parcel with former (28.06 Acres); Bullock waste water Parcel (4.98 Acres) & treatment plant  Findings SME Phase I dated 8/23/07. No ISME Phase I dated 9/6/07. INo ISME Phase I dated 8/2 3/0 7,         Active On·Going Monitoring or Remediation Off Site Recognized Environmental Conditions (RECs) ck Stop 2 Hartland Township Wastewater Treatment Plant· reported elevation of sodium &chloride in groundwater Area of debris & discarded containers on S. boundary of north adjoining site.  Center Strip Shopping No No Yes, Former Yes, Fonner No No Yes. Past· 1·550 gal. waste oil No NIA Center until 11124J05 Goodyear owned by Aulo Goodyear Auto XIOOOOOOO.xls Page 12 On Sne Recognized Environmental Conditions (RECs) None. See Findings re: Wards Auto Express Former Dry Cleaner - dry-cleaning solvent contamination None Former Dry Cleaners. Former Good Year Auto. See Findings Off Site Recognized Environmental Conditions (RECs) None. See findings re: Texaco Station (LUST) 50 yards west of Center. None None Shell Station (LUST)-adjacent to SE portion URS Phase I dated 11/21102. Phase II Chastain·Skiliman, Inc. dated 9/16/04. Hydraulic Lifts, oiliwater separator removed in 2004. Soil &groundwater sampling conducted. No evidence of impacts to soil or groundwater associated with hydraulic'lifts or oil or oillwater separator. Texaco Station -ground water flor to the northwest -gas station located 50 yaids west ofCenter. URS Phase I dated 10/16/01. URS Phase II dated 10/16/01. URS Review Letter·Prior Remediation dated 10/16/01. Arcadis Annual Report to State dated 2129/08. Enrolled in OEPA Voluntary Action Program with aCovenant Not to Sue in exchange for entering into an 0 & MAgreement Prior to our purchase of property 10/2 5/0 7, URS reviewed ongoing remediation and final remediation plan as to ability to meet State's goals, timeline and estimated cost to complete. Active On·Going Monnoring or Remediation No Yes. Selle~s consultant Arcadis handling remediation. Dames &Moore Phase I dated 9/30197. Yes. Installed 14 Groundwater Monitoring Wells for Quarterly URS Phase I dated 4110/02. URS Phase II dated 6/12102. URS sne Assessment Report dated 417108. URS Monitoring of Natural Attention for a 2-yr. period to obtain a SHe Assessment Report Addendum dated 7/29/08. On Site: 1) Dry cleaning solvent groundwater Site Rehabilitation Completion order with a 'No Further Action' contamination caused by Arson Fire of 11/2005. Reported and currently being remediated. 2) UST @former Status. Goodyear. Phase II 2002 sampling of soil and groundwater in vicinity of former UST showed no concentrations of contaminants above the most conservative DEP Soil Cleanup Target Levels. Geo-probe done at the same time to ascertain whether the UST might still be there (no closure) documentation. There was a negative anomaly for metal, however consultant concluded metal concentrations within naturally occurring concentrations. - ASTs at Use Change Anticipated CUrrent Use 0 during Policy Location Property Period? The Town Center at Aqui Shopping & No Entertainment USTs at Hazard. Wast Service AutoServiea Manufac.Property (past or Station DryCla4ning /Repair AsumblyGeneralcurrent)? Yes. No Current No No Dry Cleaning (formerly Aquia Towne Planl1996- Center) 475 Aquia Towne Center, Stafford, VA 22554 The Town Center at Aqui being Yes redevelopeclas Office Building-adj. a part ofThe property purchased for Towne Center Aquia redevelopment. at Aquia 2840 Jefferson Davis Highway, Stafford VA The Town Center at Aqui being Yes rooevelopedas Present No No No No No No No No No No No No former Dairy Queen-adj. property purchased for Aquia redevelopment. 2854 Jefferson Davis Highway. Stafford VA apart of The Towne Center atAqula The Town Center at Aqui being Y redeveloped former EI Gran Charro as a part of The None. See No No No No No No N/A No N/A None Findings. Restaurant-adj. property purchased for Aquia redevelopment. 2834 Jefferson Davis Highway, Stafford, VA TowneCenler at Aquia The TownCenleratAqui '. '.' :.;. Regal Cinemas. adj: '. propertypuichased for Aquia redevelopment. '. '.' Jefferson DaVis.Highway, ' " Stafford,VA J• ··,..ri ;.:.' <;:'.;;;0;; ·:" 1 i, I> ;;;; .';'; i'/." I·.··.······,·; ;.:"y. :' ;.:' :>.,·;i·' .•:' i>. .•.;'.: i:· ,.;0.,.: .;;\;,:,J c;.:; 1.>;~.i~.~> Treasure Coast Commons 3001, & 3101 NW 3051 Federal Highway, Jensen Beach, FL No No No No No No No N/A No N/A None None Troy Mari<elplace 734-880 E, Big Beaver, Troy, ML 48083 SIJj>Shopping No No No No No Center None. See F No N/A No N/A None Phase I date Rochester Mobil Gas Station XIOOOOOOO.xls Page 13 Use Change Location (adj to Troy Marketplace) Troy Towne Center 1801 Strip Shopping Village Lakes 2 1503- Land O'Lakes, FL 34639 Village of Oriole Plaza, 7263-7431 West Atlantic Ave. Delray Beach, FL 33484 Village Plaza 4204-4314 US Hwy 98 N Lakeland, FL 33809 Vista Plaza 2400-2600 NW Federal Highway; Stuart, FL 34994 WEST ACRES SHOPPING CENTER 6235-5030 Corunna Road, Flint, MI 48532 WEST ALLIS TOWNE CENTRE, 6700-6900 Troy Marketplace II 686&710 E. Big Beaver, Troy, MI 48083 1893 West Main Street Troy, OH 45373 21637 Village Lakes Shopping Center Rd. AutoS.Nice Manufac. Hazard. Want Dry Cleaning /Repair Assembly General No No No No Yes. Current- No No No from 1990 Ves. Former No No No Yes. Former No No No No No No No No No No No No No No No No No No Greenfield Road, W. Allis, WI 53214 West Broward Plaza StJ'lI Shopping No 3801-395 1 West Broward Center Blvd. Plantation, FL 33311 No No No USTs at Property (paS' or current)? N/A No N/A 1-propane - size unknown N/A N/A NIA N/A No N/A No No Yes. Past & current No No No ASTs Size & Content residential heating oil -size unknown N/A N/A Pasl Dry Cleaner- 2 Former Dry Cleaner. See propane-size Findings. unknown removed; 2 current propane tank at rear of Center-size unknown N/A N/A N/A N/A None On Site Recognized Environmental Conditions (RECs) None Dry Cleaners Former Dry Cleaner. See Findings. No None None N/A None Off S~e Recognized Environmental Conditions (RECs) None. None None None None None None None. See Findings Findings Atwell-Hick Phase I dated 12111/0/6. McLaren Hart Phase I dated 10123/9 7. Dames and Moore Phase I dated 1/29/98_ Low levels of dry cleaning solvent contamination. A part of the state-administered cleanup under the Florida Dry Cleaning Solvent Program. This site has a relatively low ranking on the States listing of Priority Sites due to the lower level of contamination. URS Phase I dated 11/11/04. URS Phase II dated 11/23/04, Pre-ownership dry cleaning solvent releases. In Florida Dry-Cleaning Solvent Cleanup Program. Laboratory findings indicated results below detection levels and no further testing was recommended. URS Phase I dated 919105. URS Phase I dated 11/11/04, SME.Consultants Phase I dated 813/01. McLaren Hart Phase t dated 10/2319 7, URS Phase I dated 11/11/04. Former DIY Cleaners north &northwest of property. Low concentrations of tetrachloroethane reported; in State administered cleanup program. Active On-Going Monitoring or Remediation No I I No No No No No No No No XIOOOOOOO,xls Page 14 ASTs at Use Cltang e Hazard. Wasb Current Use ° during Property USTs Anticipated Policy Service AutoSeNice Manufac. (pa", at or USTs Prope rty Size & (prior or On Off Environmental Environmental ASTs Site S~e Size & Recognized Recognized Conditions Conditions Location Properly Period?StationDryCieanlng /Repair Assembly Generat.current)? Content current)? Content (RECs) (RECs) Findings EBI ·1000 Consulting gal None. See Phase I West Oaks I, sir\> used Yes-Prior 1-500 gal. findings reo dated 43455· Shopping No No No Yes-Former K No No Yes·PriorK 1 oil K used oil K None 9/22105. AKT Peerless 43825 West Mart Mart Mart former Survey of Oaks Drive Center Mart Auto- owned owned UST Well Penske Novi, MI 48377 Abandonment Inspection of 8/26/06. d KMart UST 1 remove numerous sub investigations 199 1-2003 showed no adverse impacts. Closed in com MDEQ. Oillw separator not 1998. AKT Peerless recom contents be pu out after samp analyzing con disposal. West Oaks II 43420- Ship Shopping No 43498 West Oaks Drive & Center 27793-27795 Novi Road Novi, MI 48377 No No. No No No No N/A No N/A None None AMEC Earth 1019/2002 . Winchester Center 1116- Sir\> Shopping No No No Center 1336 S. Rochester Road Rochester Hills MI 48307 None. See No No No No N/A No N/A None Findings Eckland Consultants Inc. Phase I of 1/14105. Fou are greater tha 1/4 mile from 2are listed as "closed" by the MDEQ. Land Purchased for Future Development: Gateway Commons (N. Retldential Yes. Sir\> Lakeland FL.- plrcelsof Center Land (36). and No No No No No No N/A Finalizing Listing of all Phase I None None Reports. Assemblage of weant Residential wooded Parcels for land future development for future devetopment URS Phase Gateway Yes. 2Propane I dated Commons (N. RVTraUer Yes. sir\> No No No No No No N/A Current Tanks- None None 12117107. Lakeland FL.-AS1semblage of Land Parcels for Development) P,ri< Cent" size unknown Ha~and Towne Square ( Vacant with Yes. Strip No No No No No No Parcels totaling 13 acres- denslree Center coyereege 1 No~em Parcel identified as Rotondo; 2 Southem Parcel identified as Harris) NE Comer of Hatrland & Highland Rds., Ha~and Township, MI. XIOOOOOOO.xls Page 15 SME Phase I dated None. 1)Oasis Truck 6/27/07. N/A No N/A However see Stop .2 Potential Ha~and migration of c Findings. Township from the south Wastewater southeastform Treatment Stop. Report Plant- reported elevation elevations of sodium and chloride in of sodium groundwater o &chloride in property from Township Wastewater Treatment groundwater Plant Location Hartland Towne Square 2-1aneasphalt Yes, Will No (2.5 Acre Parcel) Hartlan d paved public become part of roadway S~Centar Rd., N. of the Intersection of Hartland & Highland Rds., Hartland Township, MI. USTs at Hazard. Property Manufac. Wast (pas Alisembly General or current)? No No No N/A ASTs at Property (prior or ASTs Size & current)? Content No N/A Hartland Towne Square VacanlLanc! Yes. Will (6.7 Acre become part Parcel·Meyer), of Strj>Center NWC of Clark and Highland Rds., Hartland Township, MI. No No No No No No NIA No N/A Henney Parcel (2.8 Acres), NEC of Hartland and Highland Rds., Hartland Township, MI. On Site Recognized Environmental Conditions (RECs) Potential for lead impact on 1)Oasis Tru hartland Rd. right-of way (leaded gasoline) Prior sawmill operations· placement of fill in vicinity of wood milling operations. 1) Waste Water Treatment For Bullock & Henney Plant Parcel: Parcels: cncentrations concentrations of arsenic, of chloride, iron, iron, manganese and silver manganse &sodium in in soil above Part 201 groundwater associated criteria & concentrations of with adjacent WWTP chloride, iron, manganese operations. and sodium in groundwater: above Part 201 criteria. 2) Bullock Parcel: None 3) Henney Parcel-None; XIOOOOOOO.xls Page 16 ASTs at Location Hartland Towne Square Use Change Anticipated CUlTlntUseo during Policy Service AutoS.rvIc.Manufac. Property Period? Station Dry Cleaning !Repair Assembly Vacant Land Yes. Strip Yes. No No Center USTs at Hazard.Wastt Property (pas General or current)? No Yes-Past. Property USTs Size & (prior or Content current)? 2-6,000 gal gas; 2 - None -Curr ent; NIA ASTsSize& Content (Former Oasis Truck Stop Parcel) 10425 Highland Rd., Hartland Township, MI. Holcomb-Former Vacant land Unknown No No No No No No N/A No N/A Rivemend Baptist Church 2925 Holcomb Rd., Roswell GE. ( across the Former 10,000 gal gas; 3 - Past unknown 12,000 gal diesel fuel; 1-250 gal used oil; 1-2,000 gal used oil; 1-8 gall hydraulic fluid; + l' 550 gal used oil tank discovered 3/30/07;removed 4/6107 sueet from our existing Center) Jax II Land-Parcel A(75 Vacant Y Strip No No No No No No NIA No N/A acres) for Development, WoodedlMd Center Duval County, FL Jax II Land-Parcel B (77 Vacant Yes. Strip No No No No No No N/A No N/A Acres) for Development, Wooded Land Center Duval County, FL On Site Recognized Environmental Conditions (RECs) Former gas station truck stop (LUST); former on-site water ueatment plant. sewage system conncected to maintenance areas of property. Unknown content of backfill material - former sewage lagoon & pond. Off Site Recognized Environmental Conditions (RECs) Findings North adjoining waster SME Phase I dated 212 7/07 (included as Attachment Bto the Baseline Environmental Assessmen). Categroy N Baseline Environmental Assessment dated 4/1 9/0 7. Category 0 Baseline Environmental Assessment dated 4111105-prior owner_ T.anks removed 2128-3/31/05 except for 8-galon hydraulic fluid UST. 1 250-gal used oil UST listed as removed-no documentation_ SME used test pits to determine if this UST was still in -ground and to check whether an additional tank shown on adiagram was still present Prior owner consultant did GPR survey but did not include this area. 3/30/07 SME - discoved additional 550 -gal used oil UST removed 416/0 7, release report filed with MDEQ No Active On-Going Monitoring or Remediation Environmental Services, Inc. Phase I dated 5122108. Per consultant, based on current regulatroy status, distance from property andlor their topograph relation to the property the LRST facilities are not considered RECs. Environmental Services, Inc. Combined Phase I & Phase II dated 5122108. Phase II to determine groundwater flow and to tst groundwater for any contamination relating to Harry's Glass. Groundwater flow determined to be northwest towards our property. However lab results were all below detect levels andlor applicable GCTl. None None URS Phase I dated 1/13/06 No None None. See finding re: Chevron Gas Station (LRST) 300 ft. to south and 5other LRST facilities within a 112 mil radius. None None. See finding re: Harry Glass Company - 2ASTS (1 former heating oil) and stack of 55 gal. drums 250 feet to east of property. - XIOOOOOOO.xls Page 17 ASTs at CUrrent Use 0 Location Property Jax II Land·Parcel C Vacant (approxi. 9.5 acres) Wooded for Land Us. Change Anticipated during Policy Period? Yes. strip No Center USTs at Auto Hazard.Wasto Property Service Service Manufac. (pas1 Dry Station Cleaning fRepair Assembly Generat or current)? No No No No No Property USTs Size & (prior or Content current)? Oakland #1746586     Member Members   Delaware Oakland #1746586 NAME OF COMPANY RAMCO 191 LLC Page 5   RAMCO AUBURN HILLS ACQUISITIONS, INC. L.L.C. Page 7   PLAZA   LLC RGPLP     Page 9   NAME OF COMPANY GENERAL PARTNER/ Page 12   RAMCO HV NAME OF COMPANY LLC Delaware   Managed By Oakland #1746586 NAME OF COMPANY Page 13   Delaware Delaware .Ramco River Citylnc. GENERAL PARTNER/ 5%  MEMBER/SHAREHOLDER NIO Jacksonville LLC 95%    Members Member Page 15   Delaware (#3844488) _ - ._ .Michigan (D2272U) DelawareDelaware RGPLP 100% RGPLP 100% Oakland #1746586 NAME OF COMPANY NAME OF COMPANY GENERAL PARTNER/ MEMBER/SHAREHOLDER  BORROWER RLV BOCA SPC RLV COCOARLV GP CYPRESS RLV CYPRESS POINT  LLCRLV GP COCOA COMMONS LP POINT LP COMMONS LLC LLC Delaware.DelawareDelawareDelaware .Delaware RLV GP Cocoa Commons RLV GP GRATIOT CROSSING LLC 'beiaware Rameo/Lion Venture LP 1Q9%   RLV GRATIOT   CROSSING   LP   SCHEDULE 6.19   SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER RLV HUNTER'S RLV INVESTORS RLV GP HUNTER'S SQUARELLC   SQUARE LLC LP   - . --" RLV GP MARKETPLACE LLC   - Deiaware --   Delaware ---Delaware RLV GP Hunter's Square LLC Delaware 'Delaware -   RLV GP Gratiot Crossing   Rameo/LionVenture LLC LP - 100% ._ --. ,- -"   Rame o/Lion Rameo/Lion Venture Venture LP LP   ------- - --- --   %     100-1OOo/~_. _'.",   "  MEMBER/SHAREHOLDER0.1% "'Ramee/Lion Venture LP   0_1%- "Rameo/Lion Venture Lp - - Managed By Oakland #1746586 NAME OF COMPANY GENERAL PARTNER/ Page 20 RLV MARKETPLACE LP 'Delaware , _, ~LV GP Marketplace LLC_ 0.01% . Ramee/Lion Venture'LP- RLV MARTIN SQUARE LP RLV GP MARTIN SQUARE LLC RLV GP MILLENNIUM PARKLLC Delaware Page 21 RLV GP ORCHARD LLC RLV ORCHARD LP Delaware .[)elaware Deiaware RLV GP Martin Square LLC Ramco/Lion Venture .1% LP LLC SCHEDULE 6.19  SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF  BORROWER RLV MILLENNIUM PARK LP Delaware . ·Delaware RLV GP Millennium   Park Ramco/Lion Venture   - .1% LP Ramco/Lion Venture LP   RLV GP Orchard LLC   - Ramco/Lion Venture 100%LP   100% 99.9% Managed By   Oakland #1746586   NAME OF COMPANY   GENERAL PARTNERI   MEMBERISHAREHOLDER  Ramco/Lion Venture LP   99.9% 100% .1% Ramco/Lion Venture LP 99.9%   Page 22 RLVTROY II LP GENERAL PARTNER/ MEMBER/SHAREHOLDER Rameo/Lion Venture   LP LLC .1% Rameo/Lion Venture 100%LP   99.9%   N/A No N/A On Site Recognized ASTs Size & Environmental Conditio.ns Content (RECs) None Developmen~ Duval County, FL Jax II Land (.43 acres· Pierce) for Development, 15408 Duval Rd. Jacksonville, FL 33218 home __ Vacant MobileYes. s!rip Cenler No N/A No N/A None Northpointe Towne Cente VacanleICOBpt stripeenlaf (65 Acres·MDOT/Jackson Tower -oenlral for FAA Radio 2009·2010 Airport Parcel) Nof 1·94 & western Eof Doney Rd., portion Blackman Township MI. Gravel Rd on No No No No No No N/A No N/A 1) Historical Land Disturbances 1964-1974 • NCentral portion ·near Campbell Drain (cleared trails wilhin wooded areas (Jackson), MI. Taylors Sq. (Former vet clinic across St from Center) 3029 Wade Hampton Blvd., Greenville SC Westem Boundary, Hurd-Marvin Drain-S. Porlion. Campbell Drain N.Portion VacanlVet Yes, strip No No Clinic and land Center in grid pattem). 2) Sediments in storm water basins. No No No No N/A No N/A None --- Off Site Recognized Environmental Conditions (RECs) None. See finding re: Hany Glass Company· 2ASTS (1 former heating oil) and stack of 55 gal. drums. None None None Active On·Going Monitoring or Findings Remediation Environmental Services, Inc. Combined Phase I & Phase II dated 5122108. Phase II to determine groundwater flow and to tst groundwater for any contamination relating to Hany's Glass. Groundwater flow determined to be northwest towards our property. However lab results were all below detect levels andlor applicable GCTL. Environmental Services, Inc. Phase I dated 817108. SME Phase I dated 9120107 No URS Phase I dated 51512004. XIOOOOOOO.xls Page 18 SCHEDULE 6.19 SUBSIDIARIES AND UNCONSOLIDATED AFFILIATES OF THE BORROW 28th STREET NAME OF COMPANY KENTWOOD ASSOCIATES SCHEDULE 6.19 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER AUBURN MILE ASSOCIATION BEACON SQUARE BOCA MISSION LP* CHESTER SPRINGS SC. LLC DEVELOPMENT LLC _- - - .-.---~.-""'-'-'---' Page 1 Michigan non-profit (785- Michigan co-partnership 740) Michigan (B0239Q) Delaware Delaware GENERAL Rameo 450 Venture LLC - -- PARTNER/RGPLP 77.87896% Ramco Auburn Crossroads RGPLP 100% RLV Boca SPC LLC .1% - GP 100% - --- -.-~--.----. .~---' . --"'- SPE __._-_LLC -_. -71% _- .-.- Rameo/Lion Venture LP 99.9 MEMBER/SHAREHOLDER . ~~P Bell Tire 29% Managed By Manager - RGP~P Board of Directors Page SCHEDULE 6.19 2 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES O BORROWER COLLINS POINTE EAST TOWN PlAZA, NAME OF COMPANY HOLDING CROFTON 450 LLC DOUBLE RIVERS, LLC LLC EAST TOWN PlAZA LLC HOLDINGS CORP. GENERAL PARTNER/- --- - MEMBER/SHAREHOLDER Managed By Delaware Delaware .-- Rameo 450 Venture LL Rameo 191 LLC -100% 100% Member North Carolina (#0592878) Cleii;l'ware' E.a.s!.!o~ £~a! RGI- 100% ~ .Ij~I~.ings Corp. .RPTijnvest IILIc·· Delaware .East TownSP.,. L.LC~.100% Oakland #1746586 NAME OF COMPANY SCHEDULE 6.19 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWE JACKSON EAST TOWN SP, LLC ACQUISITIONS LANE AVENUE 450 LLC LINTON DELRAY, LLC DEVELOPMENT LLC MARKET PLAZA 450 LLC Page 3 Delaware Michigan (D0836F) Delaware .Delaware Delaware GENERAL PARTNER/~~m~() -Gershensen, Inc. Ramee 450 Venture LLC- Rameo 450 Venture LLC- Rameo 450 Venture LLC- 100% RGPLP 100% 100% 100% 100% MEMBERISHAREHOLDEB, Page SCHEDULE 6.19 4 SUBSIDIARIES AND UNCONSODLIDATED. AFFILIATES OF BORROWER .- OLENTANGY PLAZA 450 PAULDING HOLDING MERCHANTS 450 LLC NORTH LAKELAND NORTH RIVER CITY LLC LLC OWNERS PROPERTIES, INC. ASSOCIATION, INC. Michigan (#11 1 -25C) Florida nonprofit Delaware Delaware Ramee 450 Venture LLC - Ramco-Gershenson, "" _~amee.River<::ity, Inc. Ramee -_ __ 450 _--"-- 100% ,I,n.g,_ 100% Venture LLC Ramee 191 LLC -100% ._.- Managed By Member Manager SCHEDULE 6.19 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER RAMCO ACQUISITIONS RAMCO 450 VENTURE LLC IV, RAMCO AUBURN CROSSROADS SPE LLC Delaware (#4240693) GENERAL PARTNER/ Ramco HV LLC - 20% MEMBER/SHAREHOLDER . .!::f~Jtrl1an Value Partners Investments LLC - 80% .[)ela-li;iare"(#4255526) Michigan (#842 -283) Ramco HMW LLC -20% RGPLP State of Florida - 80% Delaware (#3764807) RGPLP 100% Michigan (#033-66A) RGPLP90% Rarnco -Gersh~nson, Inc 10%. Managed By Manager Manager Members Board of Directors Oakland #1746586 RAMCO CANTON NAME OF COMPANY LLC SCHEDULE 6.19 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER RAMCO/CORAL RAMCO CARTERS VILLE LLC RAMCO/CORAL CREEK, LLC CREEK MANAGER, LLC RAMCO CO X CREEK LLC Page 6 Delaware Delaware Michigan (#B78 -3 1 E) Michigan (#B78 -30E) Michigan (#B66-862) GENERAL PARTNER/ RGPLP 100% RGPLP 100% RGPLP 99% RGPLP 100% RGPLP _ - MEMBER/SHAREHOLDER Ramco/Coral Cree .- Manager, LLC 1% - " - -' Managed By Oakland #1746586 Managed By Manager Oakland #1746586 NAME OF COMPANY GENERAL • __ •• •••__ •••"0 •• PARTNER/ NAME OF COMPANY GENERAL PARTNER/ Manager Members Members SUBSIDIARIES AND RAMCO CROFTON RAMCO/CROSSROADS RAMCO/CROSSROADS AT ROYAL PAL M MANAGER, LLC RAMCO DEVELOPMENT RAMCO DEARBORN LLC LLC Michigan )#01 1-840) Delaware " "Maryland RGPLP RGPLP 99% Rarnco!grossr.0~dsat Royal Palm Manager, LLC 1% SCHEDULE 6.19 UNCONSODLIDATED AFFILIATES OF BORROWE Michigan (#B43 -96E) -Michigan (#834 -53F') Michigan (#B:36~91P) Maryland Michigan (#B43 -97E) MEMBER/SHAREHOLDER Ramco-Gershenson, Inc. 100%. RGPLP 100% ROYAL PALM, LLC AT Managed By Manager ~anager_ Members Members Oakland #1746586 SCHEDULE 6.19 Page 8 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER RAMCO RAMCO DUVAL TRS NAME OF COMPANY DEVELOPMENT RAMCO DISPOSITION LLC LLC RAMCO FAIRLANE LLC RAMCO GAINES LLC Iii LLC Delaware Michigan (#4051 U) Delaware Michigan (#B34-52F) Michigan (#B6466E) GENERAL PARTNER/ RGPLP 100% MEMBER/SHAREHOLDER Managed By Oakland #1746586 RAMCO GATEWAY NAME OF COMPANY LLC SCHEDULE 6.19 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER RAMCO- RAMCO HARTLAND RAMCO-GERSHENSON, INC. RAMCO-GERSHENSON GERSHENSON LLC PROPERTIES, L.P. PROPERTIES TRUST Delaware Ramco Jacksonville RGPLP 100% Acquisitions, Inc. 100% RGPLP -100% .R:am£o.be~~E~;;:~LC.0% - M~r1~flElr Manager RGPLP -100% Manager - RGPLP Delaware GENERAL PARTNER/ RGPLP -100% RGPLP 100% RGPT 85.35% See Stock Ledger RGPLP 100% MEMBER/SHAREHOLDER Managed By Oakland #1746586 SCHEDULE 6.19 SUBSIDIARIES AND UNCONSODLIDATED. AFFILIATES OF BORROWER Page 10 RAMCO HARTLAND RAMCO HHF KISSIMMEE LLC RAMCO HHF KL RAMCO HHF LAKELAND RAMCO HHF NORA NAME OF COMPANY TRS, LLC LLC PLAZA INC: LLC Michigan (00785J) Delaware Delaware Delaware Delaware Rameo HHF KL LLC GENERAL PARTNER/ RGPLP 100% 100% RGPLP 7% Rameo HHF KL LLC 100% Rameo HHF NP LLC 100% HHF Rameo KL Investor LLC MEMBER/SHAREHOLDER 93% Managed By Manager - RGPLP Oakland #1746586 SCHEDULE 6.19 Page 11 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER RAMCO HHF NP RAMCO HOOVER LLC RAMCO HIGHLAND RAMCO HIGHLAND SC LLC ELEVEN RAMCO HMW LLC DISPOSITION LLC LLC (flk/a Hoover Eleven Center AcquisitionLLC) Delaware Delaware Delaware Michigan (#B5883M) Delaware (#4255520) RGPLP 7% Ramco Hartland LLC 20% RGPLP 20% RGPLP 100% RGPLP 100% _Hartland Realty Partners LLC 80% Hartlan.d~E:l~It)tF',~rtners LLC MEMBER/SHAREHOLDER HHF Ramco NP 80% Investor, LLC 93% Managed By Manager - RGPLP Manager - Rameo Hartland LLC Manager - RGPLP Member SCHEDULE 6.19 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER RAMCO RAMCO JACKSONVILLE RAMCO JACKSON TRS, INC. JACKSONVILLE LLC RAMCO JACKSONVILLE II ACQUISITIONS, INC. LLC Michigan (00298M) Michigan (#293-160) "[)eiaware Delaware GENERAL PARTNER/ RGPLP 100% RGPLP 100% RGPLP 100% RGPLP 100% RGPLP 100% MEMBER/SHAREHOLDER Manager Manager SCHEDULE 6.19 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER RAMCO JW RAMCO JACKSONVILLE LLC RAMCO LAKESHORE LLC RAMCO LAKESHORE RAMCO LANTANA LLC NORTH INDUSTRIAL LLC MANAGER, INC. 'Oeh:iware Michigan (#042-40D) 'Michigan (B6544J) RGPLP 100% RGPLP 99% RGPLP 100% RGPLP99% .Ramco~a~es_~ore_Ma_na~er, Inc. Ra <:9 .Lantana Manager LLC ,1 1% % lll Board of Managed By Directors Manager Manager Oakland #174658 RAMCO NAME OF COMPANY LANTANA MANAGER LLC SUBSIDIARIES AND SCHEDULE 6.19 Michigan (B6545J) Delaware GENERAL PARTNER/ RGPLP 100% RGPLP 100% MEMBER/SHAREHOLDER UNCONSODLIDATED AFFILIATES OF BORROWER RAMCO MADISON RAMCO/L10N VENTURE LP CENTER LLC Page 14 RAMCO LION LLC RAMCO PEAC HTREE HILL LLC Delaware Michigan (B89442) Delaware GP: Ramco Lion LLC - _1 % RGPLP 100% Rameo 450 Venture LLC-100% CLPF-Ramco GP. LLC - .1% Lp:- .-.--- RGPLP - 29.9% -C[.PF-Ramco. L.P. -69_9% SUBSIDIARIES RAMCO PROMENADE RAMCO LLC PROPERTY ACQUISITIONS LLC Ramco Lion LLC Members SCHEDULE 6.19 AND UNCONSODLIDATED AFFILIATES OF BORROWER RAMCO RM RAMCO RIVER CITY, RAMCO RM HARTLAND SC HARTLAND INC. LLC DISPOSITION LLC Michigan (#283 -840) .R.amco Hig!lla.nd SC LLC;-100% Rameo HartlandLL<:;_~10~° t'o RGPLP 100% •• " _._ ••••h Ma'! "' -9.ed By --------- SCHEDULE 6.19 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER Page 16 RAMCO RAMCO ROSE VILLE PLAZA RAMCO RAMCO TAYLORS NAME OF COMPANY ROCHESTER/BB ROS WELL LLC RAMCO/SHENANDOAHRAMCO/SHENANDOAH SQ. LLC MANAGING MEMBER LLC LLC LLC LLC Michigan Michigan (#B57- (#D1 154U) 395) ·MidiTgan (#B7092X) Delaware Delaware Michigan (# B6167N) GENERAL PARTNER/ RGPLP 100% ~~mco -Gershenson •.1nco Rameo/Shenandoah RGPLP 100% RGPLP 100% ~anagJn~ fI,1E!m_b.e! MEMBER/SHAREHOLDER 100%LLC-40% To~n Re~lty_C:o • _LL_C- :60% Managed By Shelf company Members Member Manager SCHEDULE 6.19 Page 17 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER RAMCO WEST OAKS I LLC RAMCOIWEST RAMCOIWOII - RAMCO RAMCO VIRGINIA RAMCOI WEST ACRES OAKS II - SM WOODSTOCK SPRING MEADOWS, MANAGER, PROPERTIES, L.L.C. LLC LLC LLC LLC Michigan (# B2d~54Gf --·-"tiilicfiigan(#B20 - Michigan (# B36 -508) . Deiaware Delaware 55G) .Delaware -- PARTNER! -_. - GENERAL -_.- _.RGPLP 100% RGPLP 40% RGPLP ·100% RGPLP - 99% RGPLP 100% RGPLP 100% ' - - WestAcres Realty LLC MEMBER!SI-i}\F{~HOLDER 60% . RamcolW<:>II~SMfv1 c:\1J~9.~ r," --.---'--.--.- - LLC, Its Manager ~.l"/O_ Managed By Manager Manager Manager Manager Oakland #1746586 SCHEDULE 6.19 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER Page 18 NAME OF COMPANY RETAIL MAINTENANCE RG CREVASSE LLC RG LAKELAND RG LAKELAND TIKI LLC RG NAPLES LLC RG NLP LLC SERVICES LLC PROPERTIES LLC . - Deiaware - -- . Florida ··De·laware Delaware Michigan (# B19~28FT .Florida GENERAL PARTNERI Ramc()~Gers.henson, Inc. RGPLP 100% RGPLP 100% RGPLP 100% RGPLP 100% .North Lakeland P~() f>~rties__ MEMBERISHAREHOLDER. --- - - - "-."-.'- - _._ ~nc. 100% .- - - Managed By Oakland #1746586 Member Member Managers SCHEDULE 6.19 Page 19 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF Rameo/Lion Rameo/Lion Venture Rameo/Lion Venture .RL\I GP Cypress Point Venture LP LP LLC LP LLC 100% 100% 0.1% 100%_.QJoi Rameo/Lion Venture LP Rameo/Lion Venture LP -". " 99.9% 99.9% 99.9% 99,9% 99.9% Managed By Member Member Member Oakland #1746586 NAME OF COMPANY SCHEDULE 6.19 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER RLV GP ORIOLE RLV ORIOLE PLAZA RLV TREASURE PLAZA LP RLV GP TREASURE COAST RLV GP TROY II LLC LLC COAST LLC LP Delaware Rameo/Lion Venture LP 100% Delaware .Delaware RLV GP Oriole Plaza LLC .1% Rameo/Lion Venture LP 99.9% .Delaware RLV GP Treasure Coast Delaware Rameo/Lion Venture LP 100% Delaware RLV GP Troy II LLC .1% Rameo/Lion Venture LP 99.9% Managed By Oakland #1746586 NAME OF COMPANY GENERAL PARTNER/ MEMBER/SHAREHOLDER Managed By Oakland #1746586 NAME OF COMPANY GENERAL PARTNER/ MEMBER/SHAREHOLDER Member RLV GP TROY OUTLOT LLC Delaware Rameo/Lion Venture LP 100% Member Member SCHEDULE 6.19 Page 24 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER RLV GP VISTA RLV VISTA PLAZA RLV GP WEST RLV WEST BROWARD RLV GP PLAZA LLC LP BRO WARD LP WINCHESTER RLV WINCHESTER LLC CENTER LLC CENTER LP SCHEDULE 6.19 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER RLV TROY OUTLOT LP RLVGPTROY RLVTROY MARKETPLACE LLC MARKETPLACE LP ·Oeiaware Rameo/Lion Venture LP 100.00% Delaware Delaware Delaware RLV GP Troy Outlot RLV GP Troy LLC Marketplace Member RLV GP VILLAGE PLAZA  LLC    MemberMember Delaware    Rameo/Lion Venture LP    Delaware Delaware Delaware Delaware RLV GP West Broward LLC RLV GP Vista Plaza Rameo/Lion VentureRameo/Lion Venture    LLCLP .1%LP Delaware RLV GP Winchester Center   LLC .1% ". - Rameo/Lion Venture   100.00% .1% 100.00%Rameo/Lion Venture LP 100.00% LP Rameo/Lion Venture LP 99.9% 99.9% 99.9% Page 26   >-- Rameo/Lion Venture .1% LP LLC .1% Rameo/Lion Venture Rameo/Lion Venture LP 100% LP 99.9% 99.9% Page 23 RLV VILLAGE PLAZA LP .Delaware· .RLV GP \lillage Plaza .1% Rameo/Lion Venture LP 99.9% Managed By Member Member Manager Oakland #1746586 SCHEDULE 6.19 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER NAME OF COMPANY ROLLING MEADOWS 450 ROSSFORD RPT/INVEST L.L.C. RPT/INVEST II, LLC S-12 Associates LLC DEVELOPMENT LLC Michigan co- Page 25 SIGNAL HILL, L.L.C Defaware .Delaware Delaware Delaware partnership North carolina 0590612 GENERAL PARTNER/ Ramco 450 Venture LLC RGPLP 100% RGPLP 100% RGPLP 100% RGPLP 50% RG1100% - .- -- -- ,- MEMBER/SHAREHOLDER-1 OO.OO% _~__ ~anaged By Member Oakland #1746586 NAME OF COMPANY GENERAL PARTNER/ MEMBER/SHAREHOLD ER-_.---' Manage rManager Manag er SCHEDULE 6. 19 SUBSIDIARIES AND UNCONSODLIDATED AFFILIATES OF BORROWER STONEGATE ACQUISITION UPPER ARLINGTON 450 LLC LLC (Michlgan#B4580A) Delaware ,,_a_m~o -Gershenson, Inc, Ramco 450 Venture LLC- 100% ._. - ". . - Managed By Oakland #1746586 SCHEDULE 6.21 MANAGEMENT AGREEMENTS; OPTION 1. Management Services and Reimbursement Agreement dated May 10, 1996 between Ramco-Gershenson, Inc. and Ramco -Gershenson Properties, L.P. 2. The following options / rights of first refusal: A. Wal -Mart at Roseville Towne Center has a right of first refusal. B. Wendy's at the Auburn Mile has an option to acquire its parcel as of 111111. C. Ruby Tuesday at Taylors Square has an option to purchase its parcel at the expiration of the 1 ot~ Lease Year. SCHEDULE 6.29 PROPERTY OF GUARANTOR The assets of the Guarantor, Ramco -Gershenson Properties Trust are comprised solely of the following: Attachable Assets Cash and Short -term Investments in an amount in excess of$500,000.00. Accounts receivable, including Distributions received from Ramco -Gershenson Properties, L.P. that have not been distributed to the shareholders ofthe Trust as permitted by this Agreement. Rights and claims (including amounts paid under) the Tax Indemnity Agreement. Investments in Ramco -Gershenson Properties, L.P. All Net Offering Proceeds that have not been contributed to Ramco -Gershenson Properties, L.P. Other Permitted Assets Prepaid expenses, including capitalized legal fees Cash and Short -term Investments in an amount not to exceed $500,000.00. Investments in the following subsidiaries: Ramco SPC, Inc. (Related to Ramco Properties Associates Limited Partnership) Ramco SPC II, Inc. (Related to Ramco Virginia Properties LLC (Aquia)) SCHEDULE 6.29 - PAGE 1 ATLANTA:5 136495. I I SCHEDULE 6.31 INITIAL MORTGAGED PROPERTIES Ramco-Gershenshon Properties Trust Appraisals Received as of November 2, 2009 Property 1 Rameo Office Max Center 2 Rameo Troy Towne Center 3 Rameo Edgewood Towne Center 4 Rameo Clinton Valley Mall 5 Rameo Jackson Crossing 6 Rameo Tel-Twelve 7 Rameo Clinton Valley Strip 8 Rameo Fraser Shopping Center 9 Rameo Rossford Pointe 10 Rameo Roseville Towne Center 11 Rameo Oak Brook Square 12 Rameo Holcomb Center 13 Ramco Taylors Square 14 Rameo Conyers Crossing 15 Rameo Promenade at Pleasant Hill - Arby's 16 Rameo Lake Orion 17 Rameo Naples Towne Center 18 Rameo Clinton Pointe 19 Rameo Horizon Village* 20 Rameo Village Lakes 21 Ramco Eastridge 22 Rameo Northwest Crossing I & II 23 Rameo Spring Meadows Place 24 Rameo Mays Crossing 25 Rameo Auburn Mile - Wendy's 26 Rameo Southfield Plaza 27 Rameo Livonia Plaza 28 Rameo Fairlane Meadows 29 Rameo Shoppes at Fairlane Meadows 30 Rameo Pelican Plaza Address West Alexis West Main St and 1-75 E. Edgewood Blvd and American SW Corner of Hall Rd (M-59) an Interstate 94 and US-127 Telegraph Rd and 12 Mile Rd M-59 (Hall Rd) and Schoenherr Groesbeck Hwy, 13 Mile Rd and US Hwy 20 and Crossroads Pkwy 12 Mile Rd and Gratiot Ave 3192 S Linden Rd Holcomb Bridge Rd and Nesbitt Wade Blvd Highway 138 and Interstate 20 Pleasant Hill Rd and Club Dr Lapeer Rd and Clarkston Rd Palm Drive and Tamiami Trail E Gratiot Ave and Quinn Rd Horizon Dr and Lawrenceville R 21S29 Village Lakes Shopping Center Dr Lapeer Rd and S. Center Rd Clinton Highway Spring Meadows Dr Highway 138 and US-23j42 Brown Rd and Baldwin 29844 Southfield Road Merriman Rd and Five Mile Rd Ford Rd and Mercury Dr Ford Rd and Mercury Dr Highway 41 and Tamiami Trail Qrl State TOLEDO OH TROY OH LANSING MI STERLING HEIGHTS MI JACKSON MI SOUTHFIELD MI STERLING HEIGHTS MI FRASER MI ROSSFORD OH ROSE VILLE MI FLINT MI Roswell GA TAYLORS SC Conyers GA LAWRENCEVILLE GA LAKE ORION MI Naples FL CLINTON TOWNSHIP MI SUWANEE GA LAND 0 LAKES FL FLINT MI KNOXVILLE TN HOLLAND OH STOCKBRIDGE GA AUBURN HILLS MI SOUTHFIELD MI LIVONIA MI DEARBORN MI DEARBORN MI Sarasota FL SCHEDULE 7.23 REMEDIATION Troy Towne Center. According to an environmental report, a dry cleaner has operated within the subject property tenant suite between the current GameStop and Ludlow Wireless, at the address 1845 ·West Main Street, from approximately 1992 to the present. According to past environmental reports, tetrachloroethene ("PCE") was used historically in the dry cleaning operations at the Mortgaged Property. A Phase II environmental site investigation revealed the presence of PCE at levels up to 757 mg/kg in soil. Borrower (itself, or by overseeing the efforts of another party that has assumed responsibility) will diligently pursue regulatory closure with the appropriate governmental authorities regarding the dry cleaner solvent release from the dry cleaner on the Mortgaged Property. The sum of $250,000.00 is withheld as the Remediation Reserve for this Mortgaged Property until Borrower provides Agent either: (i) a no further action letter from a certified professional under the Ohio voluntary cleanup program confirming that no further investigation, removal, or other response action is required with regard to the dry cleaner solvent release; or (ii) written confirmation reasonably acceptable to Agent from the Environmental Insurer acknowledging coverage under the Environmental Insurance Policy, less a deductible of $50,000.00, for the dry cleaner solvent release. Agent may reduce such withheld amount if, upon review of further information provided by Borrower, Agent determines that the total costs, expenses, and other liabilities arising from the release or presence of dry cleaner solvent total less than $250,000.00. SCHEDULE 7.23- PAGE 1 ATLANTA:5136495.II SCHEDULE 8.10 EXISTING DEVELOPMENT PROJECT 1. Northpointe Town Center, Jackson, Mississippi 2. Hartland Towne Square, Hartland Township, Michigan 3. The Town Center at Aquia, Stafford, Virginia 4. Gateway Commons, Lakeland, Florida 5. Parkway Shops, Jacksonville, Florida